EXHIBIT 99.3

No securities tendered to the Offer (as defined below) will be taken up until (a) more than 50% of the outstanding securities of the class sought (excluding those securities beneficially owned, or over which control or direction is exercised by the Offeror (as defined below) or any person acting jointly or in concert with the Offeror) have been tendered to the Offer, (b) the minimum deposit period required under applicable securities laws has elapsed, and (c) any and all other conditions of the Offer have been complied with or waived, as applicable. If these criteria are met, the Offeror will take up securities deposited under the Offer in accordance with applicable securities laws and extend its Offer for an additional minimum period of 10 days to allow for further deposits of securities.

The Offer has not been approved by any securities regulatory authority nor has any securities regulatory authority expressed an opinion about the fairness or merits of the Offer, the securities offered pursuant to the Offer or the adequacy of the information contained in this document. Any representation to the contrary is an offence. Shareholders in the United States should read the “Notice to Shareholders in the United States” on page (v) (continuation of the cover page) of this Offer and Circular (as defined herein).

This document is important and requires your immediate attention. If you are in doubt as to how to deal with it, you should consult your investment dealer, broker, lawyer or other professional advisor. Please see “Frequently Asked Questions” on page 3 of this Offer and Circular. If you have questions, please contact Laurel Hill Advisory Group, the information agent in connection with the Offer, by telephone at 1-877-452-7184, (1-416-304-0211 for collect calls outside North America), or by email at assistance@laurelhill.com.

These securityholder materials are being sent to both registered and non-registered owners of the securities. If you are a non-registered owner, and these materials have been sent directly to you, your name and address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf.

August 28, 2025

CANEX METALS INC.

OFFER TO PURCHASE

all of the issued and outstanding common shares of

GOLD BASIN RESOURCES CORPORATION

on the basis of 0.592 of a common share of CANEX Metals Inc.
for each common share of Gold Basin Resources Corporation

CANEX Metals Inc. (the “Offeror” or “CANEX”) hereby offers (the “Offer”) to purchase, upon the terms and subject to the conditions described herein, all of the issued and outstanding common shares (the “Shares”) in the capital of Gold Basin Resources Corporation (the “Company” or “Gold Basin”), including any Shares that may become issued and outstanding after the date of the Offer but prior to the Expiry Time (as defined herein).

THE OFFER IS OPEN FOR ACCEPTANCE FROM
THE DATE HEREOF UNTIL 5:00 P.M. (TORONTO TIME) ON DECEMBER 12, 2025 UNLESS THE OFFER IS EXTENDED, ACCELERATED OR WITHDRAWN BY THE OFFEROR.

Upon acceptance of the Offer, each holder of Shares (a “Shareholder”) whose Shares are taken up and paid for by the Offeror will be entitled to receive, in respect of all of his, her or its Shares, 0.592 of a common share in the capital of the Offeror (each whole share, an “Offeror Common Share” and, collectively, the “Offeror Common Shares”) per Share.

Prior to a temporary halt in trading ordered by the Canadian Investment Regulatory Organization (“CIRO”) on May 7, 2025 (the “Halt”), the Shares traded on the TSX Venture Exchange (the “TSXV”) under the symbol “GXX”. The Shares also are quoted on the OTC Pink Current Market (the “OTC Market”) under the symbol “GXXFF”. The Offeror Common Shares trade on the TSXV under the symbol “CANX” and are quoted on the OTC Market under the symbol “NOMNF”. The TSXV has conditionally approved the listing of the Offeror Common Shares offered to Shareholders pursuant to the Offer on the TSXV. Listing of the Offeror Common Shares offered hereunder will be subject to the Offeror fulfilling all of the applicable listing requirements of the TSXV.

The Offer is subject to certain conditions described herein being satisfied or, where permitted, waived at or prior to 5:00 p.m. (Toronto Time) on December 12, 2025 (the “Expiry Time”) or such earlier or later time during which Shares may be deposited under the Offer, excluding the mandatory 10-day extension period or any extension(s) thereafter, including, among other things, that: (a) there shall have been validly deposited under the Offer and not withdrawn that number of Shares that represent more than 50% of the outstanding Shares, excluding any Shares beneficially owned, or over which control or direction is exercised, by the Offeror or by any person acting jointly or in concert with the Offeror (the “Statutory Minimum Condition”); (b) the Partial Revocation Order (as defined herein) shall remain in force and effect or the Offeror shall have determined, in its reasonable judgment, that the Cease Trade Order (as defined herein) has been revoked, in whole or in part, on terms and conditions which do not cease trade, enjoin, prohibit or impose material limitations or conditions on or make materially more costly the making of the Offer, the purchase by or the sale to the Offeror of the Shares under the Offer, the issuance and delivery of the Offeror Shares for Shares taken up and paid for by the Offeror, the right of the Offeror to own or exercise full rights of ownership over the Shares, or the consummation of any Compulsory Acquisition or Subsequent Acquisition Transaction (the “CTO Revocation Condition”); (c) not less than 66⅔% of the outstanding Shares, on a fully diluted basis, having been validly deposited under the Offer and not withdrawn at the Expiry Time of the Offer; (d) the Offeror shall have determined, in its reasonable judgment, that the Helix Farm-In Agreement (as defined herein) has been terminated; (e) the Offeror shall have determined, in its reasonable judgment, that the proceeds of the Charrua Capital Loan (as defined herein) have been used as publicly disclosed by the Company prior to the date of the Offer, and that the Charrua Capital Loan is on an arm’s-length basis; (f) the Offeror shall have determined, in its reasonable judgment, that there does not exist and there shall not have occurred or been publicly disclosed since October 1, 2024, a Material Adverse Effect (as defined herein); (g) each of the Regulatory Approvals (as defined herein) that the Offeror considers necessary or desirable in connection with the Offer shall have been obtained and each such approval shall be in full force and effect; and (h) other customary conditions, each as more particularly described herein. The Statutory Minimum Condition and the CTO Revocation Condition cannot be waived by the Offeror. See Section 4 of the Offer, “Conditions of the Offer” and a detailed summary of the Regulatory Approvals can be found in Section 16 of the Circular, “Regulatory Matters”.

The Offeror entered into Lock-Up Agreements (as defined herein) in August 2025 with the Supporting Shareholders (as defined herein), who own, collectively, approximately 18% of the outstanding Shares. Pursuant to the Lock-Up Agreements, the Supporting Shareholders have agreed, among other things, to deposit their Shares, including Shares acquired upon exercise of Convertible Securities, under the Offer and, subject to certain limited exceptions, not to withdraw such Shares. See Section 15 of the Circular, “Arrangements, Agreements or Understandings – Lock-Up Agreements”.

Subject to applicable Laws (as defined herein), the Offeror reserves the right to withdraw or extend the Offer and to not take up and pay for any Shares deposited under the Offer unless each of the conditions of the Offer is satisfied or, where permitted, waived by the Offeror at or prior to the Expiry Time. Notwithstanding the foregoing, in no case will the Offeror waive the Statutory Minimum Condition or the CTO Revocation Condition.

Registered Shareholders (meaning Shareholders that have a physical share certificate representing their Shares or a Direct Registration System statement (a “DRS Advice”) or a similar document evidencing the electronic registration of ownership of their Shares) who wish to accept the Offer must properly complete and execute the accompanying Letter of Transmittal (as defined herein) (printed on YELLOW paper) and tender it, together with, if applicable, the certificate(s) representing their Shares, with the depositary for the Offer, Computershare Investor Services Inc. (the “Depositary”), at its office in Toronto, Ontario in accordance with the instructions in the Letter of Transmittal. Alternatively, Shareholders may accept the Offer by following the procedures for: (i) guaranteed delivery set out in Section 3 of the Offer, “Manner of Acceptance – Procedure for Guaranteed Delivery”, using the accompanying Notice of Guaranteed Delivery (as defined herein) (printed on BLUE paper), or a manually executed facsimile thereof; or (ii) book-entry transfer of Shares set out in Section 3 of the Offer, “Manner of Acceptance – Acceptance by Book-Entry Transfer”.

(ii)

Registered Shareholders will not be required to pay any fee or commission if they accept the Offer by tendering their Shares directly with the Depositary. A broker, nominee or other intermediary through whom a Shareholder holds Shares may charge a fee to tender any such Shares on behalf of such Shareholder. Shareholders should consult such broker, nominee or other intermediary to determine whether any charges will apply.

Non-registered Shareholders whose Shares are held on their behalf, or for their account, by a broker, investment dealer, bank, trust company or other intermediary, should contact such intermediary directly if they wish to accept the Offer. Intermediaries may establish tendering cut-off times that are up to 48 hours prior to the Expiry Time. As a result, non-registered Shareholders wishing to tender their Shares should promptly and carefully follow the instructions provided to them by their broker, investment dealer, bank, trust company or other intermediary.

Questions and requests for assistance may be directed to Laurel Hill Advisory Group (“Laurel Hill”), the information agent in connection with the Offer (the “Information Agent”). Shareholders may contact Laurel Hill by telephone at 1-877-452-7184, (1-416-304-0211 for collect calls outside North America), or by email at assistance@laurelhill.com.

Additional copies of this document, the Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained without charge on request from the Information Agent in the manner specified on the back page of this document or by using the contact information of any additional dealer managers which may be provided subsequent to the date of this Offer and Circular, and are available on SEDAR+ at www.sedarplus.com, and on the Offeror’s website at www.canexmetals.ca. Website addresses are provided for informational purposes only and no information contained on, or accessible from, such websites are incorporated by reference herein unless expressly incorporated by reference.

The purpose of the Offer is to enable the Offeror to acquire all of the outstanding Shares. Depending on the number of Shares the Offeror acquires under the Offer, the Offeror intends to acquire any Shares not tendered to the Offer pursuant to a Subsequent Acquisition Transaction (as defined herein) or, if a sufficient number of Shares are tendered to the Offer, a Compulsory Acquisition (as defined herein). See Section 17 of the Circular, “Acquisition of Shares Not Deposited Under the Offer”.

An investment in the Offeror Common Shares offered pursuant to the Offer involves certain risks. For a discussion of risk factors you should consider in evaluating the Offer, see Section 22 of the Circular, “Risk Factors”.

On May 6, 2025, the regulator of the British Columbia Securities Commission (the “Commission”) issued a cease trade order (the “Cease Trade Order”) against the Shares in response to Gold Basin’s failure to file its annual audited financial statements and annual management’s discussion and analysis for the period ended December 31, 2024 and its certifications of annual filings for the year ended December 31, 2024. On August 18, 2025, the Commission issued an order to the Offeror (the “Partial Revocation Order”) partially revoking the Cease Trade Order in respect of the Offer and certain related transactions. The Partial Revocation Order will expire on January 31, 2026; provided, however, that if more than 50% of the outstanding Shares have been deposited under the Offer and taken up and paid for by the Offeror on or prior to January 31, 2026, the Partial Revocation Order will expire on April 30, 2026 in respect of a Compulsory Acquisition or a Subsequent Acquisition Transaction to facilitate the acquisition by the Offeror of 100% of the issued and outstanding Shares. See Section 25 of the Circular, “Cease Trade Order and Partial Revocation Order”. The Partial Revocation Order was issued solely to allow the Offeror to proceed with the Offer and the securities of Gold Basin will remain subject to the Cease Trade Order until a full revocation order is granted. See Appendix D to the Circular for a copy of the Partial Revocation Order.

(iii)

Securities legislation in certain provinces and territories of Canada provides Shareholders with one or more rights of rescission, price revision or to damages, if there is a misrepresentation in a circular or a notice that is required to be delivered to those Shareholders. See Section 25 of the Circular, “Offerees’ Statutory Rights”.

No Person has been authorized to give any information or make any representation other than those contained in this document, and, if given or made, that information or representation must not be relied upon as having been authorized by the Offeror.

This document does not constitute an offer or a solicitation to any Person in any jurisdiction in which such offer or solicitation is unlawful. The Offer is not being made to, nor will tenders be accepted from or on behalf of, Shareholders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the Laws of such jurisdiction. However, the Offeror may, in its sole discretion, take such action as it may deem necessary to extend the Offer to Shareholders in any such jurisdiction.

Capitalized terms used and not otherwise defined herein shall have the respective meanings given thereto in the Glossary of the accompanying Offer and Circular unless the context otherwise requires.

The registered and head office of the Offeror is located at Suite 1620, 734 – 7th Avenue SW, Calgary, Alberta T2P 3P8, Canada.

THE INFORMATION AGENT FOR THE OFFER IS:

NORTH AMERICAN TOLL FREE: 1-877-452-7184
OUTSIDE NORTH AMERICA: +1 416-304-0211
EMAIL: assistance@laurelhill.com

(iv)

NOTICE TO SHAREHOLDERS IN THE UNITED STATES AND OTHER SHAREHOLDERS OUTSIDE CANADA

The Offer is being made for the securities of a Canadian company that does not have securities registered under section 12 of the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”). Accordingly, the Offer is not subject to section 14(d) of the U.S. Exchange Act or Regulation 14D thereunder. In reliance on the cross-border exemption provided by rule 14d-1(c) (the “Tier 1 Exemption”), the Offer is exempt from Rules 14e-1 and 14e-2 of Regulation 14E. The Offer is made in the United States with respect to securities of a “foreign private issuer”, as such term is defined in Rule 3b-4 under the U.S. Exchange Act, in accordance with Canadian corporate and Securities Laws requirements. Shareholders in the United States should be aware that such requirements are different from those of the United States applicable to tender offers under the U.S. Exchange Act and the rules and regulations promulgated thereunder.

Because the consideration consists solely of Offeror Common Shares and, to the Offeror’s knowledge, U.S. holders hold 10% or less of the outstanding Shares, the Offer is being made in reliance on Rule 802 under the United States Securities Act of 1933. The Offeror has furnished, or will furnish, this Offer and Circular (and any amendments or supplements) to the SEC on Form CB and has filed, or will file, a Form F-X appointing an agent for service of process in the United States. This Offer and Circular is being provided to U.S. holders in English on a comparable basis to Canadian holders. If dissemination is by publication in Canada, the Offeror will concurrently publish in the United States in a manner reasonably calculated to inform U.S. holders.

The Offer is being made for the securities of a Canadian company by a Canadian company. The Offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in this document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies. It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the Offeror and the Company are located in a foreign country, and some or all of their officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel the Offeror or the Company and their affiliates to subject themselves to a U.S. court’s judgment. You should be aware that the Offeror may purchase securities otherwise than under the Offer, such as in open market or privately negotiated purchases, in accordance with applicable law.

In accordance with Canadian law and in reliance on Rule 14e-5(b)(10) under the U.S. Exchange Act, the Offeror and its affiliates may, from time to time during the pendency of the Offer, purchase or arrange to purchase Shares (or related securities) outside the Offer, provided that no such purchases will be made in the United States or by use of U.S. jurisdictional means. Any information about such purchases that is made public in Canada will also be made publicly available in the United States on a comparable basis, including by press release and by furnishing a Form CB to the SEC.

Shareholders in the United States should be aware that the disposition of their Shares (or the exercise, exchange or redemption of the Convertible Securities) and the acquisition of Offeror Common Shares by them as described herein may have tax consequences both in the United States and in Canada. Such consequences for Shareholders who are resident in, or citizens of, the United States may not be described fully herein and such Shareholders are encouraged to consult their tax advisors. See Section 18 of the Circular, “Certain Canadian Federal Income Tax Considerations”, and Section 19 of the Circular, “Certain United States Federal Income Tax Considerations”.

The enforcement by Shareholders of civil liabilities under U.S. federal securities Laws may be affected adversely by the fact that each of the Offeror and the Company is incorporated under the Laws of Canada, that some or all of their respective officers and directors may be residents of a foreign country, that some or all of the experts named herein may be residents of a foreign country and that all or a substantial portion of the assets of the Offeror and the Company and said Persons may be located outside the United States.

(v)

THE OFFEROR COMMON SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY U.S. STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY U.S. STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE OFFER AND CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Shareholders should be aware that, during the period of the Offer, the Offeror or its affiliates, directly or indirectly, may bid for or make purchases of Offeror Common Shares or Shares, or certain related securities, as permitted by applicable Laws or regulations of the United States, Canada or its provinces or territories.

NOTICE TO HOLDERS OF CONVERTIBLE SECURITIES

The Offer is being made only for Shares and is not being made for any Convertible Securities (including Options (as defined herein)) or other rights to acquire Shares. Holders of Convertible Securities who wish to accept the Offer with respect to the underlying Shares should, to the extent permitted by the terms of the Convertible Securities, applicable Laws and the Cease Trade Order, exercise the rights under such Convertible Securities to acquire Shares and tender the underlying Shares in accordance with the terms of the Offer. Any such exercise must be completed sufficiently in advance of the Expiry Time to ensure that Shares will be available for tender at or prior to the Expiry Time or in sufficient time to comply with the procedures described in Section 3 of the Offer, “Manner of Acceptance”, and Section 6 of the Circular, “Treatment of Convertible Securities”. The Partial Revocation Order does not provide for the acquisition of Shares upon the exercise of conversion rights under Convertible Securities.

The tax consequences to holders of Convertible Securities of exercising, exchanging or converting such securities are not described in either Section 18 of the Circular, “Certain Canadian Federal Income Tax Considerations” or in Section 19 of the Circular, “Certain United States Federal Income Tax Considerations”. Holders of Convertible Securities should consult their tax advisors for advice with respect to potential income tax consequences to them in connection with the decision as to whether to exercise, exchange or convert their Convertible Securities.

REPORTING CURRENCY

All references to “$” or “C$” mean Canadian dollars.

INFORMATION CONTAINED IN THE OFFER AND CIRCULAR

Certain information contained in this document has been taken from or is based on documents that are expressly referred to in this document. All summaries of, and references to, documents that are specified in this document as having been filed, or that are contained in documents specified as having been filed, on SEDAR+, are qualified in their entirety by reference to the complete text of those documents as filed, or as contained in documents filed, under the Offeror’s profile at www.sedarplus.com and on the Offeror’s website at www.canexmetals.ca. Shareholders are urged to read carefully the full text of those documents, which may also be obtained on request without charge from the Corporate Secretary of the Offeror at Suite 1620, 734 – 7th Avenue SW, Calgary, Alberta T2P 3P8, Canada.

This document does not generally address the income tax consequences of the Offer to Shareholders in any jurisdiction outside Canada or the United States. Shareholders in a jurisdiction outside Canada or the United States should be aware that the disposition of the Shares may have tax consequences which may not be described herein. Accordingly, Shareholders outside Canada and the United States should consult their own tax advisors with respect to tax considerations applicable to them.

Certain figures herein may not add due to rounding.

(vi)

Information contained in this document is given as of August 27, 2025, unless otherwise specifically stated.

INFORMATION CONCERNING THE COMPANY

As of the date of this Offer, the Offeror has not had access to the non-public books and records of the Company and the Offeror is not in a position to independently assess or verify certain of the information in the Company’s publicly filed documents, including its financial statements and reserves disclosure. The Company has not reviewed the Offer and Circular and has not confirmed the accuracy and completeness of the information in respect of the Company contained herein. As a result, except as otherwise expressly indicated herein, the information concerning the Company contained in this Offer and Circular, including all Company financial and reserves information, has been derived, by necessity, from the Company’s public reports and securities filings as of August 27, 2025, which as noted below, are only current up to April 28, 2025. While the Offeror has no reason to believe that such publicly filed information is inaccurate or incomplete or contains any untrue statement of a material fact or omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made, the Offeror does not assume any responsibility for the accuracy or completeness of any such information. See Section 22 of the Circular, “Risk Factors – Risk Factors Related to the Offer and the Offeror – The Offeror has been unable to independently verify the accuracy and completeness of the Company information in the Offer and Circular”. None of the Company’s public reports or securities filings are or have been incorporated by reference into this Offer and Circular. The Offeror does not undertake any duty to update any such information, except as required by applicable Laws.

In addition, the Company has not filed continuous disclosure documents publicly since December 2, 2024, including its annual audited financial statements and annual management’s discussion and analysis for the year ended December 31, 2024, its certifications of annual filings for the year ended December 31, 2024, its unaudited interim financial statements and interim management’s discussion and analysis for the period ended March 31, 2025, its certifications of interim filings for the period ended March 31, 2025, and its notice, information circular and proxy materials for its 2025 annual general meeting. Accordingly, information in the Company’s publicly filed documents may be out of date, inaccurate or incomplete and may not be reflective of the current condition, including financial condition, of the Company. See Section 25 of the Circular, “Cease Trade Order and Partial Revocation Order”.

AVAILABILITY OF DISCLOSURE DOCUMENTS

The Offeror is a reporting issuer in British Columbia, Alberta, Ontario and Quebec and files its continuous disclosure documents with the applicable Securities Regulatory Authorities (as defined herein). Such documents are available under the Offeror’s profile at www.sedarplus.com or on the Offeror’s website at www.canexmetals.ca.

CAUTIONARY NOTE REGARDING MINERAL RESERVES AND MINERAL RESOURCES

The Offeror is subject to the reporting requirements of applicable Securities Laws. Unless otherwise indicated, all historical estimate disclosure relating to the Offeror’s projects in this Offer and Circular have been prepared in accordance with the requirements of Canadian Securities Laws.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this Offer and Circular constitute “forward-looking statements” and “forward- looking information” as defined under Securities Laws (collectively “forward-looking statements”). Forward- looking statements are typically identified by words such as “anticipate”, “continue”, “estimate”, “expect”, “forecast”, “budget”, “may”, “will”, “project”, “could”, “plan”, “intend”, “should”, “believe”, “outlook”, “objective”, “aim”, “potential”, “target” and similar words suggesting future events or future performance. Forward-looking statements and forward-looking information are not based on historical facts, but rather on current expectations and projections about future events and is therefore subject to risks and uncertainties that could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements and forward-looking information.

(vii)

The Offer and the Circular contain forward-looking statements including: those relating to the Offer, including statements with respect to the anticipated timing, mechanics, completion and settlement of the Offer; the ability of the Offeror to complete the transactions contemplated by the Offer, including the termination of the Helix Farm-In Agreement; the reasons to participate in the Offer; the purpose of the Offer; any commitment to acquire Shares; the value of the Offeror Common Shares received as consideration under the Offer; the Offeror’s objectives, strategies, intentions, expectations and guidance and future financial and operating performance and prospects; information concerning the Company and the Offeror (and their respective affiliates), including the revocation of the Cease Trade Order; the Offeror’s plans for the Company in the event the Offer is successful and the integration of the Offeror’s and the Company’s businesses and operations; the anticipated effect of the Offer and the expected benefits of tendering Shares to the Offer, both to the Offeror and to the Shareholders, such as the consolidation of a gold district in Mojave County, Arizona and other synergies that may result from the proposed combination between the Offeror and the Company; the tax treatment of Shareholders; the satisfaction of the conditions to consummate the Offer; the fulfilment of obligations of the parties under the Lock-Up Agreements; the process for obtaining the Regulatory Approvals; the completion of a Compulsory Acquisition or a Subsequent Acquisition Transaction; the availability of certain exemptions under applicable Securities Laws; intentions to delist the Shares from the TSXV and to remove the Shares from quotation on the OTC Market, and to cause the Company to cease to be a reporting issuer if permitted under applicable Securities Laws; the expected mailing of this Offer to Purchase and Circular and any notice of change or notice of variation; and other statements that are not historical facts. It is important to know that:

•	unless otherwise indicated, forward-looking statements in the Offer and the Circular and its appendices describe the Offeror’s expectations as at the date on which such statements are made;

•	the Offeror’s actual results and events could differ materially from those expressed or implied in the forward-looking statements in the Offer and the Circular if known or unknown risks affect its business or the Offer, or if its estimates or assumptions turn out to be inaccurate. As a result, the Offeror cannot guarantee that the results or events expressed or implied in any forward-looking statement will materialize, and accordingly, you are cautioned against relying on these forward-looking statements; and

•	the Offeror disclaims any intention and assumes no obligation to update or revise any forward-looking statement or information herein even if new information becomes available, as a result of future events or for any other reason, except in accordance with applicable Securities Laws.

With respect to forward-looking statements contained in this Offer and Circular, the Offeror has made assumptions regarding, among other things: the ability to complete the Offer and a Compulsory Acquisition or Subsequent Acquisition Transaction, integrate the Offeror’s and the Company’s businesses and operations and realize financial, operational and other synergies from the Offer and a Compulsory Acquisition or Subsequent Acquisition Transaction; that each of the Offeror, the Company and, following the Offer and a Compulsory Acquisition or Subsequent Acquisition Transaction, the Offeror will have the ability to continue as a going concern and realize its assets and discharge its liabilities in the normal course of business; that the Helix Farm-In Agreement will be terminated; that the proceeds of the Charrua Capital Loan have been used as publicly disclosed by the Company prior to the date of the Offer, and that the Charrua Capital Loan is on an arm’s-length basis; the Offeror’s ability to execute on its plans as described herein and in its other disclosure documents and the impact that the successful execution of such plans will have on the Offeror and, following the combination, the combined entity and the combined entities’ respective stakeholders; that the Company’s publicly available information, including its public reports and securities filings as of August 27, 2025 remain accurate in all material respects given that the Company has not undertaken a public filing since April 28, 2025; that the current commodity price and foreign exchange environment will continue or improve; future exchange rates and interest rates; future debt levels; the value inherent in Gold Basin’s portfolio of projects, including the Gold Basin Project; the Offeror will receive the Regulatory Approvals and all other necessary consents on the timelines and in the manner currently anticipated; the other conditions to the Offer will be satisfied on a timely basis in accordance with their terms; the advice received from professional advisors is accurate; there will be no material changes to government and environmental regulations adversely affecting the Offeror’s operations, other than as discussed in this section; and the impact of the current economic climate and financial, political and industry conditions on the Offeror’s operations, including its financial condition and asset value, will remain consistent with the Offeror’s current expectations as set out in this section.

(viii)

All figures and descriptions provided in this Offer and Circular related to the proposed transaction, including those around consideration, key metrics, reasons for the Offer, and the potential benefits to the Shareholders and the Offeror Shareholders (including increased shareholder returns and improved performance and administration savings), are based on and assume the following: (a) the Offeror’s and the Company’s liquidity, debt, debt costs and assets (including reserves), will not change from what was the case on August 27, 2025, in the case of the Offeror, and from what the Offeror has ascertained from the Company’s public filings on SEDAR+ up to and including April 28, 2025, in the case of the Company; (b) 135,130,486 Shares are issued and outstanding immediately prior to the date of the Offer (according to the latest information available on the website of the TSXV); (c) that all of the Shares are tendered to the Offer pursuant to the terms thereof; and (d) no other Shares or Offeror Common Shares are issued before the successful completion of the Offer.

Although the Offeror believes that the expectations reflected in the forward-looking statements contained in this Offer and Circular, and the assumptions on which such forward-looking statements are made, are reasonable, there can be no assurance that such expectations will prove to be correct. The risks, uncertainties, contingencies and other factors that may cause actual results to differ materially from those expressed or implied by the forward-looking statements may include the following: the market value of the Offeror Common Shares received as consideration under the Offer and the impact of the issuance of Offeror Common Shares on the market price of the Offeror Common Shares; the inaccuracy of the Company’s public disclosure upon which the Offer is predicated; the failure to obtain the Regulatory Approvals and to satisfy the other conditions to the Offer on a timely basis; competitive responses to the announcement or completion of the Offer; as well as the risks discussed in Section 22 of the Circular, “Risk Factors”. Should one or more risk, uncertainty, contingency or other factor materialize or should any factor or assumption prove incorrect, actual results could vary materially from those expressed or implied in the forward-looking statements. Accordingly, you should not place undue reliance on forward-looking statements. The Offeror does not assume any obligation to update or revise any forward-looking statements after the date of the Offer and Circular or to explain any material difference between subsequent actual events and any forward-looking statements, except as required by applicable Securities Laws. Readers are cautioned that such assumptions, risks and uncertainties should not be construed as exhaustive.

The forward-looking statements contained in this Offer and Circular speak only as of the date of this Offer and Circular. Except as expressly required by applicable Securities Laws, we do not undertake any obligation to publicly update any forward-looking statements. The forward-looking statements contained in this Offer and Circular are expressly qualified by this cautionary statement.

For a further discussion regarding the risks related to the Offer and the Offeror, see Section 22 of the Circular, “Risk Factors”, and the Offeror’s other public filings, available in Canada on SEDAR+ at www.sedarplus.com, and on the Offeror’s website at www.canexmetals.ca.

(ix)

TABLE OF CONTENTS

NOTICE TO SHAREHOLDERS IN THE UNITED STATES AND OTHER SHAREHOLDERS OUTSIDE CANADA	v
NOTICE TO HOLDERS OF CONVERTIBLE SECURITIES	vi
REPORTING CURRENCY	vi
INFORMATION CONTAINED IN THE OFFER AND CIRCULAR	vi
INFORMATION CONCERNING THE COMPANY	vii
AVAILABILITY OF DISCLOSURE DOCUMENTS	vii
CAUTIONARY NOTE REGARDING MINERAL RESERVES AND MINERAL RESOURCES	vii
FORWARD-LOOKING STATEMENTS	vii
FREQUENTLY ASKED QUESTIONS	1
SUMMARY	10
THE OFFER	20
1. THE OFFER	20
2. TIME FOR ACCEPTANCE	21
3. MANNER OF ACCEPTANCE	21
4. CONDITIONS OF THE OFFER	26
5. EXTENSION, ACCELERATION AND VARIATION OF THE OFFER	32
6. TAKE UP AND PAYMENT FOR DEPOSITED SHARES	34
7. RETURN OF DEPOSITED SHARES	35
8. RIGHT TO WITHDRAW DEPOSITED SHARES	35
9. NOTICE AND DELIVERY	37
10. MAIL SERVICE INTERRUPTION	37
11. CHANGES IN CAPITALIZATION	38
12. SHARES NOT DEPOSITED UNDER THE OFFER	38
13. MARKET PURCHASES	38
14. OTHER TERMS OF THE OFFER	39
CIRCULAR	41
1. THE OFFEROR	41
2. THE COMPANY	42
3. BACKGROUND TO THE OFFER	42
4. REASONS TO ACCEPT THE OFFER	46
5. ACCEPTANCE OF THE OFFER	49
6. TREATMENT OF CONVERTIBLE SECURITIES	49
7. FRACTIONAL SHARES	50
8. PURPOSE OF THE OFFER AND PLANS FOR THE COMPANY	50
9. CERTAIN INFORMATION CONCERNING THE OFFEROR COMMON SHARES	51

10. TRADING IN SHARES TO BE ACQUIRED	53
11. BENEFICIAL OWNERSHIP OF AND TRADING IN SECURITIES	54
12. EFFECT OF THE OFFER ON THE MARKET FOR SHARES, LISTING AND PUBLIC DISCLOSURE BY THE COMPANY	54
13. COMPARISON OF SHAREHOLDER RIGHTS	54
14. COMMITMENTS TO ACQUIRE SECURITIES OF THE COMPANY	59
15. ARRANGEMENTS, AGREEMENTS OR UNDERSTANDINGS	59
16. REGULATORY MATTERS	60
17. ACQUISITION OF SHARES NOT DEPOSITED UNDER THE OFFER	60
18. CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS	64
19. CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	72
20. EXPERTS	77
21. LEGAL MATTERS	77
22. RISK FACTORS	77
23. DEALER MANAGER AND SOLICITING DEALER GROUP	84
24. INFORMATION AGENT AND DEPOSITARY	84
25. CEASE TRADE ORDER AND PARTIAL ORDER	85
26. OFFEREES’ STATUTORY RIGHTS	85
27. DIRECTORS’ APPROVAL	86
GLOSSARY	87
CERTIFICATE OF CANEX METALS INC.	C-1
Appendix A INFORMATION REGARDING CANEX	A-1
Appendix B AUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED SEPTEMBER 30, 2024 AND 2023 AND MANAGEMENT’S DISCUSSION AND ANALYSIS THEREOF	B-1
Appendix C UNAUDITED CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2025 AND MANAGEMENT’S DISCUSSION AND ANALYSIS THEREOF	C-1
Appendix D CEASE TRADE ORDER AND PARTIAL REVOCATION ORDER	D-1

FREQUENTLY ASKED QUESTIONS

The questions and answers below are not meant to be a substitute for the more detailed description and information contained in this Offer and Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery. You are urged to read each of these documents carefully prior to making any decision regarding whether or not to tender your Shares. For ease of reference, cross-references are provided in this section to other sections of this Offer and Circular where you will find more complete descriptions of the topics mentioned below. Unless otherwise defined herein, capitalized terms have the meanings given to them in the Glossary.

Who is offering to purchase my Shares?

CANEX, a junior mineral exploration company focused on advancing the 100% owned Gold Range Project in Mojave County, Arizona and the Louise Copper-Gold Porphyry Project in British Columbia, is offering to purchase, on the terms and subject to the conditions of the Offer, all of the issued and outstanding Shares, including any Shares that may become issued and outstanding after the date of the Offer but prior to the Expiry Time. The Offeror Common Shares trade on the TSXV under the symbol “CANX” and are quoted on the OTC Market under the symbol “NOMNF”. See Section 1 of the Circular, “The Offeror”.

What would I receive in exchange for my Shares?

Upon acceptance of the Offer, each Shareholder whose Shares are taken up and paid for by the Offeror will be entitled to receive, in respect of all of his, her or its Shares, 0.592 of an Offeror Common Share per Share.

What does the Company Board think of the Offer?

Under applicable Securities Laws, a directors’ circular must be prepared and delivered by the Company Board to Shareholders no later than 15 days from the date of commencement of the Offer. The directors’ circular must include either a recommendation to accept or reject the Offer, and the reasons for the board of directors’ recommendation, or a statement that the Company Board is unable to make or is not making a recommendation, and if no recommendation is made, the reasons for not making a recommendation. The Offeror has not been advised by the Company of the recommendation of the Company Board, if any, in respect of the Offer.

See Section 2 of the Circular, “Background to the Offer”, for a description of the Offeror’s interactions with the Company and the Company Board leading up to the Offer.

Why should I accept the Offer?

CANEX believes that the Offer provides a number of compelling benefits for Shareholders that Gold Basin cannot achieve on a standalone basis, including:

•	Significant Upfront Premium to Shareholders. The Offer represents a 24.2% premium to the 30-day volume weighted average price of the Gold Basin Shares prior to the Cease Trade Order, based on the 30-day volume weighted average price of the CANEX Shares as of August 27.

•	Consolidation of Gold Districts and Near-Term Exploration and Expansion. The Offer consolidates an advanced oxide gold exploration camp in Mojave County, Arizona hosting multiple zones of gold mineralization with strong drill results across an eight kilometre by eight kilometre area, opening up potential near-term exploration on favourable targets, which are fully permitted for near-term drill testing and expansion.

•	Diversification. The Offer will provide Shareholders not only with exposure to a consolidated gold district in Mojave County, Arizona, but also to the Offeror’s Louise Copper-Gold Porphyry Project in British Columbia. On July 31, 2025, the Offeror announced results from an induced polarization (IP) geophysical survey which identified a new and previously unknown chargeability target two kilometres west of the historic Louise deposit and a steeply dipping zone of high chargeability below and to the north of the historic Louise deposit.

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•	Liquidity. The Offer will provide Shareholders with a more liquid investment. The TSXV has conditionally approved the listing of the Offeror Common Shares offered to Shareholders pursuant to the Offer on the TSXV. Listing will be subject to the Offeror fulfilling all of the applicable listing requirements of the TSXV. By contrast, trading in the Shares is restricted. On May 6, 2025, the Commission imposed the Cease Trade Order against the Shares. The next day, CIRO imposed a Halt in trading of the Shares on the TSXV. Gold Basin has yet to provide its Shareholders with any estimate of when a revocation of the Cease Trade Order and the Halt can be expected, if at all.

•	Offeror’s Highly Focused, Professional and Cost-Effective Management Team. The Offer places the consolidated district under the Offeror’s highly focused, professional and cost-effective management team, which will provide superior operational and governance oversight.

•	Extreme Risk and Prejudice to Shareholders under the Status Quo. Shareholders face extreme risk and prejudice to their investment if the board of directors (the “Company Board”) and management team of Gold Basin continue to pursue their current course of conduct, including:

•	Negative Shareholder Return. The board and management of Gold Basin generated negative total shareholder returns of -43.75% in the year prior to the Cease Trade Order. Comparatively, CANEX (+50.00%), the TSX Global Gold Index (+63.16%) and the S&P/TSX Venture Gold (Sub Industry) Index (+79.36%) all achieved significant positive returns for investors in the year since August 27, 2024.

•	Loss of Liquidity. On May 6, 2025, the Commission imposed a Cease Trade Order against the Shares in response to Gold Basin’s failure to file its annual audited financial statements and annual management’s discussion and analysis for the period ended December 31, 2024 and its certifications of annual filings for the year ended December 31, 2024. The next day, CIRO imposed the Halt. Notwithstanding this loss of liquidity for Shareholders, Gold Basin has yet to provide Shareholders with any explanation for its failure to comply with its disclosure obligations under Securities Laws and stock exchange requirements or any estimate of when a revocation of the Cease Trade Order and the Halt can be expected, if at all. Moreover, Gold Basin’s transfer agent, TSX Trust Company, terminated their relationship with Gold Basin effective June 30, 2025, demonstrating that Shareholders are unlikely to regain liquidity and the ability to sell their Shares in the near term if they do not tender such Shares to the Offer.

•	Failure in Basic Financial Reporting. The Company is in default of its continuous disclosure obligations under Securities Laws in Alberta, British Columbia, and Ontario for, inter alia, failure to file its annual audited financial statements and annual management’s discussion and analysis for the period ended December 31, 2024 and its certifications of annual filings for the year ended December 31, 2024, as well as its interim unaudited financial statements and interim management’s discussion and analysis for the period ended March 31, 2025.

•	Self-Dealing Transactions. Faced with strong shareholder support for a transaction with CANEX, the board and management of Gold Basin responded by transferring opportunities and assets to related parties. On March 28, 2025, eight days following the public announcement of an unsolicited offer by Mayfair Acquisition Corp. to acquire Gold Basin (the “Mayfair Offer”), Helix Resources Limited (“Helix”), an Australian Securities Exchange listed company, announced in a press release that it had entered into conditional binding letter agreements with Centric Minerals Management (USA) Inc. and White Hills Exploration LLC to acquire the White Hills farm-in agreement and the associated private mineral claims and leases, which directly adjoins the Company’s Gold Basin Project in Mojave County, Arizona (the “White Hills Project”). The beneficial owners of the vendors of the White Hills Project were Charles Straw (“Straw”), who is the President, interim Chief Executive Officer and a director of Gold Basin, and Calvin Heron, Gold Basin’s former consulting geologist and project manager. Helix’s press release discloses that the vendors will receive A$200,000 in cash and A$1.3 million in Helix shares in connection with these agreements, representing approximately 16.25% of Helix’s issued and outstanding share capital. Michael Povey (“Povey”) is currently the Executive Chairman of Helix. Povey was the former Chief Executive Officer and a former director of Gold Basin – he resigned from these roles on January 9, 2023, and was re-appointed as a director of Gold Basin on March 8, 2024, before he again resigned on October 25, 2024. According to latest public disclosure records available, Povey remains engaged as a technical advisor of Gold Basin. It is not clear when Straw and Heron acquired the White Hills Project, but the White Hills Project was referenced in a November 2, 2022 press release of the Company as containing 12 exploration targets of interest to the Company.

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On April 28, 2025, one month following announcement of the Mayfair Offer, Gold Basin announced that it had executed a binding farm-in agreement (the “Helix Farm-In Agreement”) granting Helix the right to earn up to 40% of the Gold Basin Project and acquire a 1% net smelter royalty over the Gold Basin Project in consideration for the issuance of 150 million Helix shares, which are subject to escrow restrictions (the “Helix Transaction”). Gold Basin has provided no evidence to shareholders that the consideration offered in the Helix Transaction is fair or reasonable. Equally concerning, Gold Basin neither publicly disclosed the related party nature of the Helix Transaction nor filed a material change report in respect of the Helix Transaction or a copy of the Helix Farm-In Agreement as required under Securities Law. In addition, Gold Basin has not sought shareholder approval of the Helix Transaction. By conveying a material asset of the Company to a related party in the face of a take-over bid, the Helix Transaction also clearly constitutes an improper defensive tactic in contravention of National Policy 62-202 – Take-Over Bids – Defensive Tactics.

•	Disenfranchisement of Shareholders’ Voting Rights: The Company held its last annual general meeting on May 29, 2024 and under the Business Corporations Act (British Columbia) (the “BCBCA”) must hold its 2025 annual general meeting within 15 months (i.e., by August 28, 2025). The Company has failed to give notice to Shareholders or file proxy materials within the time frames set out under both applicable Securities Laws and the BCBCA for an annual general meeting to be held by August 28, 2025, demonstrating the Company’s intention not to hold an annual general meeting as required under the BCBCA, denying Shareholders their right to vote and entrenching a grossly underperforming Company Board and management team.

•	Risk of Insolvency. Gold Basin has repeatedly failed to pay critical suppliers over the last year, indicating a high risk of insolvency. The Company reported that, subsequent to the period ended September 30, 2024, it has been named as a defendant in a lawsuit commenced in the Superior Court of Arizona in Maricopa County by Harris Exploration Drilling & Associates in respect of a claim for outstanding payments of USD $285,193. On April 1, 2025, Gold Basin’s former Chief Financial Officer, Corporate Secretary and a former director, Mark Lotz, filed a notice of civil claim against Gold Basin for breach of a debt settlement agreement relating to $62,757.53 for unpaid directors fees. On May 28, 2025, Gold Basin’s auditors, Manning Elliott LLP, filed a notice of civil claim against Gold Basin for unpaid fees for accounting services of $77,065.14. TSX Trust Company terminated their registrar and transfer agency services for Gold Basin effective June 30, 2025. Further, based on a corporate search of the Company with the British Columbia Registry Services conducted on August 27, 2025, it was determined that Gold Basin is not in good standing and that no annual report had been filed since November 24, 2022. Under the Business Corporations Act (British Columbia), if a company fails to file its annual reports or other required documents for two consecutive years it may be struck by the Registrar of Companies from the British Columbia Corporate Registry, dissolved and cease existence as a corporation.

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•	History of Suspensions and Delisting. Gold Basin is not the first public company associated with its current and former management and directors to face stock exchange and securities regulatory sanctions. Povey served as Chairman, and Straw served as a technical consultant, of Silver Metal Group Limited (formerly Thomson Resources Limited) (“Silver Metal”). Silver Metal was delisted from the Australian Stock Exchange on March 10, 2025 due to a continuous two-year suspension from trading. The Cease Trade Order and Halt in Gold Basin’s trading seems to be part of a continuing pattern of behavior by Povey and Straw.

The Offer represents an opportunity for Shareholders to put the Company’s poor share price performance, securities regulatory and stock exchange sanctions, financially damaging self-dealings, disregard for shareholder democracy and solvency issues behind them and embrace a combined entity with more focused management, greater financial strength, a well-positioned portfolio of mineral projects and far superior governance and regulatory compliance.

•	Support of Shareholders. Certain Shareholders, including representatives of the Discovery Group (as defined herein), have entered into Lock-Up Agreements pursuant to which they have agreed to deposit under the Offer all of the Shares held or to be acquired by them pursuant to the exercise of Convertible Securities, representing in the aggregate approximately 18% of the issued and outstanding Shares.

Will I be able to trade the Offeror Common Shares I receive?

Yes. You will be able to trade the Offeror Common Shares that you will receive under the Offer. Statutory exemptions allow such trading in Canada. The TSXV has conditionally approved the listing of the Offeror Common Shares offered to Shareholders pursuant to the Offer on the TSXV. Listing of the Offeror Common Shares will be subject to the Offeror fulfilling all of the applicable listing requirements of the TSXV. See Section 16 of the Circular, “Regulatory Matters – Securities Regulatory Matters” and “– Stock Exchange Listing Requirements”.

By contrast, the securities of Gold Basin are subject to a Cease Trade Order and trading of the Shares of Gold Basin on the TSXV is subject to a Halt. Accordingly, you currently are not able to trade the securities of Gold Basin, including the Shares, and Gold Basin has not provided Shareholders with any estimate of when a revocation of the Cease Trade Order and the Halt can be expected, if at all. The Offer represents the only currently available path to liquidity for Shareholders.

How long do I have to decide whether to tender to the Offer?

The Offer is open for acceptance until 5:00 p.m. (Toronto Time) on December 12, 2025 or such later or earlier time or times and date or dates to which the Offer may be extended or accelerated by the Offeror from time to time, excluding the Mandatory Extension Period (as defined herein) or any extension(s) thereafter, unless the Offer is withdrawn by the Offeror. See Section 2 of the Offer, “Time for Acceptance” and Section 5 of the Offer, “Extension, Acceleration and Variation of the Offer”.

The initial deposit period (as defined herein) under the Offer may be shortened in the following circumstances, subject to a minimum deposit period of at least 35 days from the date of the Offer: (i) if the Company issues a deposit period news release (as defined herein) in respect of either the Offer or another offeror’s take-over bid that stipulates a deposit period of less than 105 days, the Offeror may vary the terms of the Offer to shorten the initial deposit period to at least the number of days from the date of the Offer as stated in the deposit period news release; or (ii) if the Company issues a news release announcing that it has agreed to enter into, or determined to effect, an Alternative Transaction, the Offeror may vary the terms of the Offer to shorten the initial deposit period to at least 35 days from the date of the Offer. In either case, the Offeror intends to vary the terms of the Offer by shortening the initial deposit period to the shortest possible period consistent with applicable Laws. See Section 5 of the Offer, “Extension, Acceleration and Variation of the Offer”.

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If your Shares are held on your behalf, or for your account, by a broker, investment dealer, bank, trust company or other intermediary, you should contact your intermediary directly if you wish to accept the Offer. Intermediaries may establish tendering cut-off times that are up to 48 hours prior to the Expiry Time. As a result, non-registered Shareholders wishing to tender their Shares should promptly and carefully follow the instructions provided to them by their broker, investment dealer, bank, trust company or other intermediary.

Can the Offer be otherwise extended and, if so, under what circumstances?

Yes. If, at the expiry of the initial deposit period, the Statutory Minimum Condition has been satisfied and all of the other conditions to the Offer have been satisfied or, where permitted, waived by the Offeror such that the Offeror takes up the Shares deposited under the Offer, the Offeror will extend the period during which Shares may be deposited and tendered to the Offer for a period of not less than 10 days following the expiry of the initial deposit period. See Section 5 of the Offer, “Extension, Acceleration and Variation of the Offer – Mandatory Extension Period”.

In addition to the Mandatory Extension Period, the Offeror may elect, in its sole discretion, to extend the Offer from time to time. If the Offer is extended to provide for the Mandatory Extension Period, or if the Offeror otherwise elects or is required to extend the Offer, the Offeror will notify the Depositary and publicly announce such extension and, if required by applicable Laws, mail you a notice of variation. See Section 5 of the Offer, “Extension, Acceleration and Variation of the Offer”.

How do I tender my Shares to the Offer?

If you are a registered Shareholder (meaning that you have either a physical certificate representing your Shares registered in your name or a DRS Advice or a similar document evidencing the electronic registration of ownership of your Shares), you may accept the Offer by delivering to the Depositary a properly completed and executed Letter of Transmittal, in the form accompanying the Offer (printed on YELLOW paper), or a manually signed facsimile thereof, properly completed and duly executed in accordance with the instructions set out in the Letter of Transmittal (including a signature guarantee if required), and depositing it along with, if applicable, the certificate(s) representing your Shares and any other required documents, with the Depositary at the office specified in the Letter of Transmittal at or prior to 5:00 p.m. (Toronto Time) on December 12, 2025, unless the Offer is extended, accelerated or withdrawn by the Offeror, in accordance with the instructions in the Letter of Transmittal. See Section 3 of the Offer, “Manner of Acceptance – Letter of Transmittal”.

If you are a registered Shareholder and wish to accept the Offer but the certificates representing your Shares are not immediately available or you cannot provide the certificates or other required documents to the Depositary by the Expiry Time, you may validly deposit your Shares under the Offer in compliance with the procedures for guaranteed delivery using the accompanying Notice of Guaranteed Delivery (printed on BLUE paper), or a manually signed facsimile thereof. See Section 3 of the Offer, “Manner of Acceptance – Procedure for Guaranteed Delivery”.

You may also accept the Offer by following the procedures for book-entry transfer detailed in this Offer and Circular and have your Shares tendered by your intermediary through CDS (as defined herein) or DTC (as defined herein), as applicable, provided such procedures are completed at or prior to the Expiry Time. See Section 3 of the Offer, “Manner of Acceptance – Acceptance by Book-Entry Transfer”.

If you are a non-registered Shareholder (meaning your Shares are held on your behalf, or for your account, by a broker, investment dealer, bank, trust company or other intermediary), you should contact such intermediary directly if you wish to accept the Offer. Intermediaries may establish tendering cut-off times that are up to 48 hours prior to the Expiry Time. As a result, non-registered Shareholders wishing to tender their Shares should promptly and carefully follow the instructions provided to them by their broker, investment dealer, bank, trust company or other intermediary. See Section 3 of the Offer, “Manner of Acceptance – Non-registered Shareholders”.

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Will I have to pay any fees or commissions?

You will not have to pay any fee or commission if you are the registered owner of your Shares and you tender your Shares to the Offer directly to the Depositary. However, if you own your Shares through a broker, nominee or other intermediary, such intermediary may charge a fee to tender Shares on your behalf. You should consult your broker or nominee or other intermediary to determine whether any charges will apply.

Is the Offer Restricted by the Cease Trade Order?

On May 6, 2025, the regulator of the Commission issued a Cease Trade Order against the Shares in response to the Company’s failure to file its annual audited financial statements and annual management’s discussion and analysis for the period ended December 31, 2024 and its certifications of annual filings for the year ended December 31, 2024. On August 18, 2025, the Commission issued a Partial Revocation Order partially revoking the Cease Trade Order in respect of the Offer and certain related transactions. The Partial Revocation Order will expire on January 31, 2026; provided, however, that if more than 50% of the outstanding Shares have been deposited under the Offer and taken up and paid for by the Offeror on or prior to January 31, 2026, the Partial Revocation Order will expire on April 30, 2026 in respect of a Compulsory Acquisition or a Subsequent Acquisition Transaction to facilitate the acquisition by the Offeror of 100% of the issued and outstanding Shares. See Section 25 of the Circular, “Cease Trade Order and Partial Revocation Order”. The Partial Revocation Order was issued solely to allow the Offeror to proceed with the Offer and the securities of Gold Basin will remain subject to the Cease Trade Order until a full revocation order is granted. See Appendix D to the Circular for a copy of the Partial Revocation Order.

How will the Offer affect my Options?

The Offer is made only for Shares and is not made for any Convertible Securities (including Options). Holders of Convertible Securities who wish to accept the Offer with respect to the underlying Shares should, to the extent permitted by the terms of the Convertible Securities, applicable Laws and the Cease Trade Order, exercise the rights under such Convertible Securities to acquire Shares and tender the underlying Shares in accordance with the terms of the Offer. Any such exercise must be completed sufficiently in advance of the Expiry Time to ensure that Shares will be available for tender at or prior to the Expiry Time or in sufficient time to comply with the procedures referred to in Section 3 of the Offer, “Manner of Acceptance” and Section 6 of the Circular, “Treatment of Convertible Securities”. If any holder of Options does not exercise, convert, exchange or settle his or her Options, as the case may be, and deposit any resulting Shares under the Offer at or prior to the Expiry Time, such Options may be replaced with similar Convertible Securities of the Offeror or may expire or be terminated, as the case may be, following the Expiry Time in accordance with their respective terms and conditions. See Section 6 of the Circular, “Treatment of Convertible Securities”. The Partial Revocation Order does not provide for the acquisition of Shares upon the exercise of conversion rights under Convertible Securities.

What if I have lost my Share certificate(s) but wish to tender my Shares to the Offer?

You should complete your Letter of Transmittal as fully as possible and state in writing the circumstances surrounding the loss and forward the documents to the Depositary. The Depositary will coordinate with the Company’s transfer agent and will advise you of the steps that you must take to obtain a replacement certificate for your Shares. Please allow for sufficient time in order to process the replacement and to receive the replacement certificate. The replacement certificate must be received by the Depositary before the Expiry Time. See Section 3 of the Offer, “Manner of Acceptance – Lost Certificates”.

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Will I be able to withdraw previously tendered Shares?

You may withdraw Shares you deposit under the Offer:

(a)	at any time before the deposited Shares have been taken up by the Offeror under the Offer;

(b)	if the deposited Shares have not been paid for by the Offeror within three Business Days (as defined herein) after the Shares have been taken up by the Offeror under the Offer; or

(c)	at any time before the expiration of 10 days from the date upon which either:

(i)	a notice of change relating to a change which has occurred in the information contained in the Offer or the Circular, or any notice of change or notice of variation, in either case, that would reasonably be expected to affect the decision of a Shareholder to accept or reject the Offer (other than a change that is not within the control of the Offeror or of an affiliate of the Offeror unless it is a change in a material fact relating to the Offeror Common Shares), in the event that such change occurs before the Expiry Time or after the Expiry Time but before the expiry of all rights of withdrawal in respect of the Offer; or

(ii)	a notice of variation concerning a variation in the terms of the Offer (other than a variation in the terms of the Offer consisting solely of an increase in the consideration offered for the Shares under the Offer and an extension of the time for deposit to not later than 10 days after the date of the notice of variation or a variation in the terms of the Offer after the expiry of the initial deposit period consisting of either an increase in the consideration offered for the Shares or an extension of the time for deposit to not later than 10 days from the date of the notice of variation), is mailed, delivered or otherwise properly communicated (subject to abridgement of that period pursuant to such order or orders or other forms of relief as may be granted by applicable courts or Governmental Entities) and only if such deposited Shares have not been taken up by the Offeror at the date of the notice.

To be effective, a withdrawal must be completed in accordance with the procedures outlined in Section 8 of the Offer, “Right to Withdraw Deposited Shares”.

If I accept the Offer, when will I receive the Offer Consideration?

If all of the conditions of the Offer are satisfied or, where permitted, waived by the Offeror, the Offeror will immediately take up Shares tendered to the Offer (and not withdrawn) and will pay for the Shares taken up as soon as possible, but in any event not later than three Business Days after taking up the Shares. The Offeror will take up and pay for Shares deposited under the Offer during the Mandatory Extension Period and any additional extension period, if applicable, not later than 10 days after such deposit. See Section 6 of the Offer, “Take Up and Payment for Deposited Shares”.

If I decide not to tender, how will my Shares be affected?

Until a full revocation order is granted with respect to the Cease Trade Order, the securities of Gold Basin will remain subject to the Cease Trade Order and you will not be able to trade the securities of Gold Basin, including the Shares, and you will continue to experience illiquidity in your investment. See Section 4 of the Circular, “Reasons to Accept the Offer”.

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If the Offeror takes up and pays for Shares under the Offer, the Offeror currently intends to take such action as is necessary, including effecting a Compulsory Acquisition or a Subsequent Acquisition Transaction, to acquire any Shares not tendered to the Offer. It is the Offeror’s current intention that the consideration to be offered for such Shares under a Compulsory Acquisition or Subsequent Acquisition Transaction will be the same consideration offered pursuant to the Offer. In connection with such a transaction, you may have dissent rights and the tax consequences may vary from those of tendering your Shares under the Offer. See Section 17 of the Circular, “Acquisition of Shares Not Deposited Under the Offer”.

What are some of the significant conditions to the Offer?

The Offer is subject to certain conditions described herein being satisfied or, where permitted, waived at or prior to the Expiry Time or such earlier or later time during which Shares may be deposited under the Offer, excluding the Mandatory Extension Period or any extension(s) thereafter, including, among other things: (a) the Statutory Minimum Condition; (b) the CTO Revocation Condition; (c) not less than 66⅔% of the outstanding Shares, on a fully diluted basis, having been validly deposited under the Offer and not withdrawn at the Expiry Time of the Offer; (d) the Offeror shall have determined, in its reasonable judgment, that the Helix Farm-In Agreement has been terminated; (e) the Offeror shall have determined, in its reasonable judgment, that the proceeds of the Charrua Capital Loan have been used as publicly disclosed by the Company prior to the date of the Offer, and that the Charrua Capital Loan is on an arm’s-length basis; (f); the Offeror shall have determined, in its reasonable judgment, that there does not exist and there shall not have occurred or been publicly disclosed since October 1, 2024, a Material Adverse Effect; (g) each of the Regulatory Approvals shall have been obtained and each such approval shall be in full force and effect; and (h) other customary conditions, each as more particularly described herein.

The Offeror reserves the right to withdraw or extend the Offer and to not take up and pay for any Deposited Shares unless each of the conditions of the Offer is satisfied or, if permitted, waived by the Offeror at or prior to the Expiry Time. The Statutory Minimum Condition and the CTO Revocation Condition cannot be waived by the Offeror.

See Section 4 of the Offer, “Conditions of the Offer” and a detailed summary of the Regulatory Approvals can be found in Section 16 of the Circular, “Regulatory Matters”.

What will happen if the conditions to the Offer are not satisfied?

If the conditions to the Offer are not satisfied or, where permitted, waived by the Offeror, the Offeror will not be obligated to take up, accept for payment or pay for any Shares tendered to the Offer. Subject to applicable Laws, the Offeror reserves the right to withdraw or extend the Offer and to not take up and pay for any Shares deposited under the Offer unless each of the conditions of the Offer is satisfied or, where permitted, waived by the Offeror at or prior to the Expiry Time. Notwithstanding the foregoing, in no case will the Offeror waive the Statutory Minimum Condition or the CTO Revocation Condition.

Do I have dissenters’ or appraisal rights in connection with the Offer?

No. Shareholders will not have dissenters’ or appraisal rights in connection with the Offer. However, Shareholders who do not tender their Shares to the Offer may have rights of dissent in the event the Offeror acquires their Shares by way of Subsequent Acquisition Transaction or appraisal rights in the event the Offeror acquires their Shares by way of a Compulsory Acquisition. See Section 17 of the Circular, “Acquisition of Shares Not Deposited Under the Offer”.

Will Gold Basin continue as a public company?

As indicated above, it is the Offeror’s intention to enter into one or more transactions to enable it to acquire all Shares not acquired pursuant to the Offer. If the Offeror is able to complete such a transaction, the Offeror intends to seek to delist the Shares from the TSXV and to remove the Shares from quotation on the OTC Market. If permitted by applicable Laws, subsequent to the successful completion of the Offer and any Compulsory Acquisition or Subsequent Acquisition Transaction, the Offeror intends to cause the Company to file an application to cease to be a reporting issuer under applicable Canadian Securities Laws.

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If the Offeror takes up Shares under the Offer but is unable to complete a Compulsory Acquisition or Subsequent Acquisition Transaction, then the Company may continue as a public company and the Offeror will evaluate its alternatives. In such circumstances, the Offeror’s purchase of Shares under the Offer will have reduced the number of Shares that trade publicly, as well as the number of Shareholders, and, depending on the number of Shares purchased under the Offer, could adversely affect the market value of the remaining Shares held by the public. In addition, if the Offer is successful, the Offeror intends to effect certain changes with respect to the composition of the Company Board to allow nominees of the Offeror to be appointed to the Company Board and to represent at least a majority of the Company Board.

What are the Canadian federal income tax consequences of accepting the Offer?

Subject to the qualifications set forth in the Circular, if you are a resident of Canada and hold your Shares as capital property and you sell your Shares pursuant to the Offer, you generally will not realize a capital gain (or capital loss) as a result of an automatic tax-deferred “rollover” pursuant to Section 85.1 of the Tax Act (as defined herein) (and the corresponding provisions of any applicable provincial legislation).

If you are not a resident of Canada, you generally will not be subject to tax under the Tax Act on any capital gain realized on a disposition of your Shares pursuant to the Offer, unless your Shares are “taxable Canadian property”.

The foregoing is a brief summary of Canadian federal income tax consequences only and is qualified by the description of Canadian federal income tax considerations in Section 18 of the Circular, “Certain Canadian Federal Income Tax Considerations”. Shareholders are urged to consult their own tax advisors to determine the particular tax consequences to them of a sale of Shares pursuant to the Offer or a disposition of Shares pursuant to any Compulsory Acquisition or Subsequent Acquisition Transaction.

What are the U.S. federal income tax consequences of accepting the Offer?

The Offeror intends for the Offer, the Subsequent Acquisition Transaction and Compulsory Acquisition, as applicable, to be treated as a reorganization for U.S. federal income tax purposes. If the Offer is so treated, a U.S. Holder generally will not recognize gain or loss on the exchange of Shares for Offeror Common Shares pursuant to the Offer. The determination of whether the exchange pursuant to the Offer or any Subsequent Acquisition Transaction or Compulsory Acquisition will qualify for such treatment depends on the resolution of complex issues and facts, and there is no assurance that the exchange pursuant to the Offer or any Subsequent Acquisition Transaction or Compulsory Acquisition will qualify for such treatment.

The foregoing is a brief summary of U.S. federal income tax consequences only and is qualified by the description of U.S. federal income tax considerations in Section 19 of the Circular, “Certain United States Federal Income Tax Considerations”. Tax matters are very complicated, and the tax consequences of the Offer to a particular Shareholder will depend in part on such Shareholder’s circumstances. Accordingly, Shareholders are urged to consult their own U.S. tax advisors for a full understanding of the tax consequences of the Offer to them, including the applicability of U.S. federal, state, local and non-U.S. income and other tax Laws.

Who can I call with questions about the Offer or for more information?

Questions and requests for assistance concerning the Offer may be directed to the Information Agent (Laurel Hill) at 1-877-452-7184 (Toll Free in North America), at +1 416-304-0211 (for collect calls outside North America), or by e-mail at assistance@laurelhill.com.

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SUMMARY

The following is a summary only and is qualified in its entirety by the detailed provisions contained in the Offer and Circular. Shareholders should read the Offer and Circular in its entirety. Certain capitalized and other terms used in this Summary are defined in the Glossary.

The Offer:

The Offeror is offering to purchase, upon the terms and subject to the conditions of the Offer, all of the issued and outstanding Shares (including any Shares which may become issued and outstanding after the date of the Offer and prior to the Expiry Time).

Upon acceptance of the Offer, each Shareholder whose Shares are taken up and paid for by the Offeror will be entitled to receive, in respect of all of his, her or its Shares, 0.592 of an Offeror Common Share per Share. The TSXV has conditionally approved the listing of the Offeror Common Shares offered to Shareholders pursuant to the Offer on the TSXV. Listing of the Offeror Common Shares will be subject to the Offeror fulfilling all of the applicable listing requirements of the TSXV.

The closing price of the Shares on the TSXV on May 6, 2025, the last trading day prior to the Cease Trade Order, was $0.045.

The closing price of the Offeror Common Shares on the TSXV on August 27, 2025, the last trading day prior to the date of the Offer, was $0.075.

In no event will a Shareholder be entitled to a fractional Offeror Common Share. Where the aggregate number of Offeror Common Shares to be issued to a Shareholder as consideration under the Offer would result in a fraction of an Offeror Common Share being issuable, the number of Offeror Common Shares to be received by such Shareholder will be rounded down to the nearest whole number.

The Offer is made only for Shares and is not made for any Convertible Securities. Holders of Convertible Securities who wish to accept the Offer with respect to the underlying Shares should, to the extent permitted by the terms of the Convertible Securities, applicable Laws and the Cease Trade Order, exercise the rights under such Convertible Securities to acquire Shares and tender the underlying Shares in accordance with the terms of the Offer. Any such exercise must be completed sufficiently in advance of the Expiry Time to ensure that Shares will be available for tender at or prior to the Expiry Time or in sufficient time to comply with the procedures referred to in Section 3 of the Offer, “Manner of Acceptance” and Section 6 of the Circular, “Treatment of Convertible Securities”. The Partial Revocation Order does not provide for the acquisition of Shares upon the exercise of conversion rights under Convertible Securities.

The Offeror:

CANEX is a junior mineral exploration company focused on advancing the 100% owned Gold Range Project in Mojave County, Arizona and the Louise Copper-Gold Porphyry Project in British Columbia. Since inception, the efforts of the Offeror have been devoted to the acquisition, exploration, and development of mineral properties. The Offeror exists under the Business Corporations Act (Alberta) and its head and registered office is located at Suite 1620, 734 – 7th Avenue SW, Calgary, Alberta T2P 3P8, Canada. The Offeror Common Shares trade on the TSXV under the symbol “CANX” and are quoted on the OTC Market under the symbol “NOMNF”. For further information regarding the Offeror, refer to the Offeror’s filings with the applicable Securities Regulatory Authorities in Canada which may be obtained through SEDAR+ at www.sedarplus.com. See Section 1 of the Circular, “The Offeror”.

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The Company:

Gold Basin is a mineral exploration company focused on advancing its district-scale Gold Basin Project in Mohave County, Arizona. The Company’s exploration efforts are focused on delineating and expanding near-surface oxide gold deposits at the Gold Basin Project. Gold Basin was incorporated under the Business Corporations Act (British Columbia) and its registered and head office located at Suite 880 – 320 Granville Street, Vancouver, British Columbia, Canada. Prior to the Halt in trading ordered by CIRO on May 7, 2025, the Shares traded on the TSXV under the symbol “GXX”. The Shares also are quoted on the OTC Market under the symbol “GXXFF”. For further information regarding the Company, refer to the Company’s filings with the applicable Securities Regulatory Authorities in Canada which may be obtained through SEDAR+ at www.sedarplus.com.

The Company has not filed continuous disclosure documents publicly since December 2, 2024, including its annual audited financial statements and annual management’s discussion and analysis for the year ended December 31, 2024, its certifications of annual filings for the year ended December 31, 2024, its unaudited interim financial statements and interim management’s discussion and analysis for the period ended March 31, 2025, its certifications of interim filings for the period ended March 31, 2025, and its notice, information circular and proxy materials for its 2025 annual general meeting. Accordingly, information in the Company’s publicly filed documents may be out of date, inaccurate or incomplete and may not be reflective of the current condition, including financial condition, of the Company. See Section 25 of the Circular, “Cease Trade Order and Partial Revocation Order”.

See Section 2 of the Circular, “The Company”.

Reasons to Accept the Offer:

CANEX believes that the Offer provides a number of compelling benefits for Shareholders that Gold Basin cannot achieve on a standalone basis, including:

•	Significant Upfront Premium to Shareholders. The Offer represents a 24.2% premium to the 30-day volume weighted average price of the Gold Basin Shares prior to the Cease Trade Order, based on the 30-day volume weighted average price of the CANEX Shares as of August 27.

•	Consolidation of Gold Districts and Near-Term Exploration and Expansion. The Offer consolidates an advanced oxide gold exploration camp in Mojave County, Arizona hosting multiple zones of gold mineralization with strong drill results across an eight kilometre by eight kilometre area, opening up potential near-term exploration on favourable targets, which are fully permitted for near-term drill testing and expansion.

•	Diversification. The Offer will provide Shareholders not only with exposure to a consolidated gold district in Mojave County, Arizona, but also to the Offeror’s Louise Copper-Gold Porphyry Project in British Columbia. On July 31, 2025, the Offeror announced results from an induced polarization (IP) geophysical survey which identified a new and previously unknown chargeability target two kilometres west of the historic Louise deposit and a steeply dipping zone of high chargeability below and to the north of the historic Louise deposit.

•	Liquidity. The Offer will provide Shareholders with a more liquid investment. The TSXV has conditionally approved the listing of the Offeror Common Shares offered to Shareholders pursuant to the Offer on the TSXV. Listing will be subject to the Offeror fulfilling all of the applicable listing requirements of the TSXV. By contrast, trading in the Shares is restricted. On May 6, 2025, the Commission imposed the Cease Trade Order against the Shares. The next day, CIRO imposed a Halt in trading of the Shares on the TSXV. Gold Basin has yet to provide its Shareholders with any estimate of when a revocation of the Cease Trade Order and the Halt can be expected, if at all.

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•	Offeror’s Highly Focused, Professional and Cost-Effective Management Team. The Offer places the consolidated district under the Offeror’s highly focused, professional and cost-effective management team, which will provide superior operational and governance oversight.

•	Extreme Risk and Prejudice to Shareholders under the Status Quo. Shareholders face extreme risk and prejudice to their investment if the board of directors (the “Company Board”) and management team of Gold Basin continue to pursue their current course of conduct, including:

•	Negative Shareholder Return. The board and management of Gold Basin generated negative total shareholder returns of -43.75% in the year prior to the Cease Trade Order. Comparatively, CANEX (+50.00%), the TSX Global Gold Index (+63.16%) and the S&P/TSX Venture Gold (Sub Industry) Index (+79.36%) all achieved significant positive returns for investors in the year since August 27, 2024.

•	Loss of Liquidity. On May 6, 2025, the Commission imposed a Cease Trade Order against the Shares in response to Gold Basin’s failure to file its annual audited financial statements and annual management’s discussion and analysis for the period ended December 31, 2024 and its certifications of annual filings for the year ended December 31, 2024. The next day, CIRO imposed a Halt in trading of the Shares on the TSXV. Notwithstanding this loss of liquidity for Shareholders, Gold Basin has yet to provide Shareholders with any explanation for its failure to comply with its disclosure obligations under Securities Laws and stock exchange requirements or any estimate of when a revocation of the Cease Trade Order and the halt can be expected, if at all. Moreover, Gold Basin’s transfer agent, TSX Trust Company, terminated their relationship with Gold Basin effective June 30, 2025, demonstrating that Shareholders are unlikely to regain liquidity and the ability to sell their Shares in the near term if they do not tender such Shares to the Offer.

•	Failure in Basic Financial Reporting. The Company is in default of its continuous disclosure obligations under Securities Laws in Alberta, British Columbia, and Ontario for, inter alia, failure to file its annual audited financial statements and annual management’s discussion and analysis for the period ended December 31, 2024 and its certifications of annual filings for the year ended December 31, 2024, as well as its interim unaudited financial statements and interim management’s discussion and analysis for the period ended March 31, 2025.

•	Self-Dealing Transactions. Faced with strong shareholder support for a transaction with CANEX, the board and management of Gold Basin responded by transferring opportunities and assets to related parties. On March 28, 2025, eight days following the public announcement of the unsolicited Mayfair Offer, Helix, an Australian Securities Exchange listed company, announced in a press release that it had entered into conditional binding letter agreements with Centric Minerals Management (USA) Inc. and White Hills Exploration LLC to acquire the White Hills Project, which directly adjoins the Company’s Gold Basin Project in Mojave County, Arizona. The beneficial owners of the vendors of the White Hills Project were Charles Straw, who is the President, interim Chief Executive Officer and a director of Gold Basin, and Calvin Heron, Gold Basin’s former consulting geologist and project manager. Helix’s press release discloses that the vendors will receive A$200,000 in cash and A$1.3 million in Helix shares in connection with these agreements, representing approximately 16.25% of Helix’s issued and outstanding share capital. Michael Povey is currently the Executive Chairman of Helix. Povey was the former Chief Executive Officer and a former director of Gold Basin – he resigned from these roles on January 9, 2023, and was re-appointed as a director of Gold Basin on March 8, 2024, before he again resigned on October 25, 2024. According to latest public disclosure records available, Povey remains engaged as a technical advisor of Gold Basin. It is not clear when Straw and Mr. Heron acquired the White Hills Project, but the White Hills Project was referenced in a November 2, 2022 press release of the Company as containing 12 exploration targets of interest to the Company.

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On April 28, 2025, one month following announcement of the Mayfair Offer, Gold Basin announced that it had executed a binding farm-in agreement (the “Helix Farm-In Agreement”) granting Helix the right to earn up to 40% of the Gold Basin Project and acquire a 1% net smelter royalty over the Gold Basin Project in consideration for the issuance of 150 million Helix shares, which are subject to escrow restrictions (the “Helix Transaction”). Gold Basin has provided no evidence to shareholders that the consideration offered in the Helix Transaction is fair or reasonable. Equally concerning, Gold Basin neither publicly disclosed the related party nature of the Helix Transaction nor filed a material change report in respect of the Helix Transaction or a copy of the Helix Farm-In Agreement as required under Securities Law. In addition, Gold Basin has not sought shareholder approval of the Helix Transaction. By conveying a material asset of the Company to a related party in the face of a take-over bid, the Helix Transaction also clearly constitutes an improper defensive tactic in contravention of National Policy 62-202 – Take-Over Bids – Defensive Tactics.

•	Disenfranchisement of Shareholders’ Voting Rights: The Company held its last annual general meeting on May 29, 2024 and under the BCBCA must hold its 2025 annual general meeting within 15 months (i.e., by August 28, 2025). The Company has failed to give notice to Shareholders or file proxy materials within the time frames set out under both applicable Securities Laws and the BCBCA for an annual general meeting to be held by August 28, 2025, demonstrating the Company’s intention not to hold an annual general meeting as required under the BCBCA, denying Shareholders their right to vote and entrenching a grossly underperforming Company Board and management team.

•	Risk of Insolvency. Gold Basin has repeatedly failed to pay critical suppliers over the last year, indicating a high risk of insolvency. The Company reported that, subsequent to the period ended September 30, 2024, it has been named as a defendant in a lawsuit commenced in the Superior Court of Arizona in Maricopa County by Harris Exploration Drilling & Associates in respect of a claim for outstanding payments of USD $285,193. On April 1, 2025, Gold Basin’s former Chief Financial Officer, Corporate Secretary and a former director, Mark Lotz, filed a notice of civil claim against Gold Basin for breach of a debt settlement agreement relating to $62,757.53 for unpaid directors fees. On May 28, 2025, Gold Basin’s auditors, Manning Elliott LLP, filed a notice of civil claim against Gold Basin for unpaid fees for accounting services of $77,065.14. TSX Trust Company terminated their registrar and transfer agency services for Gold Basin effective June 30, 2025. Further, based on a corporate search of the Company with the British Columbia Registry Services conducted on August 27, 2025, it was determined that Gold Basin is not in good standing and that no annual report had been filed since November 24, 2022. Under the Business Corporations Act (British Columbia), if a company fails to file its annual reports or other required documents for two consecutive years it may be struck by the Registrar of Companies from the British Columbia Corporate Registry, dissolved and cease existence as a corporation.

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•	History of Suspensions and Delisting. Gold Basin is not the first public company associated with its current and former management and directors to face stock exchange and securities regulatory sanctions. Povey served as Chairman, and Straw served as a technical consultant, of Silver Metal. Silver Metal was delisted from the Australian Stock Exchange on March 10, 2025 due to a continuous two-year suspension from trading. The Cease Trade Order and Halt in Gold Basin’s trading seems to be part of a continuing pattern of behavior by Povey and Straw.

The Offer represents an opportunity for Shareholders to put the Company’s poor share price performance, securities regulatory and stock exchange sanctions, financially damaging self-dealings, disregard for shareholder democracy and solvency issues behind them and embrace a combined entity with more focused management, greater financial strength, a well-positioned portfolio of mineral projects and far superior governance and regulatory compliance.

•	Support of Shareholders. Certain Shareholders, including representatives of the Discovery Group (as defined herein), have entered into Lock-Up Agreements pursuant to which they have agreed to deposit under the Offer all of the Shares held or to be acquired by them pursuant to the exercise of Convertible Securities, representing in the aggregate approximately 18% of the issued and outstanding Shares.

See Section 4 of the Circular, “Reasons to Accept the Offer”.

Purpose of the Offer and Plans for the Company:

The purpose of the Offer is to enable the Offeror to acquire all of the outstanding Shares. Depending on the number of Shares the Offeror acquires under the Offer, the Offeror intends to acquire any Shares not tendered to the Offer pursuant to a Subsequent Acquisition Transaction or, if a sufficient number of Shares are tendered to the Offer, a Compulsory Acquisition. See Section 8 of the Circular, “Purpose of the Offer and Plans for the Company”.

Following the successful completion of the Offer and a Compulsory Acquisition or Subsequent Acquisition Transaction relating thereto, the Offeror intends to cause the Company to apply to the TSXV to delist the Shares from trading and to apply to the OTC Market to remove the Shares from quotation.

If permitted by applicable Laws, subsequent to the successful completion of the Offer and any Compulsory Acquisition or Subsequent Acquisition Transaction, the Offeror intends to cause the Company to cease to be a reporting issuer under the applicable Securities Laws of each province and territory of Canada in which it has such status.

See Section 12 of the Circular, “Effect of the Offer on the Market for Shares, Listing and Public Disclosure by the Company”.

Conditions of the Offer:

The Offer is subject to certain conditions described herein being satisfied or, where permitted, waived at or prior to the Expiry Time or such earlier or later time during which Shares may be deposited under the Offer, excluding the Mandatory Extension Period or any extension(s) thereafter, including, among other things:

(a)	the Statutory Minimum Condition;

(b)	the CTO Revocation Condition;

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(c)	not less than 66⅔% of the outstanding Shares, on a fully diluted basis, (excluding Shares beneficially owned, or over which control or direction is exercised, by the Offeror or any person acting jointly or in concert with the Offeror, within the meaning of NI 62-104 (as defined herein)) will have been validly deposited under the Offer and not withdrawn at the Expiry Time of the Offer;

(d)	the Offeror shall have determined, in its reasonable judgment, that the Helix Farm-In Agreement has been terminated;

(e)	the Offeror shall have determined, in its reasonable judgment, that the proceeds of the Charrua Capital Loan have been used as publicly disclosed by the Company prior to the date of the Offer, and that the Charrua Capital Loan is on an arm’s-length basis;

(f)	the Offeror shall have determined, in its reasonable judgment, that there does not exist and there shall not have occurred or been publicly disclosed since October 1, 2024, any condition, event, circumstance, change, development, occurrence or state of facts (or condition, event, circumstance, change, development, occurrence or state of facts involving a prospective change or effect) which has or could reasonably be expected to have a Material Adverse Effect;

(g)	each of the Regulatory Approvals shall have been made, given, obtained, occurred or concluded, as the case may be, on terms and conditions satisfactory to the Offeror, in its reasonable discretion, and each such approval shall be in full force and effect and any such occurrence shall not have been invalidated in any manner; and

(h)	other customary conditions.

The Offeror reserves the right to withdraw or extend the Offer and to not take up and pay for any Deposited Shares unless each of the conditions of the Offer is satisfied or, if permitted, waived by the Offeror at or prior to the Expiry Time. The Statutory Minimum Condition and the CTO Revocation Condition cannot be waived by the Offeror.

See Section 4 of the Offer, “Conditions of the Offer” and a detailed summary of the Regulatory Approvals can be found in Section 16 of the Circular, “Regulatory Matters”.

Time for Acceptance:

The Offer is open for acceptance until 5:00 p.m. (Toronto Time) on December 12, 2025 or such later or earlier time or times and date or dates to which the Offer may be extended or accelerated by the Offeror from time to time, excluding the Mandatory Extension Period or any extension(s) thereafter, unless the Offer is withdrawn by the Offeror. See Section 2 of the Offer, “Time for Acceptance” and Section 5 of the Offer, “Extension, Acceleration and Variation of the Offer – Mandatory Extension Period”.

The initial deposit period under the Offer may be shortened in the following circumstances, subject to a minimum deposit period of at least 35 days from the date of the Offer: (i) if the Company issues a deposit period news release in respect of either the Offer or another offeror’s take-over bid that stipulates a deposit period of less than 105 days, the Offeror may vary the terms of the Offer to shorten the initial deposit period to at least the number of days from the date of the Offer as stated in the deposit period news release; or (ii) if the Company issues a news release announcing that it has agreed to enter into, or determined to effect, an Alternative Transaction, the Offeror may vary the terms of the Offer to shorten the initial deposit period to at least 35 days from the date of the Offer. In either case, the Offeror intends to vary the terms of the Offer by shortening the initial deposit period to the shortest possible period consistent with applicable Laws. See Section 5 of the Offer, “Extension, Acceleration and Variation of the Offer”.

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Manner of Acceptance:

Registered Shareholders (meaning Shareholders that have either a physical certificate representing Shares registered in their name or a DRS Advice or a similar document evidencing the electronic registration of ownership of their Shares) may accept the Offer by delivering to the Depositary a properly completed and executed Letter of Transmittal, in the form accompanying the Offer (printed on YELLOW paper), or a manually signed facsimile thereof, properly completed and duly executed in accordance with the instructions set out in the Letter of Transmittal (including a signature guarantee if required), and depositing it along with, if applicable, the certificate(s) representing your Shares and any other required documents, with the Depositary at the office specified in the Letter of Transmittal at or prior to 5:00 p.m. (Toronto Time) on December 12, 2025, unless the Offer is extended, accelerated or withdrawn by the Offeror, in accordance with the instructions in the Letter of Transmittal. See Section 3 of the Offer, “Manner of Acceptance – Letter of Transmittal”.

Alternatively, in circumstances where the certificate(s) representing Shares are not immediately available or the certificate(s) or any other required documents cannot be provided to the Depositary by the Expiry Time, registered Shareholders may accept the Offer by following the procedures for guaranteed delivery using the accompanying Notice of Guaranteed Delivery (printed on BLUE paper), or a manually signed facsimile thereof. See Section 3 of the Offer, “Manner of Acceptance – Procedure for Guaranteed Delivery”.

Shareholders may participate in the Offer (i) by following the procedures for book-entry transfer established by CDS, provided that a Book-Entry Confirmation through CDSX is received by the Depositary at its office in Toronto, Ontario specified in the Letter of Transmittal at or prior to the Expiry Time, or (ii) by following the procedures for book-entry transfer established by The Depository Trust Company (“DTC”) through the ATOP system, provided that a Book-Entry Confirmation, together with an Agent’s Message is received by the Depositary at its office in Toronto, Ontario specified in the Letter of Transmittal at or prior to the Expiry Time. Shareholders participating in the Offer through book-entry transfer must make sure such documents are received by the Depositary at or prior to the Expiry Time. See Section 3 of the Offer, “Manner of Acceptance – Acceptance by Book-Entry Transfer”.

Non-registered Shareholders whose Shares are held on their behalf, or for their account, by a broker, investment dealer, bank, trust company or other intermediary, should contact such intermediary directly in order to tender Shares to the Offer. Intermediaries may establish tendering cut-off times that are up to 48 hours prior to the Expiry Time. As a result, non-registered Shareholders wishing to tender their Shares should promptly and carefully follow the instructions provided to them by their broker, investment dealer, bank, trust company or other intermediary. See Section 3 of the Offer, “Manner of Acceptance”.

No fee or commission will be payable by a registered Shareholder who tenders his, her or its Shares to the Offer directly to the Depositary. A broker, nominee or other intermediary through whom a Shareholder holds Shares may charge a fee to tender any such Shares on behalf of such Shareholder. Shareholders should consult such broker, nominee or other intermediary to determine whether any charges will apply.

Take Up and Payment for Deposited Shares:

Upon the terms and subject to the conditions of the Offer, the Offeror will immediately take up Shares validly tendered to the Offer and not withdrawn pursuant to Section 8 of the Offer, “Right to Withdraw Deposited Shares”, and will pay for the Shares taken up as soon as possible, but in any event not later than three Business Days after taking up the Shares. The Offeror will take up and pay for Shares deposited under the Offer during the Mandatory Extension Period and any additional extension period, if applicable, not later than 10 days after such deposit. See Section 6 of the Offer, “Take Up and Payment for Deposited Shares”.

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Withdrawal of Deposited Shares:

Shares tendered in acceptance of the Offer may be withdrawn by or on behalf of the depositing Shareholder pursuant to the procedures outlined in Section 8 of the Offer, “Right to Withdraw Deposited Shares” in the following circumstances:

(a)	at any time before the deposited Shares have been taken up by the Offeror under the Offer;

(b)	if the deposited Shares have not been paid for by the Offeror within three Business Days after the Shares have been taken up by the Offeror under the Offer; or

(c)	at any time before the expiration of 10 days from the date upon which either:

(i)	a notice of change relating to a change which has occurred in the information contained in the Offer or the Circular, or any notice of change or notice of variation, in either case, that would reasonably be expected to affect the decision of a Shareholder to accept or reject the Offer (other than a change that is not within the control of the Offeror or of an affiliate of the Offeror unless it is a change in a material fact relating to the Offeror Common Shares), in the event that such change occurs before the Expiry Time or after the Expiry Time but before the expiry of all rights of withdrawal in respect of the Offer; or

(ii)	a notice of variation concerning a variation in the terms of the Offer (other than a variation in the terms of the Offer consisting solely of an increase in the consideration offered for the Shares under the Offer and an extension of the time for deposit to not later than 10 days after the date of the notice of variation or a variation in the terms of the Offer after the expiry of the initial deposit period consisting of either an increase in the consideration offered for the Shares or an extension of the time for deposit to not later than 10 days from the date of the notice of variation), is mailed, delivered or otherwise properly communicated (subject to abridgement of that period pursuant to such order or orders or other forms of relief as may be granted by applicable courts or Governmental Entities) and only if such deposited Shares have not been taken up by the Offeror at the date of the notice.

Acquisition of Shares Not Deposited Under the Offer:

If, by the Expiry Time or within 120 days after the date of the Offer, whichever period is the shorter, the Offeror takes up and pays for 90% or more of the outstanding Shares under the Offer (calculated on a fully-diluted basis), then the Offeror intends to acquire the remainder of the Shares by way of a Compulsory Acquisition, for consideration per Share not less than, and in the same form as, the Offer Consideration (as defined herein).

If the Offeror takes up and pays for an amount of Shares that is less than 90% of the outstanding Shares (calculated on a fully-diluted basis) or if a Compulsory Acquisition is not available to the Offeror or the Offeror elects not to pursue such Compulsory Acquisition, the Offeror intends to acquire the remainder of the Shares by way of a Subsequent Acquisition Transaction, for consideration per Share not less than, and in the same form as, the consideration paid by the Offeror under the Offer.

See Section 17 of the Circular, “Acquisition of Shares Not Deposited Under the Offer”.

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Regulatory Matters:

The Offeror’s obligation to take up and pay for Shares tendered under the Offer is conditional upon the CTO Revocation Condition having been met, the Regulatory Approvals having been obtained or concluded or, in the case of waiting or suspensory periods, expired or been waived or terminated. These approvals include, but are not limited to the Stock Exchange Approval (as defined herein). See Section 16 of the Circular, “Regulatory Matters”.

Certain Canadian Federal Income Tax Considerations:

Subject to the qualifications set forth in the Circular, if you are a resident of Canada and hold your Shares as capital property and you sell your Shares pursuant to the Offer, you generally will not realize a capital gain (or capital loss) as a result of an automatic tax-deferred “rollover” pursuant to Section 85.1 of the Tax Act (and the corresponding provisions of any applicable provincial legislation).

If you are not a resident of Canada, you generally will not be subject to tax under the Tax Act on any capital gain realized on a disposition of your Shares pursuant to the Offer, unless your Shares are “taxable Canadian property”.

The foregoing is a brief summary of Canadian federal income tax consequences only and is qualified by the description of Canadian federal income tax considerations in Section 18 of the Circular, “Certain Canadian Federal Income Tax Considerations”. Shareholders are urged to consult their own tax advisors to determine the particular tax consequences to them of a sale of Shares pursuant to the Offer or a disposition of Shares pursuant to any Compulsory Acquisition or Subsequent Acquisition Transaction.

See Section 18 of the Circular, “Certain Canadian Federal Income Tax Considerations”.

Certain United States Federal Income Tax Considerations:

The Offeror intends for the Offer, the Subsequent Acquisition Transaction and Compulsory Acquisition, as applicable, to be treated as a reorganization for U.S. federal income tax purposes. If the Offer is so treated, a U.S. Holder generally will not recognize gain or loss on the exchange of Shares for Offeror Common Shares pursuant to the Offer. The determination of whether the exchange pursuant to the Offer and any Subsequent Acquisition Transaction or Compulsory Acquisition will qualify for such treatment depends on the resolution of complex issues and facts, and there is no assurance that the exchange pursuant to the Offer or any Subsequent Acquisition Transaction or Compulsory Acquisition will qualify for such treatment.

The foregoing is a brief summary of U.S. federal income tax consequences only and is qualified by the description of U.S. federal income tax considerations in Section 19 of the Circular, “Certain United States Federal Income Tax Considerations”. Tax matters are very complicated, and the tax consequences of the Offer to a particular Shareholder will depend in part on such Shareholder’s circumstances. Accordingly, Shareholders are urged to consult their own U.S. tax advisors for a full understanding of the tax consequences of the Offer to them, including the applicability of U.S. federal, state, local and non-U.S. income and other tax Laws.

Risk Factors:

An investment in the Offeror Common Shares and the acceptance of the Offer are subject to certain risks. In assessing the Offer, Shareholders should carefully consider the risks described in the Circular. Such risks may not be the only risks applicable to the Offer or the Offeror. Additional risks and uncertainties not presently known by the Offeror or that the Offeror currently believes are not material may also materially and adversely impact the successful completion of the Offer or the business, operations, financial condition, financial performance, cash flows, reputation or prospects of the Offeror. See Section 22 of the Circular, “Risk Factors”.

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Partial Revocation of the Cease Trade Order

On May 6, 2025, the regulator of the Commission issued the Cease Trade Order against the Shares in response to the Company’s failure to file its annual audited financial statements and annual management’s discussion and analysis for the period ended December 31, 2024 and its certifications of annual filings for the year ended December 31, 2024. On August 18, 2025, the Commission issued the Partial Revocation Order partially revoking the Cease Trade Order in respect of the Offer and certain related transactions. The Partial Revocation Order will expire on January 31, 2026; provided, however, that if more than 50% of the outstanding Shares have been deposited under the Offer and taken up and paid for by the Offeror on or prior to January 31, 2026, the Partial Revocation Order will expire on April 30, 2026 in respect of a Compulsory Acquisition or a Subsequent Acquisition Transaction to facilitate the acquisition by the Offeror of 100% of the issued and outstanding Shares. See Section 25 of the Circular, “Cease Trade Order and Partial Revocation Order”. The Partial Revocation Order was issued solely to allow the Offeror to proceed with the Offer and the securities of Gold Basin will remain subject to the Cease Trade Order until a full revocation order is granted.

Information Agent and Depositary:

The Offeror has retained Laurel Hill Advisory Group to act as Information Agent and Computershare Investor Services Inc. to act as the Depositary for the Offer. The Information Agent may contact Shareholders by mail, telephone, other electronic means or in person and may request investment dealers, brokers, banks, trust companies and other nominees to forward materials relating to the Offer to beneficial owners of Shares. The Depositary: (i) will receive deposits of certificates representing Shares and accompanying Letters of Transmittal at the office specified in the Letters of Transmittal, facilitate book-entry only transfers of Shares tendered under the Offer and receive Notices of Guaranteed Delivery; (ii) will be responsible for giving certain notices, if required, and disbursing payment for Shares purchased by the Offeror under the Offer; and (iii) will assist with Shareholder identification and communication in respect of the Offer. The Information Agent and the Depositary will receive reasonable and customary compensation from the Offeror for its services in connection with the Offer, will be reimbursed for certain out-of-pocket expenses and will be indemnified against certain liabilities and expenses in connection with the Offer.

Questions and requests for assistance may be directed to the Information Agent using the contact information on the back page of the Circular.

See Section 24 of the Circular, “Information Agent and Depositary”.

Financial Information:

Shareholders should refer to Appendix B to the Circular for the Offeror’s audited consolidated financial statements for the years ended September 30, 2024 and 2023, and Appendix C to the Circular for the Offeror’s unaudited condensed interim consolidated financial statements for the three and six months ended March 31, 2025.

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THE OFFER

The accompanying Circular is incorporated into and forms part of the Offer and contains important information that should be read carefully before making a decision with respect to the Offer. Capitalized terms used in the Offer and not otherwise defined herein, shall have the respective meanings given thereto in the Glossary unless the context otherwise requires.

August 28, 2025

TO: THE HOLDERS OF COMMON SHARES OF GOLD BASIN RESOURCES CORPORATION

1.	THE OFFER

The Offeror is offering to purchase, upon the terms and subject to the conditions of the Offer, all of the issued and outstanding Shares (including any Shares which may become issued and outstanding after the date of the Offer and prior to the Expiry Time).

Upon acceptance of the Offer, each Shareholder whose Shares are taken up and paid for by the Offeror will be entitled to receive, in respect of all of his, her or its Shares, 0.592 of an Offeror Common Share per Share. The TSXV has conditionally approved the listing of the Offeror Common Shares offered to Shareholders pursuant to the Offer on the TSXV. Listing of the Offeror Common Shares will be subject to the Offeror fulfilling all of the applicable listing requirements of the TSXV.

The closing price of the Shares on the TSXV on May 6, 2025, the last trading day prior to the Cease Trade Order, was $0.045.

The closing prices of the Offeror Common Shares on the TSXV on August 27, 2025, the last trading day prior to the date of the Offer, was $0.075.

In no event will a Shareholder be entitled to a fractional Offeror Common Share. Where the aggregate number of Offeror Common Shares to be issued to a Shareholder as consideration under the Offer would result in a fraction of an Offeror Common Share being issuable, the number of Offeror Common Shares to be received by such Shareholder will be rounded down to the nearest whole number.

The Offer is made only for Shares and is not made for any Convertible Securities. Holders of Convertible Securities who wish to accept the Offer with respect to the underlying Shares should, to the extent permitted by the terms of the Convertible Securities, applicable Laws and the Cease Trade Order, exercise the rights under such Convertible Securities to acquire Shares and tender the underlying Shares in accordance with the terms of the Offer. Any such exercise must be completed sufficiently in advance of the Expiry Time to ensure that Shares will be available for tender at or prior to the Expiry Time or in sufficient time to comply with the procedures referred to in Section 3 of the Offer, “Manner of Acceptance” and Section 6 of the Circular, “Treatment of Convertible Securities”. The Partial Revocation Order does not provide for the acquisition of Shares upon the exercise of conversion rights under Convertible Securities.

The obligation of the Offeror to take up and pay for Shares pursuant to the Offer is subject to certain conditions. See Section 4 of the Offer, “Conditions of the Offer”.

The accompanying Circular, Letter of Transmittal and Notice of Guaranteed Delivery, all of which are incorporated into and form part of the Offer, contain important information that should be read carefully before making a decision with respect to the Offer.

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Shareholders whose Shares are registered in the name of an investment dealer, bank, trust company or other intermediary should immediately contact that intermediary for assistance if they wish to accept the Offer, in order to take the necessary steps to be able to deposit such Shares under the Offer.

Intermediaries likely have established tendering cut-off times that are up to 48 hours prior to the Expiry Time. Shareholders must instruct their brokers or other intermediaries promptly if they wish to tender.

2.	TIME FOR ACCEPTANCE

The Offer is open for acceptance from the date hereof until 5:00 p.m. (Toronto Time) on December 12, 2025 or such later or earlier time or times and date or dates to which the Offer may be extended or accelerated by the Offeror from time to time, unless the Offer is withdrawn by the Offeror. In addition to any Mandatory Extension Period (as described further below), the Expiry Time may be extended at the Offeror’s sole discretion pursuant to Section 5 of the Offer, “Extension, Acceleration and Variation of the Offer”. The Expiry Time may be subject to multiple extensions.

If the Offeror elects or is required to extend the Expiry Time for the Offer, it will publicly announce the variation, the new expiration time and date no later than 9:00 a.m. (Toronto Time) on the first Business Day after the previously scheduled expiration of the offer and, if required by applicable Laws, the Offeror will mail you a copy of the notice of variation. See Section 5 of the Offer, “Extension, Acceleration and Variation of the Offer – Mandatory Extension Period”.

3.	MANNER OF ACCEPTANCE

Letter of Transmittal

Registered Shareholders (meaning Shareholders that have either a physical certificate representing Shares registered in their name or a DRS Advice or a similar document evidencing the electronic registration of ownership of their Shares) may accept the Offer by depositing the following documents with the Depositary at the office specified in the Letter of Transmittal no later than the Expiry Time:

(a)	certificate(s) representing the Shares for which the Offer is accepted (if applicable);

(b)	a properly completed and executed Letter of Transmittal, in the form accompanying the Offer (printed on YELLOW paper), or a manually signed facsimile thereof, properly completed and duly executed in accordance with the instructions set out in the Letter of Transmittal (including a signature guarantee if required); and

(c)	any other documents required by the terms of the Offer or specified in the instructions set out in the Letter of Transmittal.

The Offer will be deemed to be accepted by a registered Shareholder only if the Depositary has actually received these documents at the office specified in the Letter of Transmittal at or prior to the Expiry Time. Alternatively, Shares may be deposited under the Offer in compliance with the procedures for guaranteed delivery set out below under the heading “– Procedure for Guaranteed Delivery” or in compliance with the procedures for book-entry transfers set out below under the heading “– Acceptance by Book-Entry Transfer”.

Non-registered Shareholders whose Shares are held on their behalf, or for their account, by a broker, investment dealer, bank, trust company or other intermediary, should contact such intermediary directly in order to tender Shares to the Offer. Intermediaries may establish tendering cut-off times that are up to 48 hours prior to the Expiry Time. As a result, non-registered Shareholders wishing to tender their Shares should promptly and carefully follow the instructions provided to them by their broker, investment dealer, bank, trust company or other intermediary.

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No fee or commission will be payable by a registered Shareholder who tenders his, her or its Shares to the Offer directly to the Depositary. A broker, nominee or other intermediary through whom a Shareholder holds Shares may charge a fee to tender any such Shares on behalf of such Shareholder. Shareholders should consult such broker, nominee or other intermediary to determine whether any charges will apply.

Letter of Transmittal Signature Guarantees

No signature guarantee is required in respect of the signature on the Letter of Transmittal if:

(d)	the Letter of Transmittal is signed by the registered owner of the Shares exactly as the name of the registered Shareholder appears on the certificate(s) representing such Shares, and the consideration to be received by such registered Shareholder pursuant to the Offer is to be delivered directly to such registered Shareholder; or

(e)	Shares are deposited for the account of an Eligible Institution (as defined herein).

In all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution. Additionally, if a certificate representing Shares is registered in the name of a Person other than a signatory of a Letter of Transmittal or if the consideration to be received pursuant to the Offer is to be delivered to a Person other than the registered holder of such Shares, the certificate must be endorsed or accompanied by an appropriate power of attorney, in either case, signed exactly as the name of the registered owner appears on the certificate with the signature on the certificate or power of attorney guaranteed by an Eligible Institution.

Procedure for Guaranteed Delivery

If a registered Shareholder wishes to accept the Offer and either: (1) the certificate(s) representing the Shareholder’s Deposited Shares are not immediately available; or (2) the Shareholder is unable to deliver the certificate(s) for Deposited Shares, the Letter of Transmittal and all other required documents (if any) to the Depositary by the Expiry Time, those Shares may nevertheless be tendered to the Offer provided that all of the following conditions are met:

(a)	such tender is made only at the principal office of the Depositary in Toronto, Ontario, by or through an Eligible Institution;

(b)	a Notice of Guaranteed Delivery, in the form accompanying the Offer (printed on BLUE paper) (or a manually signed facsimile thereof), properly completed and executed, including a guarantee to deliver by an Eligible Institution in the form set out in the Notice of Guaranteed Delivery, is received by the Depositary at its principal office in Toronto, Ontario at or before the Expiry Time; and

(c)	the certificate(s) representing the Deposited Shares in proper form for transfer, together with a properly completed and executed Letter of Transmittal (or a manually signed facsimile thereof) with signatures guaranteed if so required in accordance with the Letter of Transmittal and all other documents required by such Letter of Transmittal, or, in the case of a book-entry transfer, a Book-Entry Confirmation with respect to such Deposited Shares and all other documents required by the terms of the Offer and the Letter of Transmittal, are received at the Toronto, Ontario office of the Depositary by 5:00 p.m. (Toronto Time) on or before the second Business Day after the Expiry Time.

The Notice of Guaranteed Delivery must be delivered by registered mail or transmitted by facsimile or mailed to the Depositary at its principal office in Toronto, Ontario and must include a signature guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery. Delivery of the Notice of Guaranteed Delivery and the Letter of Transmittal and accompanying certificate(s) and other required documents to any office other than the Toronto, Ontario office of the Depositary does not constitute delivery for the purpose of satisfying the guaranteed delivery.

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Method of Delivery

The method of delivery of the certificate(s) representing Shares, the Letter of Transmittal, the Notice of Guaranteed Delivery and all other required documents is at the option and risk of the tendering Shareholder. The Offeror recommends that those documents, and certificate(s) for Shares, be delivered by registered mail to the Depositary, that a receipt with tracking be obtained and that the delivery be properly insured. It is recommended that the mailing be made sufficiently in advance of the Expiry Time to permit delivery to the Depositary at or prior to such time.

Delivery will only be effective upon actual receipt of the required documents by the Depositary.

Non-registered Shareholders

Non-registered Shareholders whose Shares are held on their behalf, or for their account, by a broker, investment dealer, bank, trust company or other intermediary, should contact such intermediary directly in order to tender Shares to the Offer. Intermediaries may establish tendering cut-off times that are up to 48 hours prior to the Expiry Time. As a result, non-registered Shareholders wishing to tender their Shares should promptly and carefully follow the instructions provided to them by their broker, investment dealer, bank, trust company or other intermediary.

Acceptance by Book-Entry Transfer

The Offeror understands that CDS and DTC will be issuing instructions to their participants as to the method of depositing Shares under the terms of the Offer.

Certain non-registered Shareholders whose Shares are held in CDS may also accept the Offer, through their respective CDS Participants (as defined herein), by following the procedures for a book-entry transfer established by CDS, provided that a Book-Entry Confirmation through CDSX is received by the Depositary at its office in Toronto, Ontario at or prior to the Expiry Time. The Depositary has established an account at CDS for the purpose of the Offer. Any financial institution or other entity that is a participant in CDS may cause CDS to make a book-entry transfer of a Shareholder’s Shares into the Depositary’s account in accordance with CDS’ procedures for such transfer. Delivery of Shares to the Depositary by means of a book-entry transfer will constitute a valid tender under the Offer provided that a Book-Entry Confirmation through CDSX is received by the Depositary at its office in Toronto, Ontario, Canada, at or prior to the Expiry Time. Shareholders, through their respective CDS Participants, who use CDSX to accept the Offer through a book-entry transfer of their holdings into the Depositary’s account with CDS at or prior to the Expiry Time shall be deemed to have completed and submitted a Letter of Transmittal and to be bound by the terms thereof and therefor such instructions received by the Depositary are considered a valid tender in accordance with the terms of the Offer.

Shareholders may also accept the Offer by following the procedures for book-entry transfer established by DTC through the ATOP system, provided that a Book-Entry Confirmation, together with an Agent’s Message (as described below) in respect thereof or a properly completed and executed Letter of Transmittal (including signature guarantee, if required) and all other required documents, are received by the Depositary at its office in Toronto, Ontario at or prior to the Expiry Time. The Depositary has established an account at DTC for the purpose of the Offer. Any financial institution or other entity that is a participant in DTC may cause DTC to make a book-entry transfer of a Shareholder’s Shares by their intermediary into the Depositary’s account in accordance with DTC’s procedures for such transfer. However, although delivery of Shares may be effected through book-entry transfer at DTC, either an Agent’s Message in respect thereof, or a Letter of Transmittal, properly completed and duly executed (including signature guarantee if required), and all other required documents, must, in any case, be received by the Depositary at its office in Toronto, Ontario at or prior to the Expiry Time. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the Depositary. Such documents or Agent’s Message should be sent to the Depositary.

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The term “Agent’s Message” means a message, transmitted by DTC to, and received by, the Depositary and forming part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgement from the participant in DTC depositing the Shares which are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal as if executed by such participant or intermediary and that the Offeror may enforce such agreement against such participant.

Shareholders who wish to accept the Offer by Book-Entry Confirmation should contact the Depositary for assistance. Contact details for the Depositary may be found on the last page of the Circular.

Determination of Validity

All questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance of Shares deposited pursuant to the Offer will be determined by the Offeror in its sole discretion, which determination will be final and binding on all parties. The Offeror reserves the absolute right to reject any and all deposits of Shares determined by it not to be in proper form, or if the issue of Offeror Common Shares in respect of such Shares is determined, in the opinion of the Offeror’s legal counsel, to be unlawful. The Offeror also reserves the absolute right to, in its sole discretion, waive any defect or irregularity in any deposit of Shares. None of the Offeror, the Depositary, the Information Agent or any other Person will be under any duty to give notification of any defect or irregularity in deposits or incur any liability for failure to give any such notice. The Offeror’s interpretation of the terms and conditions of the Offer (including the Letter of Transmittal and the Notice of Guaranteed Delivery) will be final and binding on all parties. The Offeror reserves the right to permit the Offer to be accepted in a manner other than as set forth herein.

Under no circumstances will any amount be paid by the Offeror or the Depositary by reason of any delay in taking up and paying for any Shares or in providing the Offer Consideration to any Person on account of any Shares accepted for take up and payment pursuant to the Offer.

Lost Certificates

If any certificate representing Shares has been lost, stolen or destroyed, the registered Shareholder of such Shares should complete a Letter of Transmittal as fully as possible and state in writing the circumstances surrounding the loss and forward the documents to the Depositary. The Depositary will, to the extent permissible, coordinate with the Company’s transfer agent and will advise the Shareholder of the steps that the Shareholder must take to obtain a replacement certificate for his, her or its Shares. Please allow for sufficient time in order to process the replacement and to receive the replacement certificate. The replacement certificate must be received by the Depositary before the Expiry Time.

Dividends and Distributions

Subject to the terms and conditions of the Offer and subject, in particular, to Shares being validly withdrawn by or on behalf of a depositing Shareholder, and except as provided below, by accepting the Offer pursuant to the procedures set forth above, a Shareholder irrevocably assigns to the Offeror, and the Offeror shall thereby acquire, free and clear of all liens, restrictions, charges, encumbrances, claims, adverse interests, equities and rights of others, all of the rights and benefits of a Shareholder in and to the Shares identified in the Letter of Transmittal delivered (or deemed to be delivered) to the Depositary (the “Deposited Shares”) and in and to all rights and benefits arising from such Deposited Shares, including any and all dividends, distributions, payments, securities, property or other interests, which may be declared, paid, accrued, issued, distributed, made or transferred on or in respect of the Deposited Shares or any of them, whether or not separate from the Deposited Shares, on and after the date of this Offer, including any dividends, distributions or payments on such dividends, distributions, payments, securities, property or other interests (collectively, “Distributions”).

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If, notwithstanding such assignment, any Distributions are received by or made payable to or to the order of a Shareholder, then: (a) the Offeror will be entitled to all rights and privileges as the owner of any such Distribution and such Distribution shall be received and held by such Shareholder for the account of the Offeror and shall be promptly remitted and transferred by the Shareholder to the Depositary for the account of the Offeror, accompanied by appropriate documentation of transfer; or (b) in its sole discretion, the Offeror may, in lieu of such remittance or transfer, reduce the amount of the consideration payable to such Shareholder by deducting from the number of Offeror Common Shares otherwise payable by the Offeror pursuant to the Offer the number of Offeror Common Shares equal to the amount or value of such Distribution, as determined by the Offeror, in its sole discretion.

The declaration or payment of any such Distribution, or the distribution or issuance of any such securities, rights or other interests with respect to the Shares, may have tax consequences not discussed in Section 18 of the Circular, “Certain Canadian Federal Income Tax Considerations” or Section 19 of the Circular, “Certain United States Federal Income Tax Considerations”. Shareholders should consult their own tax advisors in respect of any such Distribution.

Power of Attorney

The delivery of an executed Letter of Transmittal (including deemed delivery) (or, in the case of Shares deposited by book-entry transfer by the making of a book-entry transfer) to the Depositary irrevocably approves, constitutes and appoints, effective on and after the date that the Offeror takes up and pays for the Deposited Shares, each officer of the Offeror and any other Person designated by the Offeror in writing as the true and lawful agents, attorneys and attorneys-in-fact and proxies, with full power of substitution and re-substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), of the holder of the Deposited Shares (which Deposited Shares upon being taken up and paid for are, together with any Distributions thereon, hereinafter referred to as the “Purchased Securities”) with respect to the Purchased Securities, in the name and on behalf of such Shareholder:

(a)	to register or record the transfer and/or cancellation of such Purchased Securities (to the extent consisting of securities) on the appropriate register maintained by or on behalf of the Company;

(b)	for so long as any Purchased Securities are registered or recorded in the name of such Shareholder (whether or not they are now so registered or recorded), to exercise any and all rights of such Shareholder including the right to vote, to execute and to deliver any and all instruments of proxy, authorizations or consents in form and on terms satisfactory to the Offeror in respect of any or all Purchased Securities, to revoke any such instrument, authorization or consent, and to designate in such instrument, authorization or consent any Person or Persons as the proxy of such Shareholder in respect of the Purchased Securities for all purposes including in connection with any meeting or meetings (whether annual, special or otherwise or any adjournment or postponement thereof, including any meeting to consider a Subsequent Acquisition Transaction) of holders of relevant securities of the Company;

(c)	requisition and call (and receive and execute all forms, proxies, securityholder proposals and other documents and take other steps required to requisition and call) any meeting or meetings (whether annual, special or otherwise, or any adjournments or postponements thereof) of Shareholders;

(d)	to execute, endorse and negotiate, for and in the name of and on behalf of such Shareholder, any and all cheques or other instruments representing any Distribution payable to or to the order of, or endorsed in favour of, such Shareholder; and

(e)	to exercise any other rights of a holder of Shares with respect to such Purchased Securities.

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A Shareholder accepting the Offer under the terms of the Letter of Transmittal revokes any and all other authority, whether as agent, attorney, attorney-in-fact, proxy or otherwise, previously conferred or agreed to be conferred by the Shareholder at any time with respect to the Purchased Securities. The Shareholder accepting the Offer agrees that no subsequent authority, whether as agent, attorney, attorney-in-fact, proxy or otherwise, will be granted with respect to the Purchased Securities by or on behalf of the depositing Shareholder unless the Purchased Securities are not taken up and paid for under the Offer. A Shareholder accepting the Offer also agrees not to vote any of the Purchased Securities taken up and paid for under the Offer at any meeting (whether annual, special or otherwise or any adjournment or postponement thereof) of Shareholders and not to exercise any or all of the other rights or privileges attached to such Purchased Securities, or otherwise act with respect thereto. The Shareholder accepting the Offer agrees to execute and deliver to the Offeror, at any time and from time to time, as and when requested by, and at the expense of, the Offeror, any and all instruments of proxy, authorization or consent, in form and on terms satisfactory to the Offeror, in respect of any such Purchased Securities. Such Shareholder further agrees to designate in any such instruments of proxy, the Person or Persons specified by the Offeror as the proxyholder of the Shareholder in respect of all or any such Purchased Securities.

Further Assurances

A Shareholder accepting the Offer covenants under the terms of the Letter of Transmittal or book-entry transfer to execute, upon request of the Offeror, any additional documents, transfers and other assurances as may be necessary or desirable to complete the sale, assignment and transfer of the Purchased Securities to the Offeror or the implementation of the Offeror’s plans as described in Section 8 of the Circular, “Purpose of the Offer and the Offeror’s Plans for the Company”. Each authority therein conferred or agreed to be conferred may be exercised during any subsequent legal incapacity of such holder and shall, to the extent permitted by Law, survive the death or incapacity, bankruptcy or insolvency of the holder and all obligations of the holder therein shall be binding upon the heirs, executors, administrators, attorneys, personal representatives, successors and assigns of such Shareholder.

Binding Agreement

The acceptance of the Offer pursuant to the procedures set forth above constitutes a binding agreement between a depositing Shareholder and the Offeror, effective immediately following the Offeror taking up Shares deposited by such Shareholder, in accordance with the terms and conditions of the Offer. This agreement includes a representation and warranty by the depositing Shareholder that: (a) the Person signing the Letter of Transmittal or on whose behalf a book-entry transfer is made has full power and authority to deposit, sell, assign and transfer the Deposited Shares and all rights and benefits arising from such Deposited Shares; (b) the Person signing the Letter of Transmittal or on whose behalf a book-entry transfer is made, owns the Deposited Shares and has full power and authority to deposit, sell, assign, transfer and deliver the Deposited Shares and any Distributions being tendered to the Offer; (c) the Deposited Shares and Distributions have not been sold, assigned or transferred, nor has any agreement been entered into to sell, assign or transfer any of the Deposited Shares and Distributions, to any other Person; (d) the deposit of the Deposited Shares and Distributions complies with applicable Laws; and (e) when the Deposited Shares and Distributions are taken up and paid for by the Offeror in accordance with the terms of the Offer, the Offeror will acquire good title thereto, free and clear of all liens, restrictions, charges, encumbrances, claims and rights of others.

The Offeror reserves the right to permit the Offer to be accepted in a manner other than that set forth in this Section 3.

4.	CONDITIONS OF THE OFFER

Notwithstanding any other provision of the Offer, but subject to applicable Laws, and in addition to (and not in limitation of) the Offeror’s right to vary or change the Offer at any time prior to the Expiry Time pursuant to Section 5 of the Offer, “Extension, Acceleration and Variation of the Offer”, the Offeror will not take up, purchase or pay for any Shares unless, at or prior to the Expiry Time or such earlier or later time during which Shares may be deposited under the Offer, excluding the Mandatory Extension Period or any extension(s) thereafter, (i) there shall have been validly deposited under the Offer and not withdrawn that number of Shares that represent more than 50% of the outstanding Shares, excluding any Shares beneficially owned, or over which control or direction is exercised, by the Offeror or by any person acting jointly or in concert with the Offeror (the “Statutory Minimum Condition”); and (ii) the Partial Revocation Order shall remain in force and effect or the Offeror shall have determined, in its reasonable judgment, that the Cease Trade Order has been revoked, in whole or in part, on terms and conditions which do not cease trade, enjoin, prohibit or impose material limitations or conditions on or make materially more costly the making of the Offer, the purchase by or the sale to the Offeror of the Shares under the Offer, the issuance and delivery of the Offeror Shares for Shares taken up and paid for by the Offeror, the right of the Offeror to own or exercise full rights of ownership over the Shares, or the consummation of any Compulsory Acquisition or Subsequent Acquisition Transaction (the “CTO Revocation Condition”). In the event that either of the Statutory Minimum Condition or the CTO Revocation Condition are not satisfied, the Offeror will have the right to withdraw or terminate the Offer or to extend the period of time during which the Offer is open for acceptance. The Statutory Minimum Condition and the CTO Revocation Condition cannot be waived by the Offeror.

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In addition, subject to applicable Laws, the Offeror shall have the right to withdraw the Offer (or extend the Offer to postpone taking up and paying for any Shares tendered to the Offer), and shall not be required to take up, purchase or pay for, any Shares tendered to the Offer unless all of the following conditions are satisfied or, where permitted, waived by the Offeror at or prior to the Expiry Time or such earlier or later time during which Shares may be deposited under the Offer, excluding the Mandatory Extension Period or any extension(s) thereafter:

(a)	not less than 66⅔% of the outstanding Shares, on a fully diluted basis, (excluding Shares beneficially owned, or over which control or direction is exercised, by the Offeror or any person acting jointly or in concert with the Offeror, within the meaning of NI 62-104) will have been validly deposited under the Offer and not withdrawn at the Expiry Time of the Offer (the “Minimum Tender Condition”);

(b)	the Offeror shall have determined, in its reasonable judgment, that the Helix Farm-In Agreement has been terminated;

(c)	the Offeror shall have determined, in its reasonable judgment, that the proceeds of the Charrua Capital Loan have been used as publicly disclosed by the Company prior to the date of the Offer, and that the Charrua Capital Loan is on an arm’s-length basis;

(d)	holders of not less than 30% of the issued and outstanding Shares shall have entered into lock-up agreements with the Offeror, and have validly tendered and not withdrawn at the Expiry Time not less than 40,539,146 Shares and none of such lock-up agreements shall have been terminated;

(e)	the Offeror shall have determined, in its reasonable judgment, that there does not exist and there shall not have occurred or been publicly disclosed since October 1, 2024, any condition, event, circumstance, change, development, occurrence or state of facts (or condition, event, circumstance, change, development, occurrence or state of facts involving a prospective change or effect) which has or could reasonably be expected to have a Material Adverse Effect;

(f)	the Company shall have taken all corporate or all other actions necessary so that all outstanding Convertible Securities, including stock options, to the extent they are not exercised, are either terminated, surrendered or cancelled or otherwise dealt with in accordance with the Gold Basin Incentive Award Plan (as defined herein), to the satisfaction of the Offeror, acting reasonably, as at the Expiry Time of the Offer;

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(g)	each of the Regulatory Approvals shall have been made, given, obtained, occurred or concluded, as the case may be, on terms and conditions satisfactory to the Offeror, in its reasonable discretion, and each such approval shall be in full force and effect and any such occurrence shall not have been invalidated in any manner;

(h)	the Company and the Company Board shall not have taken any defensive actions or measures to limit the ability of the Offeror to complete the transactions contemplated in the Offer (including the adoption or implementation of any shareholder rights plan, change in capital structure of the Company, issuance of any Shares or securities convertible into Shares, or taken any other action that provides rights to the Shareholders to purchase any securities of the Company as a result of the Offer or any Compulsory Acquisition or Subsequent Acquisition Transaction);

(i)	the Offeror shall have determined, in its reasonable judgment, that:

(iii)	no inquiry, act, action, suit, demand, objection, opposition or proceeding shall have been threatened in writing, pending, taken or commenced by or before, and no judgment, decree or order shall have been issued by, any Governmental Entity (as defined herein) or by any elected or appointed public official or private person (including, without limitation, any individual, corporation, firm, group or other entity) in Canada, the United States or elsewhere, whether or not having the force of Law; and

(iv)	no Law shall have been proposed, enacted, promulgated, amended or applied (including with respect to the interpretation or administration thereof),

in either case: (A) to prevent or challenge the Offer or its validity or the Offeror’s ability to make or maintain the Offer or consummate any Compulsory Acquisition or Subsequent Acquisition Transaction; (B) to cease trade, enjoin, prohibit or impose material limitations or conditions on or make materially more costly the making of the Offer, the purchase by or the sale to the Offeror of the Shares under the Offer, the issuance and delivery of the Offeror Shares for Shares taken up and paid for by the Offeror, the right of the Offeror to own or exercise full rights of ownership over the Shares, or the consummation of any Compulsory Acquisition or Subsequent Acquisition Transaction, or which could have any such effect; (C) which has had or could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to materially and adversely affect the value of the Shares; (D) which seeks to prohibit or limit the ownership or operation by the Offeror of any material portion of the business or assets of the Company or its subsidiaries or to compel the Offeror or any of its affiliates to dispose of or hold separate any material portion of the business, properties or assets of the Company or its subsidiaries; or (E) which may make uncertain the ability of the Offeror or its affiliates to consummate the Offer, a Compulsory Acquisition or a Subsequent Acquisition Transaction;

(j)	the Offeror shall have determined, in its reasonable judgment, that neither the Company nor any of its subsidiaries has taken or proposed to take any action, agreed to take any action, disclosed that it intends to take any action or disclosed any previously undisclosed action taken by any of them, that could reasonably be expected to reduce the anticipated economic value to the Offeror of the acquisition of the Shares or impair the ability of the Offeror to proceed with the Offer, to take up and pay for Shares deposited under the Offer or consummate any Compulsory Acquisition or Subsequent Acquisition Transaction, including, without limitation:

(iii)	any purchase, license, lease or acquisition of an interest in assets or purchase of securities;

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(iv)	any sale, license, lease, pledge, disposition, abandonment, forfeiture or any other dealing with of an interest in assets of the Company, including, for greater certainty, any granting of a royalty interest, metals stream or sales of future production;

(v)	any amendment to their respective articles, by-laws or other constating documents;

(vi)	any capital expenditures other than in the ordinary course;

(vii)	any related party transaction to which the Company or any of its subsidiaries is a party;

(viii)	any incurrence of indebtedness or hedging or similar obligations, the granting of any liens or security or the entering into of any agreements restricting the grant of liens or security, in each case other than in the ordinary course;

(ix)	except as may be required by Law, the adoption, establishment or entering into of any new, or material amendment to any existing, employment, change in control, severance, compensation, benefit or similar agreement, arrangement or plan with or for one or more of the Company’s employees, consultants, officers or directors (other than the entering into of employment agreements with new employees after the date of the Offer, provided such agreements are entered into in the ordinary course), the making of grants or awards pursuant to any agreements, arrangements or plans to provide for increased benefits to one or more employees, consultants, officers or directors of the Company or making any payment or otherwise altering the terms of any outstanding awards (including, without limitation, any options to purchase Shares under the Gold Basin Incentive Award Plan) to provide for a payment or other entitlement that represents a material increase from that disclosed in the Company’s public filings or a material deviation from the past practice of the Company;

(x)	any waiver, release, relinquishment, impairment, grant, transfer, abandonment, forfeiture or amendment of, or any threat to, any material contractual rights, leases, licenses, permits, authorizations or other statutory rights;

(xi)	any guarantee of the payment of any material amount of indebtedness of a third party;

(xii)	any declaration, payment, authorization of any dividend, distribution or payment of or on any of its securities, other than interest payments on the Company’s outstanding indebtedness in the ordinary course;

(xiii)	any issuance of securities or options or rights to purchase any securities or derivatives tied to the price of any securities or altering any material term of any outstanding security of the Company or any agreement relating thereto, including by implementation of a new shareholder rights plan or similar agreement;

(xiv)	any take-over bid or tender offer (including, without limitation, an issuer bid or self-tender offer) or exchange offer, merger, amalgamation, plan of arrangement, reorganization, consolidation, business combination, reverse take-over, sale of all or substantially all of its assets, sale of securities, recapitalization, liquidation, dissolution, winding up or similar transaction involving the Company or any of its subsidiaries;

(xv)	any material joint venture or other mutual cooperation agreement or distribution agreement; or

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(xvi)	any proposal, plan or intention to do any of the foregoing, either publicly announced or communicated by or to the Company, or entering into any agreement or agreement in principle to do any of the foregoing;

(k)	the Offeror shall not have become aware of any adverse claims, impairments, rights, interests, limitations or other restrictions of any kind whatsoever not specifically and publicly disclosed by the Company prior to the date of the Offer, in respect of any of Gold Basin’s properties or assets, including any mineral rights or concessions;

(l)	the Offeror shall have determined, in its reasonable judgment, that no covenant, term or condition (individually or in the aggregate) exists in any material license, permit, instrument, indenture, loan or agreement to which the Company or any of its subsidiaries is a party or to which the Company or any of its assets are subject (including, without limitation, in respect of the Gold Basin Incentive Award Plan or any other incentive or similar plan of the Company or the Charrua Capital Loan) which, if the Offer, a Compulsory Acquisition or a Subsequent Acquisition Transaction were consummated, could reasonably be expected to:

(iii)	be impaired or otherwise adversely affected, or cause any obligation to vest or accelerate or become due prior to its stated due date (in each case, either immediately or after notice or passage of time or both), that could reasonably be expected to materially reduce the value to the Offeror of the Company or the Shares or could reasonably be expected to have a Material Adverse Effect;

(iv)	result in any material liability or obligation of the Offeror, the Company or any of their respective affiliates or subsidiaries, or result in any material restriction upon the Offeror, the Company or any of their respective affiliates or subsidiaries in respect of any of their businesses, operations or assets;

(v)	result in any breach or default under or cause the suspension or termination of, or give rise to any right of any party to suspend or terminate, any such license, permit, instrument or agreement or any material right or benefit thereunder of the Company or any of its subsidiaries;

(vi)	limit any material right or benefit of the Company or any of its subsidiaries under, or reduce the value, in any material respect, of any such license, permit, instrument, indenture, loan or agreement; or

(vii)	reduce the anticipated economic value to the Offeror of the acquisition of the Shares or impair the ability of the Offeror to proceed with the Offer, to take up and pay for Shares deposited under the Offer or consummate any Compulsory Acquisition or Subsequent Acquisition Transaction;

(m)	the Offeror shall have determined, in its reasonable judgment, that there shall not have occurred or been threatened in writing on or after the date of the Offer:

(iii)	any general suspension of trading in, or limitation on prices for, securities on the TSXV, other than the Halt;

(iv)	any extraordinary or material adverse change in the financial, banking or capital markets or in major stock exchange indices in Canada or the United States;

(v)	a declaration of a banking moratorium or any suspension of payments in respect of banks in Canada or the United States;

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(vi)	any limitation (whether or not mandatory) by any Governmental Entity on, or other event that, in the reasonable judgment of the Offeror, might affect the extension of credit by banks or other financial institutions;

(vii)	any material change in currency exchange rates or a suspension or limitation on the markets therefor, including Canada or the United States;

(viii)	a commencement of war or armed hostilities or other national or international calamity involving Canada or the United States; or

(ix)	in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof, that could reasonably be expected to reduce the anticipated economic value to the Offeror of the acquisition of the Shares or impair the ability of the Offeror to proceed with the Offer, to take up and pay for Shares deposited under the Offer or consummate any Compulsory Acquisition or Subsequent Acquisition Transaction;

(n)	neither the Offeror nor any of its affiliates shall have entered into a definitive agreement or an agreement in principle with the Company providing for an arrangement, amalgamation, merger, acquisition of assets or other business combination with Gold Basin or for the acquisition of securities of the Company or for the commencement of a new offer for the Shares, pursuant to which the Offeror has determined that this Offer will be withdrawn and/or terminated; and

(o)	the Offeror shall not have become aware of any untrue statement of material fact, or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made and at the date it was made (after giving effect to all subsequent filings prior to the date of the Offer in relation to all matters covered in earlier filings), in any document filed by or on behalf of the Company with any Securities Regulatory Authority or a similar securities regulatory authority in the United States or elsewhere, which the Offeror shall have determined, in its reasonable judgment, when considered either individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect.

The foregoing conditions, other than the Statutory Minimum Tender Condition and CTO Revocation Condition, are for the exclusive benefit of the Offeror. The Offeror may assert any of the foregoing conditions at any time, regardless of the circumstances giving rise to such assertion (other than any action or inaction by the Offeror or its affiliates). In all cases, when exercising its sole judgment or discretion, the Offeror intends to act reasonably. Except as described above, the Offeror may waive any of the foregoing conditions, other than the Statutory Minimum Tender Condition and the CTO Revocation Condition, in whole or in part, at any time and from time to time without prejudice to any other rights which the Offeror may have. Each of the foregoing conditions is independent of, and in addition to, each of the other foregoing conditions. The failure by the Offeror at any time to exercise or assert any of the foregoing rights shall not be deemed to constitute a waiver of any such right, the waiver of any such right with respect to particular facts or circumstances shall not be deemed to constitute a waiver with respect to any other facts or circumstances, and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time by the Offeror. Any determination by the Offeror concerning any event or other matter described in the foregoing conditions will be final and binding upon all parties.

Any waiver of a condition or the withdrawal of the Offer shall be effective upon written notice, or other communication confirmed in writing by the Offeror to that effect, to the Depositary at its principal office in Toronto, Ontario. The Offeror, promptly after giving any such notice, shall issue and file a news release announcing such waiver or withdrawal and shall cause the Depositary, if required by Law, as soon as practicable thereafter to notify the Company Shareholders thereof in the manner set forth in Section 9 of the Offer, “Notice and Delivery”, and shall provide a copy of such notice to the TSXV. If the Offer is withdrawn, the Offeror will not be obligated to take up, accept for payment or pay for any Shares deposited under the Offer and the Depositary will, at the Offeror’s expense, promptly return all documents tendered to the Depositary under the Offer including certificates representing Deposited Shares, Letters of Transmittal and related documents to the parties by whom they were deposited. See Section 7 of the Offer, “Return of Deposited Shares”.

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Any determination by the Offeror concerning any event or other matter described in the foregoing conditions of this Section 4 will be final and binding upon all parties.

5.	EXTENSION, ACCELERATION AND VARIATION OF THE OFFER

The Offer is open for acceptance from the date of the Offer until the Expiry Time, subject to extension, acceleration or variation in the Offeror’s sole discretion or as set out below, unless the Offer is withdrawn by the Offeror. In addition, if the Offeror takes up any Shares under the Offer, the Offer will be extended and remain open for the deposit of Shares for not less than 10 days from the date on which Shares are first taken up.

Subject to the limitations described below, the Offeror expressly reserves the right, in its sole discretion, at any time and from time to time while the Offer is open for acceptance (or at any other time if permitted by applicable Laws), to vary the terms of the Offer (including by extending or shortening the period during which Shares may be deposited under the Offer where permitted by applicable Laws).

Under applicable Laws, the Offeror is required to allow Shares to be deposited under the Offer for an initial deposit period of at least 105 days. The initial deposit period under the Offer may be shortened in the following circumstances, subject to a minimum deposit period of at least 35 days from the date of the Offer: (i) if the Company issues a deposit period news release in respect of either the Offer or another offeror’s take-over bid that stipulates a deposit period of less than 105 days, the Offeror may vary the terms of the Offer to shorten the initial deposit period to at least the number of days from the date of the Offer as stated in the deposit period news release; or (ii) if the Company issues a news release announcing that it has agreed to enter into, or determined to effect, an Alternative Transaction, the Offeror may vary the terms of the Offer to shorten the initial deposit period to at least 35 days from the date of the Offer. In either case, the Offeror currently intends to vary the terms of the Offer by shortening the initial deposit period to the shortest possible period consistent with applicable Laws.

If, before the Expiry Time or after the Expiry Time but before the expiry of all rights of withdrawal with respect to the Offer, the terms of the Offer are varied, including any reduction of the period during which Shares may be deposited under the Offer pursuant to applicable Laws, or any extension of the period during which Shares may be deposited under the bid pursuant to applicable Laws, and whether or not that variation results from the exercise of any right contained in the Offer, the Offeror will promptly give written notice of such change to the Depositary at its principal office in Toronto, Ontario. Upon the giving of such notice to the Depositary, the Expiry Time or withdrawal rights, as applicable, will be deemed to be extended to the date specified in such notice or as required by applicable Laws, or in the case of a variation, the Offer will be deemed to be varied in the manner described in such notice, as the case may be. The Offeror will, as soon as practicable after giving any such notice to the Depositary, publicly announce the extension, variation or change and, if required by applicable Laws, cause the Depositary to mail a copy of any such notice to Shareholders (and holders of Convertible Securities, as applicable) as required by applicable Securities Laws at their respective addresses appearing in the share register of the Company. In addition, the Offeror will provide a copy of such notice to the TSXV and the Securities Regulatory Authorities, as applicable. If there is a notice of variation, the period during which Shares may be deposited under the Offer must not expire before 10 days after the date of the notice of variation. If the Offeror is required to send a notice of variation before the expiry of the initial deposit period, the initial deposit period for the Offer must not expire before 10 days after the date of the notice of variation, and the Offeror must not take up Shares deposited under the Offer before 10 days after the date of the notice of variation. Any notice of variation of the Offer will be deemed to have been given and to be effective on the day on which it is delivered or otherwise communicated to the Depositary at its principal office in Toronto, Ontario.

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Also, if at any time before the Expiry Time, or at any time after the Expiry Time, but before the expiry of all rights of withdrawal with respect to the Offer, a change occurs in the information contained in the Offer and Circular, as amended from time to time, that would reasonably be expected to affect the decision of a Shareholder to accept or reject the Offer (other than a change that is not within the control of the Offeror or an affiliate of the Offeror, unless it is a change in a material fact relating to the Offeror Common Shares), the Offeror will give written notice of such change to the Depositary at its principal office in Toronto, Ontario. Upon the giving of such notice to the Depositary, the Expiry Time or withdrawal rights, as applicable, will be deemed to be extended to the date specified in such notice or as required by applicable Laws, or in the case of a variation, the Offer will be deemed to be varied in the manner described in such notice, as the case may be. The Offeror will, as soon as practicable after giving any such notice to the Depositary, publicly announce the extension, variation or change and, if required by applicable Laws, cause the Depositary to mail a copy of any such notice to Shareholders (and holders of Convertible Securities, as applicable) as required by applicable Securities Laws at their respective addresses appearing in the share register of the Company. In addition, the Offeror will provide a copy of such notice to the TSXV and the Securities Regulatory Authorities, as applicable. If the Offeror is required to send a notice of change before the expiry of the initial deposit period, the initial deposit period for the Offer must not expire before 10 days after the date of the notice of change, and the Offeror must not take up Shares deposited under the Offer before 10 days after the date of the notice of change. Any notice of extension, variation or change will be deemed to have been given and be effective on the day on which it is delivered or otherwise communicated to the Depositary at its principal office in Toronto, Ontario.

During any extension of the Offer, all Shares previously tendered and not withdrawn will remain subject to the Offer and may be accepted for purchase by the Offeror in accordance with the terms of the Offer, subject to Section 8 of the Offer, “Right to Withdraw Deposited Shares”. An extension of the Expiry Time, a variation of the Offer or a change in information will not, in and of itself, constitute a waiver by the Offeror of any of its rights under Section 4 of the Offer, “Conditions of the Offer”.

Notwithstanding the foregoing, but subject to applicable Laws, the Offeror may not make a variation in the terms of the Offer, other than a variation to extend the time during which Shares may be deposited under the Offer or a variation to increase the consideration for the Shares, after the Offeror becomes obligated to take up Shares deposited under the Offer. If the consideration being offered for the Shares under the Offer is increased, the increased consideration will be paid to all depositing Shareholders whose Shares are taken up under the Offer, whether or not such Shares were taken up before the increase.

Mandatory Extension Period

If, at the expiry of the initial deposit period, the Statutory Minimum Condition has been satisfied and all of the other conditions described in Section 4 of the Offer, “Conditions of the Offer”, have been satisfied or, where permitted, waived by the Offeror such that the Offeror takes up the Shares deposited under the Offer, the Offeror will extend the period during which Shares may be deposited and tendered to the Offer for a period of not less than 10 days following the expiry of the initial deposit period (the “Mandatory Extension Period”). The Offeror will not amend the Offer to shorten or eliminate the Mandatory Extension Period.

A Mandatory Extension Period will constitute an extension of the Offer under applicable Canadian Securities Laws. As such, the Offeror will provide a written notice of extension of the Offer with respect to the implementation of the Mandatory Extension Period, including the period during which the Offer will be open for acceptance, to the Depositary and will cause the Depositary to provide as soon as practicable thereafter a copy of such notice in the manner set forth in Section 9 of the Offer, “Notice and Delivery” to all Shareholders that have not had their Shares taken up pursuant to the Offer at the date of the extension. The same form and amount of consideration will be paid to Shareholders depositing Shares during the Mandatory Extension Period as would have been paid prior to the commencement of such period. The Offeror will permit the withdrawal of Shares deposited during the Mandatory Extension Period, at any time prior to the expiration of such Mandatory Extension Period; provided, however, that this right of withdrawal will not apply in respect of Shares which have been taken up and paid for by the Offeror. Subject to the foregoing sentence, the expiration time with respect to a subsequent Offer shall be 5:00 p.m. (Toronto Time) on the last day of the Mandatory Extension Period.

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6.	TAKE UP AND PAYMENT FOR DEPOSITED SHARES

If, at the expiry of the initial deposit period, the Statutory Minimum Condition has been satisfied and all of the other conditions described in Section 4 of the Offer, “Conditions of the Offer”, have been satisfied or, where permitted, waived by the Offeror, the Offeror will immediately take up Shares validly tendered to the Offer and not withdrawn pursuant to Section 8 of the Offer, “Right to Withdraw Deposited Shares”, and will pay for the Shares taken up as soon as possible, but in any event not later than three Business Days after taking up the Shares.

Any Shares deposited under the Offer after the first date on which Shares have been taken up by the Offeror, including Shares deposited under the Offer during the Mandatory Extension Period and any additional extension period, if applicable, will be taken up and paid for not later than 10 days after such deposit. See also Section 5 of the Offer, “Extension, Acceleration and Variation of the Offer – Mandatory Extension Period” above.

Subject to applicable Laws, the Offeror expressly reserves the right, in its sole discretion, to delay taking up and paying for any Shares or to terminate the Offer and not take up or pay for any Shares pursuant to the Offer if any condition specified in Section 4 of the Offer, “Conditions of the Offer”, is not satisfied or, where permitted, waived, by giving written notice thereof or other communication confirmed in writing to the Depositary at its principal office in Toronto, Ontario. The Offeror also expressly reserves the right, in its sole discretion and notwithstanding any other condition of the Offer, to delay taking up and paying for Shares in order to comply, in whole or in part, with any Law. The Offeror will not, however, take up and pay for any Shares deposited under the Offer unless it simultaneously takes up and pays for all Shares then validly deposited under the Offer and not withdrawn.

For the purposes of the Offer, the Offeror will be deemed to have taken up and accepted for payment Shares validly deposited and not validly withdrawn pursuant to the Offer if, as and when the Offeror gives written notice or other communication confirmed in writing to the Depositary of its take up and acceptance for payment of such Deposited Shares pursuant to the Offer at its principal office in Toronto, Ontario.

The Offeror will pay for Shares validly deposited under the Offer and not withdrawn by electronically delivering the requisite number of Offeror Common Shares to the Depositary for transmittal to depositing Shareholders. Under no circumstances will interest accrue or be paid by the Offeror or the Depositary to Persons depositing Shares, regardless of any delay in making payment for those Shares. No physical certificate(s) for Offeror Common Shares will be issued to Shareholders; rather, a DRS Advice will be delivered by the Depositary evidencing the electronic registration of the Offeror Common Shares that will be held in the name of the applicable Shareholders.

The Depositary will act as the agent of the Persons who have tendered Shares in acceptance of the Offer for the purposes of receiving payment under the Offer and transmitting that payment to such Persons, and receipt of payment by the Depositary will be deemed to constitute receipt of payment by those Persons who have properly deposited Shares pursuant to the Offer.

Settlement with each Shareholder who has validly tendered and not validly withdrawn Shares under the Offer will be made upon the Depositary forwarding the DRS Advice(s) for the Offeror Common Shares to which such Shareholder is entitled.

Subject to the foregoing and unless otherwise directed by the Letter of Transmittal, the DRS Advice(s) will be issued in the name of the registered Shareholder of the Shares so tendered. The DRS Advice(s) will be forwarded by first class insured mail to such Person at the address specified in the Letter of Transmittal. If no such address is specified, the DRS Advice(s) will be sent to the address of the Shareholder as shown on the securities register maintained by or on behalf of the Company. DRS Advices mailed in accordance with this paragraph will be deemed to be delivered at the time of mailing. Pursuant to applicable Laws, the Offeror may, in certain circumstances, be required to make withholdings from the amount otherwise payable to a Shareholder.

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No Offeror Common Shares will be delivered to any Person who is, or appears to the Offeror or the Depositary to be, a resident of any other foreign country unless such Offeror Common Shares may be lawfully delivered to such foreign country without further action by the Offeror. If the Offeror Common Shares cannot be lawfully delivered to such foreign country without further action, such Offeror Common Shares will be delivered by the Depositary to a broker retained for the purpose of effecting a sale on behalf of residents of such other foreign countries.

Shareholders tendering Shares will not be required to pay any fee or commission if they accept the Offer by tendering their Shares directly with the Depositary. A broker, nominee or other intermediary through whom a Shareholder holds Shares may charge a fee to tender any such Shares on behalf of such Shareholder. Shareholders should consult such broker, nominee or other intermediary to determine whether any charges will apply.

7.	RETURN OF DEPOSITED SHARES

If any Deposited Shares are not taken up and paid for pursuant to the terms and conditions of the Offer for any reason, or if certificates are submitted for more Shares than are tendered, certificate(s) evidencing any unpurchased Shares will be returned, at the Offeror’s expense, to the depositing Shareholder as soon as is practicable following the Expiry Time or the termination or withdrawal of the Offer. Unless otherwise directed in the Letter of Transmittal, certificate(s) representing unpurchased Shares will be forwarded to the address of the registered Shareholder as shown on the securities register maintained by or on behalf of the Company or in the case of Shares deposited by book-entry transfer of such Shares pursuant to the procedures set forth in Section 3 of the Offer, “Manner of Acceptance – Acceptance by Book-Entry Transfer”, by crediting the depositing holder’s account maintained with CDS or DTC in the amount of the unpurchased Shares.

8.	RIGHT TO WITHDRAW DEPOSITED SHARES

Except as otherwise stated in this Section 8 or as otherwise required by applicable Laws, all deposits of Shares under the Offer are irrevocable. Unless otherwise required or permitted by applicable Laws, any Shares deposited in acceptance of the Offer may be withdrawn by or on behalf of the depositing Shareholder:

(a)	at any time before the deposited Shares have been taken up by the Offeror under the Offer;

(b)	if the deposited Shares have not been paid for by the Offeror within three Business Days after the Shares have been taken up by the Offeror under the Offer; or

(c)	at any time before the expiration of 10 days from the date upon which either:

(iii)	a notice of change relating to a change which has occurred in the information contained in the Offer or the Circular, or any notice of change or notice of variation, in either case, that would reasonably be expected to affect the decision of a Shareholder to accept or reject the Offer (other than a change that is not within the control of the Offeror or of an affiliate of the Offeror unless it is a change in a material fact relating to the Offeror Common Shares), in the event that such change occurs before the Expiry Time or after the Expiry Time but before the expiry of all rights of withdrawal in respect of the Offer; or

(iv)	a notice of variation concerning a variation in the terms of the Offer (other than a variation in the terms of the Offer consisting solely of an increase in the consideration offered for the Shares under the Offer and an extension of the time for deposit to not later than 10 days after the date of the notice of variation or a variation in the terms of the Offer after the expiry of the initial deposit period consisting of either an increase in the consideration offered for the Shares or an extension of the time for deposit to not later than 10 days from the date of the notice of variation),

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is mailed, delivered or otherwise properly communicated (subject to abridgement of that period pursuant to such order or orders or other forms of relief as may be granted by applicable courts or Governmental Entities) and only if such deposited Shares have not been taken up by the Offeror at the date of the notice.

For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be received in a timely manner by the Depositary at the place of deposit of the relevant Shares. Any such notice of withdrawal must: (a) be made by a method, including a manually signed facsimile transmission, that provides the Depositary with a written or printed copy of such notice; (b) be signed by or on behalf of the Person who signed the Letter of Transmittal (or Notice of Guaranteed Delivery) that accompanied the Shares to be withdrawn; (c) specify the number of Shares to be withdrawn, the name of the registered Shareholder and the certificate number shown on the share certificate(s) representing each Share to be withdrawn; and (d) must be actually received by the Depositary at the place of deposit for the applicable Shares (or Notice of Guaranteed Delivery in respect thereof). No signature guarantee is required on a notice of withdrawal if the notice of withdrawal is signed by the registered Shareholder exactly as the name of the registered Shareholder appears on the certificate(s) representing Shares deposited with the Letter of Transmittal or if the Shares were deposited for the account of an Eligible Institution. In all other cases, the signature on a notice of withdrawal must be guaranteed by an Eligible Institution in the same manner as in a Letter of Transmittal (as described in the instructions set out therein). The withdrawal will take effect upon actual receipt by the Depositary of the properly completed notice of withdrawal.

Alternatively, if Shares have been deposited pursuant to the procedures for book-entry transfer, as set forth in Section 3 of the Offer, “Manner of Acceptance – Acceptance by Book-Entry Transfer”, any notice of withdrawal must specify the name and number of the account at CDS or DTC to be credited with the withdrawn Shares and otherwise comply with the procedures of CDS or DTC.

A withdrawal of Shares tendered to the Offer can only be accomplished in accordance with the foregoing procedures. The withdrawal will take effect only upon actual receipt by the Depositary of the properly completed and executed written notice of withdrawal.

Non-registered Shareholders whose Shares are held on their behalf, or for their account, by a broker, investment dealer, bank, trust company or other intermediary, should contact such intermediary directly in for assistance in withdrawing Shares. Such intermediaries may set deadlines for the withdrawal of Shares deposited under the Offer that are earlier than those specified above.

All questions as to form and validity (including time of receipt) of notices of withdrawal will be determined by the Offeror in its sole discretion and such determination will be final and binding. There will be no duty or obligation on the Offeror, the Depositary, the Information Agent or any other Person to give notice of any defect or irregularity in any notice of withdrawal, and no liability will be incurred by any of them for failure to give such notice.

Withdrawals may not be rescinded and any Shares properly withdrawn will thereafter be deemed not validly deposited for the purposes of the Offer. However, withdrawn Shares may be re-deposited at any subsequent time prior to the Expiry Time by again following any of the procedures described in Section 3 of the Offer, “Manner of Acceptance”.

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If the Offeror extends the period of time during which the Offer is open, is delayed in taking up or paying for the Shares or is unable to take up or pay for Shares for any reason, then, without prejudice to the Offeror’s other rights under the Offer, the Depositary may, subject to applicable Laws, retain on behalf of the Offeror all Deposited Shares and Distributions, unless such Shares are withdrawn in accordance with this Section 8 or pursuant to applicable Laws.

9.	NOTICE AND DELIVERY

Without limiting any other lawful means of giving notice, any notice which the Offeror or the Depositary may give or cause to be given under the Offer will be deemed to have been properly given to Shareholders if it is mailed by prepaid first class mail to the registered Shareholders at their respective addresses appearing in the appropriate registers maintained by the Company in respect of the Shares and will be deemed, unless otherwise specified by applicable Laws, to have been received on the first Business Day following the date of mailing. These provisions apply notwithstanding any accidental omission to give notice to any one or more Shareholders and notwithstanding any interruption of mail service in Canada following mailing. Except as otherwise required or permitted by Law, in the event of any interruption of mail service in Canada, the Offeror intends to make reasonable efforts to disseminate the notice by other means such as publication. Except as otherwise required or permitted by Law, if post offices are not open for the deposit of mail, or there is reason to believe that there is or could be a disruption in all or any part of the postal service, any notice which the Offeror or the Depositary may give or cause to be given under the Offer will be deemed to have been properly given and to have been received by Shareholders if: (a) it is given to the TSXV for dissemination through its facilities; (b) if it is published once in the National Edition of The Globe and Mail or The National Post; or (c) it is given to GlobeNewswire, MarketWire, Accesswire or Cision for dissemination through their facilities.

Unless post offices are not open for the deposit of mail, the Offer, the Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery will be mailed to registered Shareholders by first class mail, postage prepaid or made available in such other manner as is permitted by applicable regulatory authorities and the Offeror will use its reasonable efforts to furnish such documents to brokers, banks and similar Persons whose names, or the names of whose nominees, appear on the security holder list of the Company, or, if applicable, who are listed as participants in a clearing agency’s security position listing, for subsequent transmission to beneficial owners of Shares when such list or listing is received.

These materials are being sent to both registered and non registered owners of Shares. If you are a non registered owner, and these materials have been sent directly to you by the Offeror or its agent, your name and address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf.

Wherever the Offer calls for documents to be delivered to the Depositary, those documents will not be considered delivered unless and until they have been physically received at one of the addresses listed for the Depositary in the Letter of Transmittal or the Notice of Guaranteed Delivery, as applicable. Wherever the Offer calls for documents to be delivered to a particular office of the Depositary, those documents will not be considered delivered unless and until they have been physically received at the particular office at the address listed in the Letter of Transmittal or Notice of Guaranteed Delivery, as applicable.

10.	MAIL SERVICE INTERRUPTION

Notwithstanding the provisions of the Offer, the Circular, the Letter of Transmittal or the Notice of Guaranteed Delivery, any relevant documents will not be mailed if the Offeror determines that delivery thereof by mail may be delayed. Persons entitled to such relevant documents that are not mailed for the foregoing reason may take delivery thereof at the office of the Depositary in Toronto, Ontario until such time as the Offeror has determined that delivery by mail will no longer be delayed. Notwithstanding the provisions set out under Section 6 of the Offer, “Take Up and Payment for Deposited Shares”, any relevant documents not mailed for the foregoing reason will be conclusively deemed to have been delivered upon being made available for delivery to the depositing Shareholder at the office of the Depositary in Toronto, Ontario. Notice of any determination regarding mail service delay or interruption made by the Offeror will be given in accordance with the provisions set out under Section 9 of the Offer, “Notice and Delivery”.

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11.	CHANGES IN CAPITALIZATION

If, on or after the date of the Offer, the Company should divide, combine, reclassify, consolidate, convert or otherwise change any of the Shares or its capitalization, issue any Shares, or issue, grant or sell any Convertible Securities, or should disclose that it has taken or intends to take any such action, then the Offeror may, in its sole discretion and without prejudice to its rights under Section 4 of the Offer, “Conditions of the Offer”, make such adjustments to the consideration to be received by Shareholders pursuant to the Offer or other terms of the Offer (including the type of securities offered to be purchased and the consideration payable therefor) as it deems appropriate to reflect such division, combination, reclassification, consolidation or other change including the type of securities offered to be purchased and the consideration payable therefor. See Section 5 of the Offer, “Extension, Acceleration and Variation of the Offer”.

If, on or after the date of the Offer, the Company should declare, make or pay any distribution or payment on or declare, allot, reserve or issue any securities, rights or other interests with respect to any Shares, which is or are payable or distributable to Shareholders on a record date prior to the date of transfer into the name of the Offeror or its nominee or transferee on the securities register maintained by or on behalf of the Company in respect of Shares accepted for purchase under the Offer, then (and without prejudice to the Offeror’s rights under Section 4 of the Offer, “Conditions of the Offer”) any such distribution or payment of securities, property, rights, assets or other interests will be received and held by the depositing Shareholder for the account of the Offeror and will be promptly remitted and transferred by the depositing Shareholder to the Depositary for the account of the Offeror, accompanied by appropriate documentation of transfer. Pending such remittance, the Offeror will be entitled to all rights and privileges as the owner of any such distribution or payment of securities, property, rights, assets or other interests and may withhold the entire purchase price payable by the Offeror under the Offer or deduct from the consideration payable by the Offeror under the Offer the amount or value thereof, as determined by the Offeror in its sole discretion. See also Section 3 of the Offer, “Manner of Acceptance – Dividends and Distributions”.

12.	SHARES NOT DEPOSITED UNDER THE OFFER

The purpose of the Offer is to enable the Offeror to acquire all of the outstanding Shares. Depending on the number of Shares the Offeror acquires under the Offer, the Offeror intends to acquire any Shares not tendered to the Offer pursuant to a Subsequent Acquisition Transaction or, if a sufficient number of Shares are tendered to the Offer, a Compulsory Acquisition. See Section 17 of the Circular, “Acquisition of Shares Not Deposited Under the Offer”.

13.	MARKET PURCHASES

Except as set forth below and subject to the Cease Trade Order, the Offeror reserves the right to, and may, acquire or cause an affiliate to acquire beneficial ownership of the Shares by making purchases through the facilities of the TSXV at any time, and from time to time, prior to the Expiry Time subject to and in accordance with applicable Laws.

In no event will the Offeror make any such purchases of the Shares through the facilities of the TSXV until the third Business Day following the date of the Offer and the Offeror shall comply with the following requirements under Section 2.2(3) of NI 62-104, in the event it decides to make any such purchases: (a) such intention shall be stated in a news release issued and filed at least one Business Day prior to making such purchases; (b) the aggregate number of the Shares beneficially acquired shall not exceed five percent of the outstanding Shares as of the date of the Offer, calculated in accordance with applicable Laws; (c) the purchases shall be made in the normal course through the facilities of the TSXV; (d) the Offeror shall issue and file a news release containing the information required under applicable Laws immediately after the close of business of the TSXV on each day on which the Shares have been purchased; and (e) the broker involved in such trades shall provide only customary broker services and receive only customary fees or commissions, and no solicitation for the sale or purchase of the Shares shall be made by the Offeror or its agents (other than under the Offer) or the seller or its agents.

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Purchases pursuant to Section 2.2(3) of NI 62-104 will not be counted in any determination as to whether the Statutory Minimum Condition has been fulfilled, but will be counted in determining whether the Minimum Tender Condition has been satisfied.

The Partial Revocation Order does not provide for the acquisition by the Offeror of beneficial ownership of Shares by making purchases through the facilities of the TSXV. See Section 25 of the Circular, “Cease Trade Order and Partial Revocation Order”.

Although the Offeror has no present intention to sell Shares taken up under the Offer, it reserves the right to make or to enter into an arrangement, commitment or understanding at or prior to the Expiry Time to sell any of such Shares after the Expiry Time, subject to applicable Laws, the Cease Trade Order and compliance with Section 2.7(2) of NI 62-104.

For the purposes of this Section 13, the “Offeror” includes the Offeror and any Person acting jointly or in concert with the Offeror.

14.	OTHER TERMS OF THE OFFER

No broker, investment dealer or other Person (including the Depositary and the Information Agent) has been authorized to make any representation or warranty on behalf of the Offeror or any of its affiliates in connection with the Offer other than as contained in the Offer, Circular and the Letter of Transmittal and, if any such representation or warranty is given or made, it must not be relied upon as having been authorized. No broker, investment dealer or other Person shall be deemed to be the agent of the Offeror or any of its affiliates, the Depositary or the Information Agent for the purposes of the Offer.

The Offeror reserves the right to transfer or assign, in whole or in part, from time to time, to one or more of its affiliates, the right to purchase all or any portion of the Shares deposited pursuant to the Offer, but any such transfer or assignment will not relieve the Offeror of its obligations under the Offer and will in no way prejudice the rights of persons depositing Shares to receive prompt payment for Shares validly deposited and taken up pursuant to the Offer.

The Offer and all contracts resulting from the acceptance of the Offer shall be governed by and construed in accordance with the Laws of the Province of Alberta and the federal Laws of Canada applicable therein. Each party to any agreement resulting from the acceptance of the Offer unconditionally and irrevocably attorns in respect thereof to the non-exclusive jurisdiction of the courts of the Province of Alberta.

This document does not constitute an offer or a solicitation to any Person in any jurisdiction in which such offer or solicitation is unlawful. The Offer is not being made to (nor will deposits of Shares be accepted from or on behalf of) Shareholders residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the Laws of such jurisdiction. The Offeror may, in its sole discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction and extend the Offer to Shareholders in any such jurisdiction.

The Offeror, in its sole discretion, shall be entitled to make a final and binding determination of all questions relating to the interpretation of the Offer, the Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery, the validity (including of receipt) of any acceptance of the Offer and any withdrawal of Shares, including the satisfaction or non-satisfaction of any condition, and reserves the right to reject any and all deposits which the Offeror determines not to be in proper form or that may be unlawful to accept under the Laws of any applicable jurisdiction. The Offeror reserves the right to waive any defect in or irregularity in any deposit or notice of withdrawal with respect to any Share and the accompanying documents or any particular Shareholder or to permit the Offer to be accepted in any manner other than as set out in the Offer. There will be no duty or obligation on the Offeror, the Depositary, the Information Agent, or any other Person to give notice of any defect or irregularity in any deposit or notice of withdrawal, and no liability will be incurred by any of them for failure to give any such notice.

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The provisions of the Glossary, the Summary, the Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery accompanying the Offer, including the instructions contained therein, are incorporated into and form part of the terms and conditions of the Offer.

Where the Offer provides that the time for the taking of any action, the doing of any thing or the end of any period, expires or falls upon a day that is not a Business Day, the time shall be extended and action may be taken, the thing may be done or the period shall end as the case may be, on the next Business Day.

The Offer, together with the documents forming part of the Offer, constitute the take-over bid circular required under applicable Securities Laws with respect to the Offer. Shareholders are urged to refer to the accompanying Circular for additional information relating to the Offer.

Dated: August 28, 2025

CANEX Metals Inc.

(Signed) “Shane Ebert”
Shane Ebert
President

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CIRCULAR

The Circular is furnished in connection with the accompanying Offer dated August 28, 2025 by the Offeror to purchase, upon the terms and subject to the conditions described therein, all of the issued and outstanding Shares, including those Shares that may become outstanding upon the exercise, conversion or exchange of Convertible Securities. The terms and provisions of the Offer, Letter of Transmittal and Notice of Guaranteed Delivery are incorporated into and form part of the Circular. Capitalized terms used in the Circular and not otherwise defined herein, shall have the respective meanings given thereto in the Glossary unless the context otherwise requires.

1.	THE OFFEROR

Corporate Structure

The Offeror was originally incorporated under the laws of the Province of Quebec on March 15, 1971, and was continued under the ABCA on July 14, 2011. On April 3, 2017, the Offeror amended its articles to change its name from “Northern Abitibi Mining Corp.” to “CANEX Metals Inc.”.

The Offeror’s 100% owned subsidiary, Canexco, was incorporated on June 5, 2019, in Arizona, to conduct the Offeror’s exploration and development business in the United States.

The Offeror’s head and registered office is located at Suite 1620, 734 – 7th Avenue SW, Calgary, Alberta T2P 3P8, Canada.

The Offeror Common Shares trade on the TSXV under the symbol “CANX” and are quoted on the OTC Market under the symbol “NOMNF”.

Upon successful completion of the Offer and any Compulsory Acquisition or Subsequent Acquisition Transaction, Shareholders who receive Offeror Common Shares under the Offer or any Compulsory Acquisition or any Subsequent Acquisition Transaction will become shareholders of the Offeror. Additional information with respect to the Offeror Common Shares is set forth in Section 9 of the Circular, “Certain Information Concerning the Offeror Common Shares”.

Business of the Offeror

The Offeror is a junior mineral exploration company focused on advancing the 100% owned Gold Range Project in Mojave County, Arizona (the “Gold Range Project”) and the Louise Copper-Gold Porphyry Project in British Columbia (the “Louise Project”). Since inception, the efforts of the Offeror have been devoted to the acquisition, exploration, and development of mineral properties.

The Offeror’s principal asset is the 100% owned Gold Range Project, located in northern Arizona, in Mojave County. The project has yielded several near-surface, bulk-tonnage gold discoveries across a four kilometre gold-mineralized trend. The Gold Range Project represents an early-stage gold exploration opportunity with the potential for resource expansion through further drilling and exploration. In addition to the Gold Range Project, the Offeror is advancing the Louise Project in British Columbia which contains a large historic copper-gold resource. The Louise Project has seen limited deep or lateral exploration, providing near-term, low-cost discovery potential for copper and gold mineralization. The Offeror has recently completed a large scale and deep looking induced polarization geophysical survey at the Louise Project. The survey has identified two new high priority chargeability targets that have never been identified nor drill tested previously. One, the West Louise Target, is located two kilometres west of the historic Louise deposit and contains similar chargeability and resistivity values as known mineralization. The second, the Louise Deep Target, is a high chargeability zone located immediately north and below the historic Louise deposit. This target has potential to host the main body or roots of the faulted Louise system and identifying this target was a key objective of the survey.

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The Offeror is led by an experienced management team with a track record of multiple porphyry and bulk-tonnage discoveries across North America. The Company is supported by a significant shareholder, Altius Minerals Corporation (TSX: ALS), which has invested in the Offeror as a strategic sponsor.

Additional information regarding the Offeror is contained in Appendix A – “Information Regarding CANEX”, which should be read in conjunction with this Circular.

The Offeror’s filings with the applicable Securities Regulatory Authorities in Canada may be obtained through SEDAR+ at www.sedarplus.com.

2.	THE COMPANY

Gold Basin was incorporated on November 24, 2017 under the laws of the Province of British Columbia, and is a mineral exploration company engaged in the acquisition, exploration and development of mineral properties in North America.

Gold Basin’s principal asset is the Gold Basin Project, a 42 km² district-scale gold exploration property located in Mohave County, Arizona. The Gold Basin Project is accessible year-round via a 1.5-hour drive southeast of Las Vegas on U.S. Highway I-93. High-voltage power lines originating from the Hoover Dam crosscut the southern portion of the project area, providing access to infrastructure.

The registered and head office is located at Suite 880 – 320 Granville Street, Vancouver, British Columbia, Canada.

Prior to a Halt in trading ordered by CIRO on May 7, 2025, the Shares traded on the TSXV under the symbol “GXX”. The Shares also are quoted on the OTC Market under the symbol “GXXFF”.

For further information regarding the Company, refer to the Company’s filings with the applicable Securities Regulatory Authorities in Canada which may be obtained through SEDAR+ at www.sedarplus.com.

3.	BACKGROUND TO THE OFFER

The following is a summary of the material events, discussions and actions leading up to this Offer.

The Offeror has had discussions with the Company regarding potential merger opportunities and the relative valuation of the companies since 2022.

During 2023 and 2024, various meetings were held between the Offeror’s and the Company’s management and board members regarding the potential consolidation of the Gold Basin exploration district in Mojave County, Arizona by merging the Gold Basin Project and the Gold Range Project. While a number of the Company’s then directors, including Jim Paterson, John Robins and Darren Klinck, were supportive of merging the district, the Company’s Australia-based management were mostly opposed, but at times would express interest – especially when the Company was financially constrained.

In September 2023, the Company sent an informal merger ratio proposal by email to the Offeror, suggesting an exchange ratio of 1.0 Share for 3.75 Offeror Common Shares which represented a zero (0%) premium transaction. The Company did not find the valuation acceptable and the discussion did not advance.

During 2023, the valuations discussed were based on the then market capitalization of the Company, and a higher valuation was supported by the Company’s larger market capitalization. From September 2023 to November 2024, the market price of the Shares on the TSXV declined by approximately 80%, and the Company’s interim financial statements for the period ended September 30, 2024 reveals a substantial reduction of the Company’s cash, a large increase in debt (which includes the Charrua Capital Loan bearing interest at a rate of 15% per annum), and increased risk of insolvency. As a result, the subsequent merger discussions focused on a valuation of the Company being roughly equal to the Offeror.

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On November 28, 2024, the Offeror delivered a non-binding expression of interest directly to the Company Board and management proposing to merge either the Gold Basin Project or the Company into the Offeror. The Offeror proposed a cash and stock transaction with an effective merger ratio of 52.4% Offeror : 47.6% Company, with the Offeror paying $1,000,000 of the Company’s debt, representing a 60% premium to the November 27, 2024 closing price of the Shares on the TSXV and a 25% premium to the 30-day VWAP (as defined herein) of the Shares on the TSXV ending November 27, 2024. The Company rejected the proposal.

On February 20, 2025, Mayfair Acquisition Corp. (“Mayfair”), a reporting issuer in British Columbia and Ontario and whose shares are listed on the TSXV, made a formal proposal to the Offeror’s and the Company’s boards of directors for a shareholder approved business combination of the three entities. While the Offeror had constructive discussions with Mayfair regarding the proposal, it is the Offeror’s understanding that the Company did not engage with Mayfair.

Subsequently, on March 20, 2025, Mayfair issued a press release announcing its intention to make a take-over bid to acquire all of the issued and outstanding shares of both the Company and the Offeror in exchange for common shares of Mayfair (the “Mayfair Offer”). The Mayfair Offer proposed to merge the Offeror and the Company on an equal valuation basis (50% Offeror : 50% Company).

The Mayfair Offer was being made with the assistance of, and facilitated by, Discovery Group. Representatives of Discovery Group, including Jim Paterson, John Robins and Darren Klinck, were former directors of the Company. The Mayfair Offer was also supported by Shareholders, who together held significant shareholdings in the Company.

On March 28, 2025, eight days following the public announcement of the Mayfair Offer, Helix Resources Limited (“Helix”), an Australian Securities Exchange listed company, announced in a press release that it had entered into conditional binding letter agreements with Centric Minerals Management (USA) Inc. and White Hills Exploration LLC to acquire the White Hills Project (as defined below), which directly adjoins the Company’s Gold Basin Project in Mojave County, Arizona. Centric Minerals Management (USA) Inc. and White Hills Exploration LLC were the 100% registered and beneficial holder of the White Hills farm-in agreement and the associated private mineral claims and leases (the “White Hills Project”). The beneficial owners of the vendors of the White Hills Project were Charles Straw, who is the President, interim Chief Executive Officer and a director of the Company, and Calvin Heron, who appears to be the Company’s former consulting geologist and project manager. Helix’s press release discloses that the vendors will receive A$200,000 in cash and A$1.3 million in Helix shares in connection with these agreements. The Offeror understands the Helix shares to be received by the vendors will represent approximately 16.25% of Helix’s issued and outstanding share capital. It is not clear when Mr. Straw and Mr. Heron acquired the White Hills Project, but the White Hills Project was referenced in a press release of the Company dated November 2, 2022, as containing 12 exploration targets of interest to the Company.

On April 28, 2025, one month following the public announcement of the Mayfair Offer, the Company announced that it had executed a binding farm-in agreement with Helix whereby Helix has the right to earn a minority interest in the Gold Basin Project (the “Helix Joint Venture”). Under the Helix Joint Venture, Helix can earn a minority interest of up to 40% of the Gold Basin Project by spending AUD$3 million on the Project over two years (with the first AUD$1 million earning an initial 20% interest in the Gold Basin Project and each additional AUD$1 million earning a further 10% interest in the Gold Basin Project, up to a 40% interest). In addition, Helix will acquire a 1% net smelter royalty over the Gold Basin Project through the issuance of 150 million Helix shares.

Michael Povey is currently the Executive Chairman of Helix. Mr. Povey was the former Chief Executive Officer and a former director of the Company – he resigned from these roles on January 9, 2023, and was re-appointed as a director of the Company on March 8, 2024, before he again resigned on October 25, 2024. According to latest public disclosure records available, Mr. Povey remains engaged as a technical advisor of the Company. During Mr. Povey’s time with the Company, Charles Straw became the President and a director of the Company. Mr. Povey and Mr. Straw have been business associates in a number of ventures in the past and remain so engaged. Mr. Straw is currently a technical consultant to Silver Metal Group Limited (formerly Thomson Resources Limited), a company delisted from the Australian Stock Exchange on March 10, 2025 due to a continuous two-year suspension from trading, where Mr. Povey serves as Executive Chairman. Mr. Straw is also a former shareholder and director of Nuevo Royalty Limited (which is now controlled by Mr. Povey).

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The acquisition of the White Hills Project by Helix appears to raise concerning conflict of interest, self-dealing, fiduciary duties and corporate opportunity doctrine issues for the Company. The entering into of the Helix Joint Venture following the public announcement of the Mayfair Offer clearly constitutes an improper defensive tactic in contravention of National Policy 62-202 – Take-Over Bids – Defensive Tactics.

On May 1, 2025, Mayfair announced that it was “assessing its alternatives including litigation and regulatory complaints” due to the current regulatory issues facing the Company, as well as certain transactions involving the Company and its current and former senior management which Mayfair questioned as involving “apparent self-dealing and conflicts of interest”.

On May 6, 2025, the regulator of the Commission issued the Cease Trade Order in response to the Company’s failure to file its annual audited financial statements and annual management’s discussion and analysis for the period ended December 31, 2024 and its certifications of annual filings for the year ended December 31, 2024. The next day, CIRO imposed the Halt in trading of the Shares on the TSXV.

Notwithstanding the foregoing, the Offeror remains of the view that a combination of its and the Company’s mining projects in the Gold Basin exploration district in Mojave County, Arizona is strategically compelling and would benefit the Offeror Shareholders and the Shareholders, and stakeholders of both the Offeror and the Company.

Accordingly, the Offeror delivered a non-binding expression of interest to the Company on June 6, 2025, after the close of North American markets (the “June 6 EOI”) with respect to a proposed acquisition by the Offeror of all of the Shares in exchange for Offeror Common Shares in an all-share transaction. The June 6 EOI valued the Company and the Offeror equally based on the 30-day VWAP as of the date of the Cease Trade Order and would have resulted in the Offeror issuing 122,414,332 Offeror Common Shares at an exchange rate of 0.871 of an Offeror Common Shares for each one Share. The June 6 EOI valued the Company at $5.52 million implying a roughly 12% premium to the 30-day VWAP of the Shares prior to the imposition of the Cease Trade Order, based on the closing price of the Offeror Common Shares on June 5, 2025. The transactions contemplated by the June 6 EOI were explicitly subject to the revocation of the Cease Trade Order.

The June 6 EOI remained open for acceptance until 5:00 pm (Toronto time) on June 8, 2025. The Company has never responded to the June 6 EOI.

The Offeror announced, in a press release issued on June 9, 2025 (the “June 9 Press Release”), its intention to make a formal offer to acquire all of the Shares in an all-share transaction by way of a take-over bid under the Securities Act (British Columbia) and NI 62-104.

Similar to the June 6 EOI, the proposed offer in the June 9 Press Release valued the Company and the Offeror equally based on the 30-day VWAP of the Offeror Common Shares and the Shares as at the date of the Cease Trade Order and would result in the Offeror issuing 122,414,332 Offeror Common Shares at an exchange rate of 0.871 of an Offeror Common Share for each one Share. The proposed offer in the June 9 Press Release valued the Company at $8.57 million based on the Offeror Common Shares’ closing price on June 6, 2025, implying a roughly 41% premium to the closing price of the Shares on the TSXV prior to the Cease Trade Order. Based on the 30-day VWAP of the Offeror Common Shares as of June 6, 2025 and the 30-day VWAP of the Shares prior to the Cease Trade Order, the proposed offer in the June 9 Press Release implied a roughly 21% premium.

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The share exchange ratio of 0.871 of an Offeror Common Share for each Share was estimated inclusive of further dilution to the Offeror Common Shares and market capitalization appreciation from the subsequently completed $1 million non-brokered private placement by the Offeror in June 2025, which resulted in the Offeror issuing approximately 18,000,000 Offeror Common Shares at $0.055 per Offeror Common Share as announced in the June 9 Press Release.

The Offeror initially intended to formally commence the Offer on or around July 9, 2025 as disclosed in the June 9 Press Release; however, the initial targeted timeline was delayed due to: (i) the Offeror’s desire to first receive the Partial Revocation Order (as defined herein) from the Commission with respect to the Cease Trade Order prior to launching the Offer to ensure compliance with applicable Securities Laws and the Cease Trade Order, which Partial Revocation Order was issued to the Offeror on August 18, 2025, a copy of which is set forth in Appendix D to this Circular; and (ii) the failure of the Company to provide its shareholders list as required by applicable Securities Laws and the BCBCA.

New high priority geophysical targets from an induced polarization (“IP”) geophysical survey recently completed over the Louise Project as disclosed in the Offeror’s news release dated July 31, 2025 contributed to strong market performance by the Offeror Common Shares in early August 2025. As a result thereof, the Offeror has amended its previously announced share exchange ratio and hereby offers to purchase all of the Shares on the basis of 0.592 of an Offeror Common Share for each Share. The share exchange ratio of 0.592 of an Offeror Common Share for each Share was estimated inclusive of further dilution to the Offeror Common Shares from the Offeror’s acquisition of three mining claims at the Louise Project and the issuance of a total of 400,000 Offeror Common Shares as a result thereof. The table below shows the Offeror’s current share structure and the share exchange ratio:

	Company	Offeror
Shares outstanding	135,130,486	146,950,482
30-day VWAP immediately prior to the Cease Trade Order for the Company / prior to August 27, 2025 for the Offeror	0.036695	0.077
Market capitalization	$4,958,613	$11,315,187
Offeror Common Shares at $0.077 for $6.16 million		80,000,000
Offeror Common Share exchange ratio for one Share	0.592

The Offer represents a $1.16 million increase in consideration to the Shareholders compared to the June 9 Press Release indicated offer value, with a lower exchange ratio reflecting the strong market performance of the Offeror Common Shares over the past few months and significant increase in the Offeror’s market capitalization. The Offer represents a 24.2% premium to the 30-day volume weighted average price of the Gold Basin Shares prior to the Cease Trade Order, based on the 30-day volume weighted average price of the CANEX Shares as of August 27.

On August 21, 2025, Mayfair announced that it will no longer be pursuing the Mayfair Offer but that the representatives of the Discovery Group who were supporting the Mayfair Offer, being Jim Paterson, John Robins and Darren Klinck, will be supporting the Offer being made by CANEX.

The Offeror Board approved the making of the Offer and the contents of this Offer and Circular.

On August 28, 2025, the Offer was commenced.

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4.	REASONS TO ACCEPT THE OFFER

CANEX believes that the Offer provides a number of compelling benefits for Shareholders that Gold Basin cannot achieve on a standalone basis, including:

•	Significant Upfront Premium to Shareholders. The Offer represents a 24.2% premium to the 30-day volume weighted average price of the Gold Basin Shares prior to the Cease Trade Order, based on the 30-day volume weighted average price of the CANEX Shares as of August 27.

•	Consolidation of Gold Districts and Near-Term Exploration and Expansion. The Offer consolidates an advanced oxide gold exploration camp in Mojave County, Arizona hosting multiple zones of gold mineralization with strong drill results across an eight kilometre by eight kilometre area, opening up potential near-term exploration on favourable targets, which are fully permitted for near-term drill testing and expansion.

MAP: Mineral land positions of CANEX’s Gold Range Project (Red) and Gold Basin’s Gold Basin Project (Blue) are Adjacent.

•	Diversification. The Offer will provide Shareholders not only with exposure to a consolidated gold district in Mojave County, Arizona, but also to the Offeror’s Louise Project in British Columbia. On July 31, 2025, the Offeror announced results from an induced polarization (IP) geophysical survey which identified a new and previously unknown chargeability target two kilometres west of the historic Louise deposit and a steeply dipping zone of high chargeability below and to the north of the historic Louise deposit.

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•	Liquidity. The Offer will provide Shareholders with a more liquid investment. The TSXV has conditionally approved the listing of the Offeror Common Shares offered to Shareholders pursuant to the Offer on the TSXV. Listing will be subject to the Offeror fulfilling all of the applicable listing requirements of the TSXV. By contrast, trading in the Shares is restricted. On May 6, 2025, the Commission imposed the Cease Trade Order against the Shares. The next day, CIRO imposed the Halt in trading of the Shares on the TSXV. Gold Basin has yet to provide its Shareholders with any estimate of when a revocation of the Cease Trade Order and the Halt can be expected, if at all.

•	Offeror’s Highly Focused, Professional and Cost-Effective Management Team. The Offer places the consolidated district under the Offeror’s highly focused, professional and cost-effective management team, which will provide superior operational and governance oversight.

•	Extreme Risk and Prejudice to Shareholders under the Status Quo. Shareholders face extreme risk and prejudice to their investment if the Company Board and management team of Gold Basin continue to pursue their current course of conduct, including:

•	Negative Shareholder Return. The board and management of Gold Basin generated negative total shareholder returns of -43.75% in the year prior to the Cease Trade Order. Comparatively, CANEX (+50.00%), the TSX Global Gold Index (+63.16%) and the S&P/TSX Venture Gold (Sub Industry) Index (+79.36%) all achieved significant positive returns for investors in the year since August 27, 2024.

•	Loss of Liquidity. On May 6, 2025, the Commission imposed a Cease Trade Order against the Shares in response to Gold Basin’s failure to file its annual audited financial statements and annual management’s discussion and analysis for the period ended December 31, 2024 and its certifications of annual filings for the year ended December 31, 2024. The next day, CIRO imposed a Halt in trading of the Shares on the TSXV. Notwithstanding this loss of liquidity for Shareholders, Gold Basin has yet to provide Shareholders with any explanation for its failure to comply with its disclosure obligations under Securities Laws and stock exchange requirements or any estimate of when a revocation of the Cease Trade Order and the halt can be expected, if at all. Moreover, Gold Basin’s transfer agent, TSX Trust Company, terminated their relationship with Gold Basin effective June 30, 2025, demonstrating that Shareholders are unlikely to regain liquidity and the ability to sell their Shares in the near term if they do not tender such Shares to the Offer.

•	Failure in Basic Financial Reporting. The Company is in default of its continuous disclosure obligations under Securities Laws in Alberta, British Columbia, and Ontario for, inter alia, failure to file its annual audited financial statements and annual management’s discussion and analysis for the period ended December 31, 2024 and its certifications of annual filings for the year ended December 31, 2024, as well as its interim unaudited financial statements and interim management’s discussion and analysis for the period ended March 31, 2025.

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•	Self-Dealing Transactions. Faced with strong shareholder support for a transaction with CANEX, the board and management of Gold Basin responded by transferring opportunities and assets to related parties. On March 28, 2025, eight days following the public announcement of the unsolicited Mayfair Offer, Helix, an Australian Securities Exchange listed company, announced in a press release that it had entered into conditional binding letter agreements with Centric Minerals Management (USA) Inc. and White Hills Exploration LLC to acquire the White Hills Project, which directly adjoins the Company’s Gold Basin Project in Mojave County, Arizona. The beneficial owners of the vendors of the White Hills Project were Charles Straw, who is the President, interim Chief Executive Officer and a director of Gold Basin, and Calvin Heron, Gold Basin’s former consulting geologist and project manager. Helix’s press release discloses that the vendors will receive A$200,000 in cash and A$1.3 million in Helix shares in connection with these agreements, representing approximately 16.25% of Helix’s issued and outstanding share capital. Michael Povey is currently the Executive Chairman of Helix. Povey was the former Chief Executive Officer and a former director of Gold Basin – he resigned from these roles on January 9, 2023, and was re-appointed as a director of Gold Basin on March 8, 2024, before he again resigned on October 25, 2024. According to latest public disclosure records available, Povey remains engaged as a technical advisor of Gold Basin. It is not clear when Straw and Mr. Heron acquired the White Hills Project, but the White Hills Project was referenced in a November 2, 2022 press release of the Company as containing 12 exploration targets of interest to the Company.

On April 28, 2025, one month following announcement of the Mayfair Offer, Gold Basin announced that it had executed the Helix Farm-In Agreement granting Helix the right to earn up to 40% of the Gold Basin Project and acquire a 1% net smelter royalty over the Gold Basin Project in consideration for the issuance of 150 million Helix shares, which are subject to escrow restrictions (the “Helix Transaction”). Gold Basin has provided no evidence to shareholders that the consideration offered in the Helix Transaction is fair or reasonable. Equally concerning, Gold Basin neither publicly disclosed the related party nature of the Helix Transaction nor filed a material change report in respect of the Helix Transaction or a copy of the Helix Farm-In Agreement as required under Securities Law. In addition, Gold Basin has not sought shareholder approval of the Helix Transaction. By conveying a material asset of the Company to a related party in the face of a take-over bid, the Helix Transaction also clearly constitutes an improper defensive tactic in contravention of National Policy 62-202 – Take-Over Bids – Defensive Tactics.

•	Disenfranchisement of Shareholders’ Voting Rights: The Company held its last annual general meeting on May 29, 2024 and under the BCBCA must hold its 2025 annual general meeting within 15 months (i.e., by August 28, 2025). The Company has failed to give notice to Shareholders or file proxy materials within the time frames set out under both applicable Securities Laws and the BCBCA for an annual general meeting to be held by August 28, 2025, demonstrating the Company’s intention not to hold an annual general meeting as required under the BCBCA, denying Shareholders their right to vote and entrenching a grossly underperforming Company Board and management team.

•	Risk of Insolvency. Gold Basin has repeatedly failed to pay critical suppliers over the last year, indicating a high risk of insolvency. The Company reported that, subsequent to the period ended September 30, 2024, it has been named as a defendant in a lawsuit commenced in the Superior Court of Arizona in Maricopa County by Harris Exploration Drilling & Associates in respect of a claim for outstanding payments of USD $285,193. On April 1, 2025, Gold Basin’s former Chief Financial Officer, Corporate Secretary and a former director, Mark Lotz, filed a notice of civil claim against Gold Basin for breach of a debt settlement agreement relating to $62,757.53 for unpaid directors fees. On May 28, 2025, Gold Basin’s auditors, Manning Elliott LLP, filed a notice of civil claim against Gold Basin for unpaid fees for accounting services of $77,065.14. TSX Trust Company terminated their registrar and transfer agency services for Gold Basin effective June 30, 2025. Further, based on a corporate search of the Company with the British Columbia Registry Services conducted on August 27, 2025, it was determined that Gold Basin is not in good standing and that no annual report had been filed since November 24, 2022. Under the Business Corporations Act (British Columbia), if a company fails to file its annual reports or other required documents for two consecutive years it may be struck by the Registrar of Companies from the British Columbia Corporate Registry, dissolved and cease existence as a corporation.

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•	History of Suspensions and Delisting. Gold Basin is not the first public company associated with its current and former management and directors to face stock exchange and securities regulatory sanctions. Povey served as Chairman, and Straw served as a technical consultant, of Silver Metal. Silver Metal was delisted from the Australian Stock Exchange on March 10, 2025 due to a continuous two-year suspension from trading. The Cease Trade Order and Halt in Gold Basin’s trading seems to be part of a continuing pattern of behavior by Povey and Straw.

The Offer represents an opportunity for Shareholders to put the Company’s poor share price performance, securities regulatory and stock exchange sanctions, financially damaging self-dealings, disregard for shareholder democracy and solvency issues behind them and embrace a combined entity with more focused management, greater financial strength, a well-positioned portfolio of mineral projects and far superior governance and regulatory compliance.

•	Support of Shareholders. Certain Shareholders, including representatives of the Discovery Group (as defined herein), have entered into Lock-Up Agreements pursuant to which they have agreed to deposit under the Offer all of the Shares held or to be acquired by them pursuant to the exercise of Convertible Securities, representing in the aggregate approximately 18% of the issued and outstanding Shares.

5.	ACCEPTANCE OF THE OFFER

Other than the Supporting Shareholders who have entered into the Lock-up Agreements and hold Shares representing approximately 18% of the issued and outstanding Shares as at August 27, 2025, the Offeror has no knowledge regarding whether any Shareholders will accept the Offer.

6.	TREATMENT OF CONVERTIBLE SECURITIES

The Offer is made only for Shares and is not made for any Convertible Securities (including Options). Holders of Convertible Securities who wish to accept the Offer with respect to the underlying Shares should, to the extent permitted by the terms of the Convertible Securities, applicable Laws and the Cease Trade Order, exercise the rights under such Convertible Securities and tender the underlying Shares in accordance with the terms of the Offer. Any such exercise must be completed sufficiently in advance of the Expiry Time to ensure that Shares will be available for tender at or prior to the Expiry Time or in sufficient time to comply with the procedures referred to in Section 3 of the Offer, “Manner of Acceptance”. The Partial Revocation Order does not provide for the acquisition of Shares upon the exercise of conversion rights under Convertible Securities. Other than the Options, it is the Offeror’s understanding that there are no outstanding Convertible Securities. If any holder of Options does not exercise, convert, exchange or settle his, her or its Options, as the case may be, and deposit any resulting Shares under the Offer prior to the Expiry Time, such Options, as the case may be, may be replaced with similar convertible securities of the Offeror or may expire or be terminated, as the case may be, following the Expiry Time in accordance with their respective terms and conditions.

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The tax consequences to holders of Convertible Securities of exercising such Convertible Securities are not described in Section 18 of the Circular, “Certain Canadian Federal Income Tax Considerations” or Section 19 of the Circular, “Certain United States Federal Income Tax Considerations”. Holders of Convertible Securities are urged to consult their tax advisors regarding the potential tax consequences to them in connection with the decision whether to exercise such Convertible Securities.

7.	FRACTIONAL SHARES

In no event will a Shareholder be entitled to a fractional Offeror Common Share. Where the aggregate number of Offeror Common Shares to be issued to a Shareholder as consideration under the Offer would result in a fraction of an Offeror Common Share being issuable, the number of Offeror Common Shares to be received by such Shareholder will be rounded down to the nearest whole number.

8.	PURPOSE OF THE OFFER AND PLANS FOR THE COMPANY

Purpose of the Offer

The purpose of the Offer is to enable the Offeror to acquire all of the outstanding Shares. Depending on the number of Shares the Offeror acquires under the Offer, the Offeror intends to acquire any Shares not tendered to the Offer pursuant to a Subsequent Acquisition Transaction or, if a sufficient number of Shares are tendered to the Offer, a Compulsory Acquisition, as described in Section 17 of the Circular, “Acquisition of Shares Not Deposited Under the Offer”.

If for some reason the Offeror is unable to effect a Compulsory Acquisition or a Subsequent Acquisition Transaction as outlined above, the Offeror will evaluate other available alternatives. These alternatives could include, to the extent permitted by applicable Laws and the Cease Trade Order, purchasing additional Shares: (a) in the open market; (b) in privately negotiated transactions; (c) in another take-over bid or exchange offer or otherwise; or (d) from the Company. Any additional purchases of Shares could, subject to applicable Laws, be at a price greater than, equal to or less than the price to be paid for Shares under the Offer and could be for cash or securities or other consideration. Alternatively, the Offeror may decide not to pursue completion of the privatization of the Company and, to the extent permitted by applicable Laws and the Cease Trade Order, sell or otherwise dispose of any or all Shares acquired pursuant to the Offer. These transactions may be completed on terms and at prices then determined by the Offeror, which may vary from the terms and the price paid for Shares under the Offer.

Plans for the Company Following the Successful Completion of the Offer

If the Offer is successful, the Offeror intends to effect certain changes with respect to the composition of the Company Board to reflect the new shareholder base, and assemble the strongest candidates possible. The Offeror is considering how best to combine the operations of the Offeror and the Company following the successful completion of the Offer; however, as the Offeror has so far had an opportunity to review only the Company’s public disclosure filed with the Securities Regulatory Authorities, the Offeror has not developed any specific proposals with respect to the Company or its operations, or any changes in its assets, business strategies, management or personnel following the acquisition of the Shares pursuant to the Offer.

Following the successful completion of the Offer and a Compulsory Acquisition or Subsequent Acquisition Transaction relating thereto, the Offeror intends to cause the Company to apply to the TSXV to delist the Shares from trading and to apply to the OTC Market to remove the Shares from quotation.

If permitted by applicable Laws, subsequent to the successful completion of the Offer and any Compulsory Acquisition or Subsequent Acquisition Transaction, the Offeror intends to cause the Company to cease to be a reporting issuer under the applicable Securities Laws of each province and territory of Canada in which it has such status.

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See Section 12 of the Circular, “Effect of the Offer on the Market for Shares, Listing and Public Disclosure by the Company”.

9.	CERTAIN INFORMATION CONCERNING THE OFFEROR COMMON SHARES

Authorized and Outstanding Share Capital

The authorized share capital of CANEX consists of an unlimited number of Offeror Common Shares without par value.

As at June 30, 2025, there were 146,550,482 Offeror Common Shares. To the knowledge of the Offeror Board and executive officers of the Offeror, no Person beneficially owns, or exercises control or direction over, securities carrying 10% or more of the voting rights attached to any class of voting securities of the Offeror.

The holders of Offeror Common Shares are entitled to notice of, to attend and to one vote per Offeror Common Share held at any meeting of the shareholders of CANEX. The holders of Offeror Common Shares are entitled to receive dividends as and when declared by the Offeror Board. The holders of Offeror Common Shares are entitled in the event of any liquidation, dissolution or winding-up of CANEX, whether voluntary or involuntary, or any other distribution of the assets of CANEX among the holders of Offeror Common Shares for the purpose of winding-up its affairs in such assets of CANEX as are available for distribution.

Consolidated Capitalization

The following table sets forth the consolidated capitalization of the Offeror based on its unaudited consolidated financial statements as at March 31, 2025: (a) on an actual basis; and (b) as adjusted to take into account the acquisition by the Offeror of all outstanding Shares under the Offer. The financial information set out below should be read in conjunction with the Offeror’s unaudited interim consolidated financial statements for the three and six month periods ended March 31, 2025. Other than as set forth below, there have been no material changes to the Offeror’s share and loan capital since March 31, 2025.

Proforma Consolidated Capitalization	March 31, 2025
as at period ended (unaudited)	Actual	As adjusted
Debt	-	-
Share capital	21,822,820	25,822,682
Reserves	2,378,833	2,378,833
Deficit	-18,060,005	-18,060,005
Total Equity	6,141,648	10,141,510
Proforma Consolidated Capitalization	6,141,648	10,141,510

Price Range and Trading Volume

The Offeror Common Shares are listed and traded under the symbol “CANX” on the TSXV and quoted on the OTC Market under the symbol “NOMNF”.

The following table sets forth, for the periods indicated, the high and low trading prices (based on intra-day prices) in Canadian dollars and trading volumes of the Offeror Common Shares on the TSXV:

	Price Range
Period	High (CAD$)	Low (CAD$)	Volume
August 2024	0.055	0.040	1,646,466
September 2024	0.065	0.035	1,500,443
October 2024	0.050	0.040	4,015,186
November 2024	0.045	0.030	1,534,027
December 2024	0.040	0.030	4,470,613
January 2025	0.045	0.035	1,081,601
February 2025	0.055	0.040	3,231,848
March 2025	0.070	0.040	5,463,318
April 2025	0.050	0.040	593,451
May 2025	0.050	0.035	1,290,454
June 2025	0.080	0.045	2,809,125
July 2025	0.120	0.065	4,882,350
August 1 – 27, 2025	0.095	0.065	1,365,158

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The following table sets forth, for the periods indicated, the high and low trading prices (based on intra-day prices) in U.S. dollars and trading volumes of the Offeror Common Shares on the OTC Market:

	Price Range
Period	High (U.S.$)	Low (U.S.$)	Volume
August 2024	0.032	0.005	19,201
September 2024	0.032	0.032	-
October 2024	0.047	0.032	26,600
November 2024	0.047	0.020	7,895
December 2024	0.034	0.020	22,536
January 2025	0.023	0.020	14,000
February 2025	0.035	0.030	417,644
March 2025	0.032	0.004	7,700
April 2025	0.030	0.004	77,000
May 2025	0.040	0.004	197,720
June 2025	0.120	0.037	322,180
July 2025	0.060	0.045	140,700
August 1 – 27, 2025	0.060	0.050	128,168

The closing prices of the Offeror Common Shares on the TSXV and the OTC Market on August 27, 2025, the last trading day prior to the date of the Offer, was $0.075 and US$0.054, respectively.

Prior Sales

The following table summarizes the issuances of Offeror Common Shares and securities convertible into Offeror Common Shares in the 12-month period prior to the date hereof. Other than as summarized in the below table, the Offeror has not issued any Offeror Common Shares or securities convertible into Offeror Common Shares in the above-mentioned period of time:

Date	Type of Security Issued	Number of Securities Issued	Issuance/Exercise Price per Security ($)
November 14, 2024	Offeror Common Shares	2,444,445	0.045
November 14, 2024	Offeror Common Shares	4,616,665	0.060
November 25, 2024	Offeror Common Shares	555,555	0.045
November 25, 2024	Offeror Common Shares	416,700	0.060
November 25, 2024	Offeror Options	5,200,000	0.050
February 25, 2025	Offeror Common Shares	500,000	0.043
June 26, 2025	Offeror Common Shares	23,636,380	0.055
August 18, 2025	Offeror Common Shares	400,000	0.070

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Escrowed Securities

The Offeror does not have any escrowed securities.

Principal Holders of Offeror Common Shares

To the knowledge of the directors and senior officers of the Offeror, as of August 27, 2025, no one beneficially owns, directly or indirectly, or exercises control or direction over more than ten percent (10%) of the votes attached to the securities of the Offeror.

10.	TRADING IN SHARES TO BE ACQUIRED

Prior to the Halt in trading ordered by CIRO on May 7, 2025, the Shares traded on the TSXV under the symbol “GXX”. The Shares also are quoted on the OTC Pink Current Market (the “OTC Market”) under the symbol “GXXFF”.

The following table sets forth, for the periods indicated, the high and low trading prices (based on intra-day prices) in Canadian dollars and trading volumes of the Shares on the TSXV:

	Price Range
Period	High (CAD$)	Low (CAD$)	Volume
July 2024	0.100	0.055	3,871,918
August 2024	0.065	0.035	2,369,761
September 2024	0.045	0.030	1,557,878
October 2024	0.060	0.025	2,516,131
November 2024	0.035	0.025	2,212,809
December 2024	0.035	0.020	1,081,084
January 2025	0.035	0.025	1,171,470
February 2025	0.030	0.020	1,991,916
March 2025	0.050	0.020	2,599,476
April 2025	0.045	0.025	1,108,181
May 1 – 6, 2025(1)	0.050	0.030	242,860

Note (1): The Halt was ordered on May 7, 2025.

The following table sets forth, for the periods indicated, the high and low trading prices (based on intra-day prices) in U.S. dollars and trading volumes of the Shares on the OTC Market:

	Price Range
Period	High (U.S.$)	Low (U.S.$)	Volume
July 2024	0.074	0.042	200,510
August 2024	0.048	0.027	106,373
September 2024	0.032	0.020	164,100
October 2024	0.045	0.021	91,182
November 2024	0.024	0.021	31,600
December 2024	0.021	0.020	1,290
January 2025	0.030	0.013	8,111
February 2025	0.026	0.010	590,600
March 2025	0.028	0.018	474,810
April 2025	0.030	0.023	86,350
May 2025	0.090	0.021	22,670
June 2025	0.139	0.009	74,174
July 2025	0.088	0.020	24,600
August 1 – 27, 2025	0.278	0.010	10,700

The closing prices of the Shares on the OTC Market on August 27, 2025, the last trading day prior to the date of the Offer, was US$0.01.

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11.	BENEFICIAL OWNERSHIP OF AND TRADING IN SECURITIES

Beneficial Ownership

Neither the Offeror, nor any director or officer of the Offeror, nor, to the knowledge of the directors and officers of the Offeror after reasonable enquiry: (a) any associate or affiliate of an insider of the Offeror; (b) any insider of the Offeror (other than a director or officer of the Offeror); or (c) any Person or company acting jointly or in concert with the Offeror, beneficially owns or exercises control or direction over any of the securities of the Company.

Trading in the Company Securities

After reasonable enquiry, during the six month period preceding August 27, 2025, no securities of the Company have been purchased or sold by the Offeror or any director or officer of the Offeror, or, to the knowledge of the directors and officers of the Offeror after reasonable enquiry: (a) any associate or affiliate of an insider of the Offeror; (b) any insider of the Offeror (other than a director or officer of the Offeror); or (c) any Person or company acting jointly or in concert with the Offeror.

12.	EFFECT OF THE OFFER ON THE MARKET FOR SHARES, LISTING AND PUBLIC DISCLOSURE BY THE COMPANY

The purpose of the Offer is to enable the Offeror to acquire all of the outstanding Shares. Depending on the number of Shares the Offeror acquires under the Offer, the Offeror intends to acquire any Shares not tendered to the Offer pursuant to a Subsequent Acquisition Transaction or, if a sufficient number of Shares are tendered to the Offer, a Compulsory Acquisition. In such event, if permitted by applicable Laws, the Offeror intends to cause the Company to apply to delist the Shares from the TSXV and to remove the Shares from quotation on the OTC Market, and there will no longer be a trading market for the Shares.

Even if the Compulsory Acquisition or Subsequent Acquisition Transaction cannot be completed as quickly as intended, the purchase of Shares by the Offeror pursuant to the Offer will reduce the number of Shares that might otherwise trade publicly, as well as the number of Shareholders and would likely adversely affect the liquidity and market value of the remaining Shares held by the public. The rules and regulations of the TSXV establish certain criteria which, if not met, could, upon successful completion of the Offer, lead to the delisting of the Shares from the TSXV. Depending on the number of Shares purchased by the Offeror under the Offer or otherwise, it is possible that the Shares would fail to meet the criteria for continued listing on the TSXV. If this were to happen, the Shares could be delisted and this could, in turn, adversely affect the market or result in a lack of an established market for the Shares.

If permitted by applicable Laws, subsequent to the successful completion of the Offer and any Compulsory Acquisition or Subsequent Acquisition Transaction, the Offeror intends to cause the Company to cease to be a reporting issuer under applicable Securities Laws of each province and territory of Canada in which it has such status.

13.	COMPARISON OF SHAREHOLDER RIGHTS

If the Offer is consummated, Shareholders will receive Offeror Common Shares. As CANEX is a corporation existing under the provincial laws of Alberta, the rights of Offeror Shareholders are governed by the ABCA. The rights of Shareholders are currently governed by the BCBCA. Although the rights and privileges of shareholders under the ABCA and BCBCA are in many instances comparable, there are certain differences. The following is a summary of certain similarities and differences between the ABCA and BCBCA on matters pertaining to Shareholder rights. This summary is not exhaustive and is of a general nature only and is not intended to be, and should not be construed to be, legal advice to Shareholders. Accordingly, Shareholders should consult their own legal advisors with respect to information regarding the similarities and differences between the ABCA and BCBCA.

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Board of Directors

The BCBCA provides that a public company must have a minimum of three directors and does not impose any residency requirements on the director. The ABCA requires a public company to have a minimum of three directors, and also requires that at least one quarter of the directors be resident Canadians.

Place of Meetings

The BCBCA requires all meetings of shareholders to be held in British Columbia unless: (i) a location outside the province of British Columbia is provided for in the articles; (ii) the articles do not restrict the company from approving a location outside of the province of British Columbia for holding of the general meeting and the location of the meeting is approved by the resolution required by the articles for that purpose, or, if no resolution is required for that purpose by the articles, approved by ordinary resolution; or (iii) if the location for the meeting is approved in writing by the Registrar of Companies (British Columbia) before the meeting is held.

The ABCA provides that a meeting of shareholders may be held outside Alberta where the articles so provide or where all shareholders entitled to vote at such a meeting so agree.

Financial Assistance

The BCBCA requires disclosure of any financial assistance that is material to the company and that the company gives to:

•	persons known to be shareholders, beneficial owners of shares, directors, officers, or employees of the company or its affiliates;

•	associates of any of those persons; and

•	any person for the purpose of purchasing shares issued or to be issued by the company or an affiliate.

The ABCA requires disclosure of financial assistance given by a corporation to:

•	shareholders or directors of the corporation or its affiliates, any of their associates; and

•	to any person for the purpose of or in connection with the purchase of shares of the corporation or an affiliated corporation.

Shareholder Proposals

Both the ABCA and the BCBCA provide for shareholder proposals. Under the BCBCA, a registered or beneficial owner of voting shares may submit a shareholder proposal. To be eligible, the submitter must:

•	own at least 1% of the issued voting shares or shares with a fair market value over $2,000 at the time of signing;

•	have the proposal signed by all supporters who meet the ownership threshold collectively;

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•	submit the proposal at least 3 months before the anniversary of the last annual reference date;

•	provide declarations with the names, addresses, share ownership details, and registered owner (if different) for all signatories;

•	continue to own the required shares through to the date of the annual meeting to present the proposal.

Under the ABCA, a registered or beneficial owner of shares entitled to be voted at an annual meeting may submit a proposal. To be eligible, the registered or beneficial shareholder must either:

•	have owned for six months not less than 1% of the total number of voting shares or voting shares with a fair market value of a least $2,000; or

•	have the support of persons who have owned for six months not less than 1% of the total number of voting shares or voting shares with a fair market value of at least $2,000.

•	Under the ABCA, a registered holder of shares entitled to vote at an annual meeting of shareholders, or a beneficial owner of shares, may submit a proposal. To be eligible to make a proposal a person must:

•	be a registered holder or beneficial owner of at least one percent (1%) of all issued voting shares of the corporation for at least six months with a fair market value of a least $2,000;

•	have the support of other registered holders or beneficial owners of shares of at least five percent (5%) of the issued voting shares of the corporation;

•	provide to the corporation his or her name and address and the names and addresses of those registered holders or beneficial owners of shares who support the proposal; and

•	continue to hold or own the prescribed number of shares up to and including the day of the meeting at which the proposal is to be made.

Record Date for Voting

The ABCA permits a transferee of common shares after the record date for a shareholder meeting, not later than ten days before the shareholder meeting, to establish a right to vote at the meeting by providing evidence of ownership of common shares and demanding that the transferee’s name be placed on the voting list in place of the transferor. Under the BCBCA, transferees of shares after the record date or the deemed record date are not entitled to vote the transferred shares at the meeting.

Rights of Dissent

The BCBCA provides that shareholders, including beneficial holders, who dissent from certain actions being taken by a company, may exercise a right of dissent and require the company to purchase the shares held by such shareholder at the fair value of such shares. Under the BCBCA, a holder of shares of any class may dissent, subject to certain conditions, if a court order permits such dissent if such dissent is authorized by such resolution, or where the company proposes to: (a) alter the articles to alter restrictions on the powers of the company or on the business it is permitted to carry on; (b) adopt an amalgamation agreement; (c) approve an amalgamation under Division 4 of Part 9 of the BCBCA; (d) approve an arrangement, the terms of which arrangement permit dissent; (e) authorize or ratify the sale, lease or other disposition of all or substantially all of the company’s undertaking; or (f) authorize the continuation of the company into a jurisdiction other than British Columbia.

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The ABCA contains a similar dissent remedy, under which a shareholder may also require the company to purchase their shares at fair value in certain circumstances. These include proposals to: (a) amend the articles to add, change, or remove any provisions restricting or constraining the issue or transfer of shares of the class held by the dissenting shareholder; (b) amend the articles to add, change, or remove any restriction on the business or businesses the company may carry on; (c) amend the articles to add or remove an express statement establishing the unlimited liability of shareholders; (d) amalgamate with another corporation, subject to specified exceptions; (e) continue under the laws of another jurisdiction; or (f) sell, lease, or exchange all or substantially all of the company’s property.

Sale of Property

Under the BCBCA, the directors of a company may sell, lease or otherwise dispose of all or substantially all of the undertaking of the company only if it is in the ordinary course of the company’s business or with shareholder approval authorized by a special resolution of its shareholders. Under the BCBCA, a special resolution requires the approval of a special majority, which means the majority specified in a company’s articles, if such specified majority is at least two-thirds and not more than three-quarters of the votes cast by those shareholders voting in person or by proxy at a general meeting of the company. If the articles do not contain a provision stipulating the special majority, then a special resolution is passed by at least two-thirds of the votes cast on the resolution.

Under the ABCA, any proposed sale, lease or exchange of all or substantially all of the property of a corporation, other than in the ordinary course of business, must be approved by a special resolution passed by not less than two-thirds of the votes cast by shareholders voting in person or by proxy at a meeting of shareholders. The holder of shares of a class or series of shares of a corporation are entitled to vote separately as a class or series in respect of such a sale, lease or exchange if that class or series is affected by the sale, lease or exchange in a manner different from the shares of another class or series.

Amendments to the Articles of the Corporation

Changes to the articles of a company under the BCBCA will be effected by the type of resolution specified in the articles of a company, which, for many alterations, including change of name or alterations to the articles, could provide for approval solely by a resolution of the directors. In the absence of anything in the articles, most corporate alterations will require a special resolution of the shareholders to be approved by not less than two-thirds of the votes cast by the shareholders voting on the resolution. Alteration of the special rights and restrictions attached to issued shares requires, subject to the requirements set forth in the company’s articles, consent by a special resolution of the holders of the class or series of shares affected. A proposed amalgamation or continuation of a company out of the jurisdiction generally requires shareholders approve such a transaction by way of special resolution.

Under the ABCA, substantive amendments to a company’s charter documents must be authorized by a resolution passed by not less than two-thirds of the votes cast by shareholders voting on the resolution. In addition to requiring class approval for amendments that affect the rights of a particular class of shares, a special resolution of the affected class is also required in the following circumstances: (i) where a new class of shares is created with rights equal or superior to an existing class; (ii) where the rights of another class of shares with equal or superior rights are increased, or where the rights of a class with inferior rights are made equal to or superior to those of the existing class; or (iii) where another class of shares is made exchangeable or convertible into shares of the existing class. These approvals are required even if the affected class would not otherwise have voting rights. Holders of a series of shares are entitled to vote separately as a series only if the proposed amendment affects that series differently from other shares of the same class. In the case of an amalgamation under the ABCA, a special resolution must be passed by the holders of each class or series of shares, whether or not such shares otherwise carry the right to vote, if the amalgamation agreement contains a provision that, if included in an amendment to the articles, would entitle such holders to vote as a class or series.

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Oppression Remedies

Under the BCBCA, a shareholder of a company has the right to apply to a court on the ground that: (a) the affairs of the company are being or have been conducted, or that the powers of the directors are being or have been exercised, in a manner oppressive to one or more of the shareholders, including the applicant; or (b) some act of the company has been done or is threatened, or that some resolution of the shareholders or of the shareholders holding shares of a class or series of shares has been passed or is proposed, that is unfairly prejudicial to one or more of the shareholders, including the applicant. On such an application, the court may make such order as it sees fit, including an order to prohibit any act proposed by the corporation.

Under the ABCA, a registered or beneficial shareholder, former registered or beneficial shareholder, director, former director, officer or former officer of a corporation or any of its affiliates, or any other person who, in the discretion of a court, is a proper person to seek an oppression remedy, may apply to a court to rectify the matters complained of where: (a) any act or omission of a corporation or its affiliates effects a result; (b) the business or affairs of a corporation or any of its affiliates are or have been carried on or conducted in a manner; or (c) the powers of a corporation or any of its affiliates are or have been exercised in a manner, that is oppressive or unfairly prejudicial to, or that unfairly disregards the interests of, any securityholder, creditor, director or officer.

Shareholders’ Derivative Action

Under the BCBCA, a shareholder, including a beneficial shareholder, a director of a company, or any other person whom the court, in its discretion, considers to be an appropriate person, may, with leave of the court, initiate a legal proceeding in the name and on behalf of the company. Such proceedings may be brought to enforce a right, duty, or obligation owed to the company that the company itself could enforce, or to obtain damages for any breach thereof. With leave of the court, an applicant may also defend a legal proceeding brought against the company.

The ABCA provides for a broader derivative action remedy. In addition to shareholders and directors, this right extends to officers, former shareholders, former directors and officers, creditors of the company or its affiliates, and any other person whom the court considers to be a proper applicant. Furthermore, the ABCA permits derivative actions to be brought not only on behalf of the company itself, but also on behalf of any of its subsidiaries.

Requisition of Meetings

The BCBCA provides that one or more shareholders of a company holding in the aggregate not less than 5% of the issued voting shares of the company may give notice to the directors requiring them to call and hold a general meeting which meeting must be held within four months. If the directors do not call a meeting within 21 days of receiving the requisition, the requisitioning shareholders, or any one or more requisitioning shareholders, holding in the aggregate more than 2.5% of the issued voting shares of the company, may call the meeting.

The ABCA permits the holders of not less than 5% of the issued shares that carry the right to vote at a meeting sought to be held to require the directors to call and hold a meeting of the shareholders of the company for the purposes stated in the requisition. If the directors do not call a meeting within 21 days of receiving the requisition, any shareholder who signed the requisition may call the meeting.

Dissident Proxy Solicitation

The BCBCA does not place any restrictions on the method of soliciting proxies. However, under the ABCA, in the case of a solicitation by or on behalf of management of a corporation, a person is not entitled to solicit proxies unless a management proxy circular in prescribed form is made available in the prescribed manner to, among others, all of the shareholders whose proxies are solicited. Similarly, a person (other than management or on behalf of management) (a “Dissident”) is not entitled to solicit proxies unless a Dissident’s proxy circular in prescribed form and stating the purposes of the solicitation is made available in the prescribed manner to, among others, all of the shareholders whose proxies are solicited. Absent exemptive relief from the Alberta Securities Commission, a Dissident is only entitled to solicit proxies without making available a Dissident’s proxy circular if the total number of shareholders of the corporation entitled to vote at shareholder meetings is 15 or fewer.

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Form of Proxy and Information Circular

Both the ABCA and the BCBCA require a public company to provide notice of a general meeting and a form of proxy for use by every shareholder entitled to vote at such meeting as well as an information circular containing prescribed information regarding the matters to be dealt with at and the conduct of the meeting. The minimum notice a public company must give its shareholders for a general meeting is 21 days before the meeting date under the BCBCA.

The ABCA also provides that the minimum notice to be given by a company to its shareholders of the time and place of a meeting is 21 days before the date of the meeting and also provides that notice must not be given more than 50 days before the date of the meeting. The minimum notice requirements under the BCBCA and ABCA are in addition to the notice requirements under applicable securities law.

Further Information

For further information regarding the similarities and differences between the ABCA and the BCBCA, shareholders should consult their legal advisors and refer to the statutes.

14.	COMMITMENTS TO ACQUIRE SECURITIES OF THE COMPANY

Except pursuant to the Offer, neither the Offeror, nor any director or officer of the Offeror, nor, to the knowledge of the directors and officers of the Offeror after reasonable enquiry: (a) any associate or affiliate of an insider of the Offeror; (b) any insider of the Offeror (other than a director or officer of the Offeror); or (c) any Person or company acting jointly or in concert with the Offeror, has made any agreement, commitment or understanding to acquire securities of the Company.

15.	ARRANGEMENTS, AGREEMENTS OR UNDERSTANDINGS

There are no agreements, commitments or understandings made or proposed to be made between the Offeror and any of the directors or officers of the Company and no payments or other benefits are proposed to be made or given by the Offeror by way of compensation for loss of office or as to such directors or officers remaining in or retiring from office if the Offer is successful.

Other than as provided in the Lock-Up Agreements, there are no agreements, commitments or understandings made or proposed to be made between the Offeror and any security holder of the Company with respect to the Offer.

Lock-Up Agreements

The Offeror entered into Lock-Up Agreements in August 2025 with the Supporting Shareholders, who own, collectively, approximately 18% of the outstanding Shares. Pursuant to the Lock-Up Agreements, the Supporting Shareholders have agreed, among other things, to deposit their Shares, including Shares acquired upon exercise of Convertible Securities, under the Offer and, subject to certain limited exceptions, not to withdraw such Shares.

None of the Supporting Shareholders will receive consideration of greater value for the Shares they deposit to the Offer than that offered to the other Shareholders.

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16.	REGULATORY MATTERS

The Offeror’s obligation to take up and pay for Shares tendered under the Offer is conditional upon, among other things, all Regulatory Approvals having been made, given, obtained, occurred or concluded, as the case may be, on terms and conditions satisfactory to the Offeror, in its reasonable discretion, and each such approval shall be in full force and effect and any such occurrence shall not have been invalidated in any manner.

Securities Regulatory Matters

The distribution of the Offeror Common Shares under the Offer, a Compulsory Acquisition or a Subsequent Acquisition Transaction is or will be, as applicable, made pursuant to statutory exemptions from the prospectus and dealer registration requirements under applicable Canadian Securities Laws. While the resale of Offeror Common Shares issued under the Offer, a Compulsory Acquisition or a Subsequent Acquisition Transaction is subject to restrictions under the Securities Laws of certain Canadian provinces and territories, Shareholders in such provinces and territories generally will be able to rely on statutory exemptions from such restrictions.

Stock Exchange Listing Requirements

The TSXV has conditionally approved the listing of the Offeror Common Shares offered to Shareholders pursuant to the Offer on the TSXV. Listing will be subject to the Offeror’s fulfillment of all of the applicable listing requirements of the TSXV.

17.	ACQUISITION OF SHARES NOT DEPOSITED UNDER THE OFFER

Compulsory Acquisition

If, within four months after the date of the Offer, the Offer has been accepted by holders of the Shares holding at least 90% of the issued and outstanding Shares, other than the Shares held at the date of the Offer by or on behalf of the Offeror and its affiliates, the Offeror intends, to the extent possible, to acquire the Shares not deposited pursuant to the Offer pursuant to the provisions of Section 300 of the BCBCA (a “Compulsory Acquisition”) or by a Subsequent Acquisition Transaction (as more fully described under “Subsequent Acquisition Transaction” below) for consideration at least equivalent in value to the consideration paid pursuant to the Offer.

To exercise a statutory right of Compulsory Acquisition, the Offeror must give notice (the “Offeror’s Notice”) to each holder of the Shares to whom the Offer was made but who did not accept the Offer (and each person who subsequently acquires any such Shares) (in each case, a “Dissenting Offeree”) within five months after the date of the Offer of such proposed acquisition. If the Offeror’s Notice is sent to a Dissenting Offeree under Subsection 300(3) of the BCBCA, the Offeror is entitled and bound to acquire all of the Shares of that Dissenting Offeree for the same price and on the same terms contained in the Offer, unless the Supreme Court of British Columbia (the “Court”) orders otherwise on an application made by that Dissenting Offeree within two months after the date of the Offeror’s Notice.

Pursuant to any such application, the Court may fix the price and terms of payment for the Shares held by a Dissenting Offeree and make any such consequential orders and give any such directions as the Court considers appropriate. Unless the Court orders otherwise (or, if an application to the Court has been made pursuant to the provisions described in the immediately preceding sentence, at any time after that application has been disposed of) the Offeror, not earlier than two months after the date of the Offeror’s Notice, must send a copy of the Offeror’s Notice to the Company and pay or transfer to the Company the consideration representing the price payable by the Offeror for the Shares that are referred to in the Offeror’s Notice. On receiving a copy of the Offeror’s Notice and the consideration representing the price payable for the Shares referred to in the Offeror’s Notice, the Company will be required to register the Offeror as the holder of those Shares. Any such amount received by the Company must be paid into a separate account at a savings institution and, together with any other consideration so received, must be held by the Company, or by a trustee approved by the Court, in trust for the Dissenting Offerees.

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The foregoing is only a summary of the statutory right of a Compulsory Acquisition that may become available to the Offeror. The summary is not intended to be complete nor is it meant to be a substitute for the more detailed information contained in the provisions of Section 300 of the BCBCA. Shareholders should refer to Section 300 of the BCBCA for the full text of the relevant statutory provisions. The provisions of Section 300 of the BCBCA are complex and require strict adherence to notice and timing provisions, failing which the rights under such provisions may be lost or altered. Shareholders who wish to be better informed about the provisions of Section 300 of the BCBCA should consult their legal advisors.

The income tax consequences to a holder of Shares of a Compulsory Acquisition may differ from the income tax consequences to such holder having its Shares acquired pursuant to the Offer. See Section 18 of the Circular, “Certain Canadian Federal Income Tax Considerations”.

Shareholders should consult their legal advisors for a determination of their legal rights with respect to a Compulsory Acquisition.

Compelled Acquisition

Section 300(9) of the BCBCA provides that if the Offeror has not sent the Offeror’s Notice to each Dissenting Offeree within one month after becoming entitled to do so, the Offeror must send a written notice to each Dissenting Offeree stating that such Dissenting Offeree, within three months after receiving such notice, may require the Offeror to acquire the Shares held by such Dissenting Offeree. If a Dissenting Offeree requires the Offeror to acquire its Shares in accordance with these provisions, the Offeror must acquire those Shares for the same price and on the same terms contained in the Offer (a “Compelled Acquisition”).

The foregoing is only a summary of the statutory right of Compelled Acquisition that may become available to a holder of the Shares. The summary is not intended to be complete nor is it meant to be a substitute for the more detailed information contained in the provisions of Section 300 of the BCBCA. Shareholders should refer to Section 300 of the BCBCA for the full text of the relevant statutory provisions. The provisions of Section 300 of the BCBCA are complex and require strict adherence to notice and timing provisions, failing which the rights under such provisions may be lost or altered. Shareholders who wish to be better informed about the provisions of Section 300 of the BCBCA should consult their legal advisors.

The income tax consequences to a holder of the Shares of a Compelled Acquisition may differ from the income tax consequences to such holder having its Shares acquired pursuant to the Offer. See Section 18 of the Circular, “Certain Canadian Federal Income Tax Considerations”.

Shareholders should consult their legal advisors for a determination of their legal rights with respect to a Compelled Acquisition.

Subsequent Acquisition Transaction

If the Offeror acquires less than 90% of the Shares under the Offer, the right of Compulsory Acquisition described above is not available for any reason, or the Offeror chooses not to avail itself of the right of Compulsory Acquisition, the Offeror may, at its option, pursue other means of acquiring the remaining Shares not deposited under the Offer.

Such action may include causing one or more special meetings to be called of the then Shareholders to consider a statutory arrangement, amalgamation, merger, reorganization, amendment to the Company’s articles, consolidation, recapitalization or similar transaction involving the Offeror and/or an affiliate of the Offeror and the Company and/or the Shareholders for the purpose of the Company becoming, directly or indirectly, a wholly-owned subsidiary or affiliate of the Offeror (a “Subsequent Acquisition Transaction”). If the Offeror were to proceed with a Subsequent Acquisition Transaction, it is the Offeror’s current intention that the consideration to be paid to Shareholders pursuant to any such Subsequent Acquisition Transaction would be equal in value to and in the same form as the Offer Consideration payable under the Offer.

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Any such Subsequent Acquisition Transaction may also result in Shareholders having the right to dissent in respect thereof and demand payment of the fair value of their Shares pursuant to the BCBCA. The exercise of such right of dissent, if certain procedures are complied with by the holder, could lead to a judicial determination of fair value required to be paid to such Dissenting Offeree for its Shares. The fair value so determined could be more or less than the amount paid per Share pursuant to such transaction or pursuant to the Offer. The exact terms and procedures of the rights of dissent available to Shareholders will depend on the structure of the Subsequent Acquisition Transaction and will be fully described in the proxy circular or other disclosure document provided to Shareholders in connection with the Subsequent Acquisition Transaction.

The timing and details of a Subsequent Acquisition Transaction, if any, will necessarily depend on a variety of factors, including, without limitation, the number of Shares acquired pursuant to the Offer. If, after taking up Shares under the Offer, the Offeror owns at least 66 2/3% of the outstanding Shares on a fully-diluted basis and sufficient votes are cast by “minority” holders to constitute a majority of the “minority” on a fully-diluted basis pursuant to MI 61-101 (as defined herein), as discussed below, the Offeror should own sufficient Shares to be able to effect a Subsequent Acquisition Transaction. There can be no assurances that the Offeror will pursue a Compulsory Acquisition or Subsequent Acquisition Transaction.

The tax consequences to a Shareholder of a Subsequent Acquisition Transaction may differ from the tax consequences to such Shareholder of accepting the Offer. See Section 18 of the Circular, “Certain Canadian Federal Income Tax Considerations”.

Shareholders should consult their legal advisors for a determination of their legal rights with respect to a Subsequent Acquisition Transaction.

Securities Law Requirements for Business Combinations

MI 61-101 may deem a Subsequent Acquisition Transaction to be a “business combination” if such Subsequent Acquisition Transaction would result in the interest of a holder of the Shares being terminated without the consent of the holder, irrespective of the nature of the consideration provided in substitution therefor. The Offeror expects that any Subsequent Acquisition Transaction relating to the Shares will be a “business combination” under MI 61-101.

In certain circumstances, the provisions of MI 61-101 may also deem certain types of Subsequent Acquisition Transactions to be “related party transaction”. Moreover, if the Subsequent Acquisition Transaction is a “business combination” carried out in accordance with MI 61-101 or an exemption thereunder, the “related party” provisions therein do not apply to such transaction. Following completion of the Offer, the Offeror may be a “related party” of the Company for the purposes of MI 61-101, although the Offeror expects that any Subsequent Acquisition Transaction would be a “business combination” for purposes of MI 61-101 and that therefore the “related party transaction” provision of MI 61-101 would not apply to the Subsequent Acquisition Transaction. The Offeror intends to carry out any such Subsequent Acquisition Transaction in accordance with MI 61-101, or any successor provisions, or an exemption under MI 61-101, such that the “related party transaction” provisions of MI 61-101 would not apply to such Subsequent Acquisition Transaction.

MI 61-101 provides that, unless exempted, an issuer proposing to carry out a business combination is required to prepare a valuation of the affected securities (and, subject to certain exceptions, any non-cash consideration being offered therefor) and provide to the holders of the affected securities a summary of such valuation. The Offeror currently intends to rely on available exemptions (or, if such exemptions are not available, to seek discretionary relief from the applicable Securities Regulatory Authorities from the valuation requirements of MI 61-101). An exemption is available under MI 61-101 for certain business combinations completed within 120 days after the date of expiry of a formal take-over bid where the consideration per security under the business combination is at least equal in value to and is in the same form as the consideration that depositing security holders were entitled to receive in the take-over bid, provided that certain disclosure is given in the take-over bid disclosure documents (which disclosure has been provided herein). The Offeror currently intends that the consideration offered per Share under any Subsequent Acquisition Transaction proposed by it would be the same Offer Consideration offered to the Shareholders under the Offer and that such Subsequent Acquisition Transaction will be completed no later than 120 days after the Expiry Date and, accordingly, the Offeror expects to rely on these exemptions.

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Depending on the nature and terms of the Subsequent Acquisition Transaction, the Offeror expects the provisions of the BCBCA and the Company’s constating documents will require the approval of 66 2/3% of the votes cast by holders of the outstanding Shares at a meeting duly called and held for the purpose of approving the Subsequent Acquisition Transaction. MI 61-101 would also require that, in addition to any other required security holder approval, in order to complete a business combination (such as a Subsequent Acquisition Transaction), the approval of a majority of the votes cast by “minority” shareholders of each class of affected securities must be obtained unless an exemption is available or discretionary relief is granted by applicable Securities Regulatory Authorities. If, however, following the Offer, the Offeror and its affiliates are the registered holders of 90% or more of the Shares at the time the Subsequent Acquisition Transaction is initiated, the requirement for minority approval would not apply to the transaction if an enforceable appraisal right or substantially equivalent right is made available to minority shareholders.

In relation to the Offer and any subsequent business combination, the “minority” Shareholders entitled to vote will be, unless an exemption is available or discretionary relief is granted by applicable Securities Regulatory Authorities, all Shareholders other than: (a) the Offeror (other than in respect of the Shares acquired pursuant to the Offer as described below); (b) any “interested party” (within the meaning of MI 61-101); (c) certain “related parties” of the Offeror or of any other “interested party” (in each case within the meaning of MI 61-101) including any director or senior officer of the Offeror, affiliate or insider of the Offeror or any of its directors or senior officers; and (d) any “joint actor” (within the meaning of MI 61-101) with any of the foregoing persons.

MI 61-101 also provides that the Offeror may treat the Shares acquired under the Offer as “minority” shares and to vote them, or to consider them voted, in favour of such business combination if, among other things: (a) the business combination is completed no later than 120 days after the Expiry Time; (b) the consideration per security in the business combination is at least equal in value to and in the same form as the Offer Consideration paid under the Offer; and (c) the Shareholder who tendered such Shares under the Offer was not (i) a “joint actor” (within the meaning of MI 61-101) with the Offeror in respect of the Offer; (ii) a direct or indirect party to any “connected transaction” (within the meaning of MI 61-101) to the Offer; or (iii) entitled to receive, directly or indirectly, in connection with the Offer, a “collateral benefit” (within the meaning of MI 61-101) or consideration per Share that is not identical in amount and form to the entitlement of the general body of holders in Canada of the Shares.

MI 61-101 excludes from the meaning of “collateral benefit” certain benefits to a related party received solely in connection with the related party’s services as an employee or director of an issuer where, among other things: (a) the benefit is not conferred for the purposes of increasing the value of the consideration paid to the related party for securities relinquished under the transaction or bid; (b) the conferring of the benefit is not, by its terms, conditional on the related party supporting the transaction or bid in any manner; (c) full particulars of the benefit are disclosed in the disclosure document for the transaction or bid (and which disclosure has been provided herein); and (d) the related party and his or her associated entities beneficially own, or exercise control or direction over, less than 1% of the outstanding securities of each class of equity securities of the issuer (the “De Minimis Exemption”).

In addition, MI 61-101 also excludes from the meaning of “collateral benefit” certain benefits to a related party received solely in connection with the related party’s services as an employee or director of an issuer where such benefit meets the criteria described in (a) to (c) of the previous paragraph and (i) the related party discloses to an independent committee of the issuer the amount of consideration that the related party expects it will be beneficially entitled to receive, under the terms of the transaction or bid, in exchange for the equity securities beneficially owned by the related party, (ii) the independent committee, acting in good faith, determines that the value of the benefit, net of any offsetting costs to the related party, is less than 5% of the value referred to in clause (i) above, and (iii) the independent committee’s determination is disclosed in the directors’ circular (and which disclosure is provided therein) (the “Independent Committee Exemption”).

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The Offeror currently intends that the consideration offered for the Shares under any Subsequent Acquisition Transaction proposed by it would be equal in value to and in the same form as the Offer Consideration paid to Shareholders under the Offer and that such Subsequent Acquisition Transaction will be completed no later than 120 days after the Expiry Time and, accordingly, the Offeror intends to cause the Shares acquired under the Offer to be voted in favour of any such transaction and, where permitted by MI 61-101, to be counted as part of any minority approval required in connection with any such transaction.

Other Alternatives

Although the Offeror may propose a Compulsory Acquisition or Subsequent Acquisition Transaction on the same terms as the Offer, it is possible that, as a result of the number of Shares acquired under the Offer, delays in the Offeror’s ability to effect such a transaction, information hereafter obtained by the Offeror, changes in general economic, industry, regulatory or market conditions or in the business of the Company, or other currently unforeseen circumstances, such a transaction may not be so proposed or may be delayed or abandoned. The Offeror expressly reserves the right to propose other means of acquiring, directly or indirectly, all of the outstanding Shares in accordance with applicable Laws and the Cease Trade Order, including, without limitation, a Subsequent Acquisition Transaction on terms not described in the Circular.

If the Offeror is unable to, or determines at its option not to, effect a Compulsory Acquisition or Subsequent Acquisition Transaction, or proposes a Subsequent Acquisition Transaction but cannot obtain any required approvals or exemptions promptly, the Offeror will evaluate its other alternatives. Such alternatives could include, to the extent permitted by applicable Laws and the Cease Trade Order, purchasing additional Shares in the open market, in privately negotiated transactions, in another take-over bid or exchange offer or otherwise. Subject to applicable Laws, any additional purchases of Shares could be at a price greater than, equal to, or less than the price to be paid for the Shares under the Offer and could be for cash, securities and/or other form of consideration.

Alternatively, the Offeror may take no action to acquire additional Shares, or, subject to applicable Laws and the Cease Trade Order, may either sell or otherwise dispose of any or all Shares acquired under the Offer, on terms and at prices then determined by the Offeror, which may vary from the consideration paid for Shares under the Offer.

The tax consequences to a Shareholder of any such alternatives to a Compulsory Acquisition, Compelled Acquisition, or Subsequent Acquisition Transaction may differ from the tax consequences to such Shareholder of accepting the Offer. See Section 18 of the Circular, “Certain Canadian Federal Income Tax Considerations”. Shareholders should consult their legal advisors for a determination of their legal rights with respect to such alternatives if such alternatives are proposed.

See Section 13 of the Offer, “Market Purchases”.

18.	CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Borden Ladner Gervais LLP, Canadian counsel to the Offeror, the following summary describes, as of the date hereof, the principal Canadian federal income tax considerations in respect of a Shareholder who disposes of Shares to the Offeror pursuant to the Offer or otherwise disposes of Shares pursuant to certain transactions described in Section 17 of the Circular, “Acquisition of Shares Not Deposited Under the Offer”. This summary is generally applicable to a beneficial owner of Shares who, at all relevant times, for purposes of the Tax Act, holds Shares and will hold any Offeror Common Shares acquired pursuant to the Offer as capital property, deals at arm’s length with the Company and the Offeror, and is not affiliated with the Company or the Offeror (a “Holder”). Generally, Shares and Offeror Common Shares will be considered capital property to a Holder provided the Holder does not hold such shares in the course of carrying on a business of buying and selling securities or as part of an adventure or concern in the nature of trade.

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This summary is based on the current provisions of the Tax Act in force as of the date hereof and counsel’s understanding of the current administrative policies and assessing practices of the CRA (as defined herein) published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and assumes that the Tax Proposals will be enacted in the form proposed. No assurance can be given that the Tax Proposals will be enacted in the form proposed, or at all. This summary does not otherwise take into account or anticipate any other changes in Law, whether by judicial, governmental or legislative decision or action or changes in the administrative policies or assessing practices of the CRA, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ materially from those described in this summary.

This summary is not applicable to Shareholders who acquired Shares pursuant to employee compensation plans.

In addition, this summary does not apply to a Holder (i) that is a “financial institution” as defined in the Tax Act for purposes of certain rules (referred to as the mark-to-market rules applicable to securities held by financial institutions), (ii) an interest in which is a “tax shelter investment” as defined in the Tax Act, (iii) that is a “specified financial institution” as defined in the Tax Act, (iv) that has made a functional currency election pursuant to section 261 of the Tax Act, (v) that has entered, or will enter, into, with respect to Shares or Offeror Common Shares, as the case may be, a “derivative forward agreement”, a “synthetic disposition arrangement” or a “dividend rental arrangement” each as defined in the Tax Act, or (vi) that is a foreign affiliate of a taxpayer resident in Canada. Such Holders should consult their own tax advisors.

This summary is of a general nature only and is not, and is not intended to be, nor should it be construed to be, legal or tax advice or representations to any particular Holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, Holders are urged to consult their own legal and tax advisors with respect to the tax consequences to them having regard to their particular circumstances, including the application and effect of the income and other tax Laws of any country, province or other jurisdiction that may be applicable to the Holder.

Holders Resident in Canada

This part of the summary is applicable to a Holder who, for purposes of the Tax Act and at all relevant times, is, or is deemed to be, resident, in Canada (a “Resident Holder”). Certain Resident Holders may be entitled to make or may have already made the irrevocable election permitted by subsection 39(4) of the Tax Act, the effect of which may be to deem to be capital property any Shares and Offeror Common Shares (and all other “Canadian securities”, as defined in the Tax Act) owned by such Resident Holder in the taxation year in which the election is made and in all subsequent taxation years. Resident Holders whose Shares or Offeror Common Shares might not otherwise be considered to be capital property should consult their own tax advisors concerning this election.

Additional considerations, not discussed herein, may be applicable to a Resident Holder that is a corporation resident in Canada (or a corporation that does not deal at arm’s length for purposes of the Tax Act, with a corporation resident in Canada) and is, or becomes, controlled by a non-resident person or group of non-resident persons for the purposes of section 212.3 of the Tax Act. Such Resident Holders should consult their own tax advisors to determine the particular Canadian federal income tax consequences applicable to them.

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Disposition of Shares Pursuant to the Offer

Resident Holders who tender and deposit their Shares to the Offer and whose Shares are taken up pursuant to the Offer will directly exchange their Shares with the Offeror for Offeror Common Shares (a “Direct Exchange”).

A Resident Holder who exchanges Shares for Offeror Common Shares in a Direct Exchange will be deemed to have disposed of such Shares under a tax-deferred share-for-share exchange pursuant to Section 85.1 of the Tax Act, unless such Resident Holder chooses to recognize a capital gain (or capital loss) on the Direct Exchange as described in paragraph (b) below.

(a)	Where a Resident Holder does not choose to recognize a capital gain (or capital loss) on the exchange, the Resident Holder will be deemed to have disposed of the Shares for proceeds of disposition equal to the aggregate adjusted cost base of the Shares to the Resident Holder, determined immediately before the time at which the Shares are taken up by the Offeror, and the Resident Holder will be deemed to have acquired the Offeror Common Shares at an aggregate cost equal to such adjusted cost base of the Shares. This cost will be averaged with the adjusted cost base of all other Offeror Common Shares held by the Resident Holder as capital property for the purpose of determining the adjusted cost base of each Offeror Common Share held by the Resident Holder as capital property.

(b)	A Resident Holder may choose to recognize all of a capital gain (or capital loss) in respect of the exchange of Shares for Offeror Common Shares by including the capital gain (or capital loss) in computing the Resident Holder’s income for the taxation year in which the Direct Exchange takes place. In such circumstances, the Resident Holder will realize a capital gain (or a capital loss) equal to the amount, if any, by which the fair market value of the Offeror Common Shares received, net of any reasonable costs of disposition, exceeds (or is less than) the aggregate of the adjusted cost base of the Shares to the Resident Holder, determined immediately before the time at which the Shares are taken up by the Offeror. For a description of the tax treatment of capital gains and capital losses, see “Taxation of Capital Gains and Capital Losses” and “Additional Refundable Tax”, below. The cost of the Offeror Common Shares acquired on the exchange will be equal to the fair market value thereof. This cost will be averaged with the adjusted cost base of all other Offeror Common Shares held by the Resident Holder as capital property for the purpose of determining the adjusted cost base of each Offeror Common Share held by the Resident Holder as capital property.

Taxation of Capital Gains and Capital Losses

Generally, a Resident Holder is required to include in computing its income for a taxation year one-half of the amount of any capital gain (a “taxable capital gain”) realized in the year. Subject to and in accordance with the provisions of the Tax Act, a Resident Holder is required to deduct one-half of the amount of any capital loss (an “allowable capital loss”) realized in a taxation year from taxable capital gains realized by the Resident Holder in the year and allowable capital losses in excess of taxable capital gains for the year may be carried back and deducted in any of the three preceding taxation years or carried forwarded and deducted any subsequent taxation year against net taxable capital gains realized in such years.

The amount of any capital loss realized by a Resident Holder that is a corporation on the disposition of a Share or Offeror Common Share may, to the extent and under the circumstances specified by the Tax Act, be reduced by the amount of any dividends received (or deemed to be received) by the Resident Holder on such share (or on a share for which such share is substituted or exchanged). Similar rules may apply where shares are owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Such Resident Holders should consult their own tax advisors.

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Capital gains realized by an individual or a trust (other than certain specified trusts) may give rise to alternative minimum tax as calculated under the detailed rules set out in the Tax Act. Resident Holders should consult their own tax advisors with respect to the minimum tax provisions.

Additional Refundable Tax

A Resident Holder that is throughout the taxation year a “Canadian-controlled private corporation” as defined in the Tax Act, or, at any time in the taxation year, a “substantive CCPC” as defined in Tax Act, may be liable to pay an additional tax (refundable in certain circumstances) on its “aggregate investment income” as defined in the Tax Act, including certain dividends, interest and taxable capital gains.

Disposition of Shares Pursuant to a Compulsory Acquisition

As described in Section 17 of the Circular, “Acquisition of Shares Not Deposited Under the Offer – Compulsory Acquisition”, the Offeror may, in certain circumstances, acquire or be required to acquire Shares not deposited under the Offer pursuant to statutory rights of purchase under Part 16 of the ABCA. The income tax consequences to a Resident Holder of a disposition of Shares in such circumstances generally will be as described above under the heading “– Certain Canadian Federal Income Tax Considerations – Holders Residents in Canada - Disposition of Shares Pursuant to the Offer”.

A Resident Holder who, as a result of the valid exercise of Dissent Rights (a “Dissenting Resident Holder”) disposes of Shares to the Offeror will be entitled to receive from the Offeror a cash payment of an amount equal to the fair value of such Dissenting Resident Holder’s Shares. Such Dissenting Resident Holder will be considered to have disposed of such Shares for proceeds of disposition equal to the amount of the cash payment (excluding interest, if any, awarded by a court). In general, such Dissenting Resident Holder will realize a capital gain (or capital loss) equal to the amount by which such proceeds of disposition, net of any reasonable costs of disposition, exceeds (or is less than) the aggregate of the adjusted cost base of such Shares. The general tax consequences of realizing such a capital gain (or capital loss) are described above in “Certain Canadian Federal Income Tax Considerations – Holders Resident in Canada – Disposition of Shares Pursuant to the Offer”. For greater certainty, the tax deferral provisions of section 85.1 of the Tax Act will not be available to a Dissenting Resident Holder.

Interest awarded by a court (if any) to such Dissenting Resident Holder will be included in such Dissenting Resident Holder’s income for the purposes of the Tax Act. A Resident Holder that is, throughout the relevant taxation year, a “Canadian-controlled private corporation” or a substantive “CCPC” as defined in Tax Act may also be liable to pay an additional refundable tax as described above under “Certain Canadian Federal Income Tax Considerations – Holders Resident in Canada – Disposition of Shares Pursuant to the Offer – Additional Refundable Tax”.

Resident Holders are urged to consult their own tax advisors with respect to the potential income tax consequences to them of having their Shares acquired pursuant to a Compulsory Acquisition.

Disposition of Shares Pursuant to a Subsequent Acquisition Transaction

As described in Section 17 of the Circular, “Acquisition of Shares Not Deposited Under the Offer – Subsequent Acquisition Transaction”, if the Offeror does not acquire all of the Shares pursuant to the Offer of by means of a Compulsory Acquisition, the Offeror may propose other means of acquiring the remaining issued and outstanding Shares. These means can include an amalgamation of the Company and the Offeror, an arrangement, reorganization, consolidation, recapitalization, reclassification, continuance or other transaction, the tax consequences of which may differ from those arising on the sale of Shares under the Offer and will depend on the particular form and circumstances of such alternative transaction. No opinion is expressed herein as to the tax consequences of any such alternative transaction to a Resident Holder.

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Resident Holders are urged to consult their own tax advisors with respect to the potential income tax consequences to them of having their Shares acquired pursuant to a Subsequent Acquisition Transaction.

Potential Delisting of Shares

As described in Section 12 of the Circular, “Effect of the Offer on the Market for Shares, Listing and Public Disclosure by the Company”, the Shares may cease to be listed on the TSXV following the successful completion of the Offer. Resident Holders are cautioned that, if the Shares are no longer listed on a “designated stock exchange” as defined in the Tax Act (which currently includes the TSXV) and the Company ceases to be a “public corporation” for purposes of the Tax Act, the Shares will not be qualified investments for trusts governed a “deferred profit sharing plan”, a RRSP, a RRIF, a RESP, a RDSP, a FHSA or a TFSA.

Holding and Disposing of Offeror Common Shares

Dividends on Offeror Common Shares

A Resident Holder will be required to include in computing its income for a taxation year any dividends received (or deemed to be received) on the Offeror Common Shares. In the case of a Resident Holder who is an individual (other than certain trusts), such dividends will be subject to the gross-up and dividend tax credit rules applicable to taxable dividends received from taxable Canadian corporations, including the enhanced gross-up and dividend tax credit applicable to any dividends designated by the Offeror as an eligible dividend in accordance with the provisions of the Tax Act. A dividend received (or deemed to be received) by a Resident Holder that is a corporation will generally be deductible in computing the corporation’s taxable income. Resident Holders are urged to consult their own tax advisors with respect to the potential income tax consequences to them in this regard. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received (or deemed to be received) by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. Holders that are corporations are urged to consult their own tax advisors having regard to their particular circumstances.

A Resident Holder that is a “private corporation”, or a “subject corporation” as defined in the Tax Act will generally be liable to pay a tax (refundable in certain circumstances) under Part IV of the Tax Act on dividends received (or deemed to be received) on Offeror Common Shares to the extent that such dividends are deductible in computing the Resident Holder’s taxable income.

Disposition of Offeror Common Shares

Generally, on a disposition or deemed disposition of an Offeror Common Share, a Resident Holder will realize a capital gain (or capital loss) equal to the amount, if any, by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the Resident Holder of the Offeror Common Shares immediately before the disposition or deemed disposition. See “– Disposition of Shares Pursuant to the Offer – Taxation of Capital Gains and Capital Losses” above.

Alternative Minimum Tax

A Resident Holder that is an individual or a trust (other than certain specified trusts) may be liable to pay alternative minimum tax in respect of dividends received or capital gains realized.

Eligibility for Investment

Provided the Offeror Common Shares are listed on a “designated stock exchange” (which includes the TSXV) within the meaning of the Tax Act, for purposes of the Tax Act, the Offeror Common Shares will, at such time, be qualified investments under the Tax Act for trusts governed by a “deferred profit sharing plan, RRSP, a “RRIF, a RESP, a “RDSP, a FHSA, and TFSA.

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Notwithstanding that Offeror Common Shares may be qualified investments for Registered Plans, the holder of a FHSA, TFSA or RDSP, the subscriber of a RESP or the annuitant under an RRSP or RRIF will be subject to a penalty tax on such shares if such shares are a “prohibited investment” (as defined in the Tax Act) for the particular Registered Plan. The Offeror Common Shares will generally not be a “prohibited investment” for a Registered Plan provided that: (i) the holder, subscriber or annuitant, as the case may be, deals at arm’s length with the Offeror for purposes of the Tax Act and does not have a “significant interest”, as defined in the Tax Act, in the Offeror, or (ii) the Offeror Common Shares are “excluded property”, as defined the Tax Act, for such Registered Plan. Resident Holders who intend to hold the Offeror Common Shares in a Registered Plan should consult their own tax advisors in this regard.

Holders Not Resident in Canada

This part of the summary is generally applicable to a Holder who, at all relevant times, for purposes of the Tax Act, (i) is not, and is not deemed to be, resident in Canada, (ii) does not use or hold, and is not deemed to use or hold, Shares or Offeror Common Shares in a business carried on in Canada, and (iii) is not an insurer carrying on an insurance business in Canada and elsewhere (collectively a “Non-Resident Holder”).

Disposition of Shares Pursuant to the Offer

A Non-Resident Holder will not be subject to tax under the Tax Act on any capital gain realized on a disposition of Shares pursuant to the Offer and will not recognize any capital loss realized unless, at the time of disposition, the Shares are “taxable Canadian property” (as defined in the Tax Act) to the Non-Resident Holder and the Shares are not “treaty-protected property” as defined in the Tax Act. Generally, the Shares owned by a Non-Resident Holder will be treaty-protected property if the gain from the disposition of such Shares would, because of an applicable income tax convention between Canada and the country in which the Non-Resident Holder is resident, be exempt from tax under the Tax Act. See discussion below under “Holders Not Resident in Canada – Disposition of Shares Pursuant to the Offer – Taxable Canadian Property”.

A Non-Resident Holder whose Shares are taxable Canadian property will generally realize a capital gain (or capital loss) in the circumstances and computed in the manner described above under “Holders Resident in Canada – Disposition of Shares Pursuant to the Offer” as if the Non-Resident Holder were a Resident Holder thereunder, unless the Non-Resident Holder is entitled to the automatic tax deferral provisions of subsection 85.1(1) of the Tax Act as described further below.

A Non-Resident Holder may be entitled to the automatic tax deferral provisions of Section 85.1 of the Tax Act if such Non- Resident Holder satisfies the conditions set out under the heading “Holders Resident in Canada – Disposition of Shares Pursuant to the Offer” and the Non-Resident Holder is not a foreign affiliate of a taxpayer resident in Canada that has included the gain or loss otherwise determined in its “foreign accrual property income” as such term is defined in the Tax Act. If Section 85.1 of the Tax Act applies, the Offeror Common Shares received in exchange for Shares that were taxable Canadian property to the Non-Resident Holder will be deemed to be taxable Canadian property to such Non-Resident Holder for a period of 60 months. Non-Resident Holders whose Shares or Offeror Common Shares may be held as taxable Canadian property should consult their own tax advisor having regarding to their particular circumstances.

Taxable Canadian Property

Generally, the Shares will not be taxable Canadian property to a Non-Resident Holder at a particular time provided that the Shares are listed at that time on a designated stock exchange as defined in the Tax Act (which includes the TSXV), unless at any time during the 60-month period that ends at that time:

(a)	one or any combination of (i) the Non-Resident Holder, (ii) persons with whom the Non-Resident Holder does not deal at arm’s length, and (iii) partnerships in which the Non-Resident Holder or a person described in (ii) holds a membership interest directly or indirectly through one or more partnerships, has owned 25% or more of the issued shares of any class or series of shares of the Company, and

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(b)	more than 50% of the fair market value of the Shares was derived directly or indirectly from one or any combination of: (i) real or immovable property situated in Canada, (ii) “Canadian resource properties” (as defined in the Tax Act), (iii) “timber resource properties” (as defined in the Tax Act), and (iv) options in respect of, or interests in, or for civil law rights in, property in any of the foregoing property described in (i) to (iii) whether or not the property exists.

Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, Shares could be deemed to be taxable Canadian property. Non-Resident Holders whose Shares may constitute taxable Canadian property should consult their own tax advisors.

A Non-Resident Holding who disposes of taxable Canadian property may be required to file a Canadian income tax return for the year in which the disposition occurs.

Disposition of Shares Pursuant to a Compulsory Acquisition

As described in Section 17 of the Circular, “Acquisition of Shares Not Deposited Under the Offer – Compulsory Acquisition”, the Offeror may, in certain circumstances, acquire or be required to acquire Shares not deposited under the Offer pursuant to statutory rights of purchase under Part 16 of the ABCA. The income tax consequences to a Non-Resident Holder of a disposition of Shares in such circumstances generally will be as described above under the heading “Holders Not Resident in Canada – Disposition of Shares Pursuant to the Offer -” and “Holders Not Resident in Canada - Potential Delisting of Shares”.

Whether a Share is considered to be taxable Canadian property at the time of a disposition by way of a Compulsory Acquisition will generally be determined as described above, except that more stringent rules may be applied where the Shares cease to be listed on a designated stock exchange as defined in the Tax Act (see “Holders Not Resident in Canada – Potential Delisting of Shares” below).

Any interest awarded by the Court and paid or credited to a Non-Resident Holder exercising its rights described will not be subject to Canadian withholding tax provided the interest is not "participating debt interest" (as defined in the Tax Act).

Non-Resident Holders are urged to consult their own tax advisors with respect to the potential income tax consequences to them of having their Shares acquired pursuant to a Compulsory Acquisition.

Disposition of Shares Pursuant to a Subsequent Acquisition Transaction

As described in Section 17 of the Circular, “Acquisition of Shares Not Deposited Under the Offer – Subsequent Acquisition Transaction”, if the Offeror does not acquire all of the Shares pursuant to the Offer of by means of a Compulsory Acquisition, the Offeror may propose other means of acquiring the remaining issued and outstanding Shares. These means can include an amalgamation of the Company and the Offeror, an arrangement, reorganization, consolidation, recapitalization, reclassification, continuance or other transaction, the tax consequences of which may differ from those arising on the sale of Shares under the Offer and will depend on the particular form and circumstances of such alternative transaction. No opinion is expressed herein as to the tax consequences of any such alternative transaction to a Resident Holder.

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Non-Resident Holders are urged to consult their own tax advisors with respect to the potential income tax consequences to them of having their Shares acquired pursuant to a Subsequent Acquisition Transaction.

Potential Delisting of Shares

As described in Section 12 of the Circular, “Effect of the Offer on the Market for Shares, Listing and Public Disclosure by the Company”, Shares may cease to be listed on the TSXV (or another designated stock exchange as defined in the Tax Act) following the successful completion of the Offer and may not be listed on the TSXV (or another designated stock exchange as defined in the Tax Act) at the time of their disposition pursuant to a Compulsory Acquisition or a Subsequent Acquisition Transaction.

Non-Resident Holders who do not dispose of their Shares pursuant to the Offer are cautioned that Shares that are not listed on a designated stock exchange as defined in the Tax Act at the time of their disposition will be considered taxable Canadian property of the Non-Resident Holder, if at any time within the 60-month period immediately preceding the disposition, more than 50% of the fair market value of the Shares was derived directly or indirectly from one or any combination of: (i) real or immovable property situated in Canada, (ii) “Canadian resource properties” (as defined in the Tax Act), (iii) “timber resource properties” (as defined in the Tax Act), and (iv) options in respect of, or interests in, or for civil law rights in, property in any of the foregoing property in any of the foregoing property described in (i) to (iii) whether or not the property exists.

If the Shares are taxable Canadian property of the Non-Resident Holder at the time of a disposition and are not “treaty protected property” of the Non-Resident Holder for purposes of the Tax Act, the Non- Resident Holder may be subject to tax under the Tax Act in respect of any capital gain realized on disposition. In addition, if such Shares constitute taxable Canadian property and are not listed on a recognized stock exchange as defined in the Tax Act (which includes the TSXV) at the time of their disposition, the notification and withholding provisions of Section 116 of the Tax Act may apply to the Non-Resident Holder, in which case the Offeror (or a successor thereof, as applicable) may be required to deduct and withhold 25% from any payment made to the Non-Resident Holder and will remit such amount to the Receiver General of Canada on account of the Non-Resident Holder’s liability for tax under the Tax Act.

A Non-Resident Holding who disposes of taxable Canadian property may be required to file a Canadian income tax return for the year in which the disposition occurs.

Non-Resident Holders are urged to consult their own tax advisors in this regard.

Holding and Disposing of Offeror Common Shares

Dividends on Offeror Common Shares

Dividends paid or credited, or deemed to be paid or credited, on the Offeror Common Shares to a Non-Resident Holder will be subject to Canadian withholding tax at a rate of 25%, subject to any reduction in the rate of withholding to which the Non-Resident Holder is entitled under any applicable income tax convention. Where the Non-Resident Holder is a U.S. resident entitled to the benefits of the Canada-U.S. Tax Treaty and is the beneficial owner of the dividends, the applicable rate of Canadian withholding tax applicable to dividends is reduced to 15%.

Disposition of Offeror Common Shares

A Non-Resident Holder will not be subject to tax under the Tax Act on any capital gain realized on a disposition or deemed disposition of Offeror Common Shares, unless the Offeror Common Shares constitute taxable Canadian property to the Non-Resident Holder.

Generally, the Offeror Common Shares will not be taxable Canadian property to a Non-Resident Holder at a particular time provided that the Offeror Common Shares are listed at that time on a designated stock exchange as defined in the Tax Act (which includes the TSXV), unless at any time during the 60-month period that ends at that time:

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(a)	one or any combination of (i) the Non-Resident Holder, (ii) persons with whom the Non- Resident Holder does not deal at arm’s length, and (iii) partnerships in which the Non-Resident Holder or a person described in (ii) holds a membership interest directly or indirectly through one or more partnerships, has owned 25% or more of the issued shares of any class or series of shares of the Company, and

(b)	more than 50% of the fair market value of the Offeror Common Shares was derived directly or indirectly from one or any combination of: (i) real or immovable property situated in Canada, (ii) “Canadian resource properties” (as defined in the Tax Act), (iii) “timber resource properties” (as defined in the Tax Act), and (iv) options in respect of, or interests in, or for civil law rights in, property in any of the foregoing property described in (i) to (iii) whether or not the property exists.

Pursuant to the provisions of the Tax Act, where a Share constitutes taxable Canadian property to a Non-Resident Holder, any Offeror Common Shares received by the Non-Resident Holder on the exchange of such Share for Offeror Common Shares utilizing the rollover available under Section 85.1 of the Tax Act will be deemed to constitute taxable Canadian property to the Non-Resident Holder for a period of 60 months. The result is that such Non-Resident Holder may be subject to tax under the Tax Act on future gains realized on a disposition of those Offeror Common Shares so long as the Offeror Common Shares constitute taxable Canadian property to the Non-Resident Holder.

A Non-Resident Holding who disposes of taxable Canadian property may be required to file a Canadian income tax return for the year in which the disposition occurs.

Non-Resident Holders whose Offeror Common Shares may constitute taxable Canadian property should consult their own advisors.

19.	CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain U.S. federal income tax consequences to Shareholders of their participation in the Offer and of ownership of Offeror Common Shares. This summary is based on certain assumptions with respect to the Company and the execution of the Offer, the Subsequent Acquisition Transaction and Compulsory Acquisition (taken together, the “exchange transaction”). This discussion only addresses “U.S. Holders” (as defined below) that hold their Shares and Offeror Common Shares as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, assets held for investment). This discussion is general in nature and does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of the holder’s particular circumstances or to certain types of holders subject to special treatment under U.S. federal income tax Laws (such as insurance companies, tax-exempt organizations, partnerships or other pass-through entities, persons holding Shares or Offeror Common Shares as part of a hedging, integrated, conversion, wash sale or constructive sale transaction or a straddle, financial institutions, brokers, dealers in securities or currencies, traders that elect to mark-to-market their securities, persons that acquired Shares in connection with employment or other performance of services, persons that have a functional currency other than the U.S. dollar and persons who have ceased to be U.S. citizens or to be taxed as resident aliens). Furthermore, this discussion does not address the tax consequences to U.S. Holders that own or have owned, directly or by attribution, 5% or more, by voting power or value, of the outstanding equity interests of the Company or U.S. Holders that following the Offer or the exchange transaction will own, directly or by attribution, 5% or more, by voting power or value, of the outstanding equity interests of Offeror. In addition, this discussion does not consider the effect of the U.S. federal alternative minimum tax or any foreign, U.S. state, U.S. local or other tax Laws, or any other U.S. federal tax considerations (e.g., estate or gift tax) apart from the U.S. federal income tax considerations, that may be applicable to particular holders. This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are: (a) U.S. expatriates or former long-term residents of the U.S.; (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Tax Act; (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold Shares (or after the exchange transaction, Offeror Common Shares) in connection with carrying on a business in Canada; (d) persons whose Shares (or after the exchange transaction, Offeror Common Shares) constitute “taxable Canadian property” under the Tax Act; or (e) persons that have a permanent establishment in Canada for the purposes of the Canada-U.S. Tax Treaty. This discussion is based on the Code and applicable U.S. Treasury regulations, rulings, administrative pronouncements and judicial decisions thereunder and the Canada-U.S. Tax Treaty, in each case, as of the date hereof, all of which are subject to change or differing interpretations at any time with possible retroactive effect.

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EACH SHAREHOLDER IS URGED TO CONSULT ITS U.S. TAX ADVISORS REGARDING THE POTENTIAL U.S. TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER AND OWNERSHIP OF OFFEROR COMMON SHARES, IN LIGHT OF SUCH SHAREHOLDER’S INDIVIDUAL CIRCUMSTANCES, AS WELL AS THE CONSEQUENCES OF THE TAX LAWS OF ANY FOREIGN, STATE OR LOCAL TAXING JURISDICTION.

As used herein, a “U.S. Holder” means a beneficial owner of Shares or Offeror Common Shares that is: (i) an individual citizen or resident of the United States as determined for U.S. federal income tax purposes; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the Laws of the United States, any State thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (a) such trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes or (b) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust.

If an entity treated as a partnership for U.S. federal income tax purposes holds Shares or Offeror Common Shares, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Holders of Shares or Offeror Common Shares that are partnerships (and partners in such partnerships) are urged to consult their own U.S. tax advisors as to the consequences of the partnership participating in the Offer.

Certain U.S. Federal Income Tax Considerations for U.S. Holders Participating in the Offer

The Offeror intends for the exchange transaction to be treated as a reorganization within the meaning of Section 368(a) of the Code (a “reorganization”). The determination of whether the exchange transaction will qualify for such treatment depends on the resolution of complex issues and facts, some of which will not be known until the closing of the exchange transaction, and as a result, it is uncertain as to whether the exchange transaction will qualify as a tax-free reorganization or a fully taxable transaction. In addition, no ruling from the IRS nor an opinion of counsel concerning the U.S. federal income tax consequences of the exchange transaction has been obtained and none is expected to be requested. Thus, there can be no assurance that the exchange transaction will be treated as a reorganization and that the IRS will not challenge the tax consequences described herein.

Certain tax consequences for U.S. Holders if the exchange transaction qualifies as a reorganization

Assuming the exchange transaction qualifies as a reorganization, then, subject to the passive foreign investment company (“PFIC”) rules discussed below, no gain or loss will generally be recognized on the exchange of Shares solely for Offeror Common Shares pursuant to the exchange transaction. Each U.S. Holder’s aggregate tax basis in the Offeror Common Shares received will be the same as the aggregate tax basis in the Shares surrendered. The holding period of the Offeror Common Shares received by a U.S. Holder will include the holding period of the Shares surrendered. If a U.S. Holder has differing tax bases and/or holding periods with respect to the Shares, the U.S. Holder should consult with a U.S. tax advisor in order to identify the tax bases and/or holding periods of the Offeror Common Shares that the U.S. Holder receives. U.S. Holders may, however, be subject to tax in Canada as described in Section 18 of the Circular, “Certain Canadian Federal Income Tax Considerations – Holders Not Resident in Canada”.

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Certain tax consequences for U.S. Holders if the exchange transaction does not qualify as a reorganization

If the exchange transaction fails to qualify as a reorganization, then, subject to the PFIC rules discussed below, a U.S. Holder will generally recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the U.S. dollar value of the amount realized (equal to the fair market value of Offeror Common Shares to which such U.S. Holder is entitled under the exchange transaction) and the U.S. Holder’s tax basis, determined in U.S. dollars, in the Shares. Such capital gain will generally be long term capital gain, on which a non-corporate U.S. Holder is generally taxed at preferential rates, if the Shares were held for more than one year. The deductibility of capital losses is subject to limitations. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Additional Tax on Net Investment Income

A U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the U.S. Holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold. A holder’s net investment income generally includes its dividend income and its net gains from the disposition of Shares, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). U.S. Holders that are individuals, estates or trusts are urged to consult their U.S. tax advisors regarding the applicability of the net investment income tax to any gains recognized in respect of the Offer.

PFIC Rules

Certain adverse consequences could apply to a U.S. Holder upon exchange of Shares pursuant to the Offer if the Company is or was treated as a PFIC for any taxable year during which the U.S. Holder holds or held Shares. In general, the Company would be considered a PFIC with respect to a U.S. Holder if, for any taxable year in which such U.S. Holder holds or held Shares, after applying certain look through rules, either (a) at least 75% of the gross income of the Company for the taxable year is passive income or (b) at least 50% of the value, determined on the basis of a quarterly average, of the Company’s gross assets is attributable to assets that produce or are held for the production of passive income. For this purpose, “gross income” generally includes sales revenues less cost of goods sold, plus income from investments and from incidental or outside operations or sources, “passive income” generally includes interest, dividends, rents, annuities, royalties unrelated to an active business and certain gains.

The Offeror has not undertaken to ascertain whether the Company is classified as a PFIC. Nevertheless, the determination of PFIC status is fundamentally factual in nature and depends on the application of complex U.S. federal income tax rules which are subject to differing interpretations. Consequently, no assurance can be provided that the Company is not and has not been classified as a PFIC.

If the Company is a PFIC for any taxable year during which a U.S. Holder holds the Shares, the PFIC rules may cause U.S. Holders to be subject to adverse tax consequences on the exchange of Shares for Offeror Common Shares and additional filing requirements even if the exchange transaction otherwise qualifies as a reorganization. U.S. Holders are urged to consult their own U.S. tax advisors regarding the application of PFIC rules to their participation in the Offer.

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Certain U.S. Federal Income Tax Considerations for U.S. Holders Related to Ownership of Offeror Common Shares

Distributions on Offeror Common Shares

Subject to the PFIC rules discussed below, the gross amount of any dividend the Offeror pays to a U.S. Holder out of its accumulated earnings and profits (as determined for U.S. federal income tax purposes) is subject to U.S. federal income taxation. Distributions in excess of current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated as a non-taxable return of capital to the extent of the U.S. Holder’s basis in the Offeror Common Shares and thereafter as capital gain. However, the Offeror does not expect to calculate earnings and profits in accordance with U.S. federal income tax principles. Accordingly, a U.S. Holder should expect to generally treat any distributions the Offeror makes as dividends.

Dividends that constitute qualified dividend income will be taxable to a noncorporate U.S. Holder at the preferential rates applicable to long-term capital gains provided that certain holding period requirements are met. Dividends the Offeror pays with respect to Offeror Common Shares generally will be qualified dividend income, so long as the Offeror is eligible for the benefits of the Canada-U.S. Tax Treaty or the shares of the Offeror are readily tradable on an established securities market in the U.S.

A U.S. Holder must include any Canadian tax withheld from the dividend payment in this gross amount even though such holder does not in fact receive it. The dividend is taxable to a U.S. Holder when the U.S. Holder receives the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. The amount of the dividend distribution that a U.S. Holder must include in income will be the U.S. dollar value of the Canadian dollar payments made, determined at the spot Canadian/U.S. dollar rate on the date the dividend distribution is includible in the U.S. Holder’s income, regardless of whether the payment is in fact converted into U.S. dollars. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date the U.S. Holder includes the dividend payment in income to the date the holder converts the payment into U.S. dollars will be treated as ordinary income or loss and will not be eligible for the special tax rates applicable to qualified dividend income. The gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes.

Subject to certain limitations, the Canadian tax withheld in accordance with the Canada-U.S. Tax Treaty and paid over to Canada will be creditable against the U.S. Holder’s U.S. federal income tax liability or, at the U.S. Holder’s election, deductible from gross income. Special rules apply in determining the foreign tax credit limitation with respect to dividends that are subject to the preferential tax rates. To the extent a refund of the tax withheld is available to a U.S. Holder under Canadian Law or under the Canada-U.S. Tax Treaty, the amount of tax withheld that is refundable will not be eligible for credit against the U.S. Holder’s U.S. federal income tax liability.

Dividends will be income from sources outside the United States and will, depending on the U.S. Holder’s circumstances, be either “passive” or “general” income for purposes of computing the foreign tax credit allowable to the U.S. Holder.

Sale or Other Disposition of Offeror Common Shares

Subject to the PFIC rules discussed below, a U.S. Holder that sells or otherwise disposes of Offeror Common Shares will recognize gain or loss for U.S. federal income tax purposes equal to the difference between the U.S. dollar value of the cash plus the fair market value of any property that the U.S. Holder realizes and such holder’s tax basis, determined in U.S. dollars, in the Offeror Common Shares. Such gain or loss will be capital gain or loss and will generally be long-term capital gain or loss if the Offeror Common Shares have been held for more than one year. Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. There are no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. The deductibility of capital losses is subject to limitations. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

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Net Investment Income Tax

A U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the U.S. Holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold. A holder’s net investment income generally includes its dividend income and its net gains from the disposition of Offeror Common Shares, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). U.S. Holders that are individuals, estates or trusts are urged to consult their U.S. tax advisors regarding the applicability of the net investment income tax to any gains in respect of their investment in the Offeror Common Shares.

PFIC Rules

The Offeror believes that Offeror Common Shares should not be treated as stock of a PFIC for U.S. federal income tax purposes, but this conclusion is a factual determination that is made annually and thus may be subject to change. In general, the Offeror will be a PFIC with respect to a U.S. Holder if, for any taxable year in which such holder holds Offeror Common Shares, after applying certain look through rules, either (i) at least 75% of the gross income of the Offeror for the taxable year is passive income or (ii) at least 50% of the value, determined on the basis of a quarterly average, of the Offeror’s assets is attributable to assets that produce or are held for the production of passive income.

If the Offeror were to be treated as a PFIC, unless a holder of Offeror Common Shares elects to be taxed annually on a mark-to-market basis with respect to the Offeror Common Shares, gain realized on the sale or other disposition of Offeror Common Shares would in general not be treated as capital gain. Instead, a U.S. Holder would be treated as if such holder had realized such gain and certain “excess distributions” ratably over the holding period for the Offeror Common Shares and would generally be taxed at the highest tax rate in effect for each such year to which the gain was allocated, together with an interest charge in respect of the tax attributable to each such year. With certain exceptions, Offeror Common Shares will be treated as stock in a PFIC if the Offeror were a PFIC at any time during a holder’s holding period in the Offeror Common Shares. Dividends received from the Offeror will not be eligible for the special tax rates applicable to qualified dividend income if the Offeror is a PFIC (or is treated as a PFIC with respect to a holder of Offeror Common Shares) either in the taxable year of the distribution or the preceding taxable year, but instead will be taxable at rates applicable to ordinary income.

Information With Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of U.S.$50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. Holders are urged to consult their U.S. tax advisors regarding the application of this reporting requirement to their ownership of Offeror Common Shares.

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Backup Withholding and Information Reporting

Information reporting requirements, on IRS Form 1099, generally will apply to dividend payments or other taxable distributions made to non-corporate U.S. Holders within the United States, and the payment of proceeds to such holders from the sale of Offeror Common Shares effected at a U.S. office of a broker. Additionally, a U.S. Holder may also be subject to backup withholding at a current rate of 24% with respect to such payments unless the holder: (1) comes within certain exempt categories and demonstrates this fact; or (2) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Holder may be asked to provide its correct taxpayer identification number and certify that it is not subject to backup withholding.

Backup withholding is not an additional tax. U.S. Holders generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed their income tax liability by filing a refund claim with the IRS.

20.	EXPERTS

The scientific and technical information contained in this Circular relating to the Company’s royalty and other interests has been reviewed and approved by Shane W. Ebert P. Geo., who is the President and a director of the Offeror and a qualified person as such term is defined under NI 43-101.

The Offeror’s auditors are BDO Canada LLP, located at 903 – 8th Avenue SW, Suite 620, Calgary AB T2P 0P7, Canada. BDO Canada LLP has advised that they are independent with respect to the Offeror within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Alberta.

21.	LEGAL MATTERS

Certain matters of Canadian Laws relating to the Offer have been passed upon by Borden Ladner Gervais LLP, on behalf of the Offeror. As of the date of the Circular, the partners and associates of Borden Ladner Gervais LLP beneficially owned, directly or indirectly, less than 1% of the outstanding securities of any class of the Offeror or of the Company. Holland & Knight LLP has advised the Offeror regarding certain matters of United States Law.

22.	RISK FACTORS

Shareholders should carefully consider the following risk factors related to the Offer and the Offeror. In addition to the risks related to the Offer and the Offeror, the successful completion of the acquisition by the Offeror of all of the Shares is subject to certain risks, including as set out below. Such risks may not be the only risks applicable to the Offer or the Offeror. Additional risks and uncertainties not presently known by the Offeror or that the Offeror currently believes are not material may also materially and adversely impact the successful completion of the Offer or the business, operations, financial condition, financial performance, cash flows, reputation or prospects of the Offeror.

Risk Factors Related to the Offer and the Offeror

The Offeror Common Shares issued in connection with the Offer may have a market value different than expected.

Under the Offer, Shareholders will receive 0.592 of an Offeror Common Share for each of their Shares. This number of Offeror Common Shares per Share will not be adjusted to reflect any change in the market value of Offeror Common Shares that may occur prior to the time of the take up of Shares under the Offer. The market value of Offeror Common Shares may vary significantly from the market value at the dates referenced in the Offer and the Circular. For example, during the 12-month period ended on August 27, 2025, the trading price of Offeror Common Shares on the TSXV varied from a low of $0.03 to a high of $0.12 and closed on August 27, 2025, the last trading day prior to the date of the Offer, at $0.075. Variations may occur as a result of changes in, or market perceptions of changes in, the business, operations or prospects of the Offeror, regulatory considerations, general market and economic conditions, and other factors over which the Offeror has no control.

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If the Offer is completed, the market for Shares may be adversely affected, Shares may be delisted and the Company may cease to be a reporting issuer.

The purpose of the Offer is to enable the Offeror to acquire all of the outstanding Shares. Depending on the number of Shares the Offeror acquires under the Offer, the Offeror intends to acquire any Shares not tendered to the Offer pursuant to a Subsequent Acquisition Transaction, or if a sufficient number of Shares are tendered to the Offer, a Compulsory Acquisition; however, the Offeror may not be able to complete such a Subsequent Acquisition Transaction or Compulsory Acquisition quickly or at all. The purchase of any Shares by the Offeror pursuant to the Offer will reduce the number of Shares that might otherwise trade publicly, as well as the number of Shareholders, and, depending on the number of Shareholders participating in the Offer and the number of Shares deposited by such Shareholders, successful completion of the Offer would likely adversely affect the liquidity and market value of the remaining Shares held by the public. After the purchase of the Shares under the Offer, the Offeror may be able to cause the Company to eliminate any public reporting obligations of the Company under applicable Securities Laws in any province of Canada or any other jurisdiction in which it has an insignificant number of shareholders. The rules and regulations of the TSXV establish certain criteria that, if not met, could lead to the delisting of the Shares from the TSXV. Although it is possible that the Shares could be traded on other securities exchanges or in the over-the-counter market, and the price quotations would be reported by such exchanges or by other sources, there can be no assurance that any such trading or quotations will occur. In addition, the extent of the public market for the Shares and the availability of such quotations would depend upon the number of holders and/or the aggregate market value of the Shares remaining at such time and the interest in maintaining a market in the Shares on the part of securities firms. The Offeror intends to cause the Company to apply to delist the Shares from the TSXV and to remove the Shares from quotation on the OTC Market as soon as practicable after the successful completion of the Offer or any Compulsory Acquisition or Subsequent Acquisition Transaction.

If the Shares are delisted and the Company ceases to be a “public corporation” for the purposes of the Tax Act, Shares cease to be qualified investments for trusts governed a “deferred profit sharing plan”, a RRSP, a RRIF, a RESP, a RDSP, a FHSA or a TFSA. Delisting can also have adverse tax consequences to Non-Resident Holders, as described in Section 18 of the Circular, “Certain Canadian Federal Income Tax Considerations”.

The issuance of Offeror Common Shares as consideration under the Offer and a resulting “market overhang” could adversely affect the market price of the Offeror Common Shares after the take up of Shares under the Offer.

If all of the 135,130,486 Shares that are issued and outstanding immediately prior to the date of the Offer (according to the latest information available on the website of the TSXV) are tendered to the Offer, up to an estimated additional 79,997,247 Offeror Common Shares will be available for trading in the public market based on the current Offer Consideration and the Offeror’s estimate of the number of Shares that will be issued and outstanding at the time that the Offeror takes up and pays for the Shares (including expectations respecting the treatment of outstanding Convertible Securities). The overall increase in the number of Offeror Common Shares may lead to sales of such Offeror Common Shares or the perception that such sales may occur, either of which may adversely affect the market for, and the market price of, Offeror Common Shares. The perceived risk of substantial sales of Offeror Common Shares, as well as any actual sales of such Offeror Common Shares in the public market, could adversely affect the market price of the Offeror Common Shares.

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The acquisition of all of the outstanding Shares might not be completed successfully without the possibility of Shareholders exercising dissent rights in connection with a Compulsory Acquisition or a Subsequent Acquisition Transaction.

In order for the Offeror to acquire all of the issued and outstanding Shares, it will likely be necessary, following the completion of the Offer, to effect a Compulsory Acquisition or a Subsequent Acquisition Transaction. A Compulsory Acquisition will result in a Shareholder having the right to apply to the Court to set the price and terms of payment for their Shares. If such an application to Court is successful, it could lead to a judicial determination that payment for a Shareholder’s Shares be paid in cash rather than in the form of the Offer Consideration to be paid pursuant to the Offer. A Subsequent Acquisition Transaction may result in Shareholders having the right to dissent and demand payment of the fair value of their Shares. If the statutory procedures governing dissent rights are available and are complied with, this right could lead to judicial determination of the fair value required to be paid to such dissenting Shareholders for their Shares which would be paid in cash rather than in the form of the Offer Consideration to be paid pursuant to the Offer. There is no assurance that a Compulsory Acquisition or Subsequent Acquisition Transaction can be completed without Shareholders making applications to Court or exercising dissent rights in respect of a substantial number of Shares, which could result in the requirement to make a substantial cash payment that could have an adverse effect on the Offeror’s financial position and liquidity.

The tax consequences to a Shareholder under a Compulsory Acquisition or Subsequent Acquisition Transaction may differ materially from the tax consequences to a Shareholder under the Offer. See Section 18 of the Circular, “Certain Canadian Federal Income Tax Considerations”, and Section 19 of the Circular, “Certain United States Federal Income Tax Considerations”.

After consummation of the Offer, the Offeror’s interest could differ from that of the remaining minority Shareholders.

After the consummation of the Offer, the Offeror intends to exercise its statutory right, if available, to acquire all of the Shares not deposited under the Offer by way of a Compulsory Acquisition or, if such statutory right of acquisition is not available or the Offeror elects not to pursue such a Compulsory Acquisition, to integrate the Company and the Offeror by Subsequent Acquisition Transaction for the purpose of enabling the Offeror or an affiliate to acquire all Shares not acquired under the Offer. In any of these contexts, the Offeror’s interests with respect to the Company may differ from, and conflict with, those of any remaining minority Shareholders.

The Offer is conditional upon, among other things, the receipt of consents and approvals from governments, regulatory authorities and additional third parties that could delay completion of the Offer.

In addition to various risks identified under the heading “Forward-Looking Statements”, completion of the Offer is subject to satisfaction or waiver of a number of conditions, certain of which are outside the control of the Offeror, including: (i) Shareholders tendering a sufficient number of Shares to the Offer, (ii) the Offeror obtaining the Regulatory Approvals, (iii) the Offeror shall have determined, in its reasonable judgment, that the Helix Farm-In Agreement has been terminated, and (iv) the Offeror shall have determined, in its reasonable judgment, that the proceeds of the Charrua Capital Loan have been used as publicly disclosed by the Company prior to the date of the Offer, and that the Charrua Capital Loan is on an arm’s-length basis;. There is no certainty, nor can the Offeror provide any assurance, that the conditions of the Offer will be satisfied on a timely basis or at all. A substantial delay in satisfying such conditions or the imposition of unfavourable terms or conditions in the Regulatory Approvals could have an adverse effect on the business, financial condition or results of operations and financial condition of the Company and the Offeror on a combined basis.

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Change of control provisions in the Company’s agreements triggered upon the acquisition of the Company may lead to adverse consequences.

The Company may be a party to agreements that contain change of control provisions that may be triggered following successful completion of the Offer, since the Offeror would then hold Shares representing a majority of the voting rights of the Company. The operation of these change of control provisions, if triggered, could result in unanticipated expenses and/or cash payments following the consummation of the Offer or adversely affect the Company’s results of operations and financial condition or, following the completion of any Compulsory Acquisition or Subsequent Acquisition Transaction, the results of operations and financial condition of the Company and the Offeror on a combined basis. Unless these change of control provisions are waived by the other party to any such agreements, the operation of any of these provisions could adversely affect the results of operations and financial condition of the Company or, following the completion of any Compulsory Acquisition or Subsequent Acquisition Transaction, the results of operations and financial condition of the Company and the Offeror on a combined basis.

The Offeror has been unable to independently verify the accuracy and completeness of the Company information in the Offer and Circular.

The Offeror has not had access to the Company’s detailed accounting records, reserves reports or other non-public books and records. Further, the Company has been in default of its continuous disclosure obligations under Securities Laws in Alberta, British Columbia, and Ontario for, inter alia, failure to file its annual audited financial statements and annual management’s discussion and analysis for the period ended December 31, 2024 and its certifications of annual filings for the year ended December 31, 2024, as well as its interim unaudited financial statements and interim management’s discussion and analysis for the period ended March 31, 2025. The Offeror has not been able to independently assess or verify the information in the Company’s publicly filed documents, including its financial statements and reserves disclosure, which are only current up to April 28, 2025. As a result, all historical information regarding the Company contained herein, including all of the Company financial information, has been derived, by necessity, from the Company’s currently available public reports and securities filings. Any inaccuracy or material omission in the Company’s publicly available information, including the information about or relating to the Company contained in the Offer, could result in unanticipated liabilities or expenses, increase the cost of integrating the two companies, or adversely affect the operational plans of the combined entity and its results of operations and financial condition.

In addition, the Company has not filed continuous disclosure documents publicly since December 2, 2024, including its annual audited financial statements and annual management’s discussion and analysis for the year ended December 31, 2024, its certifications of annual filings for the year ended December 31, 2024, its unaudited interim financial statements and interim management’s discussion and analysis for the period ended March 31, 2025, its certifications of interim filings for the period ended March 31, 2025, and its notice, information circular and proxy materials for its 2025 annual general meeting. Accordingly, information in the Company’s publicly filed documents may be out of date, inaccurate or incomplete and may not be reflective of the current condition, including financial condition, of the Company. See Section 25 of the Circular, “Cease Trade Order and Partial Revocation Order”.

The Offeror may not terminate or resolve the disputes under various related-party transactions entered into by the Company.

The acquisition of the White Hills Project by Helix, the Helix Transaction, and the Charrua Capital Loan constitute or may constitute related party transactions and arrangements entered into by the Company. Related party transactions are generally regarded as increasing the risk of misstatements or omissions in financial reporting, the risk of transactions being done on other than arm’s length terms due to the close ties between the parties involved and the risk of regulatory non-compliance. In addition, related-party transactions present potential conflicts of interest that could result in decisions that prioritize the economic interests of certain individuals over those of the Company. As noted above, the failure of the Company to file its continuous disclosure documents required under applicable Securities Laws restrains the ability of the Offeror to assess or verify the details of the acquisition of the White Hills Project by Helix, the Helix Transaction, and the Charrua Capital Loan. In particular, a copy of the Helix Farm-In Agreement is not publicly filed by the Company as required under Securities Law and only limited information is available with respect to the Charrua Capital Loan, and there is a risk of misstatements or omissions in the Company’s financial statements.

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Should the Offeror waive the conditions of the Offer with respect to the termination of the Helix Farm-In Agreement and with respect to the determination that the proceeds of the Charrua Capital Loan have been used as publicly disclosed by the Company prior to the date of the Offer and that the Charrua Capital Loan is on an arm’s-length basis, there is a risk that the Offeror will assume unanticipated liabilities upon the completion of the transactions contemplated by the Offer. While the Offeror may dispute the acquisition of the White Hills Project by Helix, the Helix Transaction, and/or the Charrua Capital Loan upon the completion of the transactions contemplated by the Offer, any such proceedings could divert the time and attention of management and key personnel from the business operations of the Offeror which could have a material adverse effect on the Offeror’s operations and financial position. Further, there can be no assurance that such disputes will be successfully resolved in favor of the Offeror.

The Offeror may not realize all of the anticipated benefits and synergies from the completion of the transaction.

The Offer has been made with the expectation that its successful completion will result in certain synergies and costs savings. These anticipated benefits will depend in part on whether the operations of the Company and the Offeror can be integrated in an efficient and effective manner and the timing and manner of completion of a Compulsory Acquisition or Subsequent Acquisition Transaction, if any. The integration of the two companies may present challenges to management of the Offeror, and the Offeror may encounter unanticipated delays, liabilities and costs. If the Offeror does not acquire at least 66 2/3% of the Shares and cannot or does not complete a Compulsory Acquisition or Subsequent Acquisition Transaction, it will not be able to fully and efficiently integrate the Company into its business. There can be no assurance that the operational or other synergies that the Offeror anticipates to realize in the combined entity will be ultimately realized, or that the integration of the two companies’ operations will be timely or effectively accomplished, or will ultimately result in cost reductions.

There is a material concern that casts substantial doubt on the Offeror’s ability to continue as a going concern.

The Offeror’s interim financial statements for the three and six months ended March 31, 2025 have been prepared in accordance with IFRS (as defined herein).

The Offeror incurred a net loss of $210,585 during the six month period ended March 31, 2025, and has a deficit of $18,060,005 at March 31, 2025. The Offeror believes it has sufficient working capital to fund its administrative, operating and flow through share commitments for the next five month period. Operating expenses beyond August 31, 2025, additional exploration programs and new property acquisitions may require additional financing. There can be no assurance that the Offeror will be successful in obtaining financing. These uncertainties cast significant doubt on the Offeror’s ability to continue as a going concern.

Risk Factors Related to the Offeror.

The Offeror is subject to exploration, development, and operating risks due the highly speculative nature of its ongoing property exploration and the uncertainty of economically recoverable reserves.

The Offeror is in the process of exploring its properties and has not yet determined whether its properties contain economically recoverable reserves and, therefore, does not generate any revenues from production. The recovery of expenditures on mineral properties and the related deferred exploration expenditures are dependent on the existence of economically recoverable mineralization, the ability of the Offeror to obtain financing necessary to complete the exploration and development of its properties, and upon future profitable production, or alternatively, on the sufficiency of proceeds from disposition. Mineral exploration is highly speculative in nature, involves many risks and frequently is non-productive. There is no assurance that exploration efforts will be successful.

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The Offeror requires substantial capital and faces liquidity challenges due to its current and planned mining operations.

Substantial additional funds for the establishment of the Offeror’s current and planned mining operations will be required. No assurances can be given that the Offeror will be able to raise the additional funding that may be required for such activities, should such funding not be fully generated from operations. Mineral prices, environmental rehabilitation or restitution, revenues, taxes, transportation costs, capital expenditures and operating expenses and geological results are all factors which will have an impact on the amount of additional capital that may be required. To meet such funding requirements, the Offeror may be required to undertake additional equity financing, which would be dilutive to shareholders. Debt financing, if available, may also involve restrictions on financing and operating activities. There is no assurance that additional financing will be available on terms acceptable to the Offeror or at all. If the Offeror is unable to obtain additional financing as needed, it may be required to reduce the scope of its operation and pursue only those projects that can be funded through cash flows generated from its existing operations, if any.

Fluctuating mineral prices affect the economics of the Offeror’s exploration activities, making future profitability uncertain.

The economics of mineral exploration are affected by many factors beyond the Offeror’s control, including commodity prices, the cost of operations, variations in the grade of minerals explored and fluctuations in the market price of minerals. Depending on the price of minerals, the Offeror may determine that it is impractical to continue a mineral exploration operation. Mineral prices are prone to fluctuations and the marketability of minerals is affected by government regulation relating to price, royalties, allowable production and the importing and exporting of minerals, the effect of which cannot be accurately predicted. There is no assurance that a profitable market will exist for the sale of any minerals found on the Offeror’s properties.

The Offeror is subject to regulatory, permit, and license requirements, and failure to obtain necessary documentation and approval may have an adverse impact on the Offeror.

The current or future operations of the Offeror require permits from various governmental authorities, and such operations are and will be governed by laws and regulations concerning exploration, development, production, taxes, labour standards, occupational health, waste disposal, toxic substances, land use, environmental and species protection, site safety, aboriginal consultation and other matters. Companies engaged in the exploration and development of mineral properties generally experience increased costs and delays in development and other schedules as a result of the need to comply with applicable laws, regulations and permits. There can be no assurance that all permits which the Offeror may require for facilities and the conduct of exploration and development operations on its properties will be obtainable on reasonable terms, or that such laws and regulation will not have an adverse effect on any exploration or development project which the Offeror might undertake.

Failure to comply with applicable Laws, regulations and permitting requirements may result in enforcement actions, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed and may include corrective measures requiring capital expenditures, installation of additional equipment or remedial actions. Parties engaged in exploration and development operations may be required to compensate those suffering loss or damage by reason of the exploration and development activities and may have civil or criminal fines or penalties imposed upon them for violation of applicable Laws or regulations. Amendments to current laws, regulations and permits governing operations and activities of mineral companies, or more stringent implementation thereof, could have a material adverse impact on the Offeror and cause increases in capital expenditures or exploration and development costs, or require abandonment or delays in the development of new or existing properties.

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The Offeror’s limited financial resources may require the issuance of additional equity, which would result in a dilution to the Offeror Shareholders.

The Offeror has limited financial resources, no operations, and no revenues. If the Offeror’s exploration program on a property is successful, additional funds will be required for the purposes of further exploration and development. There can be no assurance that the Offeror will be able to obtain adequate financing in the future or that such financing will be available on favorable terms or at all. It is likely such additional capital will be raised through the issuance of additional equity which will result in dilution to the Offeror Shareholders.

The Offeror faces challenges securing and maintaining title to its mineral properties, with potential disputes and risks involved.

Acquisition of title to mineral properties is a very detailed and time-consuming process. Title to, and the area of, mineral properties may be disputed. The Offeror cannot give an assurance that title to its properties will not be challenged or impugned. Mineral properties sometimes contain claims or transfer histories that examiners cannot verify. A successful claim that the optionors or the Offeror, as the case may be does not have title to its properties could cause the Offeror to lose any rights to explore, develop and mine any minerals on its properties without compensation for its prior expenditures relating to its properties.

The Offeror faces significant competition in the mineral exploration and development industry, impacting its ability to acquire resources and talent.

The mineral exploration and development industry is highly competitive. The Offeror will have to compete with other mining companies, many of which have greater financial, technical and other resources than the Offeror, for, among other things, the acquisition of mineral claims, leases and other mineral interest as well as for the recruitment and retention of qualified employees and other personnel. Failure to compete successfully against other mining companies could have a material adverse effect on the Offeror and its prospects.

The Offeror’s success is heavily dependent on its management and key personnel, with challenges attracting and retaining talent in a competitive space.

The success of the Offeror will be largely dependent upon the performance of its directors and officers and the ability to attract and retain key personnel. The loss of the services of these persons may have a material adverse effect on the Offeror’s business and prospects. The Offeror will compete with numerous other companies for the recruitment and retention of qualified employees and contractors. There is no assurance that the Offeror can maintain the service of its directors and officers or other qualified personnel required to operate its business. Failure to do so could have a material adverse effect on the Offeror and its prospects.

Evolving environmental obstacles and various levels of governmental regulatory requirements pose a significant risk to the Offeror’s exploration and appraisal programs.

The Offeror’s exploration and appraisal programs will, in general, be subject to approval by regulatory bodies. Additionally, all phases of the mining business present environmental risks and hazards and are subject to environmental regulation pursuant to a variety of international conventions and provincial and municipal laws and regulations. Environmental legislation provides for, among other things, restrictions and prohibitions on spills, releases or emissions of various substances produced in association with mining operations. The legislation also requires that wells and facility sites be operated, maintained, abandoned and reclaimed to the satisfaction of applicable regulatory authorities. Compliance with such legislation can require significant expenditures and a breach may result in the imposition of fines and penalties, some of which may be material. Environmental legislation is evolving in a manner expected to result in stricter standards and enforcement, larger fines and liability and potentially increase capital expenditures and operating costs.

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The Offeror may encounter conflicts of interest stemming from the various external business engagements of its directors and officers, which would require a resolution in accordance with the applicable Laws.

Certain of the directors and officers of the Offeror are engaged in, and will continue to engage in, other business activities on their own behalf and on behalf of other companies and, as a result of these and other activities, such directors and officers of the Offeror may become subject to conflicts of interest. Canadian corporate laws provide that in the event that a director has an interest in a contract or proposed contract or agreement, the director shall disclose his interest in such contact or agreement and shall refrain from voting on any matter in respect of such contract or agreement unless otherwise provided under those laws. To the extent that conflicts of interest arise, such conflicts will be resolved in accordance with the provisions of the applicable Canadian corporate laws.

The Offeror is subject to certain uninsurable risks in its exploration and product operations, potentially impacting its financial performance and share value.

Exploration, development, and production operations on mineral properties involve numerous risks, including unexpected or unusual geological operating conditions, rock bursts, cave-ins, fires, floods, earthquakes and other environmental occurrences, any of which could result in damage to, or destruction of mines and other producing facilities, damage to life or property, environmental damage and possible legal liability. Although precautions to minimize risk will be taken, operations are subject hazards that may result in environmental pollution and consequent liability that could have a material adverse impact on the business, operations and financial performance of the Offeror. It is not always possible to obtain insurance against all such risks and the Offeror may decide not to insure against certain risks as a result of high premiums or other reasons. Should such liabilities arise, they could have an adverse impact on the Offeror’s results of operations and financial condition and could cause a decline in the value of the Offeror Common Shares.

The Offeror may be subject to various civil or other legal proceedings.

The Offeror and/or its directors may be subject to a variety of civil or other legal proceedings, with or without merit.

23.	DEALER MANAGER AND SOLICITING DEALER GROUP

Other than compensation payable to Laurel Hill Advisory Group, as the Information Agent, and Computershare Investor Services Inc., as the Depositary, the Offeror has not agreed to pay any fees or commission to any stockbroker, dealer or other person for soliciting tenders or deposits of Shares under the Offer; provided that the Offeror may make arrangements with soliciting dealers, dealer managers or information agents, either within or outside of Canada for customary compensation during the Offer if it considers it appropriate to do so.

24.	INFORMATION AGENT AND DEPOSITARY

As the Information Agent, Laurel Hill Advisory Group may contact Shareholders by mail, telephone, other electronic means or in person and may request investment dealers, brokers, banks, trust companies and other nominees to forward materials relating to the Offer to beneficial owners of Shares. As Depositary, Computershare Investor Services Inc.: (i) will receive deposits of certificates representing Shares and accompanying Letters of Transmittal at the office specified in the Letters of Transmittal, facilitate book-entry only transfers of Shares tendered under the Offer and receive Notices of Guaranteed Delivery; (ii) will be responsible for giving certain notices, if required, and disbursing payment for Shares purchased by the Offeror under the Offer; and (iii) will assist with Shareholder identification and communication in respect of the Offer. Laurel Hill Advisory Group, as the Information Agent, and Computershare Investor Services Inc., as the Depositary, will receive reasonable and customary compensation from the Offeror for its services in connection with the Offer, will be reimbursed for certain out-of-pocket expenses and will be indemnified against certain liabilities and expenses in connection with the Offer.

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Questions and requests for assistance concerning the Offer may be directed to the Information Agent (Laurel Hill Advisory Group) at 1-877-452-7184 (Toll Free in North America), or at +1 416-304-0211 (Outside North America), or by e-mail at assistance@laurelhill.com. Further contact details for such persons may be found on the back page of this document. Additional copies of this document and related materials may be obtained without charge on request from the Information Agent at its office specified on the back page of this document. Copies of this document and related materials may also be found on SEDAR+ at www.sedarplus.com, and on the Offeror’s website at www.canexmetals.ca.

Except as expressly set forth in the Offer and Circular, no investment dealer, broker, bank, trust company and other nominee shall be deemed to be an agent of the Offeror or the Depositary for the purposes of the Offer.

25.	CEASE TRADE ORDER AND PARTIAL ORDER

On May 6, 2025, the regulator of the Commission issued a Cease Trade Order against the Shares in response to the Gold Basin’s failure to file its annual audited financial statements and annual management’s discussion and analysis for the period ended December 31, 2024 and its certifications of annual filings for the year ended December 31, 2024. The next day, CIRO imposed a Halt in trading of the Shares on the TSXV.

The Offeror applied to the Commission for a partial revocation of the Cease Trade Order (the “Partial Revocation Order”) to permit the Offer, including the following steps associated with the Offer:

(a)	the Offeror preparing, filing and sending to the holders of the Shares the the Offer and the Circular;

(b)	the Offeror entering into the Lock-Up Agreements;

(c)	the Offeror taking up and paying for deposited Shares pursuant to the Offer;

(d)	the Offeror, or an affiliate or associate of the Offeror, acquiring the Shares not deposited under the Offer by way of a Compulsory Acquisition; and

(e)	the Offeror, or an affiliate or associate of the Offeror, acquiring the Shares not deposited under the Offer pursuant to applicable corporate law.

The Partial Revocation Order was issued by the Commission on August 18, 2025. The Partial Revocation Order will expire on January 31, 2026; provided, however, that if more than 50% of the outstanding Shares have been deposited under the Offer and taken up and paid for by the Offeror on or prior to January 31, 2026, the Partial Revocation Order will expire on April 30, 2026 in respect of a Compulsory Acquisition or a Subsequent Acquisition Transaction to facilitate the acquisition by the Offeror of 100% of the issued and outstanding Shares

The Partial Revocation Order was issued by the Commission to solely to allow the Offeror to proceed with the Offer and the securities of the Company remains subject to the Cease Trade Order until a full revocation order is granted by the Commission. Shareholders should refer to Appendix D to this Circular which contains the Cease Trade Order and the Partial Revocation Order.

26.	OFFEREES’ STATUTORY RIGHTS

Securities legislation in the provinces and territories of Canada provides Shareholders with, in addition to any other rights they may have at Law, one or more rights of rescission, price revision or to damages, if there is a misrepresentation in a circular or a notice that is required to be delivered to those Shareholders. However, such rights must be exercised within prescribed time limits. Shareholders should refer to the applicable provisions of the securities legislation of their province or territory for particulars of those rights or consult with a lawyer.

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Such rights may in certain cases need to be exercised through CDS or DTC on behalf of a Shareholder. Shareholders should accordingly also contact their broker or other nominee for assistance as required.

27.	DIRECTORS’ APPROVAL

The contents of the Offer and the Circular have been unanimously approved and the sending thereof to the Shareholders and the holders of Convertible Securities has been authorized by the Offeror Board.

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GLOSSARY

In the accompanying Summary, Offer and Circular, unless the context otherwise requires or unless defined elsewhere herein, the following terms have the meanings set forth below:

“ABCA” means the Business Corporations Act (Alberta), as amended;

“affiliate” includes any person or entity that constitutes an affiliate under the BCBCA and otherwise includes any person or entity that constitutes an affiliate within the meaning given to it in NI 62-104;

“associate” has the meaning given to it in NI 62-104;

“allowable capital loss” has the meaning ascribed thereto in Section 18 of the Circular, “Certain Canadian Federal Income Tax Considerations – Holders Resident in Canada – Disposition of Shares Pursuant to the Offer – Taxation of Capital Gains and Capital Losses”;

“Alternative Transaction” means, for the Company:

(a)	an amalgamation, merger, arrangement, consolidation, or any other transaction of the Company, or an amendment to the terms of a class of equity securities of the Company, as a consequence of which the interest of a holder of Shares may be terminated without the Shareholder’s consent, regardless of whether the Share is replaced with another security, but does not include:

(i)	a consolidation of securities that does not have the effect of terminating the interests of Shareholders in Shares without their consent, except to an extent that is nominal in the circumstances,

(ii)	a circumstance in which the Company may terminate a Shareholder’s interest in the Shares, under the terms attached to the Shares, for the purpose of enforcing an ownership or voting constraint that is necessary to enable the issuer to comply with legislation, lawfully engage in a particular activity or have a specified level of Canadian ownership, or

(iii)	a transaction solely between or among the Company and one or more subsidiaries of the Company, or

(b)	a sale, lease or exchange of all or substantially all the property of the Company if the sale, lease or exchange is not in the ordinary course of business of the issuer, but does not include a sale, lease or exchange solely between or among the Company and one or more Subsidiaries of the Company;

“associate” has the meaning ascribed thereto in NI 62-104;

“BCBCA” means the Business Corporations Act (British Columbia), as amended;

“BLM” means the United States Bureau of Land Management;

“Book-Entry Confirmation” means confirmation of a book-entry transfer of a Shareholder’s Shares into the Depositary’s account at CDS or DTC, as applicable;

“business combination” has the meaning ascribed thereto in MI 61-101;

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“Business Day” means a day other than a Saturday, Sunday or a statutory or civic holiday observed in Alberta or British Columbia;

“Canada-U.S. Tax Treaty” means the Canada-U.S. Income Tax Convention (1980), as amended;

“Canexco” means Canexco Inc., a wholly-owned subsidiary of the Offeror;

“CDS” means CDS Clearing and Depository Services Inc., or its nominee, which is, at the date hereof, CDS & Co.;

“CDS Participant” means a direct or indirect participant of CDS;

“CDSX” means the CDS online tendering system pursuant to which book-entry transfers may be effected;

“Cease Trade Order” means the cease trade order dated May 6, 2025 against Gold Basin’s common shares issued by the British Columbia Securities Commission;

“Charrua Capital Loan” means the unsecured loan in the aggregate principal amount of US$500,000 to Gold Basin announced on August 30, 2024 from Charrua Capital LLC;

“CIM” means the Canadian Institute of Mining, Metallurgy and Petroleum;

“CIM Definition Standards” means the CIM Definition Standards on Mineral Resources and Mineral Reserves;

“Circular” means the take-over bid circular accompanying the Offer and forming a part thereof;

“CIRO” means the Canadian Investment Regulatory Organization;

“Code” has the meaning ascribed thereto in Section 19 of the Circular, “Certain United States Federal Income Tax Considerations”;

“Commission” means the British Columbia Securities Commission;

“Company” or “Gold Basin” means Gold Basin Resources Corporation;

“Company Board” means the board of directors of the Company;

“Compelled Acquisition” has the meaning ascribed thereto in Section17 of the Circular, “Acquisition of Shares Not Deposited Under the Offer – Compelled Acquisition”;

“Compulsory Acquisition” has the meaning ascribed thereto in Section 17 of the Circular, “Acquisition of Shares Not Deposited Under the Offer – Compulsory Acquisition”;

“Convention” has the meaning ascribed thereto in Section 18 “Certain Canadian Federal Income Tax Considerations – Holders Not Resident in Canada – Disposition of Shares Pursuant to a Subsequent Acquisition Transaction”;

“Convertible Securities” means convertible securities of the Company exercisable for or convertible into Shares, including Options;

“Court” means the Supreme Court of British Columbia;

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“CRA” means the Canada Revenue Agency;

“CTO Revocation Condition” has the meaning ascribed thereto in Section 4 of the Offer, “Conditions of the Offer”;

“De Minimis Exemption” has the meaning ascribed thereto in Section 17 of the Circular, “Acquisition of Shares Not Deposited Under the Offer – Securities Law Requirements for Business Combinations”;

“Deposit Period News Release” means a news release issued by the Company in respect of a proposed or commenced take-over bid for the Shares and stating an initial deposit period for the bid of not more than 105 days and not less than 35 days, expressed as a number of days from the date of the bid;

“Depositary” means Computershare Investor Services Inc., or such other Person as the Offeror may appoint to act as a depositary in relation to the Offer;

“Deposited Shares” has the meaning ascribed thereto in Section 3 of the Offer, “Manner of Acceptance – Dividends and Distributions”;

“Direct Exchange” has the meaning ascribed thereto in Section 18 of the Circular, “Certain Canadian Federal Income Tax Considerations – Holders Resident in Canada – Disposition of Shares Pursuant to the Offer”;

“Discovery Group” means an alliance of mineral exploration and development companies, including Aquitaine Metals Corp., CopperEx Resources Corp., Defense Metals Corp., K2 Gold Corp., Kodiak Copper Corp., Prospector Metals Corp. and ValOre Metals Corp.;

“Dissenting Offeree” has the meaning ascribed thereto in Section 17 of the Circular, “Acquisition of Shares Not Deposited Under the Offer – Compulsory Acquisition”;

“Dissident” has the meaning ascribed thereto in Section 13 of the Circular, “Comparison of Shareholder Rights – Dissident Proxy Solicitation”;

“Distributions” has the meaning ascribed thereto in Section 3 of the Offer, “Manner of Acceptance – Dividends and Distributions”;

“DRS Advice” has the meaning ascribed thereto in Section 6 of the Offer, “Take Up and Payment for Deposited Shares”;

“DTC” means The Depository Trust Company or its nominee;

“Eligible Institution” means a Canadian Schedule I chartered bank, a member of the Securities Transfer Association Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP). Members of these programs are usually participating organizations in a recognized stock exchange in Canada and/or the United States, members of CIRO, members of the National Association of Securities Dealers or banks and trust companies in the United States;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“exchange transaction” has the meaning ascribed thereto in Section 19 of the Circular, “Certain United States Income Tax Considerations”;

“Expiry Date” means December 12, 2025 or such later date or dates as may be fixed by the Offeror from time to time as provided under Section 5 of the Offer, “Extension, Acceleration and Variation of the Offer”;

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“Expiry Time” means 5:00 p.m. (Toronto Time) on the Expiry Date or such other time or times on the Expiry Date as may be fixed by the Offeror from time to time as provided under Section 5 of the Offer, “Extension, Acceleration and Variation of the Offer”;

“FHSA” means a “first home savings account” as defined in the Tax Act;

“forward-looking statements” has the meaning ascribed thereto in on the cover page of the Offer and Circular, “Forward-Looking Statements”;

“fully-diluted basis” means, with respect to the number of Shares at any time, the number of Shares that would be outstanding assuming all Convertible Securities and any other rights to receive Shares outstanding at that time (whether or not yet exercisable or convertible) had been exercised or converted in accordance with their terms as publicly disclosed by the Company;

“Gold Basin Incentive Award Plan” means, Gold Basin’s stock option plan, as amended on November 10, 2022;

“Gold Basin Project” has the meaning ascribed thereto in Section 2 of the Circular, “The Company”;

“Gold Range Project” has the meaning ascribed thereto in Section 1 of the Circular, “The Offeror”;

“Governmental Entity” means any: (a) multinational, federal, provincial, territory, state, regional, municipal, local or other government or any governmental or public department, central bank, court, tribunal, arbitral body, commission, commissioner, board, bureau, ministry or agency; (b) subdivision, agent, commission, board or authority of any of the foregoing; (c) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing; or (d) the TSXV, as applicable;

“Halt” means the decision of CIRO on May 7, 2025 to impose a temporary suspension of trading in the Shares on the TSXV.

“Helix” means Helix Resources Limited;

“Helix Farm-In Agreement” means the farm-in agreement announced by Gold Basin on April 28, 2025 between Gold Basin and Helix;

“Helix Joint Venture” has the meaning ascribed thereto in Section 3 of the Circular, “Background to The Offer”;

“Holder” has the meaning ascribed thereto in Section 18 of the Circular, “Certain Canadian Federal Income Tax Considerations”;

“IFRS” means International Financial Reporting Standards as adopted by the International Accounting Standards Board;

“including” means including without limitation;

“Independent Committee Exemption” has the meaning ascribed thereto in Section 17 of the Circular, “Acquisition of Shares Not Deposited Under the Offer – Securities Law Requirements for Business Combinations”;

“Information Agent” means Laurel Hill Advisory Group, or such other Person as the Offeror may retain to act as an information agent in relation to the Offer;

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“initial deposit period” means the period, including, without limitation, any extension, during which securities may be deposited under a take-over bid but does not include the Mandatory Extension Period or any optional extension periods, which initial deposit period will be 105 days as it may be shortened in accordance with applicable Laws;

“IP” means induced polarization;

“IRS” means the U.S. Internal Revenue Service;

“June 6 EOI” has the meaning ascribed thereto in Section 2 of the Circular, “Background to The Offer”;

“June 9 Press Release” has the meaning ascribed thereto in Section 2 of the Circular, “Background to The Offer”;

“Laurel Hill” means Laurel Hill Advisory Group, the Information Agent;

“Laws” means all laws, by-laws, statutes, rules, regulations, principles of law, orders, ordinances, protocols, codes, guidelines, policies, instruments, notices, directions and judgments or other requirements and the terms and conditions of any grant of approval, permission, authority or license of any Governmental Entity and the term “applicable” with respect to such Laws and in a context that refers to one or more persons, means such Laws as are applicable to such persons or its business, undertaking, property or securities and emanate from a Governmental Entity having jurisdiction over the person or persons or its or their business, undertaking, property or securities;

“Letter of Transmittal” means the letter of transmittal for holders of Shares in the form accompanying the Offer and Circular;

“Lock-Up Agreements” means lock-up agreements entered into in August 2025 between the Offeror and the Supporting Shareholders;

“Louise Project” has the meaning ascribed thereto in Section 1 of the Circular, “The Offeror”;

“Mandatory Extension Period” has the meaning ascribed thereto in Section 5 of the Offer, “Extension, Acceleration and Variation of the Offer – Mandatory Extension Period”;

“Material Adverse Effect” means any condition, event, circumstance, change, development, occurrence or state of facts: (a) in the business, assets, operations, capitalization, properties, condition (financial or otherwise), prospects, equity or debt ownership, results of operations, cash flows, articles, by-laws or other constating documents, licenses, permits, rights or privileges or liabilities (including, without limitation, any contingent liabilities that may arise through outstanding, pending or threatened in writing litigation or otherwise), whether contractual or otherwise, of the Company or its subsidiaries which, when considered either individually or in the aggregate, is or may be materially adverse to the Company and its subsidiaries (on a consolidated basis) or, where applicable, the Offeror and its subsidiaries (on a consolidated basis); or (b) which, when considered either individually or in the aggregate, would be expected to reduce the anticipated economic value to the Offeror of the acquisition of the Shares or make it inadvisable for or impair the ability of the Offeror to proceed with the Offer and/or to take up and pay for Shares deposited under the Offer and/or the consummation of a Compulsory Acquisition or Subsequent Acquisition Transaction or which, if the Offer or any Compulsory Acquisition or Subsequent Acquisition Transaction were consummated, would be materially adverse to the Offeror or any of its affiliates or which would limit, restrict or impose limitations or conditions on the ability of the Offeror to own, operate or effect control over any material portion of the business or assets of the Company or its subsidiaries or would compel the Offeror or its affiliates to dispose of or hold separate any material portion of the business or assets of the Company or its subsidiaries or would compel the Offeror or its affiliates to dispose of or hold separate any material portion of the business or assets of the Offeror or its affiliates;

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“Mayfair” means Mayfair Acquisition Corp.;

“Mayfair Offer” has the meaning ascribed thereto in Section 2 of the Circular, “Background to The Offer”;

“MI 61-101” means Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions, as amended or replaced from time to time;

“Minimum Tender Condition” has the meaning ascribed thereto in Section 4 of the Offer, “Conditions of the Offer”;

“Named Executive Officer” or “NEO” means (a) each individual who, in respect of the Corporation, during any part of the most recently completed financial year, served as chief executive officer (CEO), including an individual performing functions similar to a CEO; (b) each individual who, in respect of the Corporation, during any part of the most recently completed financial year, served as chief financial officer (CFO), including an individual performing functions similar to a CFO; (c) in respect of the Corporation and its subsidiaries, the most highly compensated executive officer other than the individuals identified in paragraphs (a) and (b) at the end of the most recently completed financial year whose total compensation was more than $150,000; (d) each individual who would be a NEO under paragraph (c) but for the fact that the individual was not an executive officer of the Corporation, and was not acting in a similar capacity, at the end of that financial year;

“NI 43-101” means Canadian Securities Administrators’ National Instrument 43-101 - Standards of Disclosure for Mineral Projects;

“NI 51-101” has the meaning ascribed thereto under the heading “Notice to Shareholders in the United States”;

“NI 62-104” means National Instrument 62-104 – Take-Over Bids and Issuer Bids, as amended or replaced from time to time;

“Non-Resident Holder” has the meaning ascribed thereto in Section 18 of the Circular, “Certain Canadian Federal Income Tax Considerations – Holders Not Resident in Canada”;

“Notice of Guaranteed Delivery” means the notice of guaranteed delivery in the form accompanying the Offer and Circular;

“Offer” means the Offeror’s offer to purchase, on and subject to the terms and conditions set forth in the Offer and the Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery, each as may be amended and supplemented from time to time, all of the issued and outstanding Shares, including any Shares that may become issued and outstanding after the date hereof but prior to the Expiry Time;

“Offer and Circular” means, together, the Offer and the Circular;

“Offer Consideration” means, in respect of each Share, 0.592 of an Offeror Common Share;

“Offeror” or “CANEX” means CANEX Metals Inc.;

“Offeror Board” and “CANEX Board” means the board of directors of the Offeror;

“Offeror Common Shares” means common shares in the capital of the Offeror;

“Offeror Options” means options to purchase Offeror Common Shares granted under the Offeror Stock Option Plan;

“Offeror Shareholders” means the holders of Offeror Common Shares;

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“Offeror Stock Option Plan” means the stock option plan of CANEX, as amended and restated from time to time;

“Offeror’s Notice” has the meaning ascribed thereto in Section 17 of the Circular, “Acquisition of Shares Not Deposited Under the Offer – Compulsory Acquisition”;

“Options” means stock options to purchase Shares issued pursuant to the Gold Basin Incentive Award Plan;

“ordinary course” means, with respect to an action taken by the Company or any of its Subsidiaries, that such action is taken in the ordinary course of the normal operations of the Company or such Subsidiary;

“OTC Market” means the OTC Pink Current Market;

“Partial Revocation Order” has the meaning ascribed thereto in Section 25 of the Circular, “Cease Trade Order and Partial Revocation Order”;

“Person” includes any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

“PFIC” has the meaning ascribed thereto in Section 19 of the Circular, “Certain United States Federal Income Tax Considerations – Certain U.S. Federal Income Tax Considerations for U.S. Holders Participating in the Offer – Certain tax consequences for U.S. Holders if the exchange transaction qualifies as a reorganization”;

“Purchased Securities” has the meaning ascribed thereto in Section 3 of the Offer, “Manner of Acceptance – Power of Attorney”;

“Redeemable Shares” has the meaning ascribed thereto in Section 18 “Certain Canadian Federal Income Tax Considerations – Holders Resident in Canada – Disposition of Shares Pursuant to a Subsequent Acquisition Transaction”;

“Registration Statement” has the meaning ascribed thereto in under the heading “Notice to Shareholders in the United States”;

“Regulatory Approvals” means any consent, waiver, permit, permission, exemption, review, order, decision or approval of, or any registration and filing with or withdrawal of any objection or successful conclusion of any litigation brought by or before, any Governmental Entity, or the expiry, waiver or termination of any waiting or suspensory period imposed by Law or a Governmental Entity or pursuant to a written agreement between the Offeror and a Governmental Entity to refrain from consummating the Offer, in each case (a) required or advisable under Laws in connection with the Offer or any Compulsory Acquisition or Subsequent Acquisition Transaction, (b) to issue and list the Offeror Shares issued under to the Offer on the TSXV, or (c) to prevent or avoid the occurrence of any Material Adverse Effect as a result of the consummation of the Offer or any Compulsory Acquisition or Subsequent Acquisition Transaction;

“reorganization” has the meaning ascribed thereto in Section 19 of the Circular, “Certain United States Federal Income Tax Considerations – Certain U.S. Federal Income Tax Considerations for U.S. Holders Participating in the Offer”;

“Resident Holder” has the meaning ascribed thereto in Section 18 of the Circular, “Certain Canadian Federal Income Tax Considerations – Holders Resident in Canada”;

“RDSP” means a “registered disability savings plan” as defined in the Tax Act;

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“RESP” means a “registered education savings plan” as defined in the Tax Act;

“RRIFs” means “registered retirement income funds” as defined in the Tax Act;

“RRSPs” means “registered retirement savings plans” as defined in the Tax Act;

“SEC” means the United States Securities and Exchange Commission;

“Securities Act” means the Securities Act (Alberta);

“Securities Laws” means the Securities Act and all other applicable securities Laws, including U.S. securities Laws;

“Securities Regulatory Authorities” means the applicable securities commission or regulatory authority in each province and territory of Canada;

“SEDAR+” means the System for Electronic Data Analysis and Retrieval+, a filing system developed for the Securities Regulatory Authorities and accessible at www.sedarplus.com;

“Shareholders” means the holders of Shares, and “Shareholder” means any one of them;

“Shares” means common shares in the capital of the Company;

“Silver Metal” means Silver Metal Group Limited (formerly Thomson Resources Limited);

“SRK” means SRK Consulting (Canada) Inc.;

“Statutory Minimum Condition” has the meaning ascribed thereto in Section 4 of the Offer, “Conditions of the Offer”;

“Stock Exchange Approval” means the conditional approval of the TSXV for the listing of the Offeror Common Shares to be issued in connection with the taking up of the Offer, subject only to the Offeror providing the TSXV such required documentation as is customary in the circumstances;

“Subsequent Acquisition Transaction” has the meaning ascribed thereto in Section 17 of the Circular, “Acquisition of Shares Not Deposited Under the Offer – Subsequent Acquisition Transaction”;

“subsidiary” has the meaning ascribed thereto in the BCBCA;

“Supporting Shareholders” means certain representatives of Discovery Group;

“Tax Act” means the Income Tax Act (Canada) and the regulations thereunder, as amended;

“Tax Proposals” has the meaning ascribed thereto in Section 18 of the Circular, “Certain Canadian Federal Income Tax Considerations”;

“TFSA” means a “tax-free savings account” as defined in the Tax Act;

“TSXV” means the TSX Venture Exchange;

“U.S. Holder” has the meaning ascribed thereto in Section 19 of the Circular, “Certain United States Federal Income Tax Considerations”;

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“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

“United States” and “U.S.” each mean the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

“VWAP” means the volume weighted average market price; and

“White Hills Project” has the meaning ascribed thereto in Section 2 of the Circular, “Background to The Offer”.

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EXHIBIT 99.3

CERTIFICATE OF CANEX METALS INC.

Dated: August 28, 2025

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

(Signed) “Shane W. Ebert”	(Signed) “Chantelle Collins”
Shane W. Ebert President and Chief Executive Officer	Chantelle Collins Chief Financial Officer
On behalf of the Board of Directors of CANEX Metals Inc.
(Signed) “Jean Pierre Jutras”	(Signed) “Blair Schultz”
Jean Pierre Jutras Director	Blair Schultz Director

C-1

Appendix A
INFORMATION REGARDING CANEX

The following information regarding the Offeror should be read in conjunction with the information concerning the Offeror appearing elsewhere in the Circular and Appendices.

General Development of the Business of the Offeror

Two-Year History

The following is a summary of the significant disclosures affecting the development of the Offeror’s business over the last two years and to date in this current fiscal, summarized by fiscal period.

(i)	Fiscal year ended September 30, 2023

On November 22, 2022, the Offeror announced the identification of a strong new gold in soil anomaly, named the WestGold target, at its Gold Range Project. The anomaly measured 400 metres in length and over 125 metres in width, with gold in soil values ranging from 122 to 612 parts per billion, making it the most robust soil anomaly on the property to date. The Offeror also acquired a 100% interest in an adjacent lode mining claim covering a past-producing underground gold mine for US$20,000.

On December 12, 2022, the Offeror announced assay results from seven reverse circulation drill holes and surface exploration work at its Gold Range Project. The drilling identified a new mineralized zone parallel to the Excelsior Zone, highlighted by hole GR22-97 with 1.4 g/t gold over 6.09 metres, including 4.6 g/t over 1.52 metres. At the Eldorado Zone, drilling expanded mineralization up to 75 metres northwest, confirming potential for a broad, near-surface oxide gold zone. Additionally, fieldwork at the WestGold target defined a new 500-metre quartz-veined zone associated with a gold in soil anomaly, presenting a compelling new drill target.

On January 23, 2023, the Offeror announced the discovery of a new gold zone at the Shaft target within its Gold Range Project, with drill hole GR22-110 intersecting 27.4 metres of 1.1 g/t gold, including 15.24 metres of 1.7 g/t gold. This zone lay 1.5 km northeast of the Central Zone and was interpreted as part of a new northeast-trending gold structure. Seventeen new claims were staked to secure the area. Additional drilling at the Excelsior Zone extended mineralization 75 metres eastward, confirming the zone’s potential for bulk-tonnage, open-pit development.

On March 6, 2023, the Offeror announced the commencement of a new reverse circulation drill program at its Gold Range Project, targeting three high-priority exploration areas: the WestGold target, newly identified parallel zones east of the Excelsior Zone, and the recently discovered Shaft target. The WestGold area, characterized by the strongest gold in soil anomaly on the property and high-grade surface samples (up to 57.5 g/t gold), saw initial testing with four drill holes. The Excelsior parallel zones, mapped along a 600-metre strike length, also returned strong gold values (up to 21.5 g/t over 0.5 metres), while follow-up drilling was planned at the Shaft target, where a previous hole intersected 1.1 g/t gold over 27.4 metres.

On April 3, 2023, the Offeror closed a non-brokered private placement, raising $600,000 through the issuance of 10,000,000 Offeror Common Shares at $0.06 per share. The proceeds funded an expanded reverse circulation drilling program, doubling the originally planned scope from 15 to 30 holes, at the Gold Range Project and supported general working capital.

On May 8, 2023, the Offeror announced a new drill discovery at its WestGold target on the Gold Range Project. Initial drilling returned significant gold mineralization, including hole GR23-120 intersecting 0.7 g/t gold over 35 metres, with higher-grade intervals of 2.5 g/t gold over 7.6 metres. The results highlighted a large, near-surface, flat-dipping oxide-gold zone extending the known mineralized trend on the property to four kilometres.

On July 5, 2023, the Offeror announced results from 19 reverse circulation drill holes at its Gold Range Project, intersecting significant gold mineralization. Highlights included 6.1 metres grading 4.1 g/t gold and 15.2 metres grading 1.0 g/t gold in the Excelsior Zone, and confirmation of a new parallel mineralized target, East Excelsior, where all five drill holes returned gold mineralization across a 200-metre strike length within a 75-metre-wide zone. The East Excelsior target was fully permitted for further drilling, with a permit amendment underway to expand testing to the new WestGold target.

On September 5, 2023, the Offeror amended the option agreement to acquire 100% ownership of the Excelsior Mine Property within its Gold Range Project. The amendment removed the original Stage 2 and Stage 3 earn-in obligations of up to $3.5 million in exchange for a one-time issuance of 8,694,170 Offeror Common Shares and a cash payment of US$120,000 to the vendors, who retained a 1.5% net smelter royalty. This transaction granted the Offeror a full interest in the property and resulted in the vendors holding 9.9% of the Offeror Common Shares.

(ii)	Fiscal year ended September 30, 2024

On November 29, 2023, the Offeror announced it had completed the purchase of the Excelsior Mine Property.

On March 5, 2024, the Offeror announced it had entered into an option agreement to acquire a 100% interest in the Louise Project in British Columbia from prospector Bernie Kreft. The option involved staged payments totaling $775,000 in shares or cash over five years, with no required exploration expenditures. Kreft retained a 2.5% net smelter royalty, of which CANEX could repurchase 1% for $1.5 million. The Louise Project featured a large, road-accessible historic resource with significant exploration potential, including untested depth extensions and modern geophysical survey opportunities.

On March 12, 2024, the Offeror announced that it had received an amended exploration permit for its Gold Range Project, allowing construction of 34 additional drill pads, particularly around the new WestGold gold discovery. The permit, accepted by the U.S. Bureau of Land Management, was contingent on a reclamation bond increase of USD $6,060. A surface exploration program was set to begin in March, aimed at refining drill targets at WestGold, evaluating other areas including the Eldorado zone, and assessing recently acquired infrastructure at the Excelsior Mine Property.

On April 9, 2024, the Offeror announced it had received TSXV approval for the option agreement that allowed it to acquire a 100% interest in the Louise Project.

On July 3, 2024, the Offeror announced the results of a March surface exploration program at its Gold Range Project, highlighting the discovery of three new mineralized zones with high-grade gold values. Key findings included 19.4 g/t gold over three metres from chip sampling in an untested eastern zone, 11.2 g/t from a grab sample north of the Excelsior deposit, and 5.05 g/t from a newly discovered quartz vein zone in the west-central area. At the WestGold zone, the project's largest exploration target to date, mapping expanded the target area to 800 by 400 metres. Sampling confirmed bulk tonnage potential with grades up to 6.67 g/t in veins and up to 0.97 g/t over two metres in mineralized halos.

On September 24, 2024, the Offeror announced the advancement of drill data compilation at its Louise Project. Historic drilling had outlined a near-surface mineralized zone measuring approximately 1,000 metres by 400 metres and extending to a depth of 300 metres, with notable results including 158 metres grading 0.41% copper and 0.40 g/t gold. The Offeror believed deeper copper-gold targets might have existed and proposed a deep induced polarization (IP) geophysical survey covering up to 1,000 metres depth and 6–7 kilometres of strike length to assess district-scale potential. The compiled drill data supported significant lateral and vertical exploration potential beyond the known mineralized zone.

(iii)	Subsequent Events Since September 30, 2024

On November 25, 2024, the Offeror closed a non-brokered private placement, completing a total raise of $437,000. It consisted of Offeror Common Shares priced at $0.045 and flow-through Offeror Common Shares priced at $0.06, with proceeds intended to fund exploration at the Louise Project and support work at the Gold Range Project. Flow-through share proceeds qualified as critical mineral flow-through mining expenditures under the Income Tax Act (Canada) and were to be used before December 2025. Additionally, the Offeror granted 5,200,000 incentive stock options to directors, officers, and consultants, exercisable at $0.05 per share over five years.

On December 10, 2024, the Offeror announced it had received an exploration permit from the British Columbia Ministry of Energy, Mines and Low Carbon Innovation to conduct up to 56 line-kilometres of ground-based induced polarization geophysical surveying at the Louise Project. The survey was fully funded, a contractor was selected, and it was planned to commence in spring 2025 when snow conditions permitted. The Offeror had secured support and collaboration agreements with local First Nation groups for early-stage exploration.

On March 21, 2025, Mayfair announced its intention to make an unsolicited all-share offer to acquire all outstanding shares of the Offeror and Gold Basin, with the goal of consolidating their Arizona gold assets under a company sponsored by the Discovery Group.

On May 8, 2025, Mayfair continued discussions with the Offeror regarding its previously announced unsolicited all-share proposal to acquire the Offeror and Gold Basin and supported the concept of consolidating the two companies’ Arizona gold assets, viewing a merger as a strong opportunity to unlock value for shareholders. Meanwhile, the Offeror announced it would commence a fully funded, district-scale, deep-looking induced polarization survey at its Louise Project around May 15, 2025, aimed at identifying new copper-gold targets to expand the project’s historic resource.

On June 9, 2025, the Offeror announced its intention to make a formal all-share takeover bid to acquire all outstanding shares of Gold Basin. The proposed offer valued Gold Basin at approximately $8.57 million, representing a 41% premium to Gold Basin’s last trading price before a cease trade order was issued on May 6, 2025, and a 21% premium based on 30-day volume-weighted averages.

On June 26, 2025, the Offeror closed a non-brokered private placement of 23,636,380 Offeror Common Shares issued at a price of $0.055 per Offeror Common Share for gross proceeds of $1,300,000.90.

On July 31, 2025, the Offeror announced results from an induced polarization geophysical survey completed over the Louise Project in British Columbia. A new and previously unknown chargeability target has been identified two kilometres west of the historic Louise deposit and has been named the West Louise Target. In addition, a steeply dipping zone of high chargeability has been identified below and to the north of the historic Louise deposit and has been termed the Louise Deep Target. The Louise Deep Target is interpreted to have potential to host the mineralized roots of the historic Louise system and shows continuity to roughly 1000 metres below surface, the limit of the geophysical survey. Neither the West Louise nor Louise Deep targets have been drill-tested previously.

The Offeror’s Mineral Properties

Gold Range Project, Arizona, USA

(a)	Introduction

The Gold Range Project is located on the eastern side of the White Hills in Mohave County, northern Arizona, within an area that has seen historic lode and placer gold production but limited modern gold exploration. The Offeror first became interested in the Gold Range Project in 2019, following the discovery of a quartz vein containing abundant visible gold by a local prospector in an area termed the Discovery Zone. Subsequent mapping and soil and rock sampling identified a 1000-metre-long linear trend of historic workings and exposed quartz veins centered around the Adit zone. Additional programs of surface sampling, mapping, trenching, airborne magnetic and lidar surveying, along with reverse circulation drilling have resulted in further expansion of the claim holdings and the recognition of a four kilometre long mineralized corridor stretching from the Eldorado to Excelsior to WestGold Zones.

Figure 1. Location of the Gold Range Project

(b)	Project Description, Location and Access

The Gold Range Project is located in Mohave County, northern Arizona. The property has excellent road access, located roughly 1.5 hours drive southeast of Las Vegas, Nevada, and 1 hours drive north of Kingman Arizona. To get to the property from Las Vegas proceed south on Highway 93 and turn left (east) onto Pierce Ferry Road. Travel east on Pierce Ferry Road through Dolan Springs. Roughly 0.5 miles past mile marker 19 turn left (north) onto an all-weather gravel road. Proceed northwest for 4.5 miles down the gravel road to the main Excelsior mine buildings which occur on the east side of the Gold Range Project.

On June 11, 2019, Canexco entered into an arm’s length option agreement to acquire a 100% interest in the Gold Range Project in Mojave County, Arizona from a prospector, Jason Gieske. Originally, the Gold Range Project, under option, was comprised of three staked lode mineral claims with a total area of 61.98 acres located in Mohave County, Arizona. Under the terms of agreement, the Offeror was committed to making certain option payments and minimum exploration expenditures. On June 11, 2023, the Offeror completed its payment and expenditure obligations and the 100% earn-in was completed, and Jason Gieske would retain a 2% net smelter royalty (“NSR”), half of which can be bought back by the Offeror for U.S.$500,000 and the remaining half for U.S.$1,000,000.

On January 12, 2021, the Offeror and Canexco signed a letter of intent allowing the Offeror to earn into the Excelsior Mine Property located adjacent to the Offeror’s other Gold Range properties. On November 29, 2023, 8,694,170 Offeror Common Shares, valued at $0.035 per share (total value – $304,295) were issued, and U.S.$120,000 cash was paid, and the 100% earn-in was completed. The optionor, Silmar of Arizona, will continue to hold a 1.5% NSR and the Offeror will retain a right of first refusal should this royalty be offered for sale. In addition, until August 31, 2030, should the Offeror be subject to any event that would impact the creditors rights that is not cured in 30 days, it will deliver the mine property back to Silmar of Arizona under the reversion clause of the agreement.

In February 2020, Canexco entered into an arm’s length option agreement to acquire a 100% interest in the Never Get Left Claim from Onyx Exploration Inc. (“Onyx”), which is adjacent to the Offeror’s Pit Zone target on the Gold Range Project located in Mohave County, Arizona. The Never Get Left Claim is comprised of one staked lode mineral claim with a total area of 20.99 acres. Under the terms of the agreement, Onyx will retain a 2% NSR, and Canexco can purchase half (1%) of the NSR for U.S.$500,000 and the remaining half (1%) for an additional U.S.$500,000. In February 2024, Canexco acquired 100% ownership of the Never Get Left Claim, which is now part of the larger Gold Range Project, by making the final option payment of $US30,000 (CAD$40,581). Additionally, Canexco must pay 10% of any profits realized from the processing and recovery of metals from the existing leach pad materials located within the Never Get Left Claim.

As at December 31, 2024, CANEX holds 261 lode mining claims and two patented claims (approximately 1650 hectares) in respect of the Gold Range Project, including acquisitions via the option agreements noted above as well as staking. With the two patented claims Canexco Inc. holds both the surface rights and mineral rights and is required to pay nominal annual property taxes. The 261 lode mining claims are on Federal land regulated by the Bureau of Land Management (“BLM”) and are subject to federal laws, specifically the General Mining Law of 1872. To maintain a federal mining claim an annual maintenance fee of US$200 per claim must be paid to the BLM prior to September 1st.

Figure 2. Gold Range Project claim map.

(c)	History

CANEX’s Gold Range Project occurs within the Gold Basin Mining District where gold in quartz veins were first discovered in the 1870's with production estimated to be in the range of 40,000 to 60,000 ounces, largely from small scale underground operations with contributions from small open pits. Historic mining operations within CANEX’s claims include the Eldorado, Excelsior, Never Get Left, and O.K. Mines. The historic run of mill grades for most of these mines ranged from 0.3 to 0.75 ounces per ton.

The Eldorado Mine, also referred to as Malco, occurs on a patented claim owned by Canexco Inc. Eldorado was developed in the 1870’s and intermittently through to the 1940’s. In 1907, it was owned by the Arizona-Minnesota Gold Mining Company and most of the ore was treated in a stamp mill located in Hualpai Valley about six kilometers away. The principal vein is just under one metre wide, strikes northeast and dips 65° southeast. The mine was developed by 600 metres of adit tunnels and 3700 cubic metres of stopes on three levels. The lowest stopes are approximately 60 metres below surface. Mining followed a roughly metre wide quartz vein averaging US$12 to US$15 per ton in gold (value in 1938).

The O. K. mine was located in the 1880’s and operated intermittently until 1906. Underground workings include about 490 metres of adits drifts, winzes, and stopes on four levels.

In 1987 Clyde Hutcheson of Sedona is reported to have constructed a roughly 5000 ton heap leach operation to the west of Eldorado in the area CANEX refers to as the Pit Zone. The heap leach material was sourced from flat dipping quartz veins exposed along the top of a ridge and then crushed and leached with cyanide in a small, lined leach pad in the adjacent valley.

The historic Cyclopic Mine is located on Gold Basin’s claims immediately west of CANEX’s Gold Range Project. Cyclopic reportedly produced over 4,000 oz of gold from the 1890s through 1938 from shallow underground workings. From 1938 to 1942 gold was also produced from two shallow open pits.

There has been no systematic modern exploration or land consolidation across the Gold Range Project prior to CANEX initiating exploration in 2019, and very little documentation of past programs has been found. In 1983 Santa Fe Minerals (now Newmont) conducted limited surface evaluations on multiple parcels of private land across the district where they hold mineral rights. In 1989 ECM conducted limited scale reconnaissance exploration in the area, staking 76 claims and conducting surface sampling. No historic data has been found document historic drilling or advanced exploration on the Gold Range Project.

(d)	Geological Setting, Mineralization and Deposit Types

Regional Geology

The Gold Basin mining district is in the Basin and Range province, characterized by generally north-south trending, block faulted mountain ranges separated by alluvium-filled valleys. The area is part of the Kingman Uplift, a structural high produced by Cretaceous orogenic uplift which has resulted in erosion of Paleozoic and Mesozoic strata, exposing Precambrian metamorphic basement rocks. The geology of the district is described in US Geological Survey Professional Paper 1361 where much of the data presented here is taken from. Cretaceous age 2-mica granites and pegmatites intrude the metamorphic basement rocks and have been dated at 72 million years. A number of gold bearing veins in the district have been dated by K-Ar on muscovite white/mica at 65 to 69 million years. Tertiary age volcanic rocks sit directly on top of the metamorphic basement rocks to the west and south of the district. United States Geological Survey mapping published in 2017 documents a Miocene age detachment structure west of the Gold Basin Mining district.

Legend
Quaternary and late Tertiary surficial deposits
Tertiary sedimentary rocks
Tertiary volcanic rocks
Tertiary intrusive rocks
Early Tertiary to Late Cretaceous intrusive rocks
Mesozoic sedimentary rocks
Permian and Pennsylvanian sedimentary rocks
Mississippian and Devonian sedimentary rocks
Cambrian sedimentary rocks
Mesoproterozoic and Paleoproterozoic crystalline rocks
0
40
80
kilometres
114°30'0"W
114°15'0"W
114°0'0"W
113°45'0"W
113°30'0"W
36°0'0"N
35°45'0"N
35°30'0"N
35°15'0"N
35°0'0"N
N
Black Mountains
White Hills
Black Mountain Accommodation Zone
Gold Basin District
COLORADO PLATEAU
BASIN AND RANGE
Colorado River Extensional Corridor
Cerbat Mountains
Peacock Mountains
Silver Creek caldera
16 Ma
19 Ma
onset of extension
Black Mountains
Hualapai Mountains

Map from Bedinger et al., 1985: U.S. Geological Survey Circular 904C.

Figure 3. Simplified regional geologic setting of the Gold Basin District.

Local Geology

The geology of the Gold Basin Property is summarized in the map below. Rock exposure on the property is dominated by Proterozoic metamorphic basement rocks. On the property the units are simplified into the following: i) Mixed gneiss package which includes quartzo-feldspathic gneiss, muscovite biotite schist, and intermixed mafic and felsic units consisting of both para and orthogneiss. Lenses and zone of amphibolite also occur in this package; ii) Megacrystic granite gneiss intrudes the mixed gneiss package and contains large feldspar phenocrysts to 5 centimetres in matrix of quartz-feldspar-biotite- hornblende; iii) Granodiorite gneiss is an equigranular medium to coarse grained meta-intrusive composed of feldspar-biotite-quartz and covers much of the central and southern part of the property; iv) Granite gneiss is a fine to medium grained quartz-feldspar rich unit and is only differentiated from the mixed gneiss package where it forms large bodies; and v) Cretaceous granite is a distinct post metamorphic rock that occurs as small plugs and dikes throughout the property. The unit contains feldspar-quartz-biotite-muscovite and includes pegmatite dikes with the same composition. The youngest intrusive rocks found on the property are biotite rich lamprophyre dikes that are interpreted to be Tertiary in age and post date gold mineralization.

Figure 4. Simplified geology map of the Gold Range Project

Structure exposed at the property scale include both flat dipping and steep dipping shear zones that have been traced with surface mapping and drone magnetics across the length of the property. Both northeast and northwest oriented mineralized shear zones occur, with flat dipping structures most prevalent in the Pit-Eldorado-WestGold areas. At the Pit zone a flat dipping shear fabric has been truncated by a Cretaceous granite dike demonstrating flat faulting at the zone was pre-Tertiary and is inferred to be related to Cretaceous orogenic uplift and crustal shortening events possibly related to the Sevier Orogeny. Post mineral Tertiary age extensional faulting has resulted in small scale offsets of all rock units and mineralized zones.

Mineralization

Much of the mineralization at Gold Range can be summarized as pinch and swell mesothermal quartz veins hosted in metamorphic and intrusive rocks surrounded by larger through going sheeted or stockwork vein zones. There is both a flat lying to low angle structural control on some mineralized zones and steep dipping high grade veins / structures along shear zones that locally act as feeder structures. Flat dipping mineralized zones exhibit significant deformation indicating pre and post mineral shearing. The larger known zones of mineralization at Eldorado and Excelsior occur proximal to fault intersections and are hosted in competent, brittle rocks such as meta-intrusives. Flat dipping mineralized zones are preferred targets for low strip open pit mineralization.

Mineralized quartz veins and veinlets contains free gold and typically have low sulfide content consisting of minor amounts of pyrite-chalcopyrite-galena. The district is known to contain highly localized pods or pockets of coarse gold, and free gold has been found in all of the main zones where mineralization is exposed at surface or in underground workings. Gold can be distributed throughout larger quartz veins, or focused along vein margins, within lenses, or in late zones cutting the veins and associated with minor amounts of sulfides. Geochemically high-grade gold veins contain elevated copper, lead, molybdenum, and locally silver, however most veins are gold only. Arsenic, antimony, and mercury are notably absent.

Where larger quartz veins occur in favorable brittle host rocks, such as the meta intrusive units or post metamorphic granites, they can have large halos of sheeted veinlets that show good lateral and vertical continuity and have bulk tonnage potential.

Some mineralized zones have post metamorphic pegmatite or granite dikes spatially associated, and some post metamorphic granite or pegmatite dikes are mineralized.

Deposit Type

There are a few different styles of mineralization described across the Gold Basin district, however, the dominant mineralization style observed at the Gold Range Project consist of structurally controlled mesothermal quartz veins hosted in metamorphic and post metamorphic intrusive rocks. Some workers have considered mineralization in the district to be detachment-fault related, however, the vein mineralogy and trace element geochemistry do not easily fit detachment style mineralization. Field relationships indicate the flat dipping structures hosting multiple zones in the district are older than the Cretaceous granites that intrude the district and pre-date Tertiary extension.

Structurally controlled mesothermal quartz veins hosted in metamorphic and post metamorphic intrusive rocks fit the criteria for both orogenic and intrusion-related gold deposits, and the characteristics of these deposits have a lot of overlap when mineralized veins are hosted in metamorphic rocks. This style of mineralization accounts for a large proportion of global gold production and represent an attractive target for exploration.

(e)	Exploration

Exploration at Gold Range is conducted under a Notice of Work permit issued by the BLM to Canexco Inc., a wholly owned subsidiary of CANEX. This notice of work has been amended a number of times to include new zones as CANEX has expanded its property package and scaled up its exploration efforts. The most recent permit amendment was granted in 2024 allowing CANEX to extend its exploration efforts to cover the WestGold discovery. The current exploration permit allows for an additional 34 exploration drill pads and supported access. CANEX currently has a US$30,640 security bond in place with the BLM.

From June 2019 to present CANEX has conducted widespread surface mapping, collected over 3600 soil and 800 surface rock samples, constructed 10 trenches, completed a drone magnetic survey, and drilled 138 reverse circulation drill holes for 15,412 metres of drilling. Multiple zones of mineralization have been encountered along larger mineralized corridors defined by surface veins, stockworks, gold in soil and rocks, airborne magnetics, trenching and drilling.

Figure 5. Gold Range Project mineralized corridors and exploration trends.

In 2020 and 2021 CANEX exposed multiple mineralized zones by trenching which allowed detailed mapping and sampling and a better understanding of mineralization prior to drill testing. Trenches are reclaimed once they are no longer needed.

A high-resolution drone magnetic survey was flown across the property in 2019 and has aided in geologic and structural interpretation. A Lidar survey along with detailed aerial photography was flown in 2023 providing a very useful data set for mapping and documenting historic surface exploration disturbance and refining structural interpretation.

Figure 6. Results of a drone magnetic survey flown in 2019 showing a first vertical derivative magnetic map of the Gold Range Project.

The first property scale shear zones mapped on the property was the Adit Shear Zone which hosts gold mineralization along a 0.5 to 5 metre wide quartz vein that pinches and swells along strike. CANEX constructed multiple trenches along the shear zone to supplement existing exposures. The structure has good potential for high grade vein style gold mineralization along its 5-kilometre mapped strike length. Highlights from surface and underground chip sampling along the Adit Shear Zone include:

26.5 g/t gold over 0.2m

28.1 g/t gold over 1m

15.5 g/t gold over 0.7m

9.4 g/t gold over 0.9m

7.0 g/t gold over 1.2m

0 kilometer 1
CanEx Metals
Gold Range Property
Adit Shear Zone
First Vertical Derivative Magnetics
December 2019 Drone magnetic survey
Pioneer Aerial Surveys
50m line spacing, 40m sensor height
N
Adit Shear Zone
N. Adit Zone
Adit Zone
S. Adit Zone
Pit Zone
1VD
nT/m
2.5m wide quartz vein
N. Adit Zone
Shaft
0.7m @ 15.5 g/t Au
Adit Zone
1m @ 28.1 g/t Au
8.47 g/t Au over 5.6m
S. Adit Zone
7 g/t Au over 1.2m
Pit Zone
31.9 g/t Au
38.3 g/t Au
2.34 g/t Au over 8m

Figure 7. Magnetic expression of the mineralized Adit Shear zone, showing a prominent linear magnetic low feature and photographs of mapped mineralization along its length.

Mapping and surface sampling at the Lillian, Central, and Shaft Zones identified multiple mineralized outcrops, old workings, and large gold in soil anomalies. Several multi ounce gold in grab samples have been found in these zones, highlights from chip samples include:

94.1 g/t gold over 0.4m

31.9 g/t gold over 1m

24.5 g/t gold over 0.8m

22.9 g/t gold over 1m

19.4 g/t gold over 1.5m

19.4 g/t gold over 3.0m

Gold Range Project
Lillian-Central-Excelsior
Rock Sample Map
CANEX METALS
Au in soil anomaly
Drill hole
5,620 gold ppb
Chip or grab sample
Granite
Pegmatite
Fault
Road
N
Lillian
Central
Excelsior
0
500
metres
10,800
8,830
2,350
13,100
11,200
14,800
7,380
13,200
3,640
3,040
1,160
702
17,100
8,670
824
17
1,145
25,900
20,900
3,420
693
9,950
5,620
22,000
5,050
16,900
1,160
26,600
4,400
22,700
95,300
45,900
3,600
41,200
6,740
1,310
11,200
5,860
6,600
2,440
5,050
1,885
1,671
2,633
563
1,720
1,890
6,550
6,730
18,350
8,060
710
509
1,695
3,867
555
794
234
1,345
446

Figure 8. Surface rock and soil anomaly map for the Lillian, Central, and Excelsior Zones showing quartz veins, pegmatites, and granites.

In January 2021 CANEX’s exploration activities continued to expand southward and a deal was reached to obtain exploration rights on 11 lode claims and 2 patents that were held within a private group for a few generations. This property deal and the subsequent outright purchase of these claims by CANEX consolidated the Excelsior-Malco-Eldorado-WestGold zones, and for the first time opened up the four kilometre mineralized trend to systematic modern exploration. Multiple parallel mineralized quartz veins were identified across an area four kilometres long by up to 400 metres wide and the corridor is being explored for its bulk tonnage potential.

Surface chip sample highlights from the Excelsior-Malco-Pit- Eldorado area include:

53.2 g/t gold over 0.6m

45.4 g/t gold over 0.5m

31.9 g/t gold over 1m

25.7 g/t gold over 1m

24.5 g/t gold over 0.8m

21.5 g/t gold over 0.5m

19.4 g/t gold over 1.5m

8.3 g/t gold over 1.5m

4.3 g/t gold over 1.7m

2.3 g/t gold over 8m

Gold Range Project
Malco-Pit-Eldorado
Rock Sample Map
CANEX METALS
Au in soil anomaly
Drill hole
5,620 gold ppb
Chip or grab sample
Granite
Pegmatite
Fault
Road
0
500
metres
N
WestGold
SW
Pit
Malco
Eldorado
627
349
1,165
40,600
24,500
744
14,100
485
2,530
57,500
28,700
483
30,100
6,330
22,700
4,090
19,300
24,200
2,190
647
30,500
865
1,580
1,190
14,900
175
8,870
1,180
172
868
28,900
1,060
511
8,800
22,000
1,180
2,490
14,700
9,500
2,870
1,635
2,650
773
528
2,120
2,100
852
1,170
859
7,680
3,330
644
621
329
5,440
483
2,340
2,560
723
363
249
444

Figure 9. Surface rock and soil anomaly map for the Malco, Pit, and Eldorado Zones showing quartz veins, pegmatites, and granites.

The WestGold Zone is the latest gold discovery on the Gold Range Project and is showing potential to host one of the largest gold deposits in the district. Drill hole GR23-120 into the zone in 2023 was considered the discovery hole returning 0.7 g/t gold over 35 metres and subsequent to that program CANEX undertook a significant mapping and surface sampling program in March 2024 to fully understand the structural setting and controls on mineralization.

The WestGold Zone is a topographic highs interpreted to contain remnants of a partially eroded flat dipping fault structure termed the “WestGold Structure” that hosts discontinuous veins, lenses, pods, and shoots of high-grade gold-quartz mineralization along with a wider halo of lower grade mineralization. The structure has been observed and measured at seven localities along its mapped outline and the target occurs over an area 800 metres by 400 metres and is interpreted to be 30 to 50 metres thick. It dips at a shallow angle to the south, sub parallel to the dip of the hillside. Mineralization, if continuous, could occur close to surface over the entire area making it an attractive bulk tonnage target with good size potential.

Figure 10. Simplified map of the WestGold target showing gold in soil anomalies, rock samples, and drill holes. The location of cross sections A-A’ and B-B’ are also shown.

Surface chip sample highlights from the WestGold area include:

57.5 g/t gold over 0.4m

28.7 g/t gold over 0.6m

23.5 g/t gold over 1m

21.8 g/t gold over 0.3m

2.2 g/t gold over 1.2m

1.4 g/t gold over 4m

0.7 g/t gold over 3m

Figure 11. Cross sections A-A’ and B-B’ through the WestGold Zone showing the interpreted geometry of the mineralized zone based on 2023 drilling and 2024 surface mapping and structural interpretation.

(f)	Drilling

The Offeror has drilled 15,412 metres in 138 holes and defined potential bulk tonnage oxide gold mineralization at the Excelsior, Eldorado, Malco, Central, and WestGold Zones. All drilling has been conducted by reverse circulation (RC) methods using both truck mounted and track mounted drill rigs from well established drilling contractors. The average hole depth is 111.7 metres with the deepest hole being 286.6 metres deep. All RC drilling has been done wet using water trucked to the drill rig from the well located on the Excelsior patent claim, or from high volume production wells five kilometres to the east.

Figure 12. Map of the Gold Range Project showing drill hole locations.

The initial drill program on the Gold Range Project took place in 2020, leading to the identification of a new oxide gold bulk tonnage target at the Eldorado zone. Notably, hole GR20-9 returned 0.9 g/t gold over 27.4 metres from surface. In early 2021, the Offeror drilled 15 additional holes at the Eldorado site, 14 holes at the recently acquired Excelsior target, and five holes testing targets along the 2.5-kilometre trend between Eldorado and Excelsior. In 2022, drilling and additional claim acquisitions further defined the known gold zones and expanded the Gold Range Project. The focus was on delineating the Excelsior zone, which was defined by drilling along a 400-metre strike length, with mineralized widths ranging from 20 to 60 metres and depths reaching up to 100 metres.

The fifth drill program commenced during March 2023 and was completed late April 2023. The drill program focused on testing the three new target areas recently defined, including WestGold, the zones parallel to Excelsior, and the new Shaft discovery. The WestGold target contains the largest and highest-grade gold in soil anomaly defined on the Gold Range Project to date and the Offeror’s drill test of that target has resulted in a new and potentially very significant gold discovery that continues to be an important focus. Hole GR23-120 at WestGold returned 0.7 g/t gold over 35 metres including 1.9 g/t gold over 10.67 metres in an area that had never been drilled prior to the Offeror’s 2023 program. The main Excelsior to Eldorado to WestGold mineralized trend has been expanded to four kilometers of prospective strike length and remains a key exploration target on the Gold Range Project.

Figure 13. Summary of Drill Highlights across the Gold Range Project.

Excelsior Zone

The Excelsior Mine saw small scale underground production from 1900 to 1906, with levels to a depth of 30 metres below surface and over a length of about 152 metres. A small open pit was excavated around the 1970’s or 1980’s with material processed through a small ball mill that remains on site. The zone contains a 0.5 to 1 metre wide northeast striking, roughly 45 degrees northwest dipping high grade quartz vein and fault gouge zone that separates mixed gneiss to the northwest from megacrystic granite gneiss to the southeast. The Excelsior quartz vein and gouge zone occurs along a district scale shear zone that has been mapped for several kilometres. Thin quartz and locally quartz-iron-carbonate veinlets host low grade gold mineralization in the hanging wall and locally in the footwall of the fault. Multiple mineralized zones parallel to the Excelsior have been identified immediately east of the zone and show potential for additional near surface gold mineralization.

A drill hole location map, a long section, and two cross sections through the Excelsior Zone are shown below. The Excelsior Vein is surrounded by a halo of mineralized veinlets 20 to about 60 metres wide. The zone has been traced for 400 metres along strike potentially narrowing to the northeast and southwest, and extends to depths up to 100 metres, remaining open along strike and to depth. The zone shows good continuity of mineralization and is being evaluated as a potential open pitable gold resource.

Excelsior Zone Drill Highlights

CANEX has completed over 60 reverse circulation drill holes at Excelsior, highlights are summarized in the table below.

Drill Highlights from the Excelsior Zone

Drill Hole	From (m)	To (m)	Width (m)	Au g/t
GR21-36	15.24	35.05	19.8	1.1
including	15.24	21.34	6.1	2.8
GR21-37	0.00	35.06	35.1	1.6
including	10.67	35.06	24.4	2.2
including	19.81	24.38	4.6	8.2
including	21.34	22.86	1.5	14.1
GR21-38	33.53	60.96 EOH	27.4	0.8
including	39.62	60.96 EOH	21.3	1.0
including	42.67	60.96 EOH	18.3	1.2
GR21-42	10.67	24.38	13.71	1.1
GR21-43	12.19	22.86	10.67	1.1
GR21-45	28.96	48.77	19.81	1.1
GR21-46	16.76	35.05	18.29	2.2
including	19.81	30.48	10.67	3.4
GR21-47	7.62	22.86	15.24	1.2
GR21-49	28.96	51.83	22.87	0.5
GR21-57	0	59.45	59.45	1.0
including	27.44	59.45	32.01	1.4
including	27.44	28.96	1.52	9.5
GR21-59	38.11	57.93	19.82	1.8
including	39.63	47.26	7.63	4.1
GR21-63	25.91	48.78	22.87	0.5
GR21-73	12.2	42.68	30.48	0.6
GR22-82	0	48.78	48.78	1.0
including	38.11	39.63	1.52	9.7
GR22-83	35.06	79.27	44.21	0.9
including	39.63	50.3	10.67	2.7
GR22-85	13.72	22.87	9.15	2.4
including	18.29	19.82	1.53	9.0
GR22-86	60.98	79.27	18.29	0.5
GR22-90	33.54	45.73	12.19	1.2
including	36.59	41.16	4.57	2.7
GR22-97	99.09	105.18	6.09	1.4
including	99.09	100.61	1.52	4.6
GR22-112	0	41.15	41.15	0.2
GR22-114	12.19	24.38	12.19	0.3

Figure 14. Excelsior Zone drill hole location map.

Figure 15. Long section A-A’ through the Excelsior Zone. See Excelsior Drill Hole Map for section location.

Northwest
B
NW-SE Cross Section Through the Excelsior Zone
(view looking northeast)
Southeast
B'
Hole GR22-84
1.0 g/t Au over 10.7 metres
Hole GR22-82
1.0 g/t Au over
48.8 metres
Hole GR21-57
1.0 g/t Au over
59.5 metres
GR21-39
1000m Elev.
50 m
GR21-57
Hole GR22-84
0.9 g/t Au over
4.6 metres and
0.9 g/t Au over
7.6 metres
GR21-38
GR21-56
Hole GR21-38
0.8 g/t Au over
27.4 metres
GR22-84
100
GR22-82
950m Elev.
GR21-53
Hole GR22-83
0.9 g/t Au over
44.2 metres
CanEx Metals
Gold Range Project
Excelsior Zone
Section B - B'
Drill Hole
Oxide gold zone
Downhole gold values g/t
1 to 10
0.5 to 1
0.1 to 0.5
0.05 to 0.1
<0.05
GR22-83
900m Elev.
0
meters
50

Figure 16. Cross section B-B’ through the Excelsior Zone. See Excelsior Drill Hole Map for section location.

Figure 17. Cross section C-C’ through the Excelsior Zone. See Excelsior Drill Hole Map for section location.

Eldorado Zone

The potential for bulk tonnage mineralization at the Eldorado Zone was first recognized by CANEX during a 2020 reverse circulation drilling program. The Zone contained a few historic workings along a narrow high grade quartz vein, but had no evidence of modern exploration despite its location immediately south-southwest of the Pit Zone which contains a small high grade open pit and heap leach gold operation that operated in the 1980’s.

Mineralization at Eldorado is hosted within a variably foliated meta-quartz-diorite to granodiorite unit labelled “granodiorite gneiss” on the property geology map but locally referred to as “meta-diorite”. This unit hosts many of the gold zones in the southern part of the claim block including Eldorado, Pit Zone, and Malco, and is interpreted to be a good host rock amenable to fracturing based on its massive and relatively brittle nature.

Mineralization at Eldorado is interpreted to occur in one or more flat lying zones and has been traced over an area roughly 100 metres by 200 metres, which occurs within a larger area 300 by 400 metres where gold has been intercepted in drilling and remains poorly defined. The Eldorado Zone appears to be fault bounded on some sides. Additional low grade mineralized areas have been identified adjacent to Eldorado but remain poorly defined. Reverse circulation drill holes GR20-08 and 09 are interpreted to have ended in a post metamorphic cretaceous granite that is blind to surface and locally contains anomalous gold values.

Drilling at the zone has returned highly encouraging bulk tonnage grades including 0.5 g/t gold over 50.3 metres, 0.5 g/t gold over 45.72 metres, 1.0 g/t gold over 18.28 metres, and 5.9 g/t gold over 4.56 metres.

Eldorado Zone Drill Highlights

Drill Hole	From (m)	To (m)	Width (m)	Au g/t
GR20-4	3.05	7.62	4.56	5.9
GR20-8	1.52	25.91	24.39	0.5
GR20-9	1.52	166.12	164.6	0.2
GR20-9	1.52	51.82	50.3	0.5
GR20-9	3.05	48.77	45.72	0.5
GR20-9	6.1	33.53	27.43	0.9
GR20-9	6.1	24.38	18.28	1.0
GR20-9	6.1	21.34	15.24	1.1
GR20-13	10.67	32.00	21.33	0.6
including	21.34	28.96	7.62	1.2
GR21-18	15.2	38.1	22.9	0.6
including	22.9	38.1	15.2	0.7
GR21-25	54.9	76.2	21.3	1.3
including	54.9	59.4	4.6	5.1
GR21-69	60.98	91.46	30.48	0.3
GR21-71	0	10.67	10.67	0.5
GR21-71	59.45	64.02	4.57	0.3
GR21-71	77.74	86.98	9.24	0.4
GR21-73	12.2	42.68	30.48	0.6
including	24.39	30.49	6.1	1.8
GR21-75	53.34	57.91	4.57	0.5
GR21-77	24.38	32	7.62	1.1
GR21-77	64.01	65.53	1.52	0.4
GR21-77	91.44	97.54	6.1	0.3
GR21-77	131.06	140.21	9.15	0.4
GR21-78	83.82	91.44	7.62	0.6
GR21-78	131.06	137.16	6.1	0.2
GR22-101	25.91	44.21	18.3	0.2
GR22-101	25.91	36.59	10.68	0.3
GR22-101	89.94	94.51	4.57	0.3
GR22-101	114.33	124.97	10.64	0.4

Figure 18. Eldorado Zone drill hole location map.

Northwest
A
NW-SE Cross Section Through the Eldorado Zone
(view looking northeast)
Southeast
A'
GR21-73
GR21-24
GR21-27
1150m Elev.
GDG
GDG
GR20-12
100 m
GR21-25
TD 76.2m
100 m
1100m Elev.
TD 91.4m
GDG
GDG
1050m Elev.
GR22-101
TD 182.9m
GR22-102
TD 182.9m
CANEX METALS
Gold Range Project
Eldorado Zone
Section A - A'
Drill Hole
Oxide gold zone
GDG Granodiorite gneiss
Downhole gold values g/t
1 to 10
0.5 to 1
0.1 to 0.5
0.05 to 0.1
<0.05
0
meters
50

Figure 19. Cross Section A – A’ through the Eldorado Zone. See Eldorado Drill Hole Map for section location.

Figure 20. Cross Section B – B’ through the Eldorado Zone. See Eldorado Drill Hole Map for section location.

WestGold

The recently discovered WestGold Zone has the scale and geometry to host one of the largest bulk tonnage gold deposits in the district and requires significant drilling to test its potential. The zone contains mineralized quartz veins occurring along a flat dipping shear zone that is surrounded by a wider halo of irregular quartz veins and veinlets giving rise to a potential bulk tonnage oxide gold target. The maiden drill test of the zone was conducted in 2023 resulting in a new discovery with Hole GR23-120 returning 0.7 g/t gold over 35.05 metres including 0.9 g/t gold over 25.91 metres and 1.9 g/t gold over 10.67 metres. Hole GR23-118 intersected multiple parallel zones of gold mineralization highlighted by 0.2 g/t gold over 54.86 metres including 0.4 g/t gold over 15.24 metres. The zone remains open for expansion.

WestGold Zone Drill Highlights

Drill Hole	From (m)	To (m)	Width (m)	Au g/t
GR23-115	41.15	42.67	1.52	1.7
GR23-115	214.88	220.98	6.10	0.2
GR23-116	59.44	64.01	4.57	0.2
GR23-117	45.72	48.77	3.05	0.6
GR23-117	109.73	112.78	3.05	0.2
GR23-118	51.82	106.68	54.86	0.2
including	53.34	56.39	3.05	0.5
including	71.63	86.87	15.24	0.4
GR23-118	137.16	141.73	4.57	0.4
GR23-118	178.31	182.88	4.57	0.2
GR23-118	228.60	230.12	1.52	0.5
GR23-120	39.62	41.15	1.52	0.2
GR23-120	57.91	92.96	35.05	0.7
including	57.91	83.82	25.91	0.9
including	71.63	82.30	10.67	1.9
including	74.68	82.30	7.62	2.5

Gold Range Project
WestGold Drill Hole Map
CANEX METALS
WestGold
Pit
Eldorado
GR23-116
GR23-115
GR23-117
GR23-118
GR23-120
GR20-4
GR20-5
GR20-3
GR20-2
GR20-1
GR22-103
GR21-69
GR21-77
GR21-71
GR21-70
GR21-78
GR22-101
GR22-102
GR21-72
GR21-76
GR21-74
GR21-75
GR21-19
GR20-12
GR21-73
GR20-13
GR21-28
GR21-15
GR21-25
GR21-26
GR21-24
GR21-29
GR21-16
GR21-27
GR21-20
GR21-21
A
A'
B
B'
Drill hole
Section location
Known mineralized zone
Gold-in-soil anomaly
0
meters
200
N

Figure 21. WestGold drill hole location map.

Detailed geologic and structural mapping conducted after the 2023 drilling enabled CANEX to re-interpret the structural controls and geometry of the WestGold Target as a flat dipping zone that daylights around the edges of a large hill. Holes GR22-115 to 117 tested the northern side of the target area and all three holes were collared below the main WestGold Structure and did not intersect the zone. Holes GR23-118 and 120 tested the southern part of the WestGold Target and were collared above the zone, successfully penetrating the mineralized target (see Exploration section above).

Figure 22. Cross section A-A’ showing WestGold hole GR23-118 and multiple anomalous gold zones. See WestGold Drill Hole Location Map for section location.

Figure 23. Cross section B-B’ showing WestGold hole GR23-120. See WestGold Drill Hole Location Map for section location.

Malco

To date CANEX has drilled eight widely spaced holes at or near the Malco Zone. Hole GR21-31 intersected 62.5 metres grading 0.3 g/t gold from 74.7 metres to the end of the hole at 137.2 metres, with mineralization remaining open at depth. The hole also intersected higher grade zones including 0.7 g/t gold over 16.8 metres and 1.4 g/t gold over 7.6 metres. Hole GR21-32 intersected 0.9 g/t gold over 10.7 metres from 42.7 metres depth, including 4.9 g/t gold over 1.5 metres. The mineralized zone in holes GR21-31 and 32 appears to significantly widen with depth and the holes are interpreted to have hit a steeply dipping mineralized structure that conceptually sits above a zone of flat dipping mineralization analogous to Eldorado.

Malco Zone drill highlights

Drill Hole	From (m)	To (m)	Width (m)*	Au g/t
GR21-31	74.68	137.16 (EOH)	62.5	0.3
including	86.87	103.63	16.8	0.7
including	86.87	94.49	7.6	1.4
GR21-31	115.82	120.40	4.6	0.4
GR21-32	42.67	53.34	10.7	0.9
including	42.67	44.20	1.5	4.9

The geometry and controls on mineralization at Malco remain poorly understood and further drilling and studies are required to understand the resource potential of the zone.

Figure 24. Malco drill hole location map.

Central

The Central Zone occurs within a 1000 by 200 metre gold in soil anomaly associated with intrusive plugs and dikes, alteration, and quartz veining. Hole GR22-91, drilled in 2022 has made a new drill discovery returning 0.7 g/t gold over 9.15 metres and a second interval of 0.6 g/t gold over 18.29 metres, for a cumulative mineralized interval of 27.44 metres grading 0.6 g/t gold in the hole. Hole GR22-92 drilled 350 metres to the northwest near the historic Lillian Mine also encountered mineralization returning 1.0 g/t gold over 4.57 metres. The Central Zone is showing good potential to host bulk tonnage gold mineralization and more drilling is required to understand the extent and continuity of the mineralization.

Figure 25. Central drill hole location map.

Central Zone Drill Highlights

Drill Hole	From (m)	To (m)	Width (m)	Au g/t
GR22-91	15.24	24.39	9.15	0.7
GR22-91	47.26	65.55	18.29	0.6
including	47.26	54.88	7.62	1.1
GR22-92	201.17	205.74	4.57	1.0
including	201.17	202.69	1.52	2.5
GR22-93	22.87	27.44	4.57	0.7
including	25.91	27.44	1.53	1.7

Shaft and Tin Cabin

The Shaft and Tin Cabin Targets occur in the far northern part of the Gold Range Project. The Tin Cabin prospect contains accessible underground workings that host mineralized quartz veining along a highly deformed shear zone. The Target was tested by a single RC hole with no significant results.

The Shaft Zone is a recent discovery located in the northeast part of the property off of the main gold trends. CANEX drill tested the zone in 2022 and hole GR22-110 intersected 1.1 g/t gold over 27.4 metres from 33.54 metres downhole, including 1.7 g/t over 15.24 metres. An exposed historic shaft at the zone exposes a northeast trending shear zone and quartz vein system with a near vertical dip. The zone extends under cover to the southwest, and 200 metres southwest of hole GR22-110 is a small zone of historic placer mining.

Shaft Zone Drill Highlights

Drill Hole	From (m)	To (m)	Width (m)*	Au g/t
GR22-110	33.54	60.98 EOH	27.44	1.1
including	36.59	51.83	15.24	1.7
including	48.78	50.3	1.52	7.6

Figure 26. Shaft and Tin Cabin Zones drill hole location map.

Figure 27. Cross section A-A’ showing hole GR22-110 at the Shaft Zone. See Shaft and Tin Cabin Zones drill hole location map for section location.

(g)	Sampling, Analysis and Data Verification

Rock and soil samples from the Gold Range Project were taken by the Offeror’s consultants and analysed by Skyline Assayers and Laboratories in Tucson, Arizona (which is ISO/IEC 17025 accredited). Rock samples were prepared using a 1000g pulp and assayed by a 50g fire assay with an atomic absorption finish (method FA-01-50g). Select samples were also analyzed by 24 element ICP with a multi acid digestion (method TE-4). Soil samples were screened to minus 80 mesh and analysed for gold by a 30g fire assay with an atomic absorption finish (method FA-01). Standards and duplicates were included in the analytical results and checked to ensure quality control.

Reverse circulation drill cuttings were collected in numbered cloth sample bags lining five gallon buckets after passing through a rotating sample splitter located directly below the cyclone. Each sample was collected from a five foot drill interval. Quality control (QAQC) samples including certified reference standards, blanks, and duplicates were inserted into the drill sample stream by CANEX representatives at a rate of one QAQC sample for every 10 drill samples. Drill samples were picked up at the project by Skyline Assayers and Laboratories where Skyline personnel take possession and sign for the sample and then transport them directly to their assay facility in Tucson. Drill samples are crushed to greater than 75% passing a -10 mesh, split and then pulverized to greater than 95% passing -150 mesh (method SP-1B). A 280g pulp was prepared and gold was assayed using a 50g fire assay with an atomic absorption finish (method FA-01-50g). Gold samples greater than 5 g/t are redone using a 50g fire assay method with a gravimetric finish (method FA-02 50g). Select drill samples are also analysed for 31 elements using an aqua regia digestion and ICP/OES finish (method TE-2). Once CANEX personnel receive drill assay data is verified using the inserted QAQC samples prior to release.

(h)	Mineral Processing and Metallurgical Testing

In 2021 CANEX commissioned SGS Laboratories in Burnaby British Columbia to conduct bottle roll test work on eight samples of mineralized RC drill cuttings to better understand the cyanide soluble gold recovery and leach characteristics of the Gold Range Project mineralization. The bottle roll samples were mainly taken from the Eldorado and Excelsior Zones and represent a range of gold grades from varying depths in the system.

Samples were crushed to 100% passing 10 mesh and a 1 kg charge from each sample was subject to standard leach conditions (cyanide concentration of 0.5 g/L NaCN with 48-hour retention time) and assayed at 0, 2, 6, 24, and 48 hours.

Final cyanide soluble gold recoveries ranged from 94% to 99% and averaged 97%. Sodium cyanide and lime consumption were well within acceptable levels at 0.24 to 0.32 kg/t and 0.7 to 1.5 kg/t, respectively. All of the samples were found to be non-refractory and appear to contain fee milling gold. The samples display rapid leach kinetics, with the majority of gold extracted within the first six hours and maximum extraction almost complete within 24 hours. These exceptional preliminary recoveries demonstrate that the system could be amenable to heap leach processing and significantly de-risk the bulk tonnage oxide heap-leach concept at the Gold Range Project.

Mineral Resource and Mineral Reserve Estimates

No Mineral Resource or Mineral Reserve estimates have been done on the Gold Range Project.

(i)	Mining Operations

No Mining Operations occur on the Gold Range Project.

(j)	Processing and Recovery Operations

No Processing or Recovery Operations occur on the Gold Range Project

(k)	Infrastructure, Permitting and Compliance Activities

The Gold Range Project does not contain any active mining operations. In the past small scale mining operations were conducted on the Excelsior patent and remnants of historic mining operations remain on site including a small ball mill, and old crusher, conveyors, and mine buildings. Exploration at the Gold Range Project is conducted under a Notice of Work permit with the BLM. This permit only covers early-stage exploration activity such as drilling.

(l)	Capital and Operating Costs

No economic studies have been conducted on the Gold Range Project and no information on future capital or operating costs is available.

(m)	Exploration, Development, and Production

The results of exploration and testing to this point support the potential for a bulk-tonnage, near-surface gold system. Continued drilling and evaluation are warranted to further define and expand mineralized zones.

Louise Project, British Columbia

(a)	Introduction

On March 5, 2024, the Offeror announced that it had signed an option agreement to acquire a 100% interest in the Louise Project located in west central British Columbia. The agreement was signed on March 1, 2024, and received TSXV approval on April 9, 2024.

Historic drilling has identified a mineralized zone that is 1000 metres long by 400 metres wide and currently extends to a depth of approximately 300 metres. Past work largely focused in and around the original surface discovery area and only extends to about 300 metres deep, with some drill holes ending in mineralization. Data suggests potential for a copper and gold target below and lateral to the existing resource.

On May 8, 2025, CANEX announced that a deep looking district scale IP survey would commence around May 15, 2025. The survey covered approximately six kilometres of strike length across the district, imaged up to 1000 metres deep, and will be key to evaluating the exploration potential in untested areas below and lateral to the known copper-gold resource. This survey has now been completed and final results are pending. Further field activities will be planned over the summer to follow up any material anomalies that are identified.

(b)	Project Description, Location and Access

The Louise Project is road-accessible and located approximately 35 kilometres west of Smithers, in west central British Columbia. The property benefits from significant logging road infrastructure with the McDonell-Louise Forest Service Road transecting the property The project hosts a copper-gold-molybdenum deposit, previously drill-defined over an area 1,000 metres long by 400 metres wide and to a depth of approximately 300 metres.

Figure 28. Location of the Louise Project

On March 5, 2024, the Offeror announced that it had signed an option agreement to acquire a 100% interest in the Louise Project located in west central British Columbia from the claim owner Berni Kreft. The agreement was signed on March 1, 2024, and received TSXV approval on April 9, 2024. The total cost to exercise the option is $775,000 with $740,000 of the total commitment still outstanding per the payment schedule. The vendor retains a 2.5% NSR, of which the Offeror has the right to repurchase 40% (1% of 2.5%) for $1,500,000. The Offeror also holds a right of first refusal on the royalty. Two milestone bonuses of $50,000 each, payable in cash or shares, will be due upon drilling more than 4,250 metres of core and publishing a resource estimate containing over 1.5 million ounces of gold.

The Louise Project is comprised of six mineral claims with a total area of 5362.93ha. In British Columbia mineral claims require qualifying exploration expenditures (assessment work) or cash payments to remain valid, and exploration expenditures must be supported and documented in an assessment report. Two of the Louise Project claims have good to dates of December 30, 2028 and four of the Louise claims have good to dates of January 27, 2026.

Louise Claim Data

Tenure Number	Owner	Issue date	Good to date	Area (ha)
1111361	Berni Kreft	Feb 19, 2024	Jan 27 2026	1656.75
1111363	Berni Kreft	Feb 19, 2024	Jan 27 2026	987.29
1111370	Berni Kreft	Feb 19, 2024	Dec 30, 2028	111.72
1111369	Berni Kreft	Feb 19, 2024	Dec 30, 2028	260.68
1111367	Berni Kreft	Feb 19, 2024	Jan 27 2026	651.99
1111365	Berni Kreft	Feb 19, 2024	Jan 27 2026	1694.5

On December 10, 2024, the Offeror received a notice of work exploration permit allowing up to 56 line-kilometres of induced polarization geophysical surveying. The induced polarization survey recently completed at the project was conducted under this permit. Additional permitting will be required for advanced exploration such as drill test of any targets identified. The Offeror has signed a Communication and Engagement Agreement with one local First Nation group and received a letter of support from another. Engagement with local stakeholders has been positive, and the Offeror is committed to ongoing collaboration throughout early-stage exploration.

(c)	History

•	The Louise Copper Gold Porphyry district has seen multiple exploration efforts from the 1960’s to present following the discovery of porphyry copper style mineralization in outcrop. A summary of these efforts is highlighted below.

•	In 1968, Mastodon-Highland Bell Mines discovered anomalous copper values from outcrop and silt sampling and followed up with geological mapping, soil sampling, IP geophysical surveying, and trenching, and defined a 245 by 490 metre area of low-grade copper-molybdenite mineralization called Main Zone.

•	In 1969, Canadian Superior Exploration conducted soil sampling and in 1970 conducted IP surveying and drilled 17 holes totaling 2,021 metres of drilling.

•	In 1976, Granby Mining Corporation conducted soil sampling.

•	In 1979, Bethlehem Copper Corporation completed soil sampling, IP geophysical surveying and resampling of select sections of core to assess gold potential, with values to 150 ppb Au obtained.

•	In 1980, Noranda Exploration Company completed an airborne VLF-EM and magnetometer survey and in 1983 conducted geological mapping and rock sampling.

•	In 1987, Lacana Mining Corp. conducted a program of re-logging and resampling drill core from the 1970 program by Canadian Superior as well as prospecting.

•	In 1988 and 1989, Corona Corporation conducted mapping and petrography, silt-soil-rock sampling, backhoe trenching, VLF-EM surveying and five NQ-sized holes totalling 916 meters.

•	In 1992, Equity Silver Mines Limited conducted a 13-hole, 2651.6-meter drill program at the Main Zone that identified a tabular body between 40 and 80 metres thick, approximately 850 metres long, dipping 20 degrees north and plunging shallowly to the west, with the deposit remaining open down dip and to the west. Analytical results average approximately 0.3% copper and 0.31 grams per tonne of gold for this zone.

•	In 1995, Global Mineral and Chemical Ltd. conducted rock and soil sampling and IP surveying, and in 1996 completed five diamond drill holes totaling 1,128 metres within Main Zone. In 1998, Global drilled five holes targeting the eastern IP geophysical anomaly underlying Louise Lake.

•	In 2005, North American Gem 2005 conducted property wide prospecting and drilled seven holes for 2,412.3 metres of diamond drilling targeting the Main Zone. They identified that the Main zone is truncated at depth by a flat lying fault called the “Terminator” fault and speculated the offset portion of a yet undiscovered basal mineralized zone could exist nearby. The alteration and presence of copper sulphosalts is indicative of the top of a porphyry system. If so, the uniformity of mineralogy combined with a porphyry target’s tendency to increase in grade as the core is approached suggests that any basal zone occurring beneath the Terminator could be very large and economically significant, possibly dwarfing Main Zone itself.

•	North American Gem conducted additional drilling programs from 2006 to 2008.

•	In 2019, 79 Resources Ltd. Conducted reconnaissance prospecting and sampling in areas peripheral to the Main Zone.

(d)	Geological Setting, Mineralization and Deposit Types

Regional Geology

The Louise property is located within the Stikine Terrane of the Intermontane Tectonic Belt. The Stikine terrane is a Devonian to Jurassic island arc volcanic and sedimentary assemblage. It was accreted to the western margin of North America during the Middle Jurassic along with the Quesnel and Cache Creek terranes. Four main intrusive events are recognized in the region, Late Triassic Topley Suite, Early Jurassic Kleanza Suite, Late Cretaceous Bulkley Suite, and the Eocene aged Nanika and Babine Suites. To date the post-accretion Late Cretaceous and Eocene intrusive suites have proven most prospective for mineralization. Porphyry copper targets such as the past producing Huckelberry Mine and precious metals enriched epithermal targets such as the large Blackwater-Davidson deposit are related to Late Cretaceous Bulkley Suite magmatism while targets related to Eocene aged intrusive activity include numerous porphyry copper deposits and past producers in the Babine Porphyry Belt, as well as epithermal style small showings and anomalies hosted by Ootsa Lake Group volcanics.

Figure 29. Regional Geology Map.

Geology Legend

Unit	Description
Jgd	*Jurassic: granodiorite (gd) and quartz monzonite (qm).*
Ljdr	*Late Jurassic: diorite (dr), granodiorite (gd), granite (gr), quartz diorite (qd) and quartz monzonite (qm).*
ETg	*Early Tertiary: diorite (dr), monzodiorite (dg), gabbro (gb), granodiorite (gd), granite (gr), quartz diorite (qd), quartz monzonite (qm), quartz porphyry (qp), feldspar porphyry (fp), migmatite (mi) and undifferentiated intrusive rocks (g).*
Ejgd	*Early Jurassic: diorite (dr), monzodiorite (dg), gabbro (gb), granodiorite (gd), quartz diorite (qd), quartz monzonite (qm), syenite (sy) and orthogneiss (og).*
Lkg	*Late Cretaceous: diorite (dr), gabbro (gb), granodiorite (gd), granite (gr), quartz diorite (qd), quartz monzonite (qm), quartz porphyry (qp), tonalite (to), feldspar porphyry (fp) and undifferentiated intrusive rocks (g).*
DPSt	*Big Creek Group: Basalt breccia, tuff and pillows; dacitic and rhyolite tuff; shale, argillite, slate, calcareous argillite, limestone, tuffaceous argillite, sandstone, wacke.*
DPBc	*Stikine Assemblage: Maroon and green tuff, lapilli tuff, volcanic conglomerate, wacke; pyroxene-phyric agglomerate, breccia, pillowed and massive basalt flows, andesite, minor rhyolite and gabbro; siltstone, sandstone and lesser chert; limestone, bioclastic limestone, calcarenite; foliated metamorphosed equivalents.*
IkSk	*Skeena Group: Feldspathic and volcanic sandstone, siltstone, shale, mudstone, chert-pebble conglomerate, minor coal; augite-plagioclase phyric alkaline basalt to basaltic andesite, plagioclase phyric andesite to dacite; aphyric basalt, green to maroon mafic lapilli tuff, volcanic breccia, rhyolite to dacite flows.*
lmJHz	*Hazelton Group; Griffith Creek and Hotnarko Volcanics: Calcalkaline basalt to rhyolite pyroclastics and flows, derived volaniclastic conglomerate, breccia, sandstone, siltstone, shale, minor limestone and marl.*
uKKs	*Kasalka Group unnamed equivalents: Hornblende-feldspar porphyritic andesite to basalt flows and related pyroclastics, breccias and epiclastic beds, lesser dacite, rhyodacite, basaltic andesite, quartz porphyry; sandstone, conglomerate.*
Ets	*Paleogene sediments including Chuckanut, Kitsilano, Slatechuck, Tanzilla Canyon, Kishenn and Sophie Mountain Formations: Conglomerate, sandstone, siltstone, shale, marl, minor coal; minor tuffs and tuffaceous siltstone; basalt.*
EOEn	*Endako Group: Andesite, basalt, minor dacite; flows, breccia and tuff, vesicular, amygdaloidal, locally hyaloclastic, minor picritic basalt and rhyolite; conglomerate, sandstone, shale, lignite.*
Qv	*Quaternary cover: Alluvium, glaciofluvial gravels and sand, till. (Note: the extensive Quaternary deposits of the Rocky Mountain foothills and the Peace River area have been omitted.)*
LTQCh	*Quaternary volcanics including Blue Lake Volcanics, Lambly Creek Basalt, Lake Island and Big Raven Formations: Basalt, olivine basalt, unconsolidated ash, scoria, agglomerate and breccia.*
Q	*Chilcotin Group: Vesicular, columnar jointed basalt, olivine basalt; minor andesite, rhyolite breccia, obsidian, tuff, breccia, conglomerate, sandstone, siltstone, shale and diatomite.*

QUEST-West airborne geophysical survey area

Geological contact

Fault

- normal
- thrust (teeth on upper plate)
- extension
- unknown

Railroad (unclassified)

Road (unclassified)

Mineral deposit (selected) 18

Populated place (unclassified)

fig 4a

Local Geology

The core area of the Louise Copper Gold Porphyry property occurs along the east-northeast trending arc-transverse regional-scale Coal Creek lineament, comprising at least two parallel fault zones about 300 m apart. This fault zone forms the contact between lower Cretaceous Skeena Group clastic sediments and intercalated volcanics to the northwest, and lower to middle Jurassic Hazelton Group volcanics and sediments to the southeast.

Skeena Group stratigraphy consists largely of polymictic conglomerate and sandstone, with lesser argillite and siltstone, intercalated with units of volcanic ash tuff, lapilli tuff and agglomerate. In 2004, interpretation by Schulze suggests these belong to the Kitsuns Creek Formation. Hazelton Group stratigraphy consists largely of andesitic to basaltic flows, feldspar porphyritic flows including tuff to agglomerate units, lesser rhyolitic flows, and abundant conglomerate which is coarser grained than Kitsuns Creek conglomerate.

The proximal area north of the Coal Creek lineament is underlain by roughly east-west striking andesite flows and tuff to fragmental units. These are intercalated with sedimentary horizons comprised largely of conglomerate to sandstone, with lesser greywacke and siltstone, locally laminated. Volcanic units occur primarily in the mineralized “Main Zone” area, where they have been intruded by several east-west trending, moderately north-dipping slabs of feldspar porphyritic monzonite. Feldspar porphyritic andesite flow units also occur southwest of the Main Zone but north of the Coal Creek lineament.

Sedimentary horizons underlie areas to the north and east of the Main Zone. In 2005, mapping and drill log analysis revealed a larger quartz monzonitic stock west of the Main Zone, with an appendage extending eastwards south of the Main Zone. A small unit of moderately limonitic and argillically altered quartz-feldspar porphyritic monzonite occurs towards the Coal Creek lineament. Another feldspar porphyritic monzonite stock occurs northeast of the Main Zone. This stock has undergone moderate argillic and silica alteration, and hosts up to 12% disseminated pyrite. The dimensions of the western and northern stocks remain undetermined.

Figure 30. Louise Property Geology Map.

Mineralization

The Main Zone, the major mineralized deposit on the property, is a tabular deposit dipping from 30o to 40o to the north and has been traced along strike for about 1,000 metres. Block modeling in 2006 by SRK Consulting (Canada) Inc. (“SRK”) indicates the deposit has a footprint in plan view of almost 500 metres and extends to a depth of almost 300 metres. Block modeling revealed central portions have lower copper-equivalent grades than western and eastern portions, although a lower density of drilling may negatively influence grades during block modeling. The deposit occurs within a series of several tabular units of feldspar porphyritic monzonite separated by conglomerate and lesser sedimentary units in central areas, and andesite fragmental units in northern and western areas.

Mineralization in the Main Zone area consists of fine-grained disseminated and vein-controlled sulphides, consisting of an almost even mixture of chalcopyrite and enargite, a copper-arsenic sulphide. These occur within a broad area of strong pyritization, with up to 10% disseminated, fracture and vein-controlled pyrite.

Most of the Main Zone is marked by moderate to strong silicification and sericitic alteration, and moderate argillic alteration. Several pulses of vein stockwork emplacement have occurred, with quartz-pyrite veins crosscut by later nearly massive pyrite veins. Mineralogy consists of an assemblage atypical to most British Columbia porphyry deposits, although enargite is a common constituent of porphyry-copper systems elsewhere, including the Chuquicamata deposit in Chile. Chalcopyrite-enargite occurs as fine-grained disseminated, fracture and lesser vein-controlled grains locally comprising up to 4% of the rock mass. Copper-gold ratios show a strong correlation, with an approximate deposit-wide average ratio of 1% Cu: 1 g/t Au. Molybdenum values show a larger variation; molybdenum-bearing quartz stringers occur on surface near Hole LL-04-06 and in basal portions of the western part of the Main Zone. Silver values reported from drill core analysis are generally less than 2.0 g/t; rare high values to 81.5 g/t/ 2.0m likely indicate vein or fault intercepts.

Interpretation of 2004 through 2006 results with past drilling results indicate the Main Zone is bounded by a basal flat-lying fault at depths of 250m to 270m, called the “Terminator” with a minimal displacement of several hundred metres. North-dipping mineralized zones are truncated by this flat-lying fault, forming a wedge-shaped northern terminus. High grade mineralization is abruptly “terminated” by the Terminator; with weakly anomalous to background values returned from underlying stratigraphy. Lower grade mineralization, comprising the North Horizon, overlies eastern and central portions of the Main Zone, and is also truncated by the Terminator.

Feldspar-porphyritic monzonite units are most abundant in central and eastern portions of the Main Zone, where they host much of the mineralization. In western areas, the primary host for mineralization is andesite tuff to fragmental rocks, with minor host conglomerate and sandstone. The highest copper and gold grades occur in these areas, returning values to 0.592% copper with 0.586 g/t gold across 35.7 metres, and locally exceeding 0.800% copper and 0.800 g/t gold, from DDH LL-05-02. Hole LL-06-09, collared nearby, returned 0.362% copper, 0.017% molybdenum and 0.257 g/t gold across 66.1 metres. The highest molybdenum grades also occur here, to 349 ppm (0.035%) Mo across the same 35.7-metre interval in DDH LL-05-02. Nearly massive molybdenum and minor massive enargite +/- chalcopyrite veins to 0.5 cm in width occur.

Deposit Type

The Main Zone is classed as a “calc-alkaline suite” porphyry system and the primary exploration model is of porphyry-style mineralization. In porphyry systems, through the region satellite occurrences of base metal silver veining and “Bonanza-style” gold veins and epithermal gold +/- silver deposits are also viable targets.

The porphyry deposit type consists of bulk-tonnage-style copper-molybdenum-gold mineralization related to a feldspar porphyritic intrusive stock. Core areas consist of intrusive hosted disseminated copper sulfides, largely chalcopyrite and bornite, commonly with accessory molybdenum and gold. Mineralization is spatially associated with the core intrusion but not necessarily confined to it. Stocks are typified by concentric zones of potassic, phyllic (sericitic) and propylitic alteration, commonly with argillic (clay) alteration and overlying zones of advanced argillic alteration where mineralization can transition to high sulfidation style epithermal mineralization. Some secondary (supergene) mineralization commonly occurs near-surface, marked by oxidation of sulphide minerals and enrichment of economic minerals.

Mineralization at Louise occurs primarily as an almost even distribution of chalcopyrite and enargite/ tennantite group minerals. This indicates the deposit may represent a high level porphyry system occurring at or just below the transition from high sulfidation epithermal style mineralization and copper-gold porphyry style mineralization.

(e)	Exploration

In 2024, CANEX compiled historic exploration data into digital databases and is using this relatively high-quality historic data to plan and advance exploration at the property. The database includes drilling, historic geophysical data, and surface geochemical sampling. The compilation includes 2515 soils collected by previous operators between 1969 and 2019 and 486 historic silt samples. The main Louise Project Cu-Au-Mo historic estimate area stands out well in in the copper in soil data, forming an anomaly containing 50 to 2500 ppm copper over an area 1000 metres by 450 metres. A narrow zone of elevated copper in soils extends to the southwest and northeast along the “Coal Creek Fault”. The inferred down ice glacial direction is also to the southwest. The main Louise Project soil anomaly appears to be cut off by the Coal Creek Fault. The historic Canadian Superior Exploration induced polarization geophysical survey has a chargeability high that also appears to be offset by the Coal Creek Fault by approximately 900 meters with apparent left lateral displacement. This data suggests the Coal Creek Fault had post mineral displacement and offsets the Louise Project system.

Figure 31. Louise Project historic copper in soil compilation map.

The area immediately southwest of the Louise Project Cu-Au-Mo historic estimate area contains the only significant zone of elevated copper in values and this area requires further evaluation. This area also occurs down ice from the main Louise deposit. No other coherent copper in soil anomalies are evident in the historic data.

The historic IP data has an overall east-west trend with a strong coherent anomaly over the known deposit that remains open to the west, and a weaker patchy expression to the east.

Figure 32. Louise Project historic gold in soil compilation map.

The main Louise Project Cu-Au-Mo historic estimate area stands out well in the historic gold in soil data similar to the copper in soil expression. Gold in soils over the Louise deposit are generally in the 10 to 200 ppb range and show good continuity over a 750 by 450 metre area. The gold in soil anomaly appears to be bounded on the east side by the Coal Creek Fault.

The compiled soil and silt data highlight multiple areas outside the main Louise deposit area that warrant further evaluation and exploration. None of the targets show the size, continuity, or intensity of the main Louise deposit, however, if any of the zones contain significant glacial cover or occur at deep levels a subdued geochemical response would be expected. The main target of interest to CANEX is porphyry-related Cu-Au (Mo-As) mineralization similar to the Louise deposit. It is acknowledged that some of these targets could represent zones of distal Au-As or base metal-Ag mineralization that are common around porphyry systems in the region, and these are a secondary target.

Figure 33. Louise Project surface geochemical compilation map on Cu-in-soil background showing main surface geochemical exploration targets and priority target areas with gaps in surface geochemical data.

Four main geochemical targets are shown on the Louise Historic Compilation Map. Target 1 is southwest of the main Louise deposit and “down ice” and some mechanical dispersion is likely. The area is over 1km by 1km in scale with variably overlapping Cu-Au-As in soil anomalies and Cu-Au in silt anomalies. A larger As-in-silt anomaly is immediately adjacent to the north-northeast. The area occurs along the projected southwest trend of the historic IP chargeability anomaly. The overlap of multiple soil and silt anomalies and the projected trend of known chargeability toward this area make this a compelling target worthy of additional work. Some fill in surface geochemical work is warranted to address a gap in surface data and new IP survey coverage over this area could be a cost-effective next step to potentially identity sulfides within the zone.

Target 2 is south-southeast of the main Louise deposit and contains partially overlapping Au-Mo-As in soil anomalies and Mo-As in silt anomalies. The anomalies are not particularly strong and are somewhat erratic, and data over the zone is lacking (data gap 3 on Figure 33). Four or five systematic soil line across the zone where data is lacking would be a good next step for evaluating the potential of the area.

Target 3 is east of the main Louise deposit and is highlighted by single strong Au and Mo in silt sample near the top of a pronounced topographic high with several consecutive Au and Mo in silt samples downstream along the same creek. Arsenic in silt is elevated in the same samples. Soil sampling on the northeast side of the topographic high do not show any compelling soil anomalies, however, a few soil lines traversing the main topographic high would help assess the potential of the zone and identify next steps.

Target 4 is located west of the main Louise deposit. It contains discontinuous Cu-Mo-As in soil anomalies over a 1000 by 600 metre area, with overlapping Au-As in silt anomalies. The target occurs within a topographic low and is likely to have significant glacial cover resulting in a subdued geochemical expression. An IP line extending to cover the topographic low in the general area would help evaluate the sulfide potential of the zone and the potential for covered mineralization.

CANEX Exploration

In late 2024, CANEX collected 80 soil samples at Louise to fill some geochemical data gaps in the historic surveys. Soil samples were collected using soil augers with locations identified by hand held GPS and sample sites marked with flagging. About 0.5 kg of material was collected for each soil sample from the B horizon and placed into a numbered 10 cm × 15 cm Kraft paper bag. Soil samples were shipped to ALS in Kamloops for analyses where the samples were dried and sieved with the -80 mesh fraction analyzed by ALS sample code AuME-TL43 (25g sample dissolved by aqua regia digestion and analyzed by ICP-MS).

The location of the 2024 soil samples and copper results are shown on the map below. Copper, gold, and arsenic in soil data all help expand the historic soil anomaly associated with the Louise deposit to the southwest, with anomalous values becoming patchy toward the southwest, likely reflecting increased glacial cover and or erratic down ice mechanical dispersion. Copper in soil values range from 5 to 245 ppm, molybdenum in soil values range from 0.5 to 6.1 ppm, gold in soil values range from 0 to 0.145 ppm, and arsenic in soil values range from 10 to 182 ppm.

Figure 34. Copper in soil Map for 2024 soil samples taken by CANEX at the Louise Property.

In May 2025, CANEX commissioned an Alpha IPTM wireless time domain distributed IP technology geophysical survey from contractor Simcoe Geoscience. The planned survey consisted of nine north-south oriented lines, each four kilometres long, and spaced 400 metres apart. The survey was designed to provide data up to 1000 metres depth. The survey was started in mid May and completed in June 2025. Results from the survey are pending.

(f)	Drilling

Multiple drill programs have been conducted at Louise since 1969, as summarized in the History section above. CANEX has not conducted any drilling at the Louise Project but has compiled all available historic drill data. In total the historic drill database consists of 94 diamond core holes, drilled by five different exploration companies.

Historic drill hole highlights

Hole	From (m)	To (m)	Interval (m)	Cu (%)	Au (g/t)	Mo (%)	Ag (g/t)
LL04-03	49.5	253.5	204.0	0.37	0.35	0.012	1.2
including	53.5	211.5	158.0	0.41	0.40	0.014	1.3
LL05-04	103.0	295.1	192.1	0.27	0.26	0.011	1.0
LL05-05	140.8	311.3	170.5	0.25	0.25	0.011	0.9
LL04-03	53.5	211.5	158.0	0.41	0.40	0.014	1.3
LL04-02	147.0	297.0	150.0	0.34	0.34	0.018	1.1
including	188.9	293.0	104.1	0.42	0.41	0.019	1.4
LL06-10	208.8	289.0	80.2	0.40	0.41	0.005	1.5
LL05-02	221.6	300.3	78.7	0.45	0.44	0.037	1.2

Figure 35. Historic drill hole compilation map, Louise Project.

Figure 36. Top: North-south cross section A – A’ showing historic drilling through the Louise deposit. Bottom: Roughly east-west cross section B – B’ showing historic drilling through the Louise deposit.

Cross sections through the deposit in roughly north-south and east-west orientations are shown above. The data show a strong and continuously mineralized zone that extends from surface to around 300 metres depth. The mineralized zone consists of volcanic and sedimentary rock hosted mineralization along with mineralized intrusive dikes. A central controlling porphyry intrusion has not been identified and remains a key exploration target at Louise. A flat dipping fault truncates mineralization at depth in multiple holes and a better understanding of the structural setting will be important for district scale targeting.

(g)	Sampling, Analysis and Data Verification

The historic drill hole and surface geochemical data for the Louise Project has been assembled from multiple sources including assessment reports, technical reports issued to former project operators, and from a former project manager. Drill logs and assay certificates have been obtained for most, but not all, of the historic drilling and surface sampling. Historic sampling and quality control measures have been reviewed and found to be consistent with acceptable industry standards. CANEX considers the assembled Louise drill hole and surface geochemical data bases to be complete and accurate and suitable for exploration targeting purposes. Additional due diligence, quality control sampling, and evaluation of historic drill holes would be required prior to CANEX utilizing historic drill data in a current mineral resource estimate.

(h)	Mineral Processing and Metallurgical Testing

In 2006 North American Gem Inc used G & T Metallurgical Services of Kamloops, British Columbia, to conduct preliminary metallurgical analysis. A 164-kg bulk sample of re-split core from the Main Zone was use to make a composite sample and perform a series of rougher floatation and one cleaner floatation test. The composite averaged about 0.3 percent copper by weight, which was distributed almost evenly between chalcopyrite and enargite/tennantite (arsenic-copper sulfosalt minerals).

A single locked cycle test using a primary grind size of 100μm and a regrind of 26μm, resulted in copper recovery of about 85 percent into a concentrate assaying about 29 percent by weight copper. The copper concentrate also contained payable levels of gold and silver and contained 11% arsenic. Follow up investigation regarding industry standard techniques for treating high arsenic concentrate or smelters that specialize in high arsenic concentrates was recommended.

(i)	Mineral Resource and Mineral Reserve Estimates

The Louise Project contains historic estimates conducted in 2006 and 2007 by SRK for North American Gem Inc. The Company is not relying on these historic estimates but is using them as a positive exploration guide demonstrating that a strong porphyry system occurs at the project and gives insight into the character and controls on mineralization. The historic estimate contains a large amount of high-quality surface and drill hole exploration data that will aid immensely in the understanding of the system and the targeting of new zones.

Louise Project 2007 Historic Estimate Summary

							Contained Metals
Historic Estimate Category	M Tonnes	CuEq%[2]	Cu%	Au g/t	Mo%	Ag g/t	Cu lbs	Au oz
indicated	26	0.36	0.231	0.22	0.008	1.01	132,409,743	183,902
inferred	125	0.38	0.239	0.23	0.009	0.99	658,631,546	924,333

This historic estimate for the Louise Project is historic in nature, was not issued to CANEX Metals, and has not been verified by the Company or a qualified person for the Company. A qualified person has not done sufficient work to classify the historic estimate as current mineral resources or mineral reserves and additional data verification is required to upgrade or verify the historic estimate as current mineral resources or mineral reserves. The resource estimate was done to CIM standards but CANEX is not treating it as a current mineral resource estimate. It is considered relevant as a guide for future exploration and is included for reference purposes only.  The initial historic estimate was reported in a technical report dated July 2006 and titled “Independent Technical Report and Resource Estimate for the Louise Lake Property, Omineca Mining Division, British Columbia.” The historic estimate was updated in 2007 incorporating an additional 13 holes drilled in 2007. The 2006 technical report utilized 59 drill holes with resource estimation carried out by ordinary kriging using Gemcom software. A 0.15% copper equivalent cut off was used assuming metal prices of (USD) $1.20lb/Cu, $450/oz/Au, $8/lb/Mo, and $7/ozAg, with no provision for recoveries. The historic estimate is not constrained by a conceptual open pit.

(j)	Mining Operations

There have been no historical economic studies done for the Louise Project and no mining operations have been considered.

(k)	Processing and Recovery Operations

There have been no historical economic studies done for the Louise Project and no advanced processing or recovery operations have been considered.

(l)	Infrastructure, Permitting and Compliance Activities

There have been no historical economic studies done for the Louise Project and no infrastructure, permitting, or compliance activities have been conducted.

(m)	Capital and Operating Costs

There have been no historical economic studies done for the Louise Project and there are no estimates of capital or operating costs.

(n)	Exploration, Development, and Production

The Offeror commissioned a district-scale IP survey at the Louise Project which was completed in June 2025. The IP survey was designed to evaluate the potential for undiscovered porphyry-style copper-gold mineralization at depth and laterally from the known zone. The survey covered about six kilometres of strike length along 9 geophysical lines, and reached depths of up to 1,000 metres. The survey has identified two new high priority chargeability targets that have never been identified nor drill tested previously. One, the West Louise Target is located two kilometres west of the historic Louise deposit and contains similar chargeability and resistivity values as known mineralization. The second, the Louise Deep Target, is a high chargeability zone located immediately north and below the historic Louise deposit. This target has potential to host the main body or roots of the faulted Louise system and identifying this target was a key objective of the survey. The Offeror remains committed to working closely with local First Nations throughout early-stage development activities.

The map below shows a prominent zone of high chargeability that extends across the survey area in an east-west orientation and remains open to the east and west.

Figure 37. Map of the Louise Project showing the 3D chargeability model at 800m elevation and the location of the 9 geophysical lines recently completed. Surface geochemistry anomaly outlines are shown as blue dashed lines.

West Louise Target
West
open
Historic
Louise
Resource
L1E
L2E
L3E
L4E
L5E
L6E
L7E
L8E
L9E
SIMCOE GEOSCIENCE
Chargeability
mV/V
17.1
16.2
15.3
14.4
13.5
12.6
11.7
10.8
9.9
9.0
8.1
7.2
6.3
5.4
4.5
3.6
2.7
1.8
0.9
6077495
6078500
6079000
6079500
6080000
6080500
6081000
6081871
Northing (m)
500 metres

Figure 38. 2D stacked sections showing chargeability highlighting the historic Louise resource area and the new West Louise Target that remains open to the west. Top down view looking toward the west.

The figure above shows a series of stacked cross sections and highlights the high chargeability zone associated with the historic Louise resource and the high chargeability feature at the West Louise Target which remains open to the west. Mineralization at the Louise deposit typically has chargeability values ranging from 16 to 22 mV/V and resistivity values ranging from 190 to <50 Ohm-m (moderate to strong conductor).

The figures below show geophysical cross sections 1E and 2E, respectively, highlighting the high chargeability feature associated with the West Louise Target which has chargeability values ranging from 15 to >20 mV/v and resistivity values ranging from 150 to 50 Ohm-m. The West Louise Target extends over an area 600 metres wide by 400 to 500 metres deep and is at least 800 meters long and remains open along strike to the west. The anomaly comes to surface on line 1E and starts around 150m below surface on line 2E. On lines 1E and 2E the extent of moderate level chargeability values expand at depth, possibly suggesting the West Louise Target could represent the upper levels of a large sulfide alteration system. The West Louise Target has the same geophysical chargeability and resistivity expression as Louise copper-gold mineralization and has never been explored or drill tested previously. The zone is a high priority target that warrants immediate field follow up, drill permitting, and drill testing.

Figure 39. Pseudosection through the 2D chargeability model showing Line 1E and highlighting the West Louise Target. See map above for section location.

Figure 40. Pseudosection through the 2D chargeability model showing Line 2E and highlighting the West Louise Target. See map above for section location.

The figure below shows geophysical cross section 6E along with drilling and copper and gold values downhole, the interpreted flat dipping Terminator Fault, and the interpreted Louise Deep Target. The Louise Deep Target directly underlies the north edge of a large near-surface chargeability zone and is 700 to 900 metres wide and extends vertically for at least 750 metres to the limit of the geophysical survey. This target could be the conceptual “main body” of the Louise Porphyry that is partially offset from the historic resource along the Terminator Fault. Identifying this target was a key objective of the survey and this remains a high priority target for permitting and drill testing.

Figure 41. Pseudosection through the 2D chargeability model showing Line 6E and highlighting copper-gold mineralization at the Louise deposit, the Terminator Fault, and the Louise Deep Target.

Selected Financial Information of the Offeror

Annual information

The following selected financial data for the Offeror is based upon, and should be read in conjunction with, the more detailed financial information appearing in its audited consolidated financial statements for the years ended September 30, 2024 and 2023, together with the auditor’s report thereon and the notes thereto and management’s discussion and analysis in respect thereof contained in Appendix B to this Circular.

	Summary Financial Data
	Year ended September 30,
Consolidated Statements of Loss and Comprehensive Loss	2024	2023
Revenue	-	-
Expenditures	279,148	535,402
Net loss and comprehensive loss	-279,148	-535,402
Basic and diluted loss per share	0.00	-0.01
Weighted average shares outstanding	112,895,636	100,333,142

Quarterly information

The following selected financial data for the Offeror is based upon, and should be read in conjunction with, the more-detailed financial information appearing in its unaudited condensed interim consolidated financial statements for the three and six months ended March 31, 2025, and the notes thereto and management’s discussion and analysis in respect thereof contained in Appendix C to this Circular.

	Summary Financial Data
	Three-months ended March 31,
Condensed Interim Consolidated Statements of Loss and Comprehensive Loss	2025	2024
Revenue	-	-
Expenditures	26,909	92,657
Net loss and comprehensive loss	-26,909	-92,657
Basic and diluted loss per share	0.00	0.00
Weighted average shares outstanding	130,636,356	114,180,737

Consolidated Statements of Financial Position as at period ended	March 31, 2025	September 30, 2024
Total assets	6,273,426	5,968,695
Share capital	21,822,820	21,450,899
Total equity	6,141,648	5,872,548

Dividend Policy

The Offeror has not declared or paid any dividends on the Offeror Common Shares since its incorporation. Any decision to pay dividends on the Offeror Common Shares will be made by the board of directors of the Offeror on the basis of the corporation’s earnings, financial requirements and other conditions existing at such future time.

Directors and Officers

The name, municipality of residence, position held with the Offeror and principal occupation during the last five years of each of the directors and senior officers of the Offeror are as follows:

Name and Municipality of Residence	Position and Date	Principal Occupation During Last Five Years
Dr. Shane Ebert, Ph.D., P.Geo.(1) British Columbia, Canada	President and Director since March 13, 2003	Self-employed Professional Geologist. President of Vector Resources Inc. and consulting geologist 1999 to present. Director of Jade Leader Corp. since 2001. President and Director of Surge Copper Corp. since December 2011 to March 2015 and April 2011 to present. Vice-President Exploration of Surge Copper from March 2015 to present.
Chantelle Collins, CPA, CGA British Columbia, Canada	Chief Financial Officer since September 23, 2019	Ms. Collins holds a Bachelor's degree in Accounting and is a member of the Chartered Professional Accountants Association of BC (CPA, CGA). Ms. Collins has over 18 years’ experience working in the public sector and is well versed in the financial reporting requirements of public companies and currently serves as an officer for three other public Companies

Barbara O’Neill Alberta, Canada	Corporate Secretary since March 18, 1993	Ms. O’Neill has been Corporate Secretary for a number of TSX and TSX Venture Corporations primarily in the mining industry, both nationally and internationally, for the last 35 years. She has extensive experience in public offerings, public listings and Exchange matters, share and asset acquisitions and dispositions, restructurings, securities regulatory requirements for public issuers and other related business transactions. She is currently Corporate Secretary of three public Companies.
Jean Pierre Jutras, P.Geo. Alberta, Canada	Director and Vice-President since October 4, 2000	Self-employed Professional Geologist from 1996 to date. Vice President and Director of Jade Leader Corp. since 2000 and President from March 2014 to date.
Gregory Hanks(1) British Columbia, Canada	Director since September 19, 2019	Self-employed consultant from 2017 to present. Mr. Hanks holds a B.Comm (Honors) with a major in Finance. He has held a number of management and senior management roles throughout his more than 25 years in the Financial Services Industry and has extensive experience in commercial and industrial lending. He is a past director of Freegold Ventures Limited.
Lesley Hayes, MBA(1) Alberta, Canada	Director since December 6, 1996	Self-employed consultant from 2002 to present. Ms. Hayes is CCO of Hesse Partners and CEO of NoDrama Media, training CEOs and Presidents with Young President’s Organization and Entrepreneurs Organization in the US, Canada and internationally.
Blair Schultz(1) Ontario, Canada	Director since May 1, 2022	Mr. Schultz brings over 25 years of experience in financial, operational, project finance and capital markets experience. He held the position of Interim CEO for both 1911 Gold Corp. (TSXV:AUMB) from June 2018 to January 2019 and Eastmain Resources Inc. (TSXV:ER) from December 2019 to October 2020. From 2014, Blair has consulted for and merchant banked a number of projects under his family office Schultz Capital.

(1) Member of the Audit Committee.

Corporate Cease Trade Orders or Bankruptcies

Other than as disclosed below, to the knowledge of the Offeror, no director or executive officer is, or has been within the 10 years to the date of this Circular, a director or officer of any other corporation that, while such person was acting in that capacity:

(a)	was subject to a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days, that was issued while that person was acting in that capacity;

(b)	was subject to a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days, that was issued after the proposed director ceased to act in that capacity, and which resulted from an event that occurred while that person was acting in that capacity; or

(c)	while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

Ms. Hayes was a director and officer (CEO) of Crailar Technology Inc. (“Crailar”) who on November 9, 2015 obtained a court order from the Supreme Court of British Columbia pursuant to the Companies’ Creditor Arrangement Act (“CCAA”). The stay expired on May 31, 2016. The company petitioned under Chapter 15 of the US Bankruptcy Code in the District of South Carolina on December 21, 2015 and received recognition that the CCAA was the main proceeding. Crailar was further assigned into bankruptcy on July 5, 2016. The Bowra Group Inc. of Vancouver, British Columbia was appointed trustee in bankruptcy.

Individual Bankruptcies

No director or executive officer of the Offeror is or has, within the ten years prior to the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of that individual.

Penalties or Sanctions

Except as disclosed below, no director or executive officer of the Offeror has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority.

Ms. O’Neill was Assistant Corporate Secretary in 1990, when GR Capital, a wholly owned subsidiary of Golden Rule Resources Ltd., acquired additional shares of Waddy Lake Resources Inc. in the open market. In the absence of a formal takeover bid, the interest was in excess of that allowed by security regulations. A settlement agreement dated July 9, 1991 with the Alberta Securities Commission, allowed GR Capital to dispose of a sufficient number of shares in the open market to bring them below 10%.

Conflicts of Interest

The directors and executive officers of the Offeror may, from time to time, be involved with the business and operations of other issuers, in which case a conflict of interest may arise between their duties as officers and directors of the Offeror and as officer and directors of such other companies. Such conflicts must be disclosed in accordance with, and are subject to such procedures and remedies, as applicable, under the ABCA.

Executive Compensation

Compensation of Directors

The Offeror compensated outside directors with a fee of $500 per meeting attended. For the financial year ended September 30, 2023, a total of $6,000 was paid in director fees. The Offeror will reimburse its directors for any expenses incurred in connection with their services as directors, however, there were no expenses incurred during the year ended September 30, 2024. From time-to-time directors receive grants of stock options under the Offeror Stock Option Plan.

The following table summarizes all amounts of compensation provided to the directors, in their capacities as directors, during the financial year ended September 30, 2024.

Name	Fees Earned ($)	Share- Based Awards ($)	Option- Based Awards ($)	Non-Equity Incentive Plan Compensation ($)	Pension Value ($)	All Other Compensation ($)	Total Compensation ($)
Lesley Hayes Director	$2,000	Nil	Nil	Nil	Nil	Nil	$2,000
Jean Pierre Jutras(1) Director and Vice President	Nil	Nil	Nil	Nil	Nil	$1,356	$1,356
Shane Ebert(2) President and Director	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Gregory Hanks Director	$2,000	Nil	Nil	Nil	Nil	Nil	$2,000
Blair Schultz Director	$2,000	Nil	Nil	Nil	Nil	Nil	$2,000

(1) Geological consulting services were provided by Mr. Jutras through 635280 Alberta Ltd. totaling $1,356 but not in his capacity as a director.

(2) For a description of all compensation paid to Dr. Ebert, for the year ending September 30, 2024 in his capacity as a Named Executive Officer of the Offeror, please refer to the section herein entitled “Compensation of Executive Officers”.

(a)	Outstanding Share-Based Awards and Option-Based Awards

No share-based (as opposed to option-based) awards have ever been granted to the directors. No stock options granted to the directors have been repriced or cancelled during the year ended September 30, 2024. No options to Directors were exercised during the year ended September 30, 2024 and a total of 975,000 options at $0.15 per share and 600,000 options at $0.06 per share granted to Directors expired during the year ended September 30, 2024. Details of options awarded to directors, who were not Named Executive Officers, that were outstanding as at September 30, 2024, are set forth in the following table:

	Option-Based Awards				Share-Based Awards
Name and Principal Position	Number of securities underlying unexercised options (#)	Option Exercise Price ($)(1)	Option Expiration Date	Value of unexercised in-the- money options ($)	Number of Shares or Units of Shares that have not Vested (#)	Market or Payout Value of Share-Based Awards that have not Vested ($)
Lesley Hayes Director	100,000	$0.18	May 1, 2027	Nil	Nil	Nil
Jean Pierre Jutras Director and Vice President	137,500	$0.18	May 1, 2027	Nil	Nil	Nil
Gregory Hanks Director	100,000	$0.18	May 1, 2027	Nil	Nil	Nil
Blair Schultz Director	600,000	$0.18	May 1, 2027	Nil	Nil	Nil

Note:

(1)	Value of in-the-money options is calculated as the difference between the closing price of the Offeror Common Shares on the TSXV on September 30, 2024, which closing price was $0.045 and the exercise prices of the options multiplied by the number of Offeror Common Shares underlying the options

(b)	Incentive Awards – Value Vested or Earned During the Year

The following table summarizes the value of options on the vesting date held by directors who were not Named Executive Officers that vested during the financial year ended September 30, 2024:

Name and Principal Position	Option-Based Awards – Value Vested During the Year ($)(1)	Share-Based Awards – Value Vested During the Year ($)	Non-Equity Incentive Plan Compensation – Value Earned During the Year ($)
Lesley Hayes Director	Nil	Nil	Nil
Jean Pierre Jutras Director and Vice President	Nil	Nil	Nil
Gregory Hanks Director	Nil	Nil	Nil
Blair Schultz Director	Nil	Nil	Nil

Note:

(1)	Calculated as the difference between the market price of the Offeror Common Shares underlying the options on the vesting date and the exercise price of the options.

Compensation of Executive Officers

The Named Executive Officers of the Offeror for the year ended September 30, 2024 were Dr. Shane Ebert, President and Ms. Chantelle Collins, Chief Financial Officer. Dr. Ebert billed on an hourly or per diem basis individually or through his controlled company for consulting services in the aggregate amount of $43,377 for fiscal 2024. Ms. Collins billed on an hourly or per diem basis individually or through her controlled company for consulting services in the aggregate amount of $1,980 for fiscal 2024. Other than as described above there were no other Named Executive Officers for the year ending on September 30, 2024, as no other employees earned in excess of $150,000 in fiscal 2024. Named Executive Officers are also eligible to participate in the Offeror Stock Option Plan.

(a)	Summary Compensation Table

The following table sets forth information concerning the total compensation paid during the years ended September 30, 2021, 2022 and 2023 to the Named Executive Officers.

		Annual Compensation				Non-Equity Incentive Plan Compensation ($)
Name and Principal Position	Fiscal Year Ended Sept. 30	Salary ($)	Share- Based Awards ($)	Option- Based Awards ($)		Annual Incentive Plans	Long- Term Incentive Plans	Value ($)	All Other Compensation ($)		Total Compensation ($)
Shane Ebert,	2024	Nil	Nil	Nil		Nil	Nil	Nil	$43,377	(1)	$43,377
President and	2023	Nil	Nil	Nil		Nil	Nil	Nil	$112,175	(1)	$112,175
Director	2022	Nil	Nil	$18,400	(2)	Nil	Nil	Nil	$77,350	(1)	$95,750
Chantelle Collins	2024	Nil	Nil	Nil		Nil	Nil	Nil	$1,980	(1)	$1,980
CFO	2023	Nil	Nil	Nil		Nil	Nil	Nil	$1,950	(1)	$1,950
	2022	Nil	Nil	$6,900	(2)	Nil	Nil	Nil	$1,200	(1)	$8,100

Note:

(1)	Represent amounts paid to the individual or his/her controlled corporation for consulting services billed on an hourly or per diem basis.

The options were valued using the Black-Scholes Option Pricing model assuming a 5 year term, volatility of 102.32%, a risk free discount rate of 2.75% and a dividend rate of 0%.

(b)	Outstanding Share-Based Awards and Option-Based Awards

No share-based (as opposed to option-based) awards have been granted to the Offeror’s Named Executive Officers during the year ended September 30, 2024. No options were granted or repriced during the year ended September 30, 2024 to the Named Executive Officers.

Details of options awarded to Named Executive Officers that were outstanding as at September 30, 2024, are set forth in the following table:

	Option-Based Awards				Share-Based Awards
Name and Principal Position	Number of securities underlying unexercised options (#)	Option Exercise Price ($)	Option Expiration Date	Value of unexercised in-the- money options(1) ($)	Number of Shares or Units of Shares that have not Vested (#)		Market or Payout Value of Share-Based Awards that have not Vested ($)
Shane Ebert	4	4	4	4	4		4
President and	4	4	4	4	4	l	4
Director	200,000	$0.18	May 1, 2027	Nil	Nil		Nil
Chantelle Collins	4	4	4	4	4		4
CFO	4	4	4	4	4		4
	75,000	$0.18	May 1, 2027	Nil	Nil		Nil

Note:

(1)	Value of in-the-money options is calculated as the difference between the closing price of the Offeror Common Shares on the TSXV on September 30, 2024, which closing price was $0.045 and the exercise prices of the options multiplied by the number of Offeror Common Shares underlying the options.

(c)	Incentive Awards – Value Vested or Earned During the Year

The following table summarizes the value of options held by Named Executive Officers that vested during the year ended September 30, 2024.

Name and Principal Position	Option-Based Awards – Value Vested During the Year(1) ($)	Share-Based Awards – Value Vested During the Year ($)	Non-Equity Incentive Plan Compensation – Value Earned During the Year ($)
Shane Ebert President and Director	Nil	Nil	Nil
Chantelle Collins CFO	Nil	Nil	Nil

Note:

(1) Calculated as the difference between the market price of the Offeror Common Shares underlying the options on the vesting date and the exercise price of the options.

(d)	Pension Plan Benefits

The Offeror does not have any defined benefit or defined contribution pension plans in place which provide for payments or benefits at, following, or in connection with retirement.

Termination of Employment, Change in Responsibilities and Employment Contracts

Remuneration for the corporate, administrative and geological services of Shane Ebert (President, Chief Executive Officer and Director) is paid to at the rate of $700 per diem or at the rate of $87.50 per hour. The consulting agreement with Mr. Ebert includes a change of control provision that allows for the greater of a one-time payment of $50,000 or the average of the consultants invoicing for a 6-month period based on three years trailing salary and contains a non-competition clause. The Corporation can give Mr. Ebert a 60-day notice of termination but there are no requirements for any payment to Mr. Ebert during that period.

Remuneration for Chantelle Collins as CFO is paid at a rate of $100 per hour. The consulting agreement with Ms. Collins includes a change of control provision that allows for the greater of a one-time payment of $25,000 or the average of the consultants invoicing for a 6-month period based on three years trailing salary. The Corporation can give Ms. Collins a 30-day notice of termination but there are no requirements for any payment to Ms. Collins during that period.

Remuneration for Jean-Pierre Jutras as Vice-President is paid at a rate of $87.50 per hour. The consulting agreement with Mr. Jutras includes a change of control provision that allows for the greater of a one-time payment of $35,000 or the average of the consultants invoicing for a 6-month period based on three years trailing salary and a non-competition clause. The Corporation can give Mr. Jutras a 30-day notice of termination but there are no requirements for any payment to Mr. Jutras during that period.

Remuneration for Barbara O’Neill as Corporate Secretary is paid at a rate of $60 per hour. The consulting agreement with Ms. O’Neill includes a change of control provision that allows for the greater of a one-time payment of $35,000 or the average of the consultants invoicing for a 6-month period based on three years trailing salary. The Corporation can give Ms. O’Neill a 30-day notice of termination but there are no requirements for any payment to Ms. O’Neill during that period.

Indebtedness of Directors and Executive Officers

None of the directors and officers of the Offeror or any associate of any director, officer is or has been indebted to the Offeror at any time at any time since the beginning of the last completed financial year of the Offeror.

Legal Proceedings and Regulatory Actions

In the ordinary course of business, the Offeror may become involved in various legal, administrative, regulatory and other proceedings, actions, claims and inquiries relating to its business. The Offeror is not aware of any actual or pending legal proceedings material to the Offeror to which the Offeror is or was a party to, or that any of its property is or was the subject of, since the beginning of the Offeror’s most recently completed financial year. In addition, the Company is not currently aware of any such legal proceedings being contemplated.

Interest of Management and Others in Material Transactions

None of the directors or executive officers of the Offeror, or principal shareholders of the Offeror, or associates or affiliates of any of these persons, has any material interest, direct or indirect, in any transaction within the three years before the date of the Circular or in any proposed transaction which, in either case, has materially affected or would materially affect the Offeror.

Auditors, Transfer Agent and Registrars

The auditor of the Offeror is BDO Canada LLP, located at 903 – 8th Avenue SW, Suite 620, Calgary AB T2P 0P7. Computershare Trust Company of Canada, at its principal office in Calgary, Alberta, is the registrar and transfer agent for the Offeror Common Shares.

For further information regarding the Offeror, refer to the Offeror’s filings with the applicable Securities Regulatory Authorities in Canada which may be obtained through SEDAR+ at www.sedarplus.com.

Appendix B
AUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED SEPTEMBER 30, 2024 AND 2023 AND MANAGEMENT’S DISCUSSION AND ANALYSIS THEREOF

See attached.

B-1

Appendix C
UNAUDITED CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2025 AND MANAGEMENT’S DISCUSSION AND ANALYSIS THEREOF

See attached.

C-1

Appendix D
CEASE TRADE ORDER AND PARTIAL REVOCATION ORDER

See attached.

D-1

Questions? Need Help Tendering?

The Information Agent for the Offer is:

FOR INQUIRIES

North American Toll Free Phone:

1-877-452-7184

Outside of North America:

1-416-304-0211

E-mail:

assistance@laurelhill.com

Any questions or requests for assistance or additional copies of the Offer to Purchase and Circular may be directed by the Shareholders to the Information Agent as set out above.